As filed with the Securities and Exchange Commission on April 15, 2022                          Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)
5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Erik T. Nelson, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-7453
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer                                                   [   ]                                        Accelerated filer                                      [   ]
Non-accelerated filer                                                      [X]                                        Smaller reporting company   [   ]
(Do not check if a smaller reporting company)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I – PROSPECTUS

ALLIANZ Index Advantage Income ® VARIABLE ANNUITY CONTRACT
An individual flexible purchase payment index-linked and variable deferred annuity contract (the Contract)
Issued by Allianz Life® Variable Account B (the Separate Account) and
Allianz Life Insurance Company of North America (Allianz Life, we, us, our)
Prospectus Dated: April 29, 2022
Standard Annuity Features	Available Investment Options	Additional Features
• Five fixed annuitization options (Annuity Options) • Free withdrawal privilege allows you withdraw up to 10% of your total purchase payments during the six-year withdrawal charge period • Systematic withdrawal program • Minimum distribution program for certain tax-qualified Contracts • Waiver of withdrawal charge benefit (not available in all states) • Guaranteed death benefit
(Traditional Death Benefit)	• 31 index-linked investment options (Index Options) based on different combinations of five credit calculation methods (Crediting Methods), four nationally recognized third-party broad based equity securities indexes and an exchange-traded fund (Index or Indexes) , and three time periods for measuring Index performance (Term)	• Income Benefit:
Provides guaranteed lifetime income (Income Payments) based on a percentage of your investment value that can begin as early as age 50, or as late as age 100.This benefit is automatically included in the Contract, can be removed after three years, and has an additional rider fee. If you remove the Income Benefit you will have paid for the benefit without receiving any of its advantages. • Maximum Anniversary Value Death Benefit:
Locks in any annual investment gains to potentially provide a death benefit greater than the Traditional Death Benefit. This optional benefit must be selected at issue, cannot be removed, and has an additional rider fee.

Crediting Methods Currently Available Only the Index Performance Strategy offers 1-year, 3-year, and 6-year Terms. All other Crediting Methods only offer 1-year Terms.	Indexes Currently Available with 1-year Terms	Indexes Currently Available with 3-year and 6-year Terms (Index Performance Strategy only)
• Index Protection Strategy with Declared Protection Strategy Credit (the DPSC is the return you receive if Index performance is zero or positive)
• Index Protection Strategy with Cap
• Index Precision Strategy (only available before Income Payments begin)
• Index Guard Strategy (only available before Income Payments begin)
• Index Performance Strategy (only available before Income Payments begin)	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF	• S&P 500® Index • Russell 2000® Index
Crediting Methods, Indexes, and the 3-year and 6-year Terms may not be available in all states, or to Contracts issued before April 30, 2021, as detailed in Appendix H.

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Credits from negative Index performance, and a limit on positive Credits from positive Index performance. Credits are the return you receive on the Term End Date from the Index Options.
	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Protection Strategy with DPSC	• 100% – You will never receive a negative Credit	• Declared Protection Strategy Credits (DPSCs) – DPSCs cannot be less than 0.50%
Index Protection Strategy with Cap	• 100% – You will never receive a negative Credit	• Caps (the upper limit on positive Index performance) – Caps cannot be less than 0.50%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Credits from negative Index performance, and a limit on positive Credits from positive Index performance. Credits are the return you receive on the Term End Date from the Index Options.
	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Precision Strategy	• Buffers (the amount of negative Index performance we absorb over the duration of a Term before you receive a negative Credit) – Buffers are 10%	• Precision Rates (the return you receive if Index performance is zero or positive) – Precision Rates cannot be less than 3%
Index Guard Strategy	• Floors (the maximum amount of negative Index performance you absorb) – Floors are -10%	• Caps – Caps cannot be less than 3%
Index Performance Strategy	• Buffers
–  Buffers for 1-year Terms and 6-year Terms with Participation Rate are 10%
–  Buffers for 3-year Terms (available to Contracts issued before April 30, 2021) are 20%
	– Buffers for 3-year Terms with Participation Rate are either 10% or 20%	• 1-year Term: Caps – Caps cannot be less than 3%
• 3-year Term: Caps (available to Contracts issued before April 30, 2021) – Caps cannot be less than 5% – Can be uncapped
•  3-year and 6-year Terms: Caps and Participation Rates
(a percentage of Index performance)
(available to Contracts issued on or after April 30, 2021)
–  Caps for 3-year Terms cannot be less than 5%
–  Caps for 6-year Terms cannot be less than 10%
–  Both 3-year and 6-year Terms can be “uncapped” (i.e., we do not declare a Cap for that Term)
– Participation Rates cannot be less than 100%
The Contract’s risks are described in Risk Factors on page 36 of this prospectus.
Variable Investment Option – AZL® Government Money Market Fund
You can allocate the money you put into the Contract (Purchase Payments) to any or all of the available Index Options. However, you cannot allocate Purchase Payments to the AZL Government Money Market Fund. The sole purpose of the AZL Government Money Market Fund is to hold Purchase Payments until they are transferred to the Index Options on the Index Effective Date or the next Index Anniversary. You may also reallocate and transfer Contract Value among the Index Options subject to certain restrictions described in this prospectus. Your Contract Value is the current value of the Purchase Payments you invest that includes the returns of your selected Index Options and the AZL Government Money Market Fund. It reflects deductions we make for Contract fees and expenses. All withdrawals you take and financial adviser fees that you choose to have us pay from this Contract reduce your Contract Value dollar for dollar, including partial withdrawals that may be subject to a withdrawal charge.
The Index Options provide Credits calculated by us based on the performance of one or more Indexes over a Term as measured by the Index Return and the applicable Buffer, Floor, DPSC, Precision Rate, Cap, and/or Participation Rate. The  Participation Rate  may allow you to receive more than the Index Return if the Index Return is positive. We do not apply the Participation Rate if the Index Return is zero or negative. Only the Index Performance Strategy 3-year and 6-year Terms available to Contracts issued on or after April 30, 2021 include a Participation Rate. The Index Return is the percentage change in Index value from the Term Start Date to the Term End Date. The Term Start Date is the date on which a Term begins and we set the DPSCs, Precision Rates, Caps, and Participation Rates for an Index Option; this can occur on either the Index Effective Date or an Index Anniversary. The Term End Date is the date on which a Term ends and we apply Credits; this can only occur on an Index Anniversary. The Index Effective Date is the first day we allocate assets to an Index Option. An Index Anniversary is a twelve-month anniversary of the Index Effective Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.
Credits may be positive, negative, or equal to zero, depending on the applicable Crediting Method and the performance of the applicable Index. The Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy allow negative Performance Credits. A Performance Credit is the Credit you receive on a Term End Date for any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. A negative Performance

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Credit means you can lose principal and previous earnings. These losses could be significant. The risk of loss can become greater in the case of an early withdrawal (a withdrawal taken within six years after we receive a Purchase Payment) due to withdrawal charges. Withdrawals will be subject to federal and state taxation, and withdrawals taken before age 59  1 ⁄ 2 may also be subject to a 10% additional federal tax. If this is a Non-Qualified Contract, a withdrawal will be taxable to the extent that gain exists within the Contract. A Non-Qualified Contract is a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code (the Code) .
DPSCs, Precision Rates, Caps, and Participation Rates that we use to determine Credits for a Contract can change on each Term Start Date and may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates, Caps, and Participation Rates will be reduced to their respective minimums of 0.50%, 3%, 5%, 10%, or 100% as stated in the table above. 10% or 20% Buffers and -10% Floors that we use to determine Credits for a Contract do not change. The Crediting Methods are described in greater detail in the Summary of the Index Options, and in section 4, Valuing Your Contract – Calculating Credits. The Indexes are described in Appendix A. For historical information on the DPSCs, Precision Rates, Caps, and Participation Rates, see Appendix C. For historical Index Option performance information, see Appendix D.
The Daily Adjustment is how we calculate Index Option Values (the portion of your Contract Value in the Index Options) on days other than the Term Start Date or Term End Date for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Index Options with the Index Protection Strategy with DPSC and Index Protection Strategy with Cap and the AZL Government Money Market Fund are not subject to the Daily Adjustment. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. If before the Term End Date you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract), annuitize the Contract, we pay a death benefit, or we deduct Contract fees and expenses, we calculate the Index Option Value by applying the Daily Adjustment. All withdrawals you take are subject to the Daily Adjustment, even withdrawals that are not subject to a withdrawal charge (Penalty-Free Withdrawals) . Penalty-Free Withdrawals include withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. In extreme circumstances the Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor, but it cannot result in a total loss of -100%. Such losses will be greater if the amount withdrawn (including financial adviser fees that you choose to have us pay from this Contract) is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
The value of Purchase Payments held in the AZL Government Money Market Fund (Variable Account Value) increase and decrease based on the AZL Government Money Market Fund’s performance. The Separate Account holds the shares of the AZL Government Money Market Fund subaccounts that underlie the Contract. The AZL Government Money Market Fund does not provide any protection against loss of principal.
Index-linked and variable annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional (the person who advises you regarding the Contract) about the Contract’s features, benefits, risks, fees and expenses, whether the Contract is appropriate for you based upon your financial situation and objectives, and for a specific recommendation to purchase the Contract. The Contract may be available through third-party financial advisers who charge a financial adviser fee for their services. If you choose to pay financial adviser fees from this Contract, the deduction of this financial adviser fee is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees may be subject to withdrawal charges, will reduce the Contract Value, Guaranteed Death Benefit Value, and Income Payments (perhaps significantly), and may be subject to income taxes (including tax penalties if you are younger than age 59  1 ⁄ 2 ). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
All guarantees under the Contract, including Credits, are the obligations of Allianz Life and are subject to our claims-paying ability and financial strength.
We base Income Payments on a percentage (Lifetime Income Percentage) of your Contract Value, not a guaranteed value. Income Payments made while your Contract Value is positive are a withdrawal of your own assets and reduce your Contract Value. If your Contract Value remains above zero when the Income Payments end, you may not realize a benefit from the Income Benefit; the chances of your Contract Value being reduced to zero may be minimal.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

If you change ownership or Beneficiary(s) (the person(s) you designate to receive any death benefit) this may cause Income Payments to be unavailable or end prematurely.
Annual increases to the Lifetime Income Percentage(s) used to calculate Income Payments are not available until age 45. Income Payments have a minimum waiting period and must begin no later than age 100. Joint Income Payments are not available if the age difference between spouses is more than 50 years, or more than 20 years if one spouse is age 80 on the Issue Date, or more than 25 years if one spouse is age 75 on the Issue Date.
If your Contract Value is reduced due to negative Credits and/or deductions for Contract fees, expenses, and/or withdrawals (including any withdrawal charge) and your initial annual maximum Income Payment cannot meet the $100 required minimum, the Income Benefit ends and you will have paid for the benefit without receiving any of its advantages. Income Payments and the Income Benefit may also end prematurely if you withdraw more than the allowed annual maximum Income Payment, or you annuitize the Contract. For more information on the Income Benefit and Income Payments, see Summary of the Income Benefit; “Risks Associated with the Income Benefit” in Risk Factors; and section 10.
Please read this prospectus before investing and keep it for future reference. The prospectus describes all material rights and obligations of purchasers under the Contract. It contains important information about the Contract and Allianz Life that you ought to know before investing including material state variations. Availability of Index Options may vary by financial intermediary. You can obtain information on which Index Options are available to you by calling (800) 624-0197, or from your Financial Professional. This prospectus is not offered in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value.  You should review this prospectus, or consult with your Financial Professional, for additional information about the specific cancellation terms that apply.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities & Exchange Commission’s (SEC) staff and is available at investor.gov .

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Allianz Index Advantage Income® Variable Annuity Prospectus – April 29, 2022

Allianz Index Advantage Income® Variable Annuity Prospectus – April 29, 2022

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
 7

Glossary
This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value for certain Contracts as stated in Appendix G. The alternate interest for each Index Year is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract.
Accumulation Phase – the first phase of your Contract before you request Annuity Payments. The Accumulation Phase begins on the Issue Date.
Alternate Minimum Value – for certain Contracts as stated in Appendix G, the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal (including Income Payments), annuitize the Contract, or if we pay a death benefit.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract. Your Annuity Date must occur on an Index Anniversary. The earliest available Annuity Date is the second Index Anniversary, and the latest possible Annuity Date is either age 90 or age 100 depending on the requirements of the Financial Professional you purchased your Contract through and your state of residence.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary – the person(s) or entity the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – for each Index Option with the Index Precision Strategy and Index Performance Strategy, this is the negative Index Return that we absorb over the duration of a Term (which can be either one, three, or six years) before applying a negative Performance Credit. We do not apply the Buffer annually on a 3-year or 6-year Term Index Option. The Index Precision Strategy Buffers are 10%, and Index Performance Strategy Buffers are either 10% or 20%. Buffers do not change.
Business Day – each day on which the New York Stock Exchange is open for trading. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – for any Index Option with the Index Protection Strategy with Cap, Index Performance Strategy, or Index Guard Strategy, this is the upper limit on positive Index performance after application of any Participation Rate over the duration of a Term (which can be either one, three, or six years) and the maximum potential Credit for an Index Option. We do not apply the Cap annually on a 3-year or 6-year Term Index Option. On each Term Start Date, we set a Cap for each Index Option with the Index Protection Strategy with Cap, Index Performance Strategy, and Index Guard Strategy. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge) and deductions we make for Contract fees and expenses. All withdrawals you take reduce the Charge Base, even Penalty-Free Withdrawals. We use the Charge Base to determine the next product and rider fees we deduct.
Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus. The Contract may also be referred to as a registered index-linked annuity, or “RILA”.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Contract Value – the current value of the Purchase Payments you invest. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. Variable Account Value fluctuates each Business Day that money is held in the AZL Government Money Market Fund. Index Option Value is increased or decreased on each Term End Date to reflect Credits, which can be negative with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings. The Index Option Values  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy also reflect the Daily Adjustment on every Business Day other than the Term Start Date or Term End Date. All withdrawals you take reduce Contract Value dollar for dollar, even Penalty-Free Withdrawals, and financial adviser fees that you choose to have us pay from this Contract. Contract Value is also reduced dollar for dollar for deductions we make for Contract fees and expenses. However, Contract Value does not reflect future fees and expenses we would apply on liquidation. The cash surrender value reflects all Contract fees and expenses we would apply on liquidation.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Covered Person(s) – the person(s) upon whose age and lifetime(s) we base Income Payments as discussed in section 2. Covered Person(s) are based on the Eligible Person(s) and the Income Payment type you select on the Income Benefit Date.
Credit – the return you receive on the Term End Date from the Index Options. Credits may be positive, zero, or, in some instances, negative if you select the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings.
Crediting Method – a method we use to calculate Credits for the Index Options.
Daily Adjustment – how we calculate Index Option Values on days other than the Term Start Date or Term End Date  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy as discussed in the Summary of the Index Options – What is the Daily Adjustment?; section 4, Valuing Your Contract – Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy; and Appendix B. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date.
Declared Protection Strategy Credit (DPSC) – the positive Credit you receive on a Term End Date for any Index Option with the Index Protection Strategy with DPSC if Index performance is zero or positive. You receive a Credit equal to the DPSC on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. You will not receive a negative Credit if the Index Value decreases from the Term Start Date the Term End Date. We set the DPSCs on each Term Start Date. The DPSCs provide predefined upside potential. The DPSCs applicable to your Contract are shown on the Index Options Statement.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Eligible Person(s) – the person(s) whose age determines each Income Percentage and Income Percentage Increase that we use to calculate the Lifetime Income Percentages and Income Payments, and on whose lifetime we base Income Payments. There are restrictions on who can become an Eligible Person as stated in section 2.
Excess Withdrawal – while you are taking Income Payments, this is the amount of any withdrawal you take during an Income Benefit Year (including any financial adviser fees that you choose to have us pay from this Contract) that when added to other withdrawals and scheduled Income Payments is greater than your annual maximum Income Payment. Excess Withdrawals reduce your Contract Value, future Income Payments, Guaranteed Death Benefit Value, and may end your Contract. The Income Benefit is discussed in section 10.
Financial Professional – the person who advises you regarding the Contract.
Floor – for any Index Option with the Index Guard Strategy, this is the maximum amount of negative Index Return you absorb as a negative Performance Credit. The Floors are -10% and do not change.
Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Guaranteed Death Benefit Value – the guaranteed value that is available to your Beneficiary(s) on the first death of any Determining Life during the Accumulation Phase. The Guaranteed Death Benefit Value is either total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge) if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. All withdrawals you take reduce the Guaranteed Death Benefit Value, even Penalty-Free Withdrawals, and any financial adviser fees that you choose to have us pay from this Contract. However, we do not reduce the Guaranteed Death Benefit Value for deductions we make for Contract fees and expenses. These deductions will, however, reduce the Contract Value we use to calculate the Maximum Anniversary Value.
Income Benefit – a benefit that is automatically included in your Contract at issue which is described in the Summary of the Income Benefit and section 10. The Income Benefit has an additional rider fee and is intended to provide a payment stream for life in the form of partial withdrawals.
Income Benefit Anniversary – a twelve-month anniversary of the Income Benefit Date or any subsequent Income Benefit Anniversary. It is the date we determine Income Payment increases. Income Benefit Anniversaries always occur on Index Anniversaries.
Income Benefit Date – the date you choose to begin receiving Income Payments under the Income Benefit and the Income Period begins. The Income Benefit Date must be on an Index Anniversary.
Income Benefit Supplement – the supplement that must accompany this prospectus which contains the terms used to determine Income Payments for your Contract. The Income Benefit Supplement includes the Income Payment waiting period and the table showing the Income Percentages and Income Percentage Increases. We cannot change these terms for your Contract once they are established. We publish any changes to the Income Benefit Supplement at least seven calendar days before they take effect on our website at allianzlife.com/indexincomerates . The Income Benefit Supplement is also filed on EDGAR at sec.gov under Form S-1 File Number 333-255317.
Income Benefit Year – a twelve-month period beginning on the Income Benefit Date or a subsequent Income Benefit Anniversary.
Income Payments – the guaranteed payments we make to you under the Income Benefit for the lifetime(s) of the Covered Person(s) that are generally based on the Contract Value and Lifetime Income Percentage for the payment type you select. Payment types include single or joint payments under either the Level Income or Increasing Income payment options. However, if you choose the Level Income payment option and meet certain age requirements, your initial annual maximum Income Payment will not be less than the Level Income Guarantee Payment Percentage multiplied by your total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge). All withdrawals you take reduce your total Purchase Payments, even Penalty-Free Withdrawals. However, we do not reduce your total Purchase Payments for deductions we make for Contract fees and expenses. Income Payments are discussed in section 10.
Income Percentages – amounts we use to determine the Lifetime Income Percentages. We establish Income Percentages for each payment type. Income Percentages are generally higher for single payments compared to joint, and for the Level Income payment option compared to Increasing Income. The Income Percentages are stated in the Income Benefit Supplement. Please see Appendix F for the Income Percentages for previous versions of the Income Benefit.
Income Percentage Increases – the amount that each Income Percentage can increase on each Index Anniversary up to and including the Income Benefit Date. We establish Income Percentage Increases for each Eligible Person based on their current age on the Index Effective Date. Income Percentage Increases are not available until the Eligible Person(s) reaches age 45. The Income Percentage Increases are stated in the Income Benefit Supplement. Please see Appendix F for the Income Percentage Increases for previous versions of the Income Benefit.
Income Period – the period your Contract is in if you take Income Payments. The Income Period occurs during the Accumulation Phase and starts on the Income Benefit Date.
Increasing Income – a payment option available under the Income Benefit. It provides Income Payment increases on each Income Benefit Anniversary during the Income Period if your selected Index Option(s) receives a positive Credit. These increases can continue even if your Contract Value reduces to zero or if your Income Payments are converted to Annuity Payments.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities price return Indexes or exchange-traded fund available to you under your Contract as described in Appendix A.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. It is the date we apply Income Percentage Increases.
Index Effective Date – the first day we allocate assets to an Index Option and we establish Income Percentage Increases for each Eligible Person. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Contract Value Transfers.
Index Guard Strategy – one of the Crediting Methods available before the Income Period described in the Summary of the Index Options; and in section 4, Valuing Your Contract – Calculating Credits. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and -10% Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Guard Strategy is more sensitive to smaller negative market movements that persist over time because the -10% Floor reduces the impact of large negative market movements. In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
Index Option – the index-linked investments available to you under the Contract. Each Index Option is the combination of a Crediting Method, an Index, and a Term length. For the Index Performance Strategy 3-year Term Index Options, we also include the Buffer amount.
Index Option Base – an amount we use to calculate Credits and the Daily Adjustment. The Index Option Base is initially equal to the amounts you allocate to an Index Option. We reduce the Index Option Base proportionately for withdrawals you take and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses; we increase/decrease it by the dollar amount of additional Purchase Payments allocated to, transfers into or out of the Index Option; and any Credits.
Index Option Value – on any Business Day, it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Term End Dates and reflects proportional reductions for previous partial withdrawals you take and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and previous deductions we made for Contract fees and expenses. On each Business Day, other than the Term Start Date or Term End Date, the Index Option Values  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy also include an increase/decrease from the Daily Adjustment.
Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, DPSCs, Precision Rates, Caps, and Participation Rates for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Credits received, and renewal DPSCs, Precision Rates, Caps, and Participation Rates that are effective for the next Term for the Index Options you selected that have reached their Term End Date. The Index Options Statement also shows any applicable Buffer or Floor for your selected Index Option(s). For any 3-year or 6-year Term Index Option you selected that has not reached its Term End Date the statement shows the current Index Anniversary’s Index Option Value, which includes the Daily Adjustment. During the Accumulation Phase and before the Income Period, the statement will also show the current Lifetime Income Percentages for each payment type available under the Income Benefit. During the Income Period it will show the maximum Income Payment available for the next year.
Index Performance Strategy – one of the Crediting Methods available before the Income Period described in the Summary of the Index Options; and in section 4, Valuing Your Contract – Calculating Credits. This Crediting Method offers 1-year, 3-year, and 6-year Terms. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to any applicable Participation Rate, Cap, and a 10% or 20% Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the 10% or 20% Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
Index Precision Strategy – one of the Crediting Methods available before the Income Period described in the Summary of the Index Options; and in section 4, Valuing Your Contract – Calculating Credits. The Index Precision Strategy calculates Performance Credits based on Index Values and Index Returns subject to the Precision Rate and 10% Buffer. You can

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Precision Strategy may perform best in periods of small positive market movements because the Precision Rates will generally be greater than the DPSCs, but less than the Index Performance Strategy Caps. The Index Precision Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the 10% Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Protection Strategy with DPSC – one of the Crediting Methods available during the entire Accumulation Phase, including the Income Period, described in the Summary of the Index Options; and in section 4, Valuing Your Contract – Calculating Credits. The Index Protection Strategy with DPSC provides Credits equal to the DPSCs on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. The Index Protection Strategy with DPSC does not allow negative Credits, and offers the least growth opportunity as DPSCs will generally be less than Precision Rates and Caps.
Index Protection Strategy with Cap – one of the Crediting Methods available during the entire Accumulation Phase, including the Income Period, described in the Summary of the Index Options; and in section 4, Valuing Your Contract – Calculating Credits. The Index Protection Strategy with Cap provides a Protection Credit based on Index Returns subject to a Cap, but does not allow negative Credits. The Index Protection Strategy with Cap offers more growth opportunity than Index Protection Strategy with DPSC, but less than Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy.
Index Return – the percentage change in Index Value from the Term Start Date to the Term End Date, which we use to determine the Protection Credits for any Index Option with the Index Protection Strategy with Cap, Performance Credits for any Index Option with the Index Performance Strategy or Index Guard Strategy, and negative Performance Credits for any Index Option with the Index Precision Strategy. The Index Return is the Index Value on the Term End Date, minus the Index Value on the Term Start Date, divided by the Index Value on the Term Start Date.
Index Value – an Index’s closing market price at the end of the Business Day on the Term Start Date and Term End Date as provided by Bloomberg or another market source if Bloomberg is not available.
Index Year – a twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.
Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract. Joint Owners must be spouses within the meaning of federal tax law.
Level Income – an Income Benefit payment option that provides an automatic annual increase to your Income Payments if your Contract Value increases from one Income Benefit Anniversary to the next during the Income Period.
Level Income Guarantee Payment Percentage – the minimum percentage of total Purchase Payments reduced proportionately for withdrawals you took (including any withdrawal charge) that you can receive as an Income Payment if you choose the Level Income payment option and meet certain age requirements as stated in section 10 – Calculating Your Income Payments.
Lifetime Income Percentage – the maximum percentage of Contract Value you can receive as an Income Payment on the Income Benefit Date. The Lifetime Income Percentages available to you before the Income Period are stated on the Index Options Statement.
Lock Date – for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before the Term End Date.
Maximum Anniversary Value – the highest Contract Value on any Index Anniversary before age 91, increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take (including any withdrawal charge), used to determine the Maximum Anniversary Value Death Benefit as discussed in section 11. All withdrawals you take reduce your Maximum Anniversary Value, even Penalty-Free Withdrawals. Deductions we make for Contract fees and expenses do not reduce the Maximum Anniversary Value. These deductions will, however, reduce the Contract Value we use to calculate the Maximum Anniversary Value.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Maximum Anniversary Value Death Benefit – an optional benefit described in section 11 that has an additional rider fee and is intended to potentially provide a death benefit greater than the Traditional Death Benefit. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Participation Rate – may allow you to receive more than the Index Return if the Index Return is positive, but the Participation Rate cannot boost Index Returns beyond any declared Cap. We do not apply the Participation Rate if the Index Return is zero or negative. We do not apply the Participation Rate annually. The Participation Rate is only available on the Index Performance Strategy 3-year and 6-year Terms to Contracts issued on or after April 30, 2021. The Participation Rate is not available on Index Performance Strategy 1-year Terms, or on 3-year Terms that were available to Contracts issued before April 30, 2021. We set Participation Rates on each Term Start Date. The Participation Rates applicable to your Contract are shown on the Index Options Statement.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Penalty-Free Withdrawals – withdrawals you take that are not subject to a withdrawal charge. Penalty-Free Withdrawals include withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, RMD payments you take under our minimum distribution program, and Income Payments.
Performance Credit – the Credit you receive on a Term End Date when you allocate assets to an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. We base Performance Credits on Index Values and Index Returns after application of any Participation Rate as limited by the applicable Precision Rate or Cap if returns are flat or positive, or after application of the applicable Buffer or Floor if returns are negative. If Performance Credits are negative, you can lose principal and previous earnings.
Performance Lock – a feature that allows you to capture the current Index Option Value during the Term  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Term and the Index Option Value will not receive a Performance Credit on the Term End Date.
Precision Rate – the positive Performance Credit you receive for any Index Option with the Index Precision Strategy if Index performance is zero or positive. You receive a Performance Credit equal to the Precision Rate on the Term End Date if the current Index Value is equal to or greater than the Index Value on the Term Start Date. We set a Precision Rate for each Index Precision Strategy Index Option on each Term Start Date. The Precision Rates applicable to your Contract are shown on the Index Options Statement.
Protection Credit – the Credit you receive on the Term End Date for any Index Option with the Index Protection Strategy with Cap. We base Protection Credits on positive Index Returns limited by the Cap. Protection Credits cannot be negative.
Proxy Investment – provides a current estimate of what the Performance Credit will be on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, Cap, and/or Participation Rate. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Term Start Date or Term End Date. For more information, see Appendix B.
Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, traditional IRAs and Simplified Employee Pension (SEP) IRAs.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the shares of the AZL Government Money Market Fund subaccounts that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a variable investment option. The only currently available variable investment option is the AZL Government Money Market Fund. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Term – The period of time, from the Term Start Date to the Term End Date, in which we measure Index Return to determine Credits.
Term End Date – The day on which a Term ends and we apply Credits. A Term End Date may only occur on an Index Anniversary. If a Term End Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Term Start Date – The day on which a Term begins and we set the DPSCs, Precision Rates, Caps, and Participation Rates for an Index Option. A Term Start Date may only occur on the Index Effective Date or an Index Anniversary. If a Term Start Date does not occur on a Business Day, we consider it to occur on the next Business Day.
Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in section 11.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day, it is the value of the shares in the AZL Government Money Market Fund subaccounts which hold your Purchase Payments until the Index Effective Date or the next Index Anniversary. We create an AZL Government Money Market Fund subaccount for each of your selected Index Options. The Variable Account Value increases and decreases based on the performance of the AZL Government Money Market Fund and reflects deduction of the fund’s operating expenses, any previously assessed contract maintenance charge, product fee, rider fee, and withdrawal charge.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 6, Expenses – Withdrawal Charge.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Important Information You Should Consider About the Contract
	FEES AND EXPENSES			Prospectus Location
Charges for Early Withdrawals	If you withdraw money from the Contract within 6 years of your last Purchase Payment, you may be assessed a withdrawal charge of up to 8.5% of the Purchase Payment withdrawn, declining to 0% over that time period. For example, if you invest $100,000 in the Contract and make an early withdrawal, you could pay a withdrawal charge of up to $8,500.

In addition, if you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract) from an Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy Index Option on a date other than the Term End Date, a Daily Adjustment will apply to the Index Option Value available for withdrawal. The Daily Adjustment also applies if before the Term End Date you execute a Performance Lock, annuitize the Contract, we pay a death benefit, or we deduct Contract fees and expenses. The Daily Adjustment may be negative, and you will lose money if the Daily Adjustment is negative.
  • Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy . Daily Adjustments under these Crediting Methods may be positive, negative, or equal to zero. A negative Daily Adjustment will result in loss. In extreme circumstances, a negative Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor, as applicable, but it cannot result in a total loss of -100%.

	• Index Protection Strategy with DPSC and Index Protection Strategy with Cap . These Crediting Methods are not subject to the Daily Adjustment.			Fee Tables 4. Valuing Your Contract – Daily Adjustment 6. Expenses – Withdrawal Charge Appendix B – Daily Adjustment
Transaction Charges	Other than withdrawal charges, and Daily Adjustments that may apply to withdrawals and other transactions from the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy, there are no other transaction charges.			Not Applicable
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year , depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These ongoing fees and expenses do not reflect any financial adviser fees paid to a Financial Professional from your Contract Value or other assets of the Owner. If such charges were reflected, these ongoing fees and expenses would be higher.
				Fee Tables 6. Expenses Appendix I – Variable Investment Option Under the Contract
	Annual Fee	Minimum	Maximum
	Base Contract (1)	1.95%	1.95%
	Investment Options (2) (Variable Investment Option fees and expenses)	0.65%	0.65%
	Optional Benefits Available for an Additional Charge (3) (for a single optional benefit, if elected)	0.20%	0.20%
	(1) Base Contract fee is comprised of two charges referred to as the “product fee” and the “rider fee for the Income Benefit” in the Contract and elsewhere in this prospectus. As a percentage of the Charge Base, plus an amount attributable to the contract maintenance charge.
	(2) As a percentage of the AZL Government Money Market Fund’s average daily net assets.
	(3) As a percentage of the Charge Base. This is the current charge for the Maximum Anniversary Value Death Benefit.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

	FEES AND EXPENSES		Prospectus Location
Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which if taken from the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy Index Options could result in substantial losses due to the application of negative Daily Adjustments .
	Lowest Annual Cost: $3,026	Highest Annual Cost: $3,259
Assumes:
• Investment of $100,000 in the AZL Government Money Market Fund (even though you cannot select the fund for investment)
• 5% annual appreciation
• 0.70% Income Benefit rider fee
• Traditional Death Benefit
• No additional Purchase Payments, transfers, or withdrawals
• No financial adviser fees	Assumes:
• Investment of $100,000 in the AZL Government Money Market Fund (even though you cannot select the fund for investment)
• 5% annual appreciation
• 0.70% Income Benefit rider fee
• Maximum Anniversary Value Death Benefit with a 0.20% rider fee
• No additional Purchase Payments, transfers, or withdrawals
• No financial adviser fees
RISKS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal and previous earnings.		Risk Factors

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

	RISKS	Prospectus Location
Not a Short-Term Investment	• This Contract is not a short-term investment and is not appropriate if you need ready access to cash. • Considering the benefits of tax deferral, long-term income, and living benefit guarantees, the Contract is generally more beneficial to investors with a long investment time horizon. • If within six years after we receive a Purchase Payment you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract), withdrawal charges may apply. A withdrawal charge may reduce your Contract Value or the amount of money that you actually receive. Withdrawals may reduce or end Contract guarantees. • Withdrawals may be subject to income taxes, including a 10% additional federal tax that may apply to withdrawals taken before age 59 1 ⁄ 2 . • Amounts invested in an Index Option must be held in the Index Option for the full Term before they can receive a Credit. For Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy Index Options, we apply a Daily Adjustment if before the Term End Date you take a full or partial withdrawal (including financial adviser fees that you choose to have us pay from this Contract), annuitize the Contract, execute a Performance Lock, we pay a death benefit, or we deduct Contract fees and expenses. The Daily Adjustment takes into account any Index gains subject to the applicable Precision Rate, Cap, and/or Participation Rate, or either any Index losses greater than the 10% or 20% Buffer, or Index losses down to the -10% Floor, but in the form of the estimated present value. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. In extreme circumstances, a negative Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor, as applicable, but it cannot result in a total loss of -100%. Any losses as a result of a Daily Adjustment will be greater if the amount withdrawn is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses. The Daily Adjustment does not apply to the Index Protection Strategy with DPSC or Index Protection Strategy with Cap. • A minimum waiting period applies before Income Payments may be taken under the Income Benefit. In addition, even if the waiting period has expired, Income Payments cannot begin before age 50.	Risk Factors Summary of the Index Options 4. Valuing Your Contract
Risks Associated with Investment Options	• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the AZL Government Money Market Fund and the Index Options available under the Contract. • The AZL Government Money Market Fund and each Index Option has its own unique risks. • You should review the AZL Government Money Market Fund prospectus and disclosures, including risk factors, for each Index Option before making an investment decision.	Risk Factors
Insurance Company Risks	An investment in the Contract is subject to the risks related to us. All obligations, guarantees or benefits of the Contract are the obligations of Allianz Life and are subject to our claims-paying ability and financial strength. More information about Allianz Life, including our financial strength ratings, is available upon request by visiting allianzlife.com/about/financial-ratings , or contacting us at (800) 624-0197.	Risk Factors

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

	RESTRICTIONS	Prospectus Location
Investments	• Certain Index Options may not be available under your Contract. • You cannot allocate Purchase Payments to the AZL Government Money Market Fund. The sole purpose of the AZL Government Money Market Fund is to hold Purchase Payments until they are transferred to your selected Index Options. • We restrict additional Purchase Payments during the Accumulation Phase. Each Index Year before the Income Period, you cannot add more than your initial amount (i.e., all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year) without our prior approval. • We do not accept additional Purchase Payments during the Income Period (which is part of the Accumulation Phase) or the Annuity Phase. • We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. We hold Purchase Payments in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your Purchase Payment default instructions. For additional Purchase Payments we receive after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary. Therefore, additional Purchase Payments we receive after the Index Effective Date that you allocate to a 1-year Term Index Option are not eligible to receive a Credit until the second Index Anniversary after we receive them, or the fourth Index Anniversary after we receive them for allocations to a 3-year Term Index Option, or the seventh Index Anniversary after we receive them for allocations to a 6-year Term Index Option. • For a 1-year Term Index Option, you can transfer Index Option Value only on the Term End Date. • For a 3-year or 6-year Term Index Option, you can transfer Index Option Value only (a) on the Term End Date, or (b) before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. • We do not allow assets to move into an established Index Option until the Term End Date. If you request to transfer into an established Index Option on an Index Anniversary that is not a Term End Date, we will transfer those assets into the same Index Option with a new Term Start Date. • The Income Benefit terms stated in the Income Benefit Supplement may be modified before issue. After the Issue Date the Income Benefit may terminate under certain circumstances as stated in section 10. • During the Income Period only the Index Options with the Index Protection Strategy with DPSC and Index Protection Strategy with Cap are available to you. • Withdrawals will reduce the initial annual maximum Income Payment. Withdrawals that exceed limits specified by the terms of the Income Benefit (Excess Withdrawals) will reduce your future annual maximum Income Payment. These reductions may be greater than the value withdrawn and could end the benefit. • The Traditional Death Benefit may not be modified, but it will terminate if you take withdrawals (including Income Payments) that reduce both the Contract Value and Guaranteed Death Benefit Value to zero. Withdrawals may reduce the Traditional Death Benefit’s Guaranteed Death Benefit Value by more than the value withdrawn and could end the Traditional Death Benefit. • We reserve the right to close or substitute the AZL Government Money Market Fund, and to limit the amount of Purchase Payments that can be held in this fund. We also reserve the right to substitute Indexes.	Summary of the Index Options

Summary of the
Income Benefit

3. Purchasing the
Contract –
Allocation of
Purchase
Payments and
Contract Value

5. AZL
Government
Money Market
Fund

10. Income Benefit

Appendix A –
Available Indexes
Optional Benefits	• The optional Maximum Anniversary Value Death Benefit may not be modified. Withdrawals (including Income Payments) may reduce the Maximum Anniversary Value Death Benefit’s Guaranteed Death Benefit Value by more than the value withdrawn and will end the Maximum Anniversary Value Death Benefit if the withdrawals reduce both the Contract Value and Guaranteed Death Benefit Value to zero.	11. Death Benefit

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

	TAXES	Prospectus Location
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and withdrawals from or payments received under the Contract. • If you purchased the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax benefit under the Contract. • Earnings under the Contract may be taxed at ordinary income rates when withdrawn, and you may have to pay a 10% additional federal tax if you take a full or partial withdrawal before age 59 1 ⁄ 2 .	12. Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation	Your Financial Professional may receive compensation for selling this Contract to you, in the form of commissions, additional cash benefits (e.g., cash bonuses), and non-cash compensation. We and/or our wholly owned subsidiary distributor may also make marketing support payments to certain selling firms for marketing services and costs associated with Contract sales. This conflict of interest may influence your Financial Professional to recommend this Contract over another investment for which the Financial Professional is not compensated or compensated less.	13. Other Information – Distribution
Exchanges	Some Financial Professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	13. Other Information – Distribution

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Overview of the Contract
What Is the Purpose of the Contract?
The Index Advantage Income ® is a product that offers index-linked investment options (Index Options) and allows you to defer taking regular fixed periodic payments (Annuity Payments) to a future date. Under the Contract, you make one or more payments to us (Purchase Payments) . Each Purchase Payment is first invested for a limited time in the AZL Government Money Market Fund and then transferred to the Index Option(s) that you select for investment. Depending on several factors (e.g., Index Options you select, market conditions, and timing of any withdrawals), your Contract can gain or lose value. When you are ready to receive a guaranteed stream of income under your Contract, you can annuitize your accumulated assets and begin receiving Annuity Payments from us based on the payout option you select (Annuity Options) . The Contract includes for no additional charge a standard death benefit (the Traditional Death Benefit), or for an additional rider fee you may select the optional death benefit (the Maximum Anniversary Value Death Benefit) to replace the standard death benefit. Both death benefits help to financially protect your beneficiaries.The Contract also includes a guaranteed lifetime income benefit (Income Benefit) that may help you achieve your financial goals.
We designed the Contract for people who are looking for guaranteed lifetime income with continued access to Contract Value, a death benefit for a period of time, and a level of protection for your principal investment while providing potentially higher returns than are available on traditional fixed annuities. In addition, you should have a long investment time horizon and your financial goals should be otherwise consistent with the terms and conditions of the Contract. This Contract is not intended for someone who is seeking complete protection from downside risk, seeking unlimited investment potential, or expecting to take withdrawals that will be subject to withdrawal charges or Daily Adjustments (i.e., a person that does not need access to Contract Value within six years after we receive a Purchase Payment, or before an Index Option's Term End Date).
We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, registered index-linked annuities and fixed index annuities. These annuity products offer different features and benefits that may be more appropriate for your needs, including allocation options, fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.
The product or certain product features may not currently be available in all states or to all Contracts, or may vary in your state (such as the free look). For more information see Appendix H - Material Contract Variations by State and Issue Date. Availability of Index Options may vary by financial intermediary. You can obtain information on which Index Options are available to you by calling (800) 624-0197, or from your Financial Professional.
What Are the Phases of the Contract?
The Contract has two phases: (1) an Accumulation Phase, and (2) an Annuity Phase.
•	Accumulation Phase. This is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested under the Contract on a tax-deferred basis. Tax deferral may not be available for certain non-individually owned contracts. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. In addition, during this phase, you can make additional Purchase Payments (until you request Income Payments under the Income Benefit), you can take withdrawals (including Income Payments), and if you die we pay a death benefit to your named Beneficiary(s). If you begin Income Payments, the Income Period occurs during the Accumulation Phase and starts on the Income Benefit Date.
Your Contract Value may fluctuate up or down during the Accumulation Phase based on the performance of your selected Index Options and the AZL Government Money Market Fund.
–	Index Options. You may allocate your Purchase Payments to any or all of the Index Options available under your Contract. There are currently 31 Index Options based on different combinations of five credit calculation methods (Crediting Methods) , four nationally recognized third-party broad based equity securities indexes and an exchange-traded fund (Indexes) , and three time periods for measuring Index performance (Term) . Each Index Option is the combination of an Index, a Crediting Method, and a Term. 3-year Term Index Options also include the 10% or 20% Buffer amount.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The available Crediting Methods, Indexes, and Terms are included on the cover page of this prospectus. Please see “Summary of the Index Options” for an overview of how the Index Options work. More detailed information about the Index Options is included in section 4, Valuing Your Contract.
–	AZL Government Money Market Fund. We hold your Purchase Payments in the AZL Government Money Market Fund until we transfer them to the Index Options in accordance with your instructions. You cannot choose to allocate Purchase Payments to the AZL Government Money Market Fund. The AZL Government Money Market Fund is an underlying mutual fund with its own investment objective, strategies, and risks.
Please see Appendix I for more information about the AZL Government Money Market Fund.
•	Annuity Phase. If you request Annuity Payments, the Accumulation Phase (including the Income Period under the Income Benefit, if applicable) ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and your Contract Value (which reflects any previously deducted Contract fees and expenses) less final product and rider fees. Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
If the Annuity Date occurs after Income Payments begin, we will convert these payments to Annuity Payments if your Contract Value is greater than zero and you take Annuity Payments under Annuity Option 1 if you are receiving single Income Payments, or Annuity Option 3 if you are receiving joint Income Payments. If you select any other Annuity Option we do not convert your Income Payments to Annuity Payments. This means you may receive less as Annuity Payments than you would have received as Income Payments. You should consult with your Financial Professional before requesting Annuity Payments. For more information, see section 8, The Annuity Phase – When Annuity Payments Begin.
During the Annuity Phase, you will receive a stream of regular income in the form of Annuity Payments. You will be unable to take withdrawals upon demand, your selected death benefit ends, and no amounts will be payable upon death during the Annuity Phase unless your Annuity Option provides otherwise. The Income Benefit will also end upon entering the Annuity Phase unless we convert your Income Payments to Annuity Payments.
What Are the Contract’s Primary Features?
•	Accessing Your Money. During the Accumulation Phase, you can surrender (take a full withdrawal) the Contract or take partial withdrawals. Withdrawals may be subject to a withdrawal charge, negative Daily Adjustments, and income taxes, including a 10% additional federal tax if taken before age 59 1 ⁄ 2 .
•	Additional Purchase Payments. Subject to the limitations described in this prospectus, we continue to accept additional Purchase Payments under the Contracts during the Accumulation Phase and before the Income Period. However, we may terminate your ability to make additional Purchase Payments in the future. We only allow additional Purchase Payments to move into Index Options on Index Anniversaries. As a result, we hold Purchase Payments we receive on days other than an Index Anniversary in the AZL Government Money Market Fund and such Purchase Payments are not available to receive Credits until we transfer them to your selected Index Options. We do not allow assets to move into an established Index Option until the Term End Date. If you request to allocate a Purchase Payment into an established Index Option on an Index Anniversary that is not a Term End Date, we will allocate those assets to the same Index Option with a new Term Start Date.
•	Income Benefit. The Income Benefit is automatically included in your Contract for an additional rider fee. You can remove it from your Contract on or after the third Index Anniversary and before Income Payments begin if your Contract Value is positive. If you remove the Income Benefit you will have paid for the benefit without receiving any of its advantages. The Income Benefit provides for guaranteed lifetime Income Payments until annuitization based on a percentage of your Contract Value. If you request Income Payments, your Contract will enter the Income Period (which is part of the Accumulation Phase). If you do not take Income Payments, your Contract will not have an Income Period, and you will have paid for the benefit without receiving any of its advantages. Unlike the Annuity Phase, the Income Benefit allows access to your Contract Value and your selected death benefit after Income Payments begin while both the Contract Value and Guaranteed Death Benefit Value are positive.
Please see “Summary of the Income Benefit” for an overview of how the Income Benefit works. More detailed information about the Income Benefit is included in section 10, Income Benefit. In addition, for information on the terms used to determine your Income Payments, please see the Income Benefit Supplement.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	Death Benefits. The Contract’s death benefit is paid upon the first death of any Determining Life during the Accumulation Phase. The Contract includes for no additional charge a standard death benefit (the Traditional Death Benefit) . At the time of purchase, you may select the optional death benefit (the Maximum Anniversary Value Death Benefit) to replace the standard death benefit for an additional rider fee. Either death benefit is the greater of Contract Value, or the Guaranteed Death Benefit Value. Unlike the Traditional Death Benefit, however, the Maximum Anniversary Value Death Benefit locks in any annual investment gains as part of the Guaranteed Death Benefit Value to potentially provide a death benefit greater than the Traditional Death Benefit (which is based on Purchase Payments). The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they can be equal.
•	Withdrawal Charge Waivers. Under the free withdrawal privilege, you may withdraw up to 10% of your total Purchase Payments each Contract Year during the Accumulation Phase and before the Income Period without incurring a withdrawal charge. Upon a full withdrawal, the free withdrawal privilege is not available to you. We do not apply a withdrawal charge to deductions we make for Contract fees or expenses. In most states, the waiver of withdrawal charge benefit allows you to take a withdrawal without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days. Also, if you own an Individual Retirement Annuity (IRA) or Simplified Employee Pension (SEP) IRA Contract, payments you take under our minimum distribution program (RMD payments) are not subject to a withdrawal charge.
•	Deduction of Financial Adviser Fees. If you have a financial adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your Financial Professional or Financial Professional’s firm as instructed. The deduction of financial adviser fees is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees may be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to income taxes (including tax penalties if you are younger than age 59 1 ⁄ 2 ). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Summary of the Index Options
How Do the Crediting Methods Work?
All Crediting Methods provide a Credit on the Term End Date based on Index Values and Index Returns. The Index Value is the Index’s price at the end of the Business Day on the Term Start Date and Term End Date, which we use to calculate the Index Return. A Business Day is each day the New York Stock Exchange is open for trading and it ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. All of the Crediting Methods offer 1-year Term Index Options, but only the Index Performance Strategy also offers 3-year and 6-year Term Index Options.
The Index Protection Strategy with DPSC provides a Credit equal to the DPSC if the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return. If the current Index Value is less than it was on the Term Start Date, the Credit is zero.
The Index Protection Strategy with Cap provides a Protection Credit.
•	If the Index Return is positive, the Protection Credit is equal to the Index Return up to the Cap.
•	If the Index Value on the Term End Date is equal to or less than the Index Value on the Term Start Date, the Protection Credit is zero.
The Index Precision Strategy provides a Performance Credit.
•	If the Index Value on the Term End Date is equal to or greater than the Index Value on the Term Start Date, regardless of the amount of actual Index Return, the Performance Credit is equal to the Precision Rate.
•	If the Index Return is negative and the loss is:
–	less than or equal to the 10% Buffer, the Performance Credit is zero. We absorb any loss up to the 10% Buffer.
–	greater than the 10% Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the 10% Buffer. You participate in any losses beyond the 10% Buffer.
The Index Guard Strategy also provides a Performance Credit.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative, the negative Performance Credit is equal to the negative Index Return down to the -10% Floor. You participate in any losses down to the -10% Floor. We absorb any negative Index Return beyond the -10% Floor.
The Index Performance Strategy also provides a Performance Credit.
•	If the Index Return is positive, the Performance Credit is equal to:
–	the Index Return up to the Cap for a 1-year Term.
–	the Index Return up to the Cap for a 3-year Term available to Contracts issued before April 30, 2021. If a 3-year Term is uncapped, the Performance Credit is equal the Index Return. We apply the Cap for the entire Term length; we do not apply the Cap annually on a 3-year Term.
–	Index Return multiplied by the Participation Rate, up to the Cap for a 3-year or 6-year Term available to Contracts issued after April 30, 2021. If the 3-year or 6-year Term is uncapped, the Performance Credit is equal to the Index Return multiplied by the Participation Rate. We apply the Participation Rate and Cap for the entire Term length; we do not apply the Participation Rate and Cap annually on a 3-year or 6-year Term.
•	If the Index Value on the Term End Date is equal to the Index Value on the Term Start Date, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
–	less than or equal to the 10% or 20% Buffer, the Performance Credit is zero. We absorb any loss up to the 10% or 20% Buffer. We apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year or 6-year Term Index Option.
–	greater than the 10% or 20% Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the 10% or 20% Buffer. You participate in any losses beyond the 10% or 20% Buffer.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

A more detailed description of how we calculate Credits, including numerical examples, is included in section 4, Valuing Your Contract – Calculating Credits.
• The Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.
• Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term.
• If a 3-year or 6-year Term Index Option is “uncapped” for one Term (i.e., we do not declare a Cap for that Term) it does not mean that we will not declare a Cap for it on future Term Start Dates. On the next Term Start Date we can declare a Cap for the next Term, or declare it to be uncapped.
How Do the Crediting Methods Compare?
The Crediting Methods have different risk and return potentials.
What is the asset protection?
Index Protection Strategy with DPSC	• Most protection. • If the Index loses value, the Credit is zero. You do not receive a negative Credit.
Index Protection Strategy with Cap	• Most protection. • If the Index loses value, the Credit is zero. You do not receive a negative Credit.
Index Precision Strategy	• Less protection than the Index Protection Strategy with DPSC, Index Protection Strategy with Cap, and Index Guard Strategy. Protection may be equal to or less than what is available with the Index Performance Strategy depending on the Index Option.
• Buffer absorbs 10% of loss, but you receive a negative Performance Credit for losses greater than 10%.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the 10% Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Guard Strategy	• Less protection than the Index Protection Strategy with DPSC and Index Protection Strategy with Cap, but more than Index Precision Strategy and Index Performance Strategy.
• Permits a negative Performance Credit down to the -10% Floor.
• Protection from significant losses.
• More sensitive to smaller negative market movements that persist over time because the -10% Floor reduces the impact of large negative market movements.
• In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
• Provides certainty regarding the maximum loss in any Term.
Index Performance Strategy	• Less protection than the Index Protection Strategy with DPSC, Index Protection Strategy with Cap, and Index Guard Strategy. 3-year Term Index Options with 20% Buffer have more protection than what is available with the Index Precision Strategy.
• Buffer absorbs 10% or 20% of loss depending on the Index Option you select, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any Term.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
• In extended periods of moderate to large negative market performance, 3-year and 6-year Terms may provide less protection than the 1-year Terms because, in part, the Buffer is applied over a longer period of time.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

What is the growth opportunity?
Index Protection Strategy with DPSC	• Growth opportunity limited by the DPSCs.
• Least growth opportunity.
• May perform best in periods of small positive market movements.
• DPSCs will generally be less than the Precision Rates and Caps.
Index Protection Strategy with Cap	• Growth opportunity limited by the Caps.
• May perform best in periods of small positive market movements.
• Generally more growth opportunity than the Index Protection Strategy with DPSC, but less than the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy.
• Caps will generally be greater than DPSCs, but less than the Precision Rates and Caps for the Index Guard Strategy and Index Performance Strategy.
Index Precision Strategy	• Growth opportunity limited by the Precision Rates.
• May perform best in periods of small positive market movements.
• Generally more growth opportunity than the Index Protection Strategy with DPSC and Index Protection Strategy with Cap, but less than the Index Performance Strategy.
• Growth opportunity may be more or less than the Index Guard Strategy depending on Precision Rates and Caps.
Index Guard Strategy	• Growth opportunity limited by the Caps.
• May perform best in a strong market.
• Growth opportunity that generally may be matched or exceeded only by the Index Performance Strategy. However, growth opportunity may be more or less than the Index Precision Strategy or Index Performance Strategy depending on Precision Rates and Caps.
Index Performance Strategy	• Growth opportunity limited by the Caps and/or Participation Rates. If we do not declare a Cap for a 3-year or 6-year Term Index Option there is no maximum limit on the positive Index Return for that Index Option. In addition, you can receive more than the positive Index Return if the Participation Rate applies and is greater than its 100% minimum. However, the Participation Rate cannot boost Index Returns beyond a declared Cap.
• May perform best in a strong market.
• Generally the most growth opportunity. However, growth opportunity may be less than the Index Precision Strategy or Index Guard Strategy depending on Precision Rates, Caps, and/or Participation Rates.

What can change within a Crediting Method?
Index Protection Strategy with DPSC	• Renewal DPSCs for existing Contracts can change on each Term Start Date. • DPSCs are subject to a 0.50% minimum.
Index Protection Strategy with Cap	• Renewal Caps for existing Contracts can change on each Term Start Date. • Caps are subject to a 0.50% minimum.
Index Precision Strategy	• Renewal Precision Rates for existing Contracts can change on each Term Start Date.
• The 10% Buffers for the currently available Index Options cannot change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract.
• Precision Rates are subject to a 3% minimum.
Index Guard Strategy	• Renewal Caps for existing Contracts can change on each Term Start Date.
• The -10% Floors for the currently available Index Options cannot change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Floor for it on the date we add the Index Option to your Contract.
• Caps are subject to a 3% minimum.
Index Performance Strategy	• Renewal Caps and/or Participation Rates for existing Contracts can change on each Term Start Date.
• The 10% or 20% Buffers for the currently available Index Options cannot change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer for it on the date we add the Index Option to your Contract.
• Caps are subject to a 3% minimum for 1-year Terms, 5% for 3-year Terms, or 10% for 6-year Terms. Participation Rates are subject to a 100% minimum.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

• For any Index Option with the Index Precision Strategy or Index Performance Strategy, you participate in any negative Index Return in excess of the Buffer , which reduces your Contract Value. For example, for a 10% Buffer we absorb the first -10% of Index Return and you could lose up to 90% of the Index Option Value. However, for any Index Option with the Index Guard Strategy , we absorb any negative Index Return in excess of the -10% Floor, so your maximum loss is limited to -10% of the Index Option Value due to negative Index Returns.
• DPSCs, Precision Rates, Caps, and Participation Rates as set by us from time-to-time may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates, Caps, and Participation Rates will be reduced to their respective minimums of 0.50%, 3%, 5%, 10%, or 100% as stated in the table above.
• DPSCs, Precision Rates, Caps, and Participation Rates can be different from Index Option to Index Option. For example, Caps for the Index Performance Strategy 1-year Terms can be different between the S&P 500 ® Index and the Nasdaq-100 ® Index; and Caps for the S&P 500 ® Index can be different between 1-year, 3-year, and 6-year Terms on the Index Performance Strategy, and between the 1-year Terms for the Index Guard Strategy and Index Performance Strategy. They may also be different from Contract-to-Contract depending on the Index Effective Date and the state of issuance.
Bar Chart Examples of the Crediting Methods Performance
The following hypothetical examples show conceptually how the Crediting Methods might work in different market environments and assume no change in the hypothetical DPSCs, Precision Rates, Caps, and/or Participation Rates. All values below are for illustrative purposes only. The examples do not reflect any DPSCs, Precision Rates, Caps, and/or Participation Rates that may actually apply to a Contract. The examples do not predict or project the actual performance of the Index Advantage Income ® . Although an Index or Indexes will affect your Index Option Values, the Index Options do not directly participate in any stock or equity investment and are not a direct investment in an Index. The Index Values do not include the dividends paid on the stocks comprising an Index. An allocation to an Index Option is not a purchase of shares of any stock or index fund. These examples do not reflect any withdrawals taken before the Term End Date (including any financial adviser fees that you choose to have us pay from this Contract), or deductions we make for Contract fees and expenses. Historical Index Option performance information is also included in Appendix D.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Can the Crediting Methods, Terms, or Indexes Change?
We can add new Crediting Methods, Terms, and Indexes to your Contract in the future, and you can allocate Purchase Payments or transfer Contract Value to them on the next Index Anniversary after we make them available to you. Once we add a Crediting Method to your Contract we cannot remove it, or change how it calculates Credits. If we add a new Index Option to your Contract, we cannot change its Buffer or Floor after it is established. However, we can change the renewal DPSCs, Precision Rates, Caps, and/or Participation Rates associated with any Index Option on each Term Start Date.
Once we add an Index to your Contract, we cannot remove it without simultaneously replacing or substituting it. Index replacements and substitutions can occur either on a Term Start Date, Term End Date, or during a Term. If we substitute an Index during a Term, we will combine the return of the previously available substituted Index with the return of the new Index. However, if we substitute an Index, we do not change the Buffers or Floors applicable to your Contract, or the current DPSCs, Precision Rates, Caps, and/or Participation Rates that we set on the Term State Date. Any changes to the DPSCs, Precision Rates, Caps, and/or Participation Rates for the new substituted Index will occur at the next regularly scheduled Term Start Date. For more information, see Risk Factors – Substitution of an Index.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Historical information on the DPSCs, Precision Rates, Caps, and Participation Rates is provided in Appendix C. This information is for historical purposes only and is not a representation as to future DPSCs, Precision Rates, Caps, and Participation Rates.
When Does Allianz Establish the Values Used to Determine Index Credits?
The 10% and 20% Buffers, and -10% Floors for the currently available Index Options do not change. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer or Floor for it on the date we add the Index Option to your Contract.
We establish the initial DPSCs, Precision Rates, Caps, and Participation Rates for a newly issued Contract on the Index Effective Date and they cannot change until the next Term Start Date. You select the Index Effective Date when you purchase your Contract. It can be any Business Day from the Issue Date up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month. You should be aware that, generally, DPSCs, Precision Rates, Caps, and Participation Rates could change every seven calendar days. However, these rates are guaranteed to be available during the period stated on our website at allianzlife.com/indexincomerates and cannot be superseded until that period ends. Therefore, if you select an Index Effective Date that is after the date the rate is guaranteed to be available, you are subject to the risk that initial DPSCs, Precision Rates, Caps, and Participation Rates may change and be less advantageous to you. Furthermore, if the Index Effective Date is after the free look period, you will be subject to the withdrawal charge, and final product and rider fees and contract maintenance charge if you then elect to cancel the Contract after the free look period. You may review future rates at least seven calendar days before their effectiveness at allianzlife.com/indexincomerates . You (or your Financial Professional, if authorized) can change your Index Effective Date at any time before it occurs to be an earlier or later date by submitting a request.
We can change the renewal DPSCs, Precision Rates, Caps, and Participation Rates for an existing Contract on each new Term Start Date, in our discretion. Your initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates are stated in your Index Options Statement , which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Term Start Date and Term End Date. We use these Index Values to determine Index Returns and Credits.
For information on the initial DPSCs, Precision Rates, Caps, and Participation Rates we currently offer for newly issued Contracts, see our website at allianzlife.com/indexincomerates . We publish any changes to these values at least seven calendar days before the Index Effective Date that they take effect. If you select the earliest Index Effective Date or an Index Effective Date that is within the guaranteed period applicable to the initial rates in effect on the Issue Date, the initial rates available for review on your Issue Date will be the rates on your Index Effective Date. However, if you choose to defer your Index Effective Date your initial rates may change from the values that were available on your Issue Date. You are responsible for reviewing the initial rates before your Index Effective Date to ensure your allocations and the product still meet your needs.
We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that current DPSCs, Precision Rates, Caps, and Participation Rates are expiring, and that renewal rates for the next Term Start Date will be available for your review in your account on our website at least seven calendar days before they take effect on the upcoming Index Anniversary . Renewal rates are also available on our website at allianzlife.com/indexincomerates . The Index Anniversary letter also reminds you of your opportunity to transfer your Index Option Values on the upcoming Term End Date.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

• If your Contract is within its free look period you may be able to take advantage of any increase in initial DPSCs, Precision Rates, Caps, and/or Participation Rates by cancelling your Contract and purchasing a new Contract.
• If the initial DPSCs, Precision Rates, Caps, and/or Participation Rates available on the Index Effective Date are not acceptable you can:
– cancel your Contract if you are still within the free look period,
– request to extend your Index Effective Date if you have not reached your first Quarterly Contract Anniversary,
– on or before the Index Effective Date, cancel the Contract and request a full withdrawal of the money held in the AZL Government Money Market Fund and receive the Contract Value less withdrawal charge, and final product and rider fees and contract maintenance charge; on or before the Index Effective Date you are not subject to the Daily Adjustment, but you are subject to a withdrawal charge ., or
– after the Index Effective Date, cancel the Contract and request a full withdrawal of the Contract Value less withdrawal charge, and final product and rider fees and contract maintenance charge; after the Index Effective Date, you will be subject to a withdrawal charge and the Daily Adjustment .
• DPSCs, Precision Rates, Caps, and Participation Rates may be different between newly issued and existing Contracts, and between existing Contracts issued on the same month and day in different years. For example, assume that on August 3, 2020 we set Caps for the Index Performance Strategy 1-year Term with the S&P 500 ® Index as follows:
– 13% initial rate for new Contracts issued in 2020,
– 14% renewal rate for existing Contracts issued in 2019, and
– 12% renewal rate for existing Contracts issued in 2018.
What Are the Different Values Within the Contract?
The Contract provides the following values as discussed in section 4, Valuing Your Contract.
•	The Contract Value is the sum of your Variable Account Value and Index Option Values. Contract Value reflects any previously deducted Contract fees and expenses, but does not reflect Contract fees and expenses that we would apply on liquidation. The cash surrender value reflects all Contract fees and expenses we would apply on liquidation.
•	Your Variable Account Value is the value of the shares in the AZL Government Money Market Fund subaccounts which hold your Purchase Payments until the Index Effective Date or next Index Anniversary. It reflects deduction of the fund’s operating expenses, and previously assessed contract maintenance charge, product fee, rider fees, and any withdrawal charge. It changes each Business Day based on the performance of the AZL Government Money Market Fund.
•	Your total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Term End Dates, reduced proportionately for previous partial withdrawals you took and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charges), and previous deductions we made for Contract fees and expenses. Amounts removed from the Index Options during the Term for withdrawals you take and deductions we make for fees and expenses do not receive a Credit on the Term End Date, but the amount remaining does receive a Credit subject to the applicable Buffer, Floor, DPSC, Precision Rate, Cap, and/or Participation Rate.
–	On each Business Day during the Term other than the Term Start Date or Term End Date, we calculate the current Index Option Value for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy by adding a Daily Adjustment to the Index Option Base. The Index Option Base is the amount you allocate to an Index Option. We reduce the Index Option Base proportionately for withdrawals you take and any financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charges), and deductions we make for Contract fees and expenses; we increase/decrease it by the dollar amount of additional Purchase Payments allocated to, transfers into or out of the Index Option; and any Credit.
–	During the Term the Index Option Values for Index Options with the Index Protection Strategy with DPSC and Index Protection Strategy with Cap do not change for Index performance, and do not receive the Daily Adjustment.
What Is the Daily Adjustment?
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Term Start Date or Term End Date  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Index Options with the Index Protection Strategy with DPSC and Index Protection Strategy with Cap and the AZL Government Money Market Fund are not subject to the Daily Adjustment.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The Daily Adjustment can affect the amounts available for withdrawal, Performance Locks, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, your Index Option Value has increased since the Term Start Date. When it is negative, your Index Option Value has decreased (excluding the effect of the deduction of Contract expenses or any partial withdrawal).
We calculate the Daily Adjustment for a given Business Day before we deduct any Contract fees or expenses or process any partial withdrawal on that Business Day, including Penalty-Free Withdrawals, and any financial adviser fees that you choose to have us pay from this Contract. However, the Daily Adjustment calculation is not affected by any Contract fee or expense deduction, or partial withdrawal. The Daily Adjustment does not change the Contract fee or expense deducted, or the withdrawal amount; it only changes the Index Option Value from which we deduct the Contract fee or expense, or withdrawal.
The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Precision Rate, Cap, and/or Participation Rate,
(ii)	either any Index losses greater than the 10% or 20% Buffer, or Index losses down to the -10% Floor, and
(iii)	the number of days until the Term End Date.
The Daily Adjustment does this by using the hypothetical value of a Proxy Investment (Proxy Value) each Business Day, other than the Term Start Date or Term End Date, based on the formulas described in Appendix B. The Proxy Investment provides a current estimated present value of what the Performance Credit will be on the Term End Date taking into account the applicable Buffer, Floor, Precision Rate, Cap, and/or Participation Rate. The Daily Adjustment is not the actual Index return on the day of the calculation, and the estimated present value Performance Credit is not guaranteed. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. In extreme circumstances the Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor, but it cannot result in a total loss of -100%. Such losses will be greater if the amount withdrawn (including any financial adviser fees that you choose to have us pay from this Contract) is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
A withdrawal taken during the Term may not receive the full benefit of the Buffer or Floor because the Daily Adjustment takes into account what may potentially happen between the withdrawal date and the Term End Date. All other factors being equal, even if the current Index return during the Term is greater than the Precision Rate or Cap, the Daily Adjustment will usually be lower than the Precision Rate or Cap. This is because there is a possibility that the Index return could decrease before the Term End Date. Similarly, even though a negative Index return may be within the 10% or 20% Buffer for the Index Precision Strategy and Index Performance Strategy, you still may receive a negative Daily Adjustment because there is a possibility that the Index Return could decrease before the Term End Date. The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due to the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year and 6-year Term Index Options than 1-year Term Index Options due to the Term length. 3-year and 6-year Term Index Options with a Participation Rate above 100% may also have larger fluctuations in the Daily Adjustment than Index Options either without a Participation Rate, or with a Participation Rate equal to 100%. Finally, a negative Index return for the Index Guard Strategy may result in you receiving a Daily Adjustment lower than the -10% Floor, because the Daily Adjustment reflects the present value of the Floor and you will not receive the full benefit of the -10% Floor until the Term End Date. A negative Daily Adjustment may cause you to realize loss of principal and previous earnings.
The Daily Adjustment’s risks are discussed in more detail in Risk Factors – Risk of Negative Returns. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at allianzlife.com .
What Is the Performance Lock?
For each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy, you can capture the current Index Option Value (which includes the Daily Adjustment) on any Business Day during the Term through our Performance Lock feature. You (or your Financial Professional, if authorized) can request Performance Locks based on the Daily Adjustment. On our website the Daily Adjustment is included in the Index Option Value return figures.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Additionally, you can transfer assets out of a locked Index Option on the Index Anniversary that occurs on or immediately after the Lock Date. For a 3-year or 6-year Term Index Option this means you can transfer out of the locked Index Option before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. The Business Day that we execute a Performance Lock is the Lock Date for that Index Option.
We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

Summary of the Income Benefit
How Does the Income Benefit Work?
The Income Benefit is automatically included in your Contract at issue, but you can choose to later remove it. It provides guaranteed lifetime Income Payments until annuitization. Unlike Annuity Payments, the Income Benefit allows access to your Contract Value and death benefit for a period of time after Income Payments begin. However, once Income Payments begin only the Index Options with the Index Protection Strategy with DPSC and Index Protection Strategy with Cap are available to you. The Income Benefit has a rider fee as discussed in the Fee Tables, and section 6, Expenses.
If you no longer want or need the benefits provided by the Income Benefit, you can remove it from your Contract on or after the third Index Anniversary and before Income Payments begin if your Contract Value is positive. If you remove the Income Benefit, we stop assessing the Income Benefit rider fee. You cannot remove the Income Benefit on or after the Income Benefit Date (the date you begin receiving Income Payments and the Income Period begins). If you remove the Income Benefit you will have paid for the benefit without receiving any of its advantages.
We designed Income Payments to last for the lifetime of the Covered Person(s). Covered Person(s) are based on the Eligible Person(s) and the Income Payment type you select on the Income Benefit Date. We establish Eligible Person(s) at issue based on the Contract’s ownership and tax qualification status.
We generally base Income Payments on the Lifetime Income Percentage and your Contract Value. We base each Lifetime Income Percentage on its Income Percentage(s) and Income Percentage Increase (the amount that each Income Percentage can increase on each Index Anniversary up to and including the Income Benefit Date). On the Index Effective Date we establish:
•	An Income Percentage for each payment type using the Eligible Person’s current age, or younger Eligible Person’s current age for joint payments. This Income Percentage is also the initial Lifetime Income Percentage for each payment type.
•	An Income Percentage Increase for each Eligible Person based on their current age (or younger Eligible Person’s current age for joint payments). However, if there are two Eligible Person(s) the Index Options Statement will not display a single Lifetime Income Percentage for an Eligible Person who is only a Beneficiary, because only an Eligible Person who is also an Owner (or Annuitant if the Owner is a non-individual) can become a Covered Person if you select single payments.
During the Accumulation Phase on each Index Anniversary on and before the Income Benefit Date, we add an Income Percentage Increase to each Lifetime Income Percentage once the Eligible Person (or younger Eligible Person for joint payments) reaches age 45. This means if an Eligible Person is younger than age 44 on the Issue Date:
•	you will not receive an increase to a Lifetime Income Percentage based on that Eligible Person until the Index Anniversary that the Eligible Person (or younger Eligible Person for joint payments) reaches age 45, and
•	you will pay a rider fee during the period you are not eligible for an Income Percentage Increase.
The table showing the Income Percentages and Income Percentage Increases is stated in the Income Benefit Supplement. Additional Purchase Payments we receive after the Index Effective Date will adjust each Lifetime Income Percentage on the next Index Anniversary based on:
•	the Income Percentage for the Eligible Person’s current age, and
•	the Variable Account Value’s percentage of total Contract Value.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

If we receive additional Purchase Payments after the Eligible Person reaches age 45, these Purchase Payments will increase the available Income Payment because they increase the Contract Value, although they actually decrease each Lifetime Income Percentage. An example of this is included in section 10, Lifetime Income Percentage Calculation Example.
Then when you are ready to take Income Payments, you can choose which Lifetime Income Percentage we use to calculate your payment. You will always be able to choose between Lifetime Income Percentages for the Level Income and Increasing Income payment options. However, once Income Payments begin you cannot change your payment option. Level Income provides an automatic annual increase to your Income Payments if your Contract Value increases from one Income Benefit Anniversary to the next. If you choose the Level Income payment option and meet certain age requirements, your initial Income Payment will not be less than a percentage (Level Income Guarantee Payment Percentage) of your total Purchase Payments reduced proportionately for withdrawals you took (including any withdrawal charges). All withdrawals you take reduce your total Purchase Payments, even Penalty-Free Withdrawals. However, we do not reduce your total Purchase Payments for deductions we make for Contract fees and expenses. Increasing Income provides Income Payment increases on each Income Benefit Anniversary during the Income Period if your selected Index Option(s) receives a positive Credit.
If there are two Eligible Person(s) who both meet the exercise age requirements, you will also be able to choose between Lifetime Income Percentages for single and joint payments. If both Eligible Persons are also Owners, you will also be able to choose between single Lifetime Income Percentages based on each Eligible Person. The Lifetime Income Percentages available before the Income Benefit Date are displayed on the Index Options Statement. During the Income Period this statement will show the annual maximum Income Payment available for the next year. The annual maximum Income Payment displayed for the Level Income payment option will reflect the Level Income Guarantee Payment Percentage if this calculation results in a greater payment and you meet the age requirements stated in section 10, Calculating Your Income Payments.
There are restrictions on which Eligible Person can become a Covered Person if you select single Income Payments. Joint Income Payments are not available if the age difference between spouses is more than 50 years, or more than 20 years if the Traditional Death Benefit applies and one spouse is age 80 on the Issue Date, or more than 25 years if the Maximum Anniversary Value Death Benefit applies and one spouse is age 75 on the Issue Date (for more information see section 2, Eligible Person(s) and Covered Person(s)).
Income Payments are not available until the Index Anniversary that occurs on or after the Income Payment waiting period (which is stated in the Income Benefit Supplement) expires and the Eligible Person(s) reaches age 50. Income Payments must begin no later than age 100. If you do not begin Income Payments during the eligibility period, the Income Benefit ends and you will have paid for the benefit without receiving any of its advantages. In addition, before the Income Period you are paying for a benefit that you are not currently using.
You choose your Income Payment frequency and amount subject to the annual maximum permitted payment. The payment option (Level Income or Increasing Income) you select determines how and when your annual maximum Income Payment will increase from one Income Benefit Anniversary to the next as described in section 10, Income Benefits - Automatic Annual Income Payment Increases. An Income Benefit Anniversary is a twelve-month anniversary of the Income Benefit Date that Income Payments begin.
We use Contract Value to calculate your initial annual maximum Income Payment, and Income Payment increases under the Level Income payment option. Negative Index Option performance, withdrawals you take, and deductions we make for Contract fees or expenses decrease the Contract Value, which reduces the initial annual maximum Income Payment available to you, and the likelihood you will receive Income Payment increases if you select the Level Income payment option. Once established, the annual maximum Income Payment can only decrease if you take an Excess Withdrawal. Taking Excess Withdrawals can cause your Income Payments and Contract to end prematurely.
• YOU SHOULD NOT PURCHASE THIS CONTRACT WITHOUT FIRST OBTAINING THE CURRENT INCOME BENEFIT SUPPLEMENT. We publish any changes to the Income Benefit Supplement at least seven calendar days before they take effect on our website at allianzlife.com/indexincomerates .
• Please discuss the Income Benefit’s appropriateness with your Financial Professional and tax adviser.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

What Happens During the Income Period?
•	You will receive Income Payments as long as a Covered Person is alive and continues to meet the requirements stated in section 2. However, Income Payments and the Income Benefit may end prematurely if you:
–	change the Owner(s) or Beneficiary and all Covered Persons are removed from the Contract because they no longer meet the requirements stated in section 2,
–	take an Excess Withdrawal that reduces the Contract Value to $2,000 or less, or
–	you annuitize your Contract. However, we can convert your Income Payment to Annuity Payments as described in section 8, The Annuity Phase – When Annuity Payments Begin.
•	If you begin Income Payments before age 59 1⁄2, the payments will generally be subject to a 10% additional federal tax.
•	Any part of your annual maximum Income Payment that you do not withdraw in a given Income Benefit Year remains in your Contract for the remainder of that year, but is not added to the annual maximum payment available next year.
•	Excess Withdrawals reduce your annual maximum Income Payment by the percentage of Contract Value withdrawn (including any withdrawal charges) on the next Income Benefit Anniversary.
•	You cannot make additional Purchase Payments and any active automatic investment plan ends. If your Contract includes the Traditional Death Benefit your Guaranteed Death Benefit Value no longer increases.
•	The Contract Value continues to fluctuate as a result of Index Option performance. However, only the Index Protection Strategy with DPSC and Index Protection Strategy with Cap are available to you. This may limit your Contract’s performance potential, and if your Contract includes the Maximum Anniversary Value Death Benefit, this may also limit your Guaranteed Death Benefit Value.
•	The Contract Value decreases on a dollar for dollar basis with each Income Payment, Excess Withdrawal (including any financial adviser fees that you choose to have us pay from this Contract), and deductions we make for Contract fees and expenses. If your Contract includes the Maximum Anniversary Value Death Benefit, this decrease in Contract Value also reduces the likelihood of locking in investment gains to the Maximum Anniversary Value.
•	Each Income Payment and any Excess Withdrawal also reduces your Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn (including any withdrawal charges) , which means this value may be reduced by more than the amount withdrawn .
•	The Income Benefit rider fee continues until the Business Day the Contract Value reduces to zero, you annuitize the Contract, or the Income Benefit ends.
•	If your Contract also includes the Maximum Anniversary Value Death Benefit, its rider fee continues as indicated in section 6, Expenses.
•	The free withdrawal privilege is no longer available and any systematic withdrawal program ends.
•	If your Contract Value reduces to zero during the Income Period for any reason other than an Excess Withdrawal or annuitization that does not convert your Income Payments to Annuity Payments, you will continue to receive your maximum available Income Payment at the previous selected payment frequency until the earlier of the death of the Owner or last surviving Covered Person.
An example of the effect of an Excess Withdrawal on the Guaranteed Death Benefit Value and the annual maximum Income Payment is included in section 10, Income Benefit – Excess Withdrawals.

Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These tables do not reflect any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract. If financial adviser fees were reflected, fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Transaction Expenses
Withdrawal Charge During Your Contract’s First Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

	Index Precision Strategy and Index Performance Strategy	Index Guard Strategy
Daily Adjustment Maximum Potential Loss	99%	35%
(as a percentage of Index Option Value, applies for distributions from an Index Option before any Term End Date) (3)
(1)	The Contract provides a free withdrawal privilege before the Income Period that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 7, Access to Your Money – Free Withdrawal Privilege.
(2)	The Withdrawal Charge Basis is the total amount under your Contract that is subject to a withdrawal charge, as discussed in section 6, Expenses – Withdrawal Charge.
(3)	This shows the maximum potential loss due to the application of the Daily Adjustment (e.g., maximum loss could occur if there is a total distribution within a Term at a time when the Index price has declined to zero). The Daily Adjustment could result in a loss beyond the protection of the 10% or 20% Buffer, or -10% Floor. The Daily Adjustment applies if before the Term End Date you take a full or partial withdrawal (including any financial adviser fees that you choose to have us pay from this Contract), execute a Performance Lock, annuitize the Contract, we pay a death benefit, or when we deduct Contract fees or expenses. The actual Daily Adjustment calculation is determined by a formula described in Appendix B.
The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including AZL Government Money Market Fund fees and expenses). If you purchased the optional Maximum Anniversary Value Death Benefit, you pay additional charges, as shown below.
Annual Contract Expenses
Administrative Expenses (or contract maintenance charge) (1) (per year)	$50
Base Contract Expenses (2) (as a percentage of the Charge Base)	1.95%
Optional Benefit Expenses – Maximum Anniversary Value Death Benefit (as a percentage of the Charge Base)	0.20%
(1)	Referred to as the “contract maintenance charge” in the Contract and elsewhere in this prospectus. Waived if the Contract Value is at least $100,000. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment. See the section 6, Expenses – Contract Maintenance Charge (Administrative Expenses).
(2)	Comprised of two charges referred to as the “product fee” and the “rider fee for the Income Benefit” in the Contract and elsewhere in this prospectus. The product fee is 1.25%. The rider fee for the Income Benefit is 0.70%. See section 6, Expenses – Base Contract Expenses (Product and Rider Fees).
The next table shows the total operating expenses charged by the AZL Government Money Market Fund that you may pay periodically during the time that you own the Contract. More information about the AZL Government Money Market Fund, including its annual expenses, may be found in Appendix I – Variable Investment Option Under the Contract. The Index Options do not have operating expenses, and are therefore not included in the following table.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Annual Expenses of the AZL Government Money Market Fund
The Index Options do not assess any separate operating expenses, and are not included in the following table.
(expenses that are deducted from the fund’s assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.65%
Example
This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. The Example is based on an investment solely in the AZL Government Money Market Fund even though you cannot allocate Purchase Payments directly to the fund. The costs include transaction expenses, annual Contract expenses, and annual expenses of the AZL Government Money Market Fund. These costs do not include any financial adviser fees that you pay from your other assets, or that you choose to have us pay from this Contract.
The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and that you elected the Maximum Anniversary Value Death Benefit. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract (take a full withdrawal) at the end of the applicable time period.	$10,484	$15,065	$19,565	$32,585
If you annuitize your Contract at the end of the applicable time period.	N/A*	$ 8,765	$15,065	$32,585
If you do not surrender your Contract.	$ 2,834	$ 8,765	$15,065	$32,585
*	The earliest available Annuity Date is the second Index Anniversary.

Risk Factors
The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Index Options you choose.
Liquidity Risks
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment.
If you need to take a full or partial withdrawal during the withdrawal charge period, or when we deduct any financial adviser fees that you choose to have us pay from this Contract, we deduct a withdrawal charge, including amounts previously withdrawn under the free withdrawal privilege unless the withdrawal is a Penalty-Free Withdrawal. While Penalty-Free Withdrawals provide some liquidity, they are permitted in only limited amounts or in special circumstances. If you need to withdraw most or all of your Contract Value in a short period, you may exceed the Penalty-Free Withdrawal amounts available to you and incur withdrawal charges. (For more information on the withdrawal charge, see the Fee Tables and section 6, Expenses – Withdrawal Charge.)
We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment, it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This results in you receiving $750.
In addition, upon a full withdrawal the free withdrawal privilege is not available to you, and we apply a withdrawal charge against Purchase Payments that are still within their withdrawal charge period, including amounts previously withdrawn under the free withdrawal privilege. On a full withdrawal your Withdrawal Charge Basis may be greater than your Contract Value because the following reduce your Contract Value, but do not reduce your Withdrawal Charge Basis: deductions we make for prior Penalty-Free Withdrawals and Contract fees or expenses; and/or poor performance.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Amounts withdrawn from this Contract may also be subject to federal and state income taxes, and a 10% additional federal tax if taken before age 59  1 ⁄ 2 .
We only apply Credits to the Index Options once each Term on the Term End Date, rather than on a daily basis. In the interim, we calculate Index Option Values based on the Daily Adjustment for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. However, Daily Adjustments do not apply to any Index Option with the Index Protection Strategy with DPSC or Index Protection Strategy with Cap. Any assets removed from an Index Option during the Term for withdrawals you take (including Penalty-Free Withdrawals and any financial adviser fees that you choose to have us pay from this Contract), Annuity Payments, or deductions we make for Contract fees and expenses, or if we pay a death benefit, will not be eligible to receive a Credit on the Term End Date. These removed assets will not receive the full benefit of the Index Value, Index Return, and the 10% or 20% Buffer, or -10% Floor that would have been available on the Term End Date, and losses could exceed the protection offered by the 10% or 20% Buffer, or -10% Floor. You will receive a Credit only on the Index Option Value remaining in an Index Option on the Term End Date.
You can transfer Index Option Value among the Index Options only on Term End Dates. At other times, you can only move assets out of an Index Option by taking a full or partial withdrawal, or entering the Annuity Phase. Additionally, you can transfer assets out of a locked Index Option on the Index Anniversary that occurs on or immediately after the Lock Date. For a 3-year or 6-year Term Index Option this means you can transfer out of the locked Index Option before the Term End Date by executing a Performance Lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. These restrictions may limit your ability to react to changes in market conditions. You should consider whether investing in an Index Option is consistent with your financial needs.
Income Benefit Risks
The Income Benefit is automatically included in the Contract for an additional rider fee, but you can remove it after three years if Income Payments have not begun.  If you remove the Income Benefit you will have paid for the benefit without receiving any of its advantages.
We generally base Income Payments on the Lifetime Income Percentage you select and your Contract Value, not a guaranteed value. Decreases in Contract Value due to negative Index performance during the Accumulation Phase up to and including the Income Benefit Date, deductions for Contract fees and expenses, and withdrawals, also decrease the Income Payment amount available to you.
If you choose the Level Income payment option and meet the age requirements stated in section 10, Calculating Your Income Payments, your initial annual maximum Income Payment will not be less than the Level Income Guarantee Payment Percentage multiplied by your total Purchase Payments reduced proportionately for withdrawals you took (including withdrawal charges). However, the Level Income Guarantee Payment Percentage is not available to you under the Level Income payment option if you do not meet the age requirements stated in section 10, or if you choose Increasing Income payment option.
Income Payments made while your Contract Value is positive are a withdrawal of your own assets and reduce your Contract Value. If your Contract Value remains above zero when the Income Payments end, you may not realize a benefit from the Income Benefit; the chances of your Contract Value being reduced to zero may be minimal.
We also base Income Payments on the Eligible Person(s) that we establish at issue. If you change Owners or Beneficiary(s), we may remove an Eligible Person or Covered Person as stated in section 2, which may cause Income Payments to be unavailable or end prematurely.
We use the age of the Eligible Person(s) to determine the Income Percentage(s) and Income Percentage Increases. Income Percentage Increases are not available until age 45. This means if an Eligible Person is younger than age 44 on the Issue Date, you will not receive an increase to a Lifetime Income Percentage based on that Eligible Person until the Index Anniversary that the Eligible Person (or younger Eligible Person for joint payments) reaches age 45, and you will pay a rider fee during the period you are not eligible for an Income Percentage Increase.
The eligibility period to begin Income Payments is subject to a waiting period and both a minimum and maximum age requirement for the Eligible Person(s). For single Income Payments we only allow an Eligible Person who is an Owner to become a Covered Person, and joint Income Payments may not be available if the age difference between spouses is too great, as stated in section 2, Eligible Person(s) and Covered Person(s). If you do not begin Income Payments during the eligibility period, the Income Benefit ends and you will have paid for the benefit without receiving any of its advantages.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

In addition, if you have Contract Value in a 3-year or 6-year Term Index Option when you begin Income Payments and the Income Benefit Date is not a Term End Date, we will execute a Performance Lock for that Index Option if it is not locked and then immediately calculate and begin your Income Payments.
The initial annual maximum Income Payment available to you must be at least $100. If your Contract Value on the Income Benefit Date is reduced and this $100 minimum cannot be met, the Income Benefit ends and you will have paid for the benefit without receiving any of its advantages. Income Payments and the Income Benefit may also end prematurely if you take Excess Withdrawals, or you annuitize the Contract. However, we can convert your Income Payment to Annuity Payments as described in section 8, The Annuity Phase – When Annuity Payments Begin.
For more information on the Income Benefit and Income Payments, see “How Does the Income Benefit Work?” and “What Happens During the Income Period?” in the Summary of the Income Benefit; and section 10.
Risk of Change to the Income Benefit Supplement Prior to the Issue Date
The Income Payment waiting period and the table showing the Income Percentages and Income Percentage Increases for your Contract and are stated in the Income Benefit Supplement that is in effect on the date you sign your application. Your Financial Professional will give you a copy of the prospectus with the current Income Benefit supplement when you apply for a Contract. If we do not receive your initial Purchase Payment within 60 calendar days of the date you sign the application, and the Income Benefit Supplement terms have changed since this date, you will receive the Income Benefit Supplement terms that are in effect on the Issue Date instead of the terms that were in effect when you applied for the Contract. You bear the risk that if there is a more than a 60-day delay between the time you apply for the Contract and the Issue Date the Income Benefit Supplement terms may change and be less advantageous to you. When we issue the Contract, we send you the current prospectus with the current Income Benefit Supplement. We cannot change these terms for your Contract once they are established. We publish any changes to these terms in an amended Income Benefit Supplement at least seven calendar days before they take effect on our website at allianzlife.com/indexincomerates . The amended Income Benefit Supplement is also filed on EDGAR at sec.gov under Form S-1 File Number 333-255317, and Form N-4 File Number 333-222815. You can contact us to receive the Income Benefit Supplement applicable to your Contract by calling our Service Center at the toll-free telephone number listed at the back of this prospectus.
You can find historical Income Benefit Supplement values in Appendix F for benefits issued before April 29, 2022.
Risks of Investing in Securities
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Index Options and the AZL Government Money Market Fund does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Index Options and the AZL Government Money Market Fund are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
Index Option returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500 ® Index, Russell 2000 ® Index, Nasdaq-100 ® Index, EURO STOXX 50 ® and iShares ® MSCI Emerging Markets ETF are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500 ® Index . The S&P 500 ® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000 ® Index . The Russell 2000 ® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100 ® Index . The Nasdaq-100 ® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100 ® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50 ® . EURO STOXX 50 ® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50 ® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
iShares ® MSCI Emerging Markets ETF . The iShares ® MSCI Emerging Markets ETF seeks to track the investment results of the MSCI Emerging Markets Index, which is designed to measure equity market performance in the global emerging markets. The underlying index may include large-and mid-capitalization companies. iShares ® MSCI Emerging Markets ETF is an exchange-traded fund. The performance of the iShares ® MSCI Emerging Markets ETF may not replicate the performance of, and may underperform the underlying index. The price of the iShares ® MSCI Emerging Markets ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares ® MSCI Emerging Markets ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. Additional information about iShares ® MSCI Emerging Markets ETF is available on the SEC’s website at sec.gov and copies of that information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. Please note that this information is not prepared by us and may be intended for shareholders of the ETF. You will not be a shareholder of the ETF by investing in an Index Option that is linked to the performance of the ETF. You may also request additional information about the ETF from our Service Center or your Financial Professional.
The COVID-19 pandemic has at times led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the Index Options are linked, as well as securities held by the AZL Government Money Market Fund. If these market conditions continue or reoccur, and depending on your individual circumstances ( e.g. , your selected Index Options and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The COVID-19 pandemic has contributed to an uncertain and evolving economic environment. The impact of the COVID-19 pandemic and other interrelated factors (e.g., changes in interest rates, rising inflation, actions of governmental authorities) on the economic environment cannot be predicted with certainty, but they could negatively affect the returns of an Index and the level of DPSCs, Precision Rates, Caps, and Participation Rates, and other product features, and the overall performance of your Contract.
The military invasion of Ukraine initiated by Russia in February 2022 and the resulting response by the United States and other countries have led to economic disruptions, as well as increased volatility and uncertainty in the financial markets. It is not possible to predict the ultimate duration and scope of the conflict, or the future impact on U.S. and global economies and financial markets. The performance of the Indexes to which the Index Options are linked, as well as securities held by the AZL Government Money Market Fund, may be adversely affected. This risk could be higher for Indexes with exposure to European or Russian markets, including EURO STOXX 50 ® and iShares ® MSCI Emerging Markets ETF. Depending on your individual circumstances (e.g., your selected Index Options and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. You should consult with a Financial Professional about how the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.
Risk of Negative Returns
The AZL Government Money Market Fund does not provide any protection against negative returns. You can lose principal and previous earnings for Purchase Payments held in the AZL Government Money Market Fund and such losses could be significant.
If you allocate Purchase Payments or transfer Contract Value to an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, negative Index Returns may cause Performance Credits to be either negative after application of the 10% or 20% Buffer, or negative down to the -10% Floor. For the Index Performance Strategy, we apply the Buffer for the entire Term length; we do not apply the Buffer annually on a 3-year or 6-year Term Index Option. Ongoing deductions we make for Contract fees and expenses could also cause amounts available for withdrawal to be less than what you invested even if Index performance has been positive. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Precision Strategy, Index Guard Strategy, or Index Performance Strategy, and such losses could be significant. If you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Protection Strategy with DPSC or Index Protection Strategy with Cap you can also lose principal and previous earnings if you do not receive the DPSC or Protection Credit, or if the Contract fees and expenses are greater than the DPSC or Protection Credit. The maximum potential negative Performance Credit for the Index Performance Strategy and Index Precision Strategy is based on the Buffer. If the Buffer is 10% the maximum negative Performance Credit is -90%, and if the Buffer is 20% the maximum negative Performance Credit is -80%. The maximum potential negative Performance Credit for the Index Guard Strategy is the -10% Floor. Such losses will be greater if you take a withdrawal (including any financial adviser fees that you choose to have us pay from this Contract) that is subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
If you select an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, we calculate Index Options Values for these Index Options on each Business Day during a Term (other than the Term Start Date or Term End Date) by adding the Daily Adjustment. The Daily Adjustment affects the total Contract Value available for withdrawal, annuitization, and payment of the death benefit, and it affects how we determine the contract maintenance charge and Charge Base for the product and rider fees. The Daily Adjustment can be less than the Precision Rate or Cap even if the current Index return during the Term is greater than the Precision Rate or Cap. In addition, even though the current Index return during the Term may be positive, the Daily Adjustment for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy may be negative due to changes in Proxy Value inputs, such as volatility, dividend yield, and interest rate. The Daily Adjustment is generally negatively affected by:
•	interest rate decreases,
•	dividend rate increases,
•	poor market performance, and
•	the expected volatility of Index prices. Increases in the expected volatility of Index prices negatively affect the Index Precision Strategy and Index Performance Strategy with 1-year Terms, while decreases in the expected volatility of Index prices negatively affect the Index Guard Strategy. For the Index Performance Strategy with 3-year and 6-year Terms, and Index Protection Strategy with Cap, the impact of changes in the expected volatility of Index prices is dependent on the market environment and the applicable Caps and Participation Rates. For the Index Protection Strategy with DPSC, the impact of changes in the expected volatility of Index prices is dependent on the market environment.
The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes to interest rates, dividend rates, market performance and the expected volatility of Index prices than 1-year Term Index Options because the longer Term length amplifies the impact of these market parameters on the expected Index Option Value at the Term End Date. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year or 6-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term. In addition, 3-year and 6-year Term Index Options with a Participation Rate above 100% may also have larger fluctuations in the Daily Adjustment than Index Options either without a Participation Rate, or with a Participation Rate equal to 100%.
If you take a withdrawal from an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy before the Term End Date, you could lose principal and previous earnings because of the Daily Adjustment even if Index performance is positive on that day or has been positive since the Term Start Date . If the current Index return during the Term is negative, the Daily Adjustment for these Index Options could result in losses greater than the protection provided by the 10% or 20% Buffer, or -10% Floor. In extreme circumstances the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor, but it cannot result in a total loss of -100%. Such losses will be greater if the amount withdrawn (including any financial adviser fees that you choose to have us pay from this Contract) is also subject to a withdrawal charge, or is a deduction of Contract fees and expenses.
Risks Associated with Calculation of Credits
We calculate Credits each Term on the Term End Date. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Term. If you allocate Purchase Payments or transfer Contract Value to the Index Options with Index Protection Strategy with DPSC or Index Protection Strategy with Cap, positive returns are limited by the DPSCs and Caps. You are not subject, however, to potential negative Credits. The Precision Rates on the

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Index Options with Index Precision Strategy, and the Caps on the Index Options with Index Guard Strategy and Index Performance Strategy also limit positive returns and could cause performance to be lower than it would otherwise have been if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index. For the Index Performance Strategy, we apply the Cap and any Participation Rate for the entire Term length; we do not apply the Cap and any Participation Rate annually on a 3-year or 6-year Term Index Option.
The Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the component securities. The past ten years of actual average of the annual Index returns without and with dividends would have been as follows:
	January 1, 2011 through December 31, 2021
	S&P 500 ® Index	Nasdaq-100 ® Index	Russell 2000 ® Index	EURO STOXX 50 ®	iShares ® MSCI Emerging Markets ETF
Returns without dividends	14.84%	22.67%	12.57%	7.03%	3.79%
Returns with dividends	17.11%	24.05%	14.07%	10.88%	5.90%
DPSCs, Precision Rates, Caps, and Participation Rates may be adjusted on the next Term Start Date and may vary significantly from Term to Term. Changes to DPSCs, Precision Rates, Caps, and Participation Rates may significantly affect the amount of Credit you receive. For more information, see the “Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, and Participation Rates” discussion later in this section.
The Crediting Methods only capture Index Values on the Term Start Date and Term End Date, so you will bear the risk that the Index Value might be abnormally low on these days.
Risks Associated with Performance Locks
If a Performance Lock is executed:
•	You will no longer participate in Index performance, positive or negative, for the remainder of the Index Year for the locked Index Option. This means that under no circumstances will your Index Option Value increase during the remainder of the Index Year.
•	You will not receive a Performance Credit on any locked Index Option on the Term End Date.
•	We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This means you will not be able to determine in advance your locked Index Option Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Option reached its target for an automatic Performance Lock. Through your account on our website you can request a Performance Lock based on upper and/or lower targets you set using Index Option Value returns.
•	If a Performance Lock is executed when your Daily Adjustment has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Option was not locked.
•	We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
Substitution of an Index
There is no guarantee that the Indexes will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•	we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative hedging instruments to hedge the Index, or we are not licensed to use the Index, or
•	the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.
If we add or substitute an Index, we first seek any required regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Substitutions of an Index may occur during a Term. If we substitute an Index during a Term we will combine the return of the replaced existing Index from the Term Start Date to the substitution date with the return of the new Index from the substitution date to the Term End Date. If we substitute an Index during a Term:
•	we do not change the Charge Base we use to calculate the product and rider fees, and
•	the Buffers, Floors, DPSCs, Precision Rates, Caps, and Participation Rates for the replaced Index will apply to the new Index. We do not change the Buffers and Floors applicable to your Contract, or the current DPSCs, Precision Rates, Caps, and Participation Rates that we set on the Term Start Date.
Changes to DPSCs, Precision Rates, Caps, and Participation Rates associated with the new Index, if any, may occur at the next regularly scheduled Term Start Date. Depending on the constitution of the replaced Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine, in our discretion, to increase or decrease renewal DPSCs, Precision Rates, Caps, and Participation Rates associated with the new Index. However, we would not implement any change to reflect this difference until the next Term Start Date after the substitution. For any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, the substitution of an Index during a Term may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, and Participation Rates
We establish initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates as indicated under “When Does Allianz Establish the Values Used to Determine Index Credits?” in the Summary of the Index Options section. This section also includes information on the notice we provide you of renewal changes on each Index Anniversary.
You should be aware that, generally, DPSCs, Precision Rates, Caps, and Participation Rates could change every seven calendar days. However, these rates are guaranteed to be available during the period stated on our website at allianzlife.com/indexincomerates and cannot be superseded until that period ends. If you select the earliest Index Effective Date or an Index Effective Date that is within the guaranteed period applicable to the initial rates in effect on the Issue Date, the initial rates available for review on your Issue Date will be the rates on your Index Effective Date. However, if you select an Index Effective Date that is after the date the rate is guaranteed to be available, you are subject to the risk that initial DPSCs, Precision Rates, Caps, and Participation Rates may change and be less advantageous to you. Furthermore, if the Index Effective Date is after the end of the free look period, you will be subject to the withdrawal charge, and final product and rider fees and contract maintenance charge if you then elect to cancel the Contract after the free look period. You may review future rates at least seven calendar days before their effectiveness at allianzlife.com/indexincomerates . You (or your Financial Professional, if authorized) can change your Index Effective Date at any time before it occurs to be an earlier or later date by submitting a request.
On each Term End Date you have the option of remaining allocated to your current Index Options at the renewal DPSCs, Precision Rates, Caps, and Participation Rates that we set on the next Term Start Date, or transferring to another permitted Index Option. At least seven calendar days before each Index Anniversary we publish renewal rates for the next Term Start Date for your review in your account on our website, and on our public website at allianzlife.com/indexincomerates . If you do not review renewal change information when it is published, or take no action to transfer to another permitted Index Option, you will remain allocated to your current Index Options and will automatically become subject to the renewal DPSCs, Precision Rates, Caps, and Participation Rates until the next Term End Date.
You risk the possibility that the renewal DPSCs, Precision Rates, Caps, and Participation Rates you receive may be less than you would find acceptable. If you do not find the renewal rates acceptable, you must give us transfer instructions no later than the end of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day) or you will be subject to these renewal DPSCs, Precision Rates, Caps, and Participation Rates for the next Term. When your renewal rates change the only options available to you are to transfer Index Option Value between Index Options, or take a full withdrawal (which may be subject to a withdrawal charge).
Initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates may vary significantly depending upon a variety of factors, including:
•	market volatility,
•	our hedging strategies and investment performance,

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	the availability of hedging instruments,
•	the amount of money available to us through Contract fees and expenses to purchase hedging instruments,
•	your Index Effective Date,
•	the level of interest rates,
•	utilization of Contract benefits by Owners, and
•	our profitability goals.
Due to a combination of factors, including potential changes in interest rates and other market conditions (e.g. rising inflation), the current economic environment is evolving. The future impact on initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates cannot be predicted with certainty. The effect of a change in interest rates or other market conditions may not be direct or immediate. There may be a lag in changes to DPSCs, Precision Rates, Caps, and Participation Rates. Interest rates could increase. In a rising interest rate environment, increases in DPSCs, Precision Rates, Caps, and Participation Rates, if any, may be substantially slower than increases in interest rates.
We manage our obligation to provide Credits in part by trading call and put options, and other derivatives on the available Indexes. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal DPSCs, Precision Rates, Caps, and Participation Rates to reflect these cost changes. The primary factor affecting the differences in the initial DPSCs, Precision Rates, Caps, and Participation Rates for newly issued Contracts and renewal rates for existing Contracts is the difference in what we can earn from these investments for newly issued Contracts versus what we are earning on the investments that were made, and are being held to maturity, for existing Contracts. In some instances we may need to reduce both initial and renewal DPSCs, Precision Rates, Caps, and Participation Rates, or we may need to substitute an Index. You bear the risk that we may reduce DPSCs, Precision Rates, Caps, and Participation Rates, which reduces your opportunity to receive positive Credits.
Investment in Derivative Hedging Instruments
The Index Options are supported by bonds and other fixed income securities which are also used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value in fixed income securities, with most of the remainder invested in derivative hedging instruments. The derivative hedging instruments are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative hedging instruments we purchase include put options, call options, futures, swaps, and other derivatives.
We currently limit our purchase of derivative hedging instruments to liquid securities. However, like many types of derivative hedging instruments, these securities may be volatile and their price may vary substantially. In addition, because we pay Credits regardless of the performance of derivative hedging instruments we purchase, we may incur losses on hedging mismatches or errors in hedging. We may incur additional costs if the costs of our hedging program increase due to market conditions or other factors. Our overall experience with hedging securities may affect renewal DPSCs, Precision Rates, Caps, and Participation Rates for existing Contracts.
Risks of Deducting Financial Adviser Fees from the Contract
If you have an investment adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your adviser. The investment adviser requests each fee payment by submitting a letter of instruction that includes the fee amount. The deduction of financial adviser fees is in addition to this Contract’s fees and expenses, and the deduction is treated the same as any other withdrawal under the Contract. As such, withdrawals to pay financial adviser fees may be subject to withdrawal charges, will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly), and may be subject to income taxes (including tax penalties if you are younger than age 59  1 ⁄ 2 ). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
Our Financial Strength and Claims-Paying Ability
We make Income Payments, Annuity Payments, and pay death benefits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. We apply Credits from an unregistered, non-unitized, non-insulated separate account ( Separate Account IANA ). Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors, and are also subject to our financial strength and

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

claims-paying ability. For more information on Separate Account IANA, see section 13, Other Information – Our Unregistered Separate Account.
As a result of the COVID-19 pandemic and interrelated market factors (e.g., market volatility changes in interest rates, rising inflation, actions by governmental authorities), economic uncertainties have arisen which could negatively impact Allianz Life’s net income and surplus. The extent to which the COVID-19 pandemic and these other market factors will impact our business, net income, and surplus, as well as our capital and liquidity position, will depend on future developments, which are highly uncertain. For more information see section 14, Information on Allianz Life – Business and Operational Risks Relevant to the Contract.
Regulatory Protections
Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.

1.  The Contract
An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and we invest that money in the Index Options you select. The AZL Government Money Market Fund holds the money you invest before it is transferred to the Index Options. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Index Options and the AZL Government Money Market Fund. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payment option you select that is described in this prospectus. Other than to add benefits that are beneficial to you, we do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase. If you begin taking Income Payments, your Contract will also have an Income Period. The Income Period occurs during the Accumulation Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, we invest your money in the Index Options you select and the AZL Government Money Market Fund on a tax-deferred basis. Tax deferral may not be available for certain non-individually owned contracts. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 12, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge). You can also make additional Purchase Payments before the Income Period subject to the restrictions set out in section 3, Purchase Requirements. The Contract also offers at issue the optional Maximum Anniversary Value Death Benefit for an additional rider fee (see section 11) if all Owners and the Annuitant are age 75 or younger on the Issue Date. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit potentially provides a death benefit greater than the Traditional Death Benefit based on the Maximum Anniversary Value (highest Contract Value on any Index Anniversary before age 91, increased by the dollar amount of subsequent Purchase Payments, and reduced proportionately for subsequent withdrawals you take including any withdrawal charge).
During the Income Period we make regular periodic Income Payments based on the life of the Covered Person(s). During the Income Period we also restrict your selection of Crediting Methods to the Index Protection Strategy with DPSC or Index Protection Strategy with Cap, and you cannot make additional Purchase Payments. However, unlike the Annuity Phase, you will have access to your Contract Value and death benefit for a period of time after Income Payments begin. If

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

you do not take Income Payments your Contract will not have an Income Period. The Income Period ends on the earlier of the last Business Day before the Annuity Date, or the date the Income Benefit ends. Income Payments can continue for the life of the Covered Person(s) if you do not take more than your allowed annual maximum payment.
If you request Annuity Payments, the Accumulation Phase and Income Period (if applicable) of your Contract ends and you enter the Annuity Phase . During the Annuity Phase we make regular fixed periodic Annuity Payments based on the life of the Annuitant(s), or life and term certain. We send Annuity Payments to the Payee (the person or entity who receives Annuity Payments during the Annuity Phase). You can choose when Annuity Payments begin, subject to certain restrictions. We base Annuity Payments on Contract Value and the payout rates for the Annuity Option you select. If the Annuity Date occurs during the Income Period and your Income Payments are greater than the Annuity Payments as calculated for certain Annuity Options, you can elect to convert to Income Payments to Annuity Payments as described in section 8 – When Annuity Payments Begin. Your Annuity Payments do not change unless an Annuitant dies, or we convert Income Payments made under the Increasing Income payment option to Annuity Payments. The Increasing Income payment option is discussed in section 10, Automatic Annual Income Payment Increases. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 8, The Annuity Phase.
When the Accumulation Phase Ends
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day we process your request for a full withdrawal.
•	The Business Day before the Annuity Date.
•	Upon the death of any Owner (or the Annuitant if the Owner is a non-individual), the Business Day we first receive Valid Claim from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Index Options and the AZL Government Money Market Fund until the complete distribution of the death benefit. A Valid Claim is the documents we require to be received in Good Order at our Service Center before we pay any death claim.
Financial Adviser Fees
If you have a financial adviser and want to take a withdrawal from this Contract to pay your financial adviser fee, you can submit a written request to our Service Center by completing our third party money management customer authorization of transfer form and fee redemption authorization form. If we approve your request, we withdraw the requested fees and pay them to your Financial Professional or Financial Professional’s firm as instructed. The fee redemption authorization is an agreement between you, your Financial Professional, and/or the Financial Professional's firm. The agreement authorizes us to deduct financial adviser fees from the Contract and send them to the Financial Professional or the Financial Professional's firm upon written request. You can terminate this agreement at any time by providing us written notice. We retain the right to request an updated fee redemption authorization form at any time.
The Financial Professional or Financial Professional’s Firm requests each fee payment by submitting a letter of instruction that includes the fee amount. We treat this fee payment as a withdrawal which means a withdrawal charge, federal and state income taxes, and a 10% additional federal tax if you are under age 59  1 ⁄ 2 may apply, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). We deduct financial adviser fees (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. This withdrawal reduces the Contract Value and the amount available under the free withdrawal privilege by the dollar amount withdrawn. It may also reduce your Contract's Guaranteed Death Benefit Value proportionately by the percentage of Contract Value withdrawn, which may reduce this value by more than the amount withdrawn and these reductions could be significant. If taken during the Income Period, we will treat this as an Excess Withdrawal if when added to other withdrawals and scheduled Income Payments it is greater than you annual maximum Income Payment. An Excess Withdrawal reduces your annual maximum Income Payment proportionately by the percentage of Contract Value withdrawn, which may reduce Income Payments by more than the amount withdrawn and these reductions could be significant. An Excess Withdrawal can cause you Income Payments and Contract to end prematurely. If this is a Non-Qualified Contract, a withdrawal will be a taxable withdrawal to the extent that gain exists within the Contract. Financial adviser fees paid from an IRA Contract will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Your financial adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser’s actions. We do not verify that withdrawals for financial adviser fees align with the terms of your agreement with your financial adviser. We do not set your financial adviser fee or receive any part of it. Any withdrawals for financial adviser fees you pay is in addition to this Contract’s fees and expenses. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments. Financial Professionals and their managers may also be eligible for various benefits such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with our principal underwriter, Allianz Life Financial Services, LLC. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Index Option transfers and allocation changes on your behalf. However, we reserve the right to review a financial adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial adviser’s trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
Financial Adviser Fee Deduction Example
These calculations show the effects of withdrawing financial adviser fees on the Contract Value and available Guaranteed Death Benefit Value. These withdrawals (including any withdrawal charges) immediately reduce the Contract Value on a dollar for dollar basis, and reduce the available Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn.
The example assumes a withdrawal of $5,000 once per year on days that are not Term End Dates to pay financial adviser fees starting when the Contract Value is $100,000, the Guaranteed Death Benefit Value under the Traditional Death Benefit is $90,000, and the Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit is $105,000. The first withdrawal assumes that there is no amount remaining under the partial withdrawal privilege for that year, so that withdrawal is subject to an 8.5% withdrawal charge. Subsequent withdrawals are all taken under the partial withdrawal privilege. All fractional numbers in these examples have been rounded up to the next whole number. All Contract Value figures reflect the Daily Adjustment.
Financial Adviser Fee Withdrawal	Contract Value	Guaranteed Death Benefit Value for a Contract with the Traditional Death Benefit	Guaranteed Death Benefit Value for a Contract with the Maximum Anniversary Value Death Benefit
Prior to 1 st years withdrawal	$ 100,000	$ 90,000	$ 105,000
$5,000 withdrawal (subject to an
8.5% withdrawal charge)	– [($5,000 ÷ (1 – 8.5%)]
Amount withdrawn	– $5,465	– [($5,465 ÷ 100,000) x 90,000]	– [($5,465 ÷ 100,000) x 105,000]
		= - $4,919	= - $5,739
After 1 st years withdrawal	$ 94,535	$ 85,081	$ 99,261

Prior to 2 nd years withdrawal	$ 97,000	$ 85,081	$ 99,261
$5,000 withdrawal (not subject to a
withdrawal charge)	– $5,000	– [($5,000 ÷ 97,000) x 85,081]	– [($5,000 ÷ 97,000) x 99,261]
		= - $4,386	= - $5,117
After 2 nd years withdrawal	$ 92,000	$ 80,695	$ 94,414

Prior to 3 rd years withdrawal	$ 80,0000	$ 80,695	$ 94,414
$5,000 withdrawal (not subject to a	– $5,000	– [($5,000 ÷ 80,000) x 80,695]	– [($5,000 ÷ 80,000) x 94,414]
withdrawal charge)		= - $5,044	= - $5,844
After 3 rd years withdrawal	$ 75,000	$ 75,651	$ 88,260

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The death benefit is the greater of the Contract Value, or the Guaranteed Death Benefit Value, so the death benefit would be:
•	$94,535 Contract Value under the Traditional Death Benefit, or the $99,261 Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit after the first adviser fee.
•	$92,000 Contract Value under the Traditional Death Benefit, or the $94,414 Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit after the second adviser fee.
•	$75,651 Guaranteed Death Benefit Value under the Traditional Death Benefit, or the $88,260 Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit after the third adviser fee.
Please see section 10, Income Benefit – Excess Withdrawals for an example showing the impact of taking an Excess Withdrawal of $5,000 from the Contract to pay financial adviser fees to your Financial Professional.
When the Contract Ends
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase, Income Period and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Income Period and Annuity Phase never began and we did not make any death benefit payments.

2.  Ownership, Annuitant, Determining Life, Beneficiary, and Payee
Owner
The Owner designated at Contract issue has all the rights under the Contract. The Owner may be an individual, or a non-individual (e.g. a trust, tax-exempt entity, or corporation). Qualified Contracts and non-individually owned Contracts can only have one Owner. A Qualified Contract is purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Joint Owner
A Non-Qualified Contract can be owned by up to two individual Owners (Joint Owners). Joint Owners must be spouses within the meaning of federal tax law. We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
Annuitant
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date. You cannot change the Annuitant if the Owner is a non-individual. Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For individually owned Contracts, if the Annuitant who is not an Owner dies before the Annuity Date, the sole Owner (or younger Joint Owner) automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix A to the Form N-4 SAI. In order to convert Income Payments to Annuity Payments the Covered Person(s) must be named as the Annuitant(s) as discussed in section 8, when Annuity Payments Begin. Designating different persons as Covered Person(s) and Annuitant(s) will cause the Income Benefit and Income Payments to end at the maximum permitted Annuity Date. Use care when designating Owners, Covered Person(s) and Annuitant(s), and consult your Financial Professional if you have questions.
Upon the Death of a Sole Owner

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Action if the Contract is in the Accumulation Phase

•	We pay a death benefit to the Beneficiary unless the Beneficiary is the surviving spouse and continues the Contract. The Income Benefit and any Income Payments will also end unless the Beneficiary is both a surviving spouse and either an Eligible Person (if Income Payments have not begun) or a Covered Person (if Income Payments have begun).
•	If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract:
–	we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and the death benefit ends,
–	the surviving spouse becomes the new Owner,
–	if Income Payments have not begun the Accumulation Phase continues,
–	if Income Payments have begun they can only continue if the surviving spouse is a Covered Person; otherwise the Income Benefit ends, and
–	upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.
•	If the deceased Owner was not a Determining Life, the Traditional Death Benefit Maximum Anniversary Value Death Benefit are not available and the Beneficiary(s) receives the Contract Value.
Action if the Contract is in the Annuity Phase
•	The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•	If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
–	Annuity Option 1 or 3, payments end. If Income Payments were converted to Annuity Payments under one of these Annuity Options, we will also pay any remaining value to the named Beneficiary(s).
–	Annuity Option 2 or 4, payments end when the guaranteed period ends.
–	Annuity Option 5, payments end and the Payee may receive a lump sum refund.
•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.
Determining Life (Lives)
The Determining Life (Lives) are the individuals on whose life we base the Guaranteed Death Benefit Value provided by the Traditional Death Benefit or Maximum Anniversary Value Death Benefit. We establish the Determining Life (Lives) at Contract issue. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•	you remove a Joint Owner due to divorce, then we also remove that person as a Determining Life, or
•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, then we remove the prior Owner who is not the Annuitant as a Determining Life.
Beneficiary
The Beneficiary is the person(s) or entity you designate to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no surviving primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously as defined by applicable state law or regulation, we pay the death benefit to the named contingent Beneficiaries or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Eligible Person(s) and Covered Person(s)
We determine Eligible Persons on the Issue Date based on the Contract’s ownership and tax qualification status. We use Eligible Person(s) to determine the Income Percentage and Income Percentage Increase, when you will begin receiving Income Percentage Increases, when Income Payments are available to you, and the payment type (single or joint) available to you.
We base Income Payments on the lives of the Covered Person(s). We determine the Covered Person(s) on the Income Benefit Date based on the available Eligible Person(s), their marital status, and the payment type you select. Joint Income Payments are only available if there are two Eligible Persons on the Income Benefit Date who are also spouses within the meaning of federal tax law and they meet the requirements stated here. Because Income Payments must begin no later than age 100, joint Income Payments are not available if:
•	there is more than a 50-year age difference between spouses;
•	you select the Traditional Death Benefit and purchase this Contract at the maximum issue age of 80 and there is more than a 20-year age difference between spouses; or
•	you select the Maximum Anniversary Value Death Benefit and purchase this Contract at the maximum issue age of 75 and there is more than a 25-year age difference between spouses.
Eligible Person and Covered Person Requirements
For a single, individual Owner:
•	You, the Owner, are an Eligible Person.
•	If you and the sole primary Beneficiary are spouses within the meaning of federal tax law, the sole primary Beneficiary is also an Eligible Person.
•	If you select single Income Payments only you, the Owner, can be the Covered Person.
•	If you select joint Income Payments you must designate yourself, the Owner, to be a Covered Person.
For Joint Owners:
•	Both Joint Owners are Eligible Persons.
•	If you select single Income Payments you can designate either Eligible Person to be the Covered Person.
•	If you select joint Income Payments you must designate both Joint Owners to be the Covered Persons.
For Contracts owned by a non-individual:
•	The Annuitant is the Eligible Person.
•	For Non-Qualified Contracts, we only allow one Eligible Person and joint Income Payments are not available.
•	For Qualified Contracts, if the Owner is a qualified plan or a custodian and the Annuitant and sole contingent Beneficiary are spouses within the meaning of federal tax law, the sole contingent Beneficiary is also an Eligible Person. However, joint Income Payments are only available if the qualified plan or custodian is also the sole primary Beneficiary. This structure allows the surviving non-Annuitant spouse to continue to receive Income Payments, assuming the surviving non-Annuitant spouse is the beneficiary under the qualified plan or custodial IRA.
•	If you select single Income Payments only the Annuitant can be the Covered Person.
If an Eligible Person or a Covered Person is no longer an Owner, Joint Owner, Annuitant, sole primary Beneficiary, or sole contingent Beneficiary as required above due to death, change in spousal status, an assignment or change of ownership/Beneficiary, we will remove that person from the Contract as an Eligible Person or Covered Person. If an Eligible Person is removed, you cannot designate that person to be a Covered Person. If a Covered Person is removed, that person is no longer a Covered Person. If we remove all Eligible Persons or Covered Persons from the Contract, the Income Benefit ends.
You can only add or replace an Eligible Person on or before the date you request Income Payments. If you add or change an Owner, sole primary Beneficiary or sole contingent Beneficiary that person will become an Eligible Person if they are the current spouse within the meaning of federal tax law of an existing Eligible Person and meet the requirements stated in this section. If you add or replace an Eligible Person we will recalculate your Lifetime Income Percentages based on the age of the new Eligible Person on the Index Effective Date and Index Anniversaries, if applicable, as stated in the

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Summary of the Income Benefit – How Does the Income Benefit Work? At any given time there cannot be more than two Eligible Persons. After the Income Benefit Date, you cannot add, remove, or replace a Covered Person even if you add or change an Owner, or Beneficiary .
Change in Spousal Status of Eligible Persons or Covered Persons
If at any time joint Eligible Persons or joint Covered Persons are no longer spouses you must send us written notice. If we receive notice on or before the Income Benefit Date, joint Income Payments will not be available to you unless you remarry and add your new spouse as a Joint Owner or sole primary or contingent Beneficiary according to the requirements stated in this section. If we receive notice after the Income Benefit Date, we will remove one former spouse from the Contract as a Covered Person and also as an Owner, Joint Owner, Annuitant and/or Beneficiary.
Upon notification of divorce, we treat any request to reduce or divide benefits under this Contract as a request for a withdrawal of Contract Value payable to you. We process the withdrawal and remove one spouse from the Contract as an Eligible Person or Covered Person, Owner, Annuitant and/or Beneficiary, according to your instructions or any applicable court order. This withdrawal is subject to any applicable tax or withdrawal charge, and may cause Income Payments and the Income Benefit to end prematurely. However, if you do not notify us of the divorce, the Contract continues and upon the death of an Owner, we pay any applicable death benefit to the Beneficiary(s) and the Contract and the Income Benefit both end.
Payee
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
Assignments, Changes of Ownership and Other Transfers of Contract Rights
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
The Contract cannot be assigned without our consent. You must submit your request to assign the Contract in writing to our Service Center  and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.
Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
• An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.
• An assignment will only change the Determining Life (Lives) if it involves removing a Joint Owner due to divorce, or replacing Joint Owners with a Trust.

3.  Purchasing the Contract
Purchase Requirements
To purchase this Contract, on the Issue Date all Owners and the Annuitant must be:
•	age 80 or younger, or
•	age 75 or younger if you select the Maximum Anniversary Value Death Benefit.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $5,000.
•	We restrict additional Purchase Payments. Each Index Year during the Accumulation Phase and before the Income Benefit Date you cannot add more than your initial amount without our prior approval. Your initial amount is all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year. We allow you to add up to the initial amount in the remainder of the first Index Year. The minimum additional Purchase Payment we will accept is $50.
•	We do not accept additional Purchase Payments on or after the Income Benefit Date, or on or after the Annuity Date.
•	The maximum total Purchase Payments we accept without our prior approval is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to the AZL Government Money Market Fund before we transfer it to your selected Index Options. If the Issue Date is the same as the Index Effective Date we allocate your initial Purchase Payment to the Index Options. If the Issue Date is not the Index Effective Date we hold your initial Purchase Payment in the AZL Government Money Market Fund before we transfer it to your selected Index Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it.
We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis. This applies to Contracts issued in all states except as disclosed in Appendix H. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to decline additional Purchase Payments, this may limit your ability to fund your Contract’s guaranteed benefits such as the Income Benefit, Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Applications Sent Electronically
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
Allocation of Purchase Payments and Contract Value Transfers
The allocation instructions you provide on your application automatically become your Purchase Payment default instructions. (In your Contract, Purchase Payment default instructions are called future allocation instructions.) We use these default instructions for all Purchase Payments we receive unless you change them, or give us alternate allocation instructions specific to an individual Purchase Payment. We only allow Purchase Payments to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. As a result, we hold Purchase Payments we receive on days other than the Index Effective Date or an Index Anniversary in the AZL Government Money Market Fund until we transfer them to your selected Index Options according to your Purchase Payment default instructions. For additional Purchase Payments we receive after the Index Effective Date, this transfer occurs on the next Index Anniversary and does not involve a reallocation of your total Contract Value. We apply any Purchase Payments we receive on the Index Effective Date or on an Index Anniversary directly to the Index Options on that day; these Purchase Payments are not held in the AZL Government Money Market Fund.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

We only allow Index Option Value transfers between Index Options on Term End Dates. We do not allow assets to move into an established Index Option until the Term End Date. If you request to transfer into an established Index Option on an Index Anniversary that is not a Term End Date, we will transfer those assets into the same Index Option with a new Term Start Date.
If you only select the 1-year Term Index Options, you can automatically reallocate your total Contract Value annually by providing us with instructions (see section 4, Optional Reallocation Program for 1-year Term Index Options). However, you cannot automatically reallocate your total Contract Value annually on each Term End Date if you select a 3-year or 6-year Term Index Option.
You select the Index Effective Date when you purchase your Contract. It can be any Business Day up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
On your application if you select…	Your Index Effective Date will be either…
the earliest Index Effective Date	• your Issue Date, or • the first Business Day of the next month if the Issue Date is the 29th, 30th, or 31st of a month
the deferred Index Effective Date	• your first Quarterly Contract Anniversary, or
• the next Business Day if the first Quarterly Contract Anniversary occurs on a non-Business Day, or the first Business Day of the next month if the first Quarterly Contract Anniversary is the 29th, 30th, or 31st of a month
You should be aware that, generally, DPSCs, Precision Rates, Caps, and Participation Rates could change every seven calendar days. However, these rates are guaranteed to be available during the period stated on our website at allianzlife.com/indexincomerates and cannot be superseded until that period ends. If you select the earliest Index Effective Date or an Index Effective Date that is within the guaranteed period applicable to the initial rates in effect on the Issue Date, the initial rates available for review on your Issue Date will be the rates on your Index Effective Date. However, if you select an Index Effective Date that is after the date the rate is guaranteed to be available, you are subject to the risk that initial DPSCs, Precision Rates, Caps, and Participation Rates may change and be less advantageous to you. Furthermore, if the Index Effective Date is after the end of the free look period, you will be subject to the withdrawal charge, and final product and rider fees and contract maintenance charge if you then elect to cancel the Contract after the free look period. You may review future rates at least seven calendar days before their effectiveness at allianzlife.com/indexincomerates . You (or your Financial Professional, if authorized) can change your Index Effective Date at any time before it occurs to be an earlier or later date by submitting a request. However, your new Index Effective Date cannot be later than the deferred Index Effective Date listed above. We must receive your request in Good Order at our Service Center before the end of the Business Day on which you want the Index Effective Date to occur. Once your Index Effective Date occurs, all Index Options for your Contract will have the same Index Anniversary.
You can change your Purchase Payment default instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to Purchase Payment default instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these default instructions on your behalf. Changes to your Purchase Payment default instructions do not reallocate or transfer existing Index Option Values on the Term End Date .
We notify you at least 30 days in advance of each Index Anniversary as a reminder that on the upcoming anniversary you may transfer Index Option Value between Index Options. Transfers between Index Options do not change your Purchase Payment default instructions. For more information, see the “Electronic Transfer and Allocation Instructions” discussion next in this section. On each Term End Date, if we have not received transfer instructions from you, and you are not participating in the 1-year Term Index Option reallocation program, all assets invested continue to be invested in the Index Options at the renewal DPSCs, Precision Rates, Caps, and Participation Rates.
We must receive all Index Option transfer instructions in Good Order at our Service Center before the end of the Business Day on the Term End Date (or the next Business Day if the Term End Date is a non-Business Day).

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

• In order to apply Purchase Payments we receive after the Index Effective Date to your selected Index Option(s) on the next Index Anniversary, we must receive them before the end of the Business Day on the Index Anniversary (or before the end of the prior Business Day if the anniversary is a non-Business Day).
• Purchase Payments we hold in the AZL Government Money Market before transferring them to your selected Index Options are subject to Contract fees and expenses (e.g. product fee), and market risk and may lose value.
Electronic Transfer and Allocation Instructions
We use reasonable procedures to confirm that electronic transfer request or allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
Automatic Investment Plan (AIP)
The AIP makes additional Purchase Payments to the Contract during the Accumulation Phase and before the Income Benefit Date on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is a non-Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is a non-Business Day. We hold AIP Purchase Payments in the AZL Government Money Market Fund until we transfer them to the Index Options on the Index Effective Date or the next Index Anniversary according to your Purchase Payment default instructions. AIP Purchase Payments must comply with the allocation requirements and restrictions (including the initial amount requirement) stated in this section. We must receive your request to stop or change AIP at our Service Center before the end of the last Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Income Payments, AIP ends automatically on the Income Benefit Date. If you choose to begin Annuity Payments, AIP ends automatically on the last Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
For Owners of Qualified Contracts, AIP is not available if your Contract is funding a plan that is tax qualified under Section 401 of the Code.
Free Look/Right To Examine Period
If you change your mind about the Contract, you can cancel it within the free look period stated on the first page of your Contract. In most states, this is ten calendar days after you receive the Contract. If you cancel your Contract during the free look period, in most states we return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value if greater.
IRA Contracts require us to return Purchase Payments less withdrawals. If you cancel your IRA Contract, we return the greater of Purchase Payments less withdrawals or Contract Value.
If your cancellation request occurs after the Index Effective Date, your Contract Value will include the Daily Adjustment for amounts allocated to the Index Options.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Some states and certain IRA Contracts require return of Purchase Payments. For these Contracts, we reserve the right to hold your initial Purchase Payment in the AZL Government Money Market Fund until the free look period ends, and then re-allocate your Contract Value, less fees and expenses, according to your Purchase Payment default instructions. If we exercise this right, the Contract Value we use to determine your refund amount on a cancellation request will not include the Daily Adjustment as the Index Effective Date will not yet have occurred. Currently we only exercise this right on certain Contracts issued in California as noted in Appendix H. If we hold your initial Purchase Payment in the AZL Government Money Market Fund during the free look period and the requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month. Then, if you:
•	cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value. We do not assess a withdrawal charge or deduct any other Contract fees or expenses if you cancel your Contract during the free look period. If you take a withdrawal (including financial adviser fees that you choose to have us pay from this Contract) that is subject to a withdrawal charge and then cancel your Contract during the free look period, we will refund any previously deducted withdrawal charge upon cancellation.
•	do not cancel your Contract during this time, we re-allocate your Contract Value to the Index Options according to your Purchase Payment default instructions on the Index Effective Date.
In the Contract, the free look provision is also called the right to examine.

4.   Valuing Your Contract
Your Contract Value is the total of the Variable Account Value and all Index Option Values.
Variable Account Value increases when….	Variable Account Value decreases when….
• we hold Purchase Payments in the AZL Government Money Market Fund before transferring them to your selected Index Options, or • there is positive AZL Government Money Market Fund performance	• you take assets out of the AZL Government Money Market Fund by withdrawal (including financial adviser fees that you choose to have us pay from this Contract) or we transfer them to your selected Index Options,
• there is negative AZL Government Money Market Fund performance, or
• we deduct Contract fees and expenses
Contract fees and expenses we deduct from the AZL Government Money Market Fund include the product fee, rider fee, contract maintenance charge and withdrawal charge as described in section 6, Expenses. Financial adviser fees that you choose to have us pay from this Contract are described in section 1, The Contract.
The AZL Government Money Market Fund does not provide any protection against loss of principal. You can lose principal and previous earnings for Purchase Payments held in the AZL Government Money Market Fund.
Index Option Values increase when….	Index Option Values decrease when….
• you add assets to an Index Option by Purchase Payment or Contract Value transfer, or • you receive a positive Credit or Daily Adjustment	• you take assets out of an Index Option by withdrawal (including any financial adviser fees that you choose to have us pay from this Contract) or Contract Value transfer,
• you receive a negative Credit or Daily Adjustment, or
• we deduct Contract fees and expenses
Contract fees and expenses we deduct from the Index Options include the product fee, rider fee, contract maintenance charge and withdrawal charge as described in section 6, Expenses. Financial adviser fees that you choose to have us pay from this Contract are described in section 1, The Contract.
We apply transfers of Contract Value and Purchase Payments to the Index Options on the Index Effective Date and Index Anniversaries. We apply Credits to the Index Options on the Term End Dates. Contract expenses are deducted at different times during the Index Year as stated in section 6, Expenses. We pay financial adviser fees to your Financial Professional or the Financial Professional's firm upon written request as stated in section 1, The Contract. The Daily Adjustment applies to the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on any Business Day other than the Term Start Date or the Term End Date. The Daily Adjustment does not apply to the Index Protection Strategy with DPSC or Index Protection Strategy with Cap.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Credits are subject to the applicable Buffer, Floor, DPSC, Precision Rate, Cap, and/or Participation Rate . Positive Credits are not guaranteed and Credits can be zero under all the Index Options. Credits can be negative after application of the 10% or 20% Buffer for any Index Option with the Index Precision Strategy or Index Performance Strategy, or negative down to the -10% Floor for any Index Option with the Index Guard Strategy. A negative Performance Credit means that you can lose principal and previous earnings. These losses can be significant.
We require that the Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to Income Payments or RMD payments under our minimum distribution program.
Determining Variable Account Value
The Separate Account holds the assets for the Purchase Payments held in the AZL Government Money Market Fund before we transfer them to the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in the shares of the AZL Government Money Market Fund.
We convert Purchase Payments held in the AZL Government Money Market Fund into subaccount accumulation units. Each subaccount’s daily price (accumulation unit value) is based on the AZL Government Money Market Fund’s price. The AZL Government Money Market Fund’s price is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price. The AZL Government Money Market Fund's price reflects deduction of its operating expenses.
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and adding those results together for all subaccounts.
On the Issue Date, the number of accumulation units in each subaccount is equal to the amount allocated to the subaccount divided by its accumulation unit value. At the end of each Business Day, the number of subaccount accumulation units:
•	increase when we add Purchase Payments to the AZL Government Money Market Fund, and
•	decrease when assets are removed from the AZL Government Money Market Fund by transfer, withdrawals you request (including any financial adviser fees that you choose to have us pay from this Contract), or when we deduct Contract fees and expenses.
We arbitrarily set the initial accumulation unit value for each subaccount. At the end of each Business Day, we determine the new accumulation unit value for each subaccount by multiplying the prior Business Day’s accumulation unit value by the AZL Government Money Market Fund’s percentage change in price since the prior Business Day. The percentage change in price includes the AZL Government Money Market Fund’s market performance.
Example
•	We receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Business Day, we determine that the accumulation unit value is $13.25 for the subaccount of the AZL Government Money Market Fund.
•	We then divide $3,000 by $13.25 and credit your Contract that night with 226.415094 subaccount accumulation units for the AZL Government Money Market Fund.
Determining Index Option Values
We calculate an Index Option Value for each Index Option at the end of each Business Day. Generally, the Index Option Value is equal to the Index Option Base plus any applicable Daily Adjustment. The Daily Adjustment applies to any Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. It does not apply to any Index Option with the Index Protection Strategy with DPSC or Index Protection Strategy with Cap. The Daily Adjustment can be positive or negative and is discussed later in this section.
On the first Term Start Date, both the Index Option Value and the Index Option Base for each of your selected Index Options are initially equal to the amount of:
•	any Purchase Payment received that day which you allocated to that Index Option, and
•	any Contract Value transferred into that Index Option.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

At the end of each subsequent Business Day for each selected Index Option, we first either apply:
•	the Daily Adjustment if this is not the Term End Date and this is an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, or
•	a Credit if this is the Term End Date.
We calculate Credits as described under “Calculating Credits” next in this section and apply them as follows:
•	We multiply each Index Option Base by its Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.
Lastly, we increase and/or decrease each Index Option Base and Index Option Value for additional Purchase Payments, transfers, partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses.
•	Additional Purchase Payments received on the Term End Date and allocated to this Index Option, and transfers of Variable Account Value or Index Option Value into this Index Option, increase these values by the dollar amount allocated or transferred.
•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses reduce these values by the dollar amount withdrawn from the Index Option.
–	We deduct partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses from the Index Options proportionately based on the percentage of Contract Value in each Index Option using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense. However, if you specifically direct us to take a partial withdrawal from a specific Index Option we reduce that Index Option Value by the dollar amount you specify (including any withdrawal charge).
–	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
Example
•	Your Contract Value is $100,000 and you selected two Index Options. The first Index Option has an Index Option Value of $75,000 and an Index Option Base of $72,000. The second Index Option has an Index Option Value of $25,000 and an Index Option Base of $22,000. You take a $10,000 partial withdrawal (including any withdrawal charge).
•	This partial withdrawal reduces your Index Option Value by the percentage of Contract Value in each Index Option (Index Option Value ÷ Contract Value).
–	For the first Index Option this percentage is 75% ($75,000 ÷ $100,000) and the $10,000 partial withdrawal reduces this value by $7,500 ($10,000 x 75%). For the second Index Option this percentage is 25% ($25,000 ÷ $100,000) and the $10,000 partial withdrawal reduces this value by $2,500 ($10,000 x 25%).
•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value (amount withdrawn from Index Option Value ÷ Index Option Value).
–	For the first Index Option this percentage is 10% ($7,500 ÷ $75,000) and the $10,000 partial withdrawal reduces this value by $7,200 ($72,000 x 10%). For the second Index Option this percentage is also 10% ($2,500 ÷ $25,000) and the $10,000 partial withdrawal reduces this value by $2,200 ($22,000 x 10%).
•	Deductions we make for Contract fees and expenses also reduce these values proportionately in the same way as a partial withdrawal.

	First Index Option		Second Index Option
	Index Option Value	Index Option Base	Index Option Value	Index Option Base
Prior to partial withdrawal	$ 75,000	$ 72,000	$ 25,000	$ 22,000
$10,000 partial withdrawal	– $7,500	– $7,200	– $2,500	– $2,200

After partial withdrawal	$ 67,500	$ 64,800	$ 22,500	$ 19,800

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

• Amounts removed from the Index Options during the Term for partial withdrawals you take (including any financial adviser fees that you choose to have us pay from this Contract) and deductions we make for Contract fees and expenses do not receive a Credit on the Term End Date . However, the remaining amount in the Index Options is eligible for a Credit on the Term End Date.
• You cannot specify from which Index Option or the AZL Government Money Market Fund (if applicable) we deduct Contract fees and expenses; we deduct Contract fees and expenses from each Index Option and the AZL Government Money Market Fund proportionately based on its percentage of Contract Value. However, you can specify from which Index Option or the AZL Government Money Market Fund (if applicable) we deduct a partial withdrawal and any financial adviser fees that you choose to have us pay from this Contract. There is no consistent financial advantage to providing partial withdrawal deduction instructions.
Calculating Credits
We base Credits on Index Values and Index Returns. We measure Index Values on the Term Start Date and Term End Date using the Index’s price at the end of the Business Day as provided by Bloomberg or another market source if Bloomberg is not available. If the Term Start Date or Term End Date is a non-Business Day we use the next Business Day’s Index price. If you select the EURO STOXX 50®, we determine Index Returns without any exchange rate adjustment. Because we calculate Index Returns only on Term End Dates, the Index Return does not necessarily reflect the highest or lowest Index Values that occurred during the Term.
Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Protection Strategy with DPSC	Credit is zero	Credit is equal to the DPSC set on the Term Start Date
Index Protection Strategy with Cap	Credit is zero	Protection Credit is equal to the Index Return up to the Cap set on the Term Start Date Assume the Cap is 5%. If the Index Return is…
• 0%, the Protection Credit is zero.
• 4%, the Performance Credit is 4%.
• 12%, the Performance Credit is 5%.
Index Precision Strategy	Performance Credit is equal to the negative Index Return in excess of the 10% Buffer If the Index Return is… • -8%, the Performance Credit is zero. • -12%, the Performance Credit is -2%.	Performance Credit is equal to the Precision Rate set on the Term Start Date
Index Guard Strategy	Performance Credit is equal to the negative Index Return subject to the -10% Floor If the Index Return is… • -8%, the Performance Credit is -8%. • -12%, the Performance Credit is -10%.	Performance Credit is equal to the Index Return up to the Cap set on the Term Start Date Assume the Cap is 8%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.
Index Performance Strategy – 1-year Term	Performance Credit is equal to the negative Index Return in excess of the 10% Buffer. If the Index Return for the year is… • -8%, the Performance Credit is zero. • -12%, the Performance Credit is -2%.	Performance Credit is equal to the Index Return up to the Cap set on the Term Start Date
Assume the Cap for the 1-year Term is 8%. If the Index Return for the year is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Crediting Method	If Index Value is less than it was on the Term Start Date (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the Term Start Date (i.e., Index Return is zero or positive):
Index Performance Strategy – 3-year Term (available to Contracts issued before April 30, 2021)	Performance Credit is equal to the negative Index Return in excess of the 20% Buffer. If the Index Return for the Term is…
• -19%, the Performance Credit is zero.
• -24%, the Performance Credit is -4%.	Performance Credit is equal to the Index Return up to any Cap set on the Term Start Date
Assume the Cap for the 3-year Term is 80%. If the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 80%. If instead, the 3-year Term were uncapped the Performance Credit would be 90%.
Index Performance Strategy – 3-year Term (available to Contracts issued on or after April 30, 2021)	Performance Credit is equal to the negative Index Return in excess of the 10% or 20% Buffer.
Assume you select a 3-year Term Index Option with 10% Buffer. If the Index Return for the Term is…
• -19%, the Performance Credit is -9%.
• -24%, the Performance Credit is -14%.
If instead you select a 3-year Term Index Option with 20% Buffer. If the Index Return for the Term is…
• -19%, the Performance Credit is 0%.
• -24%, the Performance Credit is -4%.	Performance Credit is equal to the Index Return multiplied by the Participation Rate, up to any Cap set on the Term Start Date
Assume the Participation Rate is 100% and the Cap is 80%. If the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 80%.
If instead, the Participation Rate is 110% and the 3-year Term were uncapped , then if the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 71.5%.
• 90%, the Performance Credit is 99%.
Index Performance Strategy – 6-year Term (available to Contracts issued on or after April 30, 2021)	Performance Credit is equal to the negative Index Return in excess of the 10% Buffer. If the Index Return for the Term is…
• -19%, the Performance Credit is -9%.
• -24%, the Performance Credit is -14%.	Performance Credit is equal to the Index Return multiplied by the Participation Rate, up to any Cap set on the Term Start Date
Assume the Participation Rate is 100% and the Cap is 95%. If the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 65%.
• 90%, the Performance Credit is 90%.
If instead, the Participation Rate is 110% and the 6-year Term were uncapped , then if the Index Return for the Term is…
• 0%, the Performance Credit is zero.
• 65%, the Performance Credit is 71.5%.
• 90%, the Performance Credit is 99%.
Daily Adjustment for the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy
We designed the Daily Adjustment to provide an Index Option Value during the Term on days other than the Term Start Date or the Term End Date. The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Income Payments, Charge Base, and contract maintenance charge. It is discussed in the Summary of the Index Options - What is the Daily Adjustment?; and in Risk Factors – Risk of Negative Returns. The Daily Adjustment formula is described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at allianzlife.com .

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Performance Locks
We must receive a manual Performance Lock request in Good Order before the end of the current Business Day to lock an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy on that day. Otherwise the Lock Date will occur on the next Business Day that your request is in Good Order. We do not allow Performance Locks to occur on Term End Dates. For requests submitted in writing, we do not consider the request to be received until it arrives at our Service Center.
You (or your Financial Professional, if authorized) can request an automatic Performance Lock based on targets you set only through your account on our website. When you establish your account you must provide us with an email address. You can set upper and/or lower targets for each of these Index Options each Term. Setting a target close to the current Index Option Value return may cause a Performance Lock to occur very quickly. You can change or cancel targets at any time before we execute a Performance Lock. Each Index Option’s targets automatically expire on the earlier of the Lock Date, or the last Business Day before the Term End Date. You can also “over-ride” a target by requesting a manual Performance Lock before the target is reached. We determine if a target is reached using the Index Option Value return determined at the end of the prior Business Day using the prior day’s Daily Adjustment. We then execute the Performance Lock using the Index Option Value return determined at the end of Business Day on the Lock Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the end of the Business Day on the Lock Date upon which the target is reached, unless you cancel the lock. We will send an email notice once the Daily Adjustment for an Index Option reaches a target. To cancel an automatic Performance Lock after a target is reached, we must receive your request in Good Order before the end of the Business Day on the Lock Date.
For example, assume the Cap for the Index Performance Strategy 1-year Term with the S&P 500® Index is 10.25% and you set a target of 9.50%. On a Tuesday, your Index Option Value return (which includes the Daily Adjustment) determined at the end of the Business Day is 9.63%. We will send you an email notice and assuming Wednesday is a Business Day, we will execute the Performance Lock on Wednesday (which will be your Lock Date) using the Index Option Value return determined at the end of the Business Day. If Wednesday is a non-Business Day, your Lock Date would instead be Thursday (assuming it is a Business Day). Note that the Index Option Value return on the Lock Date could be greater or less than your target of 9.50%, or Tuesday’s Index Option Value return of 9.63%.
A Performance Lock can be executed once each Term for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This “locked” Index Option Value may be more or less than the “unlocked” Index Option Value that is available for your review on the Lock Date because the unlocked Index Option Value was determined at the end of the prior Business Day. After the Lock Date, the Index Option Value stays in the locked Index Option for the remainder of the Term, Daily Adjustments do not apply for the remainder of the Term and the locked Index Option Value will not receive a Performance Credit on the Term End Date. For example, assume you selected one Index Option and your Index Option Value available for review in your account today is $20,326. If before the end of the Business Day you request a Performance Lock, today is your Lock Date. If your Index Option Value at the end of the Business Day is $20,250, you will lock in this $20,250 and it will not change until the next Index Anniversary. However, a locked Index Option Value can decrease if you take a partial withdrawal or when we deduct a Contract fee, expense, or a financial adviser fee that you choose to have us pay from this Contract. On the next Index Anniversary that occurs on or immediately after the Lock Date, all locked Index Options will be unlocked, we will transfer the locked Index Option Value according to your instructions, and Daily Adjustments will again apply for the new Term. If you do not provide us with transfer instructions, the Index Option Value will remain in the same Index Option with a new Term Start Date. Performance Locks are not available for any Index Option with the Index Protection Strategy with DPSC or Index Protection Strategy with Cap.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of a negative Performance Credit you would otherwise receive. Because we transfer assets out of a locked Index Option on the Index Anniversary that occurs on or immediately after the Lock Date, executing a Performance Lock can also allow you to transfer assets out of a 3-year or 6-year Term Index Option before the Term End Date if you execute the lock on or before the second Index Anniversary of a 3-year Term, or on or before the fifth Index Anniversary of a 6-year Term. If the Index Anniversary occurs on a non-Business Day, the Performance Lock must be executed before the end of the prior Business Day in order to transfer assets out of a 3-year or 6-year Term Index Option before the Term End Date. The disadvantage of executing a Performance Lock is that the relevant Index Value could increase by the Term End Date, and you will not

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full protection of the Buffer or Floor that you would have received if you waited for us to apply the Performance Credit on the Term End Date.
Optional Reallocation Program for the 1-year Term Index Options
Index Option performance may cause the percentage of total Index Option Value in each 1-year Term Index Option to change. Reallocating can help you maintain your selected 1-year Term Index Option allocation percentages. You can direct us to automatically reallocate your 1-year Term Index Option Values on each Term End Date (or on the next Business Day if the Term End Date is a non-Business Day) according to your instructions. We must receive your reallocation instructions in Good Order at our Service Center before the end of the Business Day we reallocate. We reserve the right to discontinue or modify the optional reallocation program at any time and for any reason. To end this program, we must receive your request at our Service Center before the end of the last Business Day immediately before the Term End Date.
You cannot participate in the Optional Reallocation Program if you select a 3-year or 6-year Term Index Option. If you are participating in this program and select a 3-year or 6-year Term Index Option, on the Term Start Date your participation in this program ends and we will not reallocate your 1-year Term Index Option Values.

5.   AZL Government Money Market Fund
Information regarding the AZL Government Money Market Fund, including its (i) investment objective, (ii) investment adviser and subadviser, (iii) current expenses, and (iv) performance is available in Appendix I – Variable Investment Option Under the Contract. The AZL Government Money Market Fund has issued a prospectus that contains more detailed information about the fund. You should read the prospectus for the fund carefully before investing. The fund’s prospectus and other information can be found online at allianzlife.com/variableoptions . You can also request this information at no cost by calling (800) 624-0197, by sending an email request to contact.us@allianzlife.com, or by contacting your Financial Professional. We send you the current copy of the AZL Government Money Market Fund's prospectus when we issue the Contract.
There are potential risks associated with the AZL Government Money Market Fund's investment strategies. Depending on market conditions, you can gain or lose value by investing in the AZL Government Money Market Fund. In the future, we may add, eliminate or substitute variable investment options to the extent permitted by the federal securities laws and, when required, the SEC.
Currently, the AZL Government Money Market Fund is not a publicly available mutual fund. It is available only as a variable investment option in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. The AZL Government Money Market Fund's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The AZL Government Money Market Fund's name, investment objectives and policies may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the AZL Government Money Market Fund's investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar portfolios' investment results will be comparable even though the AZL Government Money Market Fund has the same name, investment advisers, objectives, and policies.
The AZL Government Money Market Fund pays 12b-1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the AZL Government Money Market Fund's advisers, distributors and/or affiliates for administrative services and benefits we provide to the AZL Government Money Market Fund. The compensation amount usually is based on the AZL Government Money Market Fund's aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any variable investment option in any variable annuity contract we offer is 0.35% annually of the average aggregate amount invested by us in the variable investment options.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

We offer other variable annuity contracts that may invest in the AZL Government Money Market Fund. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC, the AZL Government Money Market Fund's investment adviser, is affiliated with us through common ownership.
Substitution and Limitation on Holdings
We may substitute another variable investment option for the AZL Government Money Market Fund for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. A new or substitute variable investment option may have different fees and expenses. We may limit the amount of additional Purchase Payments held in the AZL Government Money Market Fund if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close the AZL Government Money Market Fund. The fund companies that sell shares of the AZL Government Money Market Fund to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
Excessive Trading and Market Timing
Currently the Contract does not offer any variable investment options to which you can allocate money. If we were to offer variable investment options in the future they would be subject to the following provisions.
We discourage and do not accommodate frequent transfers. We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a variable investment option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•	Dilution of the interests of long-term investors in a variable investment option, if market timers or others transfer into a variable investment option at prices that are below their true value, or transfer out at prices above their true value.
•	An adverse effect on portfolio management, such as causing a variable investment option to maintain a higher level of cash or causing a variable investment option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the variable investment options from potentially disruptive trading through our Excessive Trading and Market Timing policies and procedures. Under these policies and procedures, we may modify your transfer privileges for some or all of the variable investment options as follows:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•	Require a minimum time period between each transfer into or out of the same variable investment option. Our current Excessive Trading and Market Timing policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract or any automatic transfers made under any of our programs or Contract features. Round trips are transfers into and back out of the same variable investment option, or transfers out of and back into the same variable investment option.
•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a variable investment option.
•	Prohibit transfers into specific variable investment options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a variable investment option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting variable investment option returns. Similarly, rapid or frequent trading may cause a variable investment option to incur excessive transaction fees, which also could affect performance.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. If the disruptive trading affects only a single variable investment option, we may prohibit transfers into or Purchase Payment allocations to that variable investment option. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the variable investment options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the variable investment options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a variable investment option’s shares are subject to acceptance by that variable investment option’s manager. We reserve the right to reject, without prior notice, any variable investment option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of variable investment options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Variable investment options may add or change policies designed to restrict market timing activities. For example, variable investment options may impose restrictions on transfers between variable investment options in an affiliated group if the investment adviser to one or more of the variable investment options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a variable investment option may impose a short-term trading fee on purchases and sales within a specified period. You should review the variable investment options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of variable investment option restrictions and actions taken by the variable investment options’ managers.
This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.
The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Voting Privileges
We legally own the AZL Government Money Market Fund shares. However, when the AZL Government Money Market Fund holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest as follows:
•	You can provide voting instructions based on the dollar value of the AZL Government Money Market Fund’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.
•	You receive proxy materials and a voting instruction form.

6.  Expenses
Contract fees and expenses reduce your investment return and are described here in detail. We set the Contract fees and expenses on the Issue Date and they cannot change.
Base Contract Expenses (Product and Rider Fees)
In your Contract, the base contract expense is referred to as the “product fee and rider fee”. The product fee compensates us for providing all your Contract’s benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The product fee also compensates us for assuming the expense risk that the current fee is less than future Contract administration costs as well as the cost of providing certain features under the Contract. The rider fee compensates us for the benefits provided by the Income Benefit, including the benefit's guarantees. If the product and rider fees cover these costs and risks, any excess is profit to us. We anticipate making such a profit.
Base Contract Expenses (as a percentage of the Charge Base)
Product Fee (1)	1.25%
Rider Fee for the Income Benefit	0.70%
Total Base Contract Expenses	1.95%
(1)	Upon the death of the Owner, we continue to assess this product fee under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 11, Death Benefit.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The product and rider fees are annualized rates that we calculate and accrue on a daily basis as a percentage of the Charge Base and deduct quarterly during the Accumulation Phase as follows.
Issue Date	Non-Quarterly Contract Anniversaries	Quarterly Contract Anniversaries*
• The Charge Base is equal to your initial Purchase Payment. • We begin calculating and accruing the daily product and rider fees, on the day after the Issue Date.	• First we calculate and accrue the daily product and rider fees, using the Charge Base. If this is a non-Business Day we use the Charge Base from the end of the prior Business Day. • Then if this is a Business Day we increase/decrease the Charge Base as follows.
– If we receive an additional Purchase Payment, we increase the Charge Base by the dollar amount we receive.
– If you take a partial withdrawal or choose to have us pay financial adviser fees from this Contract, or we deduct Contract fees and expenses, we decrease the Charge Base by the percentage of Contract Value withdrawn (including any withdrawal charge). All withdrawals you take reduce the Charge Base, even Penalty-Free Withdrawals.	• First we process all daily transactions and determine your Contract Value. Daily transactions include any gains/losses due to AZL Government Money Market Fund performance or application of any Daily Adjustment (or Credit if this is also the Term End Date), any additional Purchase Payment, any partial withdrawals you take or financial adviser fees that you choose to have us pay from this Contract (including any withdrawal charge), and deductions we make for Contract fees and expenses (including deduction of the accrued daily product and rider fees for the prior quarter). All partial withdrawals you take reduce the Charge Base, even Penalty-Free Withdrawals.
– We deduct the accrued product and rider fees for the prior quarter on a dollar for dollar basis from the Contract Value, and proportionately from each Index Option and the AZL Government Money Market Fund. • Then we set the Charge Base equal to this Contract Value and we calculate and accrue the next quarter’s daily product and rider fees using the newly set Charge Base. * Or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day.
Example: Contract Value is $125,000; Charge Base is $127,000; a $10,000 partial withdrawal (including any withdrawal charge) would decrease the Charge Base by $10,160. [($10,000 ÷ $125,000) x $127,000]
Any increase/decrease to the Charge Base will increase/decrease the daily product and rider fees we calculate and accrue on the next day.
Examples of how we calculate the product and rider fees are included in Appendix E.

We do not treat the deduction of the accrued product and rider fees as a withdrawal when computing your Guaranteed Death Benefit Value (see section 11).
Deduction of the final product and rider fees
•	If you take a full withdrawal we deduct the final accrued product and rider fees before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final accrued product and rider fees before calculating Annuity Payments.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final accrued product fee before calculating the death benefit if death benefit payment Option A, or Annuity Payments under death benefit payment Option C is selected. If the Income Benefit ends due to death, we also deduct its final rider fee before calculating the death benefit. For more information on the death benefit payment options see section 11, Death Benefit.

If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day) the Contract Value is less than the accrued product and rider fees, we deduct your total remaining Contract Value to cover the accrued product and rider fees and reduce your Contract Value to zero. If the deduction of the accrued product and rider fees reduces your Contract Value to zero and the Income Benefit and your selected death benefit have ended, we treat this as a full withdrawal and your Contract ends.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Optional Benefit Additional Rider Fee
Maximum Anniversary Value Death Benefit
If you have the Maximum Anniversary Value Death Benefit, we deduct an additional rider fee from your Contract Value quarterly during the Accumulation Phase while your benefit is in effect. The additional rider fee is 0.20% as a percentage of the Charge Base. We no longer assess the 0.20% additional rider fee once we receive either the first Valid Claim from any one Beneficiary, or due proof of a Determining Life’s death if you and the Determining Life are different individuals and the Determining Life predeceases you. We deduct the final accrued additional rider fee before calculating the death benefit. The additional rider fee compensates us for the risks we assume under the Maximum Anniversary Value Death Benefit.
When calculating the Maximum Anniversary Value, we deduct all Contract fees and expenses on the Index Anniversary (including the accrued product and rider fees if this is also a Quarterly Contract Anniversary) before we capture any annual investment gains.
Contract Maintenance Charge (Administrative Expenses)
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•	During the Accumulation Phase (and Income Period, if applicable), if the total Contract Value for all Index Advantage Income® Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Index Advantage Income® Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Index Advantage Income® Contracts by using the Owner’s social security number, and for non-individually owned Index Advantage Income® Contracts we use the Annuitant’s social security number.
•	During the Annuity Phase if the total Contract Value for all Index Advantage Income® Contracts on the last Business Day before the Annuity Date is at least $100,000.
•	When paying death benefits.
During the Accumulation Phase, we deduct the contract maintenance charge:
•	on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is a non-Business Day), and
•	we deduct it proportionately from each Index Option and the AZL Government Money Market Fund.
If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing your Guaranteed Death Benefit Value. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment (e.g., if you request semi-annual Annuity Payments we deduct 50% of the contract maintenance charge from each Annuity Payment).
Withdrawal Charge
You can take withdrawals during the Accumulation Phase and Excess Withdrawals during the Income Period while your Contract Value is positive. A withdrawal charge applies if any part of a withdrawal or Excess Withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (excluding any Penalty-Free Withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract fees and expenses.
We do not assess a withdrawal charge on Penalty-Free Withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay financial adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege during the Accumulation Phase and before the Income Period, or if they are taken as an Excess Withdrawal during the Income Period, and will reduce the Contract Value and Guaranteed Death Benefit Value (perhaps significantly ).

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Calculating a Withdrawal Charge		Example
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.		You make an initial Purchase Payment of $55,000 and make another Purchase Payment in the first month of the second Contract Year of $45,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $70,000 withdrawal before the Income Period. We withdraw money and compute the withdrawal charge as follows.
1. First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis dollar for dollar.		1 . Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2. Amounts available as a Penalty-Free Withdrawal. This includes partial withdrawals you take during the Accumulation Phase under the free withdrawal privilege or waiver of withdrawal charge benefit, RMD payments you take under our minimum distribution program, and Income Payments. Penalty-Free Withdrawals are not subject to a withdrawal charge, and they do not reduce the Withdrawal Charge Basis.		2 . Amounts available as a Penalty-Free Withdrawal. You did not take any other withdrawals this year, so the entire free withdrawal privilege (10% of your total Purchase Payments, or $10,000) is available to you without incurring a withdrawal charge.
3.  Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. These withdrawals reduce the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.	3 . Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $55,000, which is subject to a 7% withdrawal charge, and you receive $51,150. We determine this amount as follows:
( amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
$55,000 x 0.93 = $51,150
Next we withdraw from the second Purchase Payment.
So far, you received $61,150 ($10,000 under the free withdrawal privilege and $51,150 from the first Purchase Payment which is now reduced to zero), so we withdraw $8,850 from the second Purchase Payment to equal the $70,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
$8,850 ÷ 0.92 = $9,620.
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0 1 2 3 4 5 6 years or more	8.5% 8% 7% 6% 5% 4% 0%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Calculating a Withdrawal Charge	Example
4. Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.	4. Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $74,620 from your Contract, of which you received $70,000 and paid a withdrawal charge of $4,620. We also reduced the 1st Purchase Payment from $55,000 to $0, and your 2nd Purchase Payment from $45,000 to $35,380 ($45,000 - $9,620).
Upon a full withdrawal, we first deduct any final product and rider fees, and contract maintenance charge from your Contract Value before we calculate the withdrawal charge. We then deduct any applicable withdrawal charge from the total remaining Contract Value and send you the remaining amount. For a partial withdrawal we pay you the amount you requested and deduct this amount and any withdrawal charge from the total Contract Value. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Index Option and the AZL Government Money Market Fund unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also deduct the product fee, rider fee, and/or contract maintenance charge, we deduct these fees and expenses before we calculate and deduct the partial withdrawal and any withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination.
• Upon a full withdrawal the free withdrawal privilege is not available to you, and we apply a withdrawal charge against Purchase Payments that are still within the withdrawal charge period, including amounts previously withdrawn under the free withdrawal privilege. On a full withdrawal your Withdrawal Charge Basis may be greater than your Contract Value because the following reduce your Contract Value, but do not reduce your Withdrawal Charge Basis:
– prior Penalty-Free Withdrawals,
– deductions we make for Contract fees and expenses other than the withdrawal charge, and/or
– poor performance.
This also means that upon a full withdrawal you may not receive any money.
• Withdrawals (including any financial adviser fees that you choose to have us pay from this Contract) may also be subject to ordinary income taxes, and a 10% additional federal tax if you are under age 59 1 ⁄ 2 , and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
• For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.
Daily Adjustment Maximum Potential Loss
The Daily Adjustment is how we calculate Index Option Values on days other than the Term Start Date or Term End Date  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. If before the Term End Date you take a full or partial withdrawal (including any financial adviser fees that you choose to have us pay from this Contract), execute a Performance Lock, annuitize the Contract, we pay a death benefit, or when we deduct Contract

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

fees and expenses, we calculate the Index Option Value by applying the Daily Adjustment. The Daily Adjustment can be positive or negative. Following is the maximum potential loss associated with the Daily Adjustment.
	Index Precision Strategy and Index Performance Strategy	Index Guard Strategy
Daily Adjustment Maximum Potential Loss	99%	35%
(as a percentage of Index Option Value, applies for distributions from an Index Option before any Term End Date)
Premium Tax
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.
Income Tax
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
AZL Government Money Market Fund Expenses
Charges deducted from and expenses paid out of the assets of the AZL Government Money Market Fund are described in the fund's prospectus.
These expenses reduce the AZL Government Money Market Fund's performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value.

7.  Access to Your Money
Your Contract Value is available under the following circumstances:
•	by taking a withdrawal (including financial adviser fees that you choose to have us pay from this Contract; withdrawals under the free withdrawal privilege, systematic withdrawal program, and waiver of withdrawal charge benefit; Income Payments and Excess Withdrawals; and for Qualified Contracts only, RMD payments under our minimum distribution program);
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase, however, Income Payments and Excess Withdrawals are only available during the Income Period. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.** We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to RMD payments under our minimum distribution program.
**	Does not apply to Income Payments or RMD payments under our minimum distribution program.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Index Option and the AZL Government Money Market Fund unless you provide us with alternate instructions. The Index Option Value from which a partial withdrawal is deducted during a Term will include any applicable Daily Adjustment.
When you take a full withdrawal of the Contract Value we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value including any Daily Adjustment,
•	less any final product and rider fees, and contract maintenance charge, and
•	less any withdrawal charge.
See the Fee Tables and section 6, Expenses for a discussion of the Contract fees and expenses.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
• Withdrawals may be subject to a withdrawal charge, state and federal taxation, and a 10% additional federal tax if you are under age 59 1 ⁄ 2 , and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative) . Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have.
• Joint Owners: We send one check payable to both Joint Owners and tax report each Joint Owner individually. Tax reporting each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age 59 1 ⁄ 2 because that Joint Owner will be subject to the 10% additional federal tax.
• We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals (including a full withdrawal), or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, full or partial withdrawal, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.
Free Withdrawal Privilege
Each Contract Year during the Accumulation Phase and before the Income Period, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available to you in the next Contract Year. Withdrawals from Purchase Payments that are outside the six year withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. RMD payments you take under our minimum distribution program and withdrawals under the waiver of withdrawal charge benefit are not subject to a withdrawal charge, but do reduce your free withdrawal privilege. Amounts we deduct for any financial adviser fees that you choose to have us pay from this Contract also reduce your free withdrawal privilege.
Example
Assume your initial Purchase Payment 10 years ago was $90,000, and you made a second $100,000 Purchase Payment 3 years ago. You take a RMD payment of $1,500 and withdraw $150,000 when the Contract Value is $275,000. The RMD payment is not subject to a withdrawal charge, but reduces the amount available under the free withdrawal privilege to $17,500 (10% x $190,000 total Purchase Payments = $19,000 - $1,500 RMD payment). After the RMD payment, $107,500 is available to you without a withdrawal charge: the initial $90,000 Purchase Payment that is beyond the 6-year withdrawal charge period, and $17,500 remaining free withdrawal privilege. The remaining $42,500 of your requested withdrawal would be subject to a 7% withdrawal charge.
The free withdrawal privilege is not available upon a full withdrawal or during the Income Period.
Systematic Withdrawal Program
The systematic withdrawal program can provide automatic withdrawal payments to you during the Accumulation Phase and before the Income Period. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center before the end of the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at the earliest of your request, on the Income Benefit Date, or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
• Ordinary income taxes and tax penalties may apply to systematic withdrawals.
• The systematic withdrawal program is not available during the Income Period or while you are receiving RMD payments.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Minimum Distribution Program and Required Minimum Distribution (RMD) Payments
If you own an IRA or SEP IRA Contract, you can participate in the minimum distribution program during the Accumulation Phase (and Income Period, if applicable). Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We do not consider deductions we make for financial adviser fees that you choose to have us pay from this Contract to be RMD payments. However, Contract Value is one of the components we use to calculate RMD payments, so these deductions may reduce your RMD payments. We apply the Daily Adjustment if RMD payments are deducted from the Index Options on days other than the Term End Date. We can make payments to you on a monthly, quarterly, semi-annually or annually. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your program form instructions in Good Order at our Service Center before the end of the Business Day before we process these payments, or your program does not begin until the next month.
We reserve the right to discontinue or modify the minimum distribution program subject to the requirements of law.
When you request Income Payments, we ask for instructions regarding your RMD needs for this Contract. If you choose to use Income Payments to satisfy your RMD needs, we determine whether this calendar year’s total RMD has been satisfied by your Income Payments and any Excess Withdrawals. If the RMD amount for this Contract has not been satisfied, we send you this remaining amount as one RMD payment by the end of the calendar year. We consider this payment to be a withdrawal, but it is not an Excess Withdrawal and it is not subject to a withdrawal charge. For more information, see section 10, Income Benefit – Calculating Your Income Payments.
• You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.
• The minimum distribution program is not available while you are receiving systematic withdrawals.
Waiver of Withdrawal Charge Benefit
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. We apply the Daily Adjustment if withdrawals are deducted from the Index Options on days other than the Term End Date. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge. Withdrawals under this benefit reduce the free withdrawal privilege amount during the Contract Year.
Suspension of Payments or Transfers
We may be required to suspend or postpone transfers or payments for withdrawals* for more than seven days after receipt of your request in Good Order at our Service Center, for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the AZL Government Money Market Fund shares is not reasonably practicable or we cannot reasonably value the shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.
*	Including Income Payments and Excess Withdrawals.

8.  The Annuity Phase
Prior to annuitization, you can take a full withdrawal and receive your total Contract Value (less the withdrawal charge, and final product and rider fees and contract maintenance charge). If you take a full withdrawal on any day other than a Term Start Date or Term End Date and you have Contract Value in the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, we apply the Daily Adjustment to these Index Option Values before we deduct the final Contract fees and expenses.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Annuity Payments offer a guaranteed lifetime income stream with certain tax advantages and are designed for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
You can apply your Contract Value to regular periodic fixed Annuity Payments. The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we recalculate the Annuity Payments based on the correct age or gender.
Calculating Your Annuity Payments
We base Annuity Payments upon the following:
•	The Contract Value less the final product fee, and rider fee (if applicable) on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract’s interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not a Term End Date, Contract Value reflects the Daily Adjustment if you selected a 3-year or 6-year Term Index Option. However, for 1-year Term Index Options each Index Anniversary is a Term End Date. Therefore, 1-year Term Index Options are not subject to a Daily Adjustment on the Annuity Date. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payment option period that you selected, except as provided under Annuity Option 3, or if your Income Payments under the Increasing Income payment option are converted to Annuity Payments. We deduct the contract maintenance charge proportionately from each Annuity Payment (e.g., if you request semi-annual Annuity Payments we deduct 50% of the contract maintenance charge from each Annuity Payment). However, if your Contract Value on the last Business Day before the Annuity Date is at least $100,000 we waive the contract maintenance charge during the Annuity Phase.
Annuity Payment Options
You can choose one of the Annuity Options described below or any other payment option to which we agree. After Annuity Payments begin, you cannot change the Annuity Option, or transfer or withdraw Contract Value.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a minimum guaranteed period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
Under Annuity Options 1, 3 and 5, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to surviving individual Owner, or the Beneficiary(s) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

After the Annuitant’s death under Annuity Option 2, or the last surviving joint Annuitant's death under Annuity Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.
When Annuity Payments Begin
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the later of: a) the Index Anniversary that the Annuitant reaches age 90, or b) the tenth Index Anniversary, and is stated in your Contract. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must occur on an Index Anniversary. The earliest available Annuity Date is the second Index Anniversary.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

• If Annuity Payments would be less than $100, we reserve the right to require you to take a full withdrawal and your Contract will then terminate.
• If on the Annuity Date (which may occur as early as the second Index Anniversary, or as late as age 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance, including the option to extend your Annuity Date if available. If on your Annuity Date you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.
• For Contracts in the Income Period: We will convert your Income Payments to Annuity Payments if your Contract Value is greater than zero and you take Annuity Payments under Annuity Option 1 or 3 as follows.
For single Income Payments, if you choose Annuity Option 1 (Life Annuity) the sole Covered Person becomes the sole Annuitant and your Annuity Payments are equal to the greater of:
– annual Annuity Payments under Annuity Option 1 based on the Contract Value; or
– the current annual maximum Income Payment available to you.
For joint Income Payments, if you choose Annuity Option 3 (Joint and Last Survivor Annuity) with Annuity Payments to continue at a level of 100% to the surviving joint Annuitant, the joint Covered Persons become the joint Annuitants and your Annuity Payments are equal to the greater of:
– annual Annuity Payments under Annuity Option 3 based on the Contract Value; or
– the current annual maximum Income Payment available to you.
If you select any other Annuity Option, we will not convert your Income Payments to Annuity Payments. This means you may receive less as Annuity Payments than you would have received as Income Payments. You should consult with your Financial Professional before requesting Annuity Payments. On request we provide illustrations showing you the amount of Annuity Payments you could receive.
If we convert your Income Payments to Annuity Payments:
– On the Annuity Date we establish a “remaining value” equal to your Contract Value. Each Annuity Payment reduces the remaining value by the dollar amount paid. Upon the death of the last surviving Annuitant, we will pay any remaining value to the named Beneficiary(s).
– If you selected the Increasing Income payout option, your Annuity Payments will increase on each Index Anniversary if your selected Index Options receive a DPSC or Protection Credit as described in section 10.
– If you have a Non-Qualified Contract, these Annuity Payments will receive the benefit of the exclusion ratio, which causes a portion of each Annuity Payment to be non-taxable as described in section 12, Taxes – Taxation of Annuity Contracts.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

9.   Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract.
Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Free Withdrawal Privilege	Allows you to withdraw up to 10% of your total Purchase Payments each Contract Year without incurring a withdrawal charge.	None	• Only available during the Accumulation Phase.
• Not available during the Income Period.
• Not available upon a full withdrawal.
• Unused free withdrawal amounts not available in future years.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to income taxes, including a 10% additional federal tax if taken before age 59 1 ⁄ 2 .
Automatic Investment Plan (AIP)	Allows you to make automatic Purchase Payments by electronic money transfer from your savings, checking, or brokerage account.	None	• Only available during the Accumulation Phase.
• Not available during the Income Period.
• Not available to certain Qualified Contracts.
• Payments must be on a monthly or quarterly basis.
• Subject to applicable Purchase Payment restrictions.
• We reserve the right to discontinue or modify the program.
Optional Reallocation Program for the 1-year Term Index Options	Provides for automatic transfers among the 1-year Term Index Options to help you maintain your selected allocation percentages among these Index Options.	None	• Only available during the Accumulation Phase. • Not available if you select a 3-year or 6-year Term Index Option. • We reserve the right to discontinue or modify the program.
Systematic Withdrawal Program	Allows you to take automatic withdrawals from your Contract.	None	• Only available during the Accumulation Phase.
• Not available during the Income Period or while you are participating in minimum distribution program.
• Program withdrawals may be monthly, quarterly, semi-annual or annual, unless you have less than $25,000 in Contract Value, in which case only annual withdrawals are available.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to withdrawal charges and income taxes, including a 10% additional federal tax if taken before age 59  1 ⁄ 2 .
• We reserve the right to discontinue or modify the program.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Minimum Distribution Program	Allows you to automatically take withdrawals to satisfy the minimum distribution requirements (RMD) imposed by the Internal Revenue Code.	None	• Only available during the Accumulation Phase.
• Only available to IRA or SEP IRA Contracts.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to income taxes.
• Program withdrawals may be monthly, quarterly, semi-annual or annual, unless you have less than $25,000 in Contract Value, in which case only annual payments are available.
• We reserve the right to discontinue or modify the program subject to the requirements of law.
Financial Adviser Fees	If you have a financial adviser and want to pay their financial adviser fees from this Contract, you can instruct us to withdraw the fee from your Contract and pay it to your Financial Professional or Financial Professional’s firm as instructed.	None	• Only available during the Accumulation Phase.
• Financial adviser fees are in addition to the Contract’s fees and expenses.
• Deductions for financial adviser fees are treated as withdrawals under the Contract.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals may be subject to withdrawal charges and income taxes, including a 10% additional federal tax if taken before age 59   1 ⁄ 2 .
• We reserve the right to discontinue or modify the program.
Waiver of Withdrawal Charge Benefit	Waives withdrawal charges if you become confined to a nursing home.	None	• Only available during the Accumulation Phase.
• Confinement must be for at least 90 consecutive days.
• Requires physician certification.
• Not available if any Owner was confined to a nursing home on the Issue Date.
• Program withdrawals count against free withdrawal privilege.
• Program withdrawals may be subject to negative Daily Adjustments.
• Program withdrawals are not subject to withdrawal charges, but may be subject to income taxes, including a 10% additional federal tax if taken before age 59  1 ⁄ 2 .
• State variations may apply.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Income Benefit	Guaranteed lifetime withdrawal benefit providing for yearly Income Payments until the death of the Covered Person(s) if conditions are satisfied.
We base the initial Income Payment on the Lifetime Income Percentage and Contract Value. If you choose the Level Income payment option and meet the age requirements stated in section 10, we guarantee your initial annual maximum Income Payment will be at least the Level Income Guarantee Payment Percentage multiplied by your total Purchase Payments adjusted for withdrawals.
The automatic annual payment increase feature may increase payments after the Income Benefit Date. With Level Income, payments increase if Contract Value increases from one Income Benefit Anniversary to the next.
Section 10 includes examples of the Lifetime Income Percentage Calculation, Excess Withdrawals, and Income Payment increases.	0.70% (as a percentage of the Charge Base) This rider fee is part of the Base Contract Expenses in the Fee Tables.	• Benefit cannot be removed before third Index Anniversary or after Income Payments have begun.
• See Income Benefit Supplement for current terms.
• Benefit only available during the Accumulation Phase.
• Investment restrictions limit available Index Options during Income Period.
• Income Period cannot begin until after the waiting period and reaching age 50. Income Period must begin no later than age 100.
• Early and Excess Withdrawals may significantly reduce or end the benefit as indicated in section 10.
• Income Payments may be subject to income taxes, including a 10% additional federal tax if taken before age 59   1 ⁄ 2 .
• No additional Purchase Payments during the Income Period.
• No Income Percentage Increase before age 45.
• Availability of joint Income Payments subject to age restrictions.
• Annuitizing the Contract will end the benefit, but you may be able to annuitize your annual maximum Income Payment.
Traditional Death Benefit	Provides a death benefit equal to the greater of the Contract Value, or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is total Purchase Payments adjusted for withdrawals.
An example of the death benefit provided by the Traditional Death Benefit is included in section 11, Death Benefit.
Examples of deductions for the impact of financial adviser fees that you choose to have us pay from this Contract on the death benefit is included in section 1.
The impact of an Excess Withdrawal on the death benefit is included in section 10.	None	• Benefit only available during the Accumulation Phase.
• Withdrawals, including any negative Daily Adjustments, may significantly reduce the benefit as indicated in section 1, Financial Adviser Fee Deduction Example, and in the Excess Withdrawal example in section 10, Income Benefit.
• Restrictions on Purchase Payments may limit the benefit.
• Annuitizing the Contract will end the benefit.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Standard Benefits (No Additional Charge)
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Performance Lock	Allows you to capture the current Index Option Value during the Term for an Index Option with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. Can help eliminate doubt about future Index performance and possibly limit the impact of negative performance.
A Performance Lock example is included in section 4, Valuing Your Contract — Performance Locks.	None	• Available during the Accumulation Phase.
• Not available with the Index Protection Strategy with DPSC or Index Protection Strategy with Cap Index Options.
• May be exercised before the Term End Date for an Index Option.
• If exercised, will no longer participate in Index performance (positive or negative) for the remainder of the Term, and will not receive a Credit on the Term End Date.
• You will not know your locked Index Option Value in advance.
• The locked Index Option Value will reflect a Daily Adjustment.
• If executed when Daily Adjustment has declined, will lock in any loss.
• Can be executed only once each Term for each Index Option.
• Cannot be exercised for only a portion of the Index Option Value.
• Deductions (e.g. withdrawals, fees) decrease the locked Index Option Value.
• Cannot transfer locked Index Option Value until the Term End Date, except when exercised for a 3-year or 6-year Term Index Option, provided the Lock Date occurs on or before the second Index Anniversary of a 3-year Term, on or before the fifth Index Anniversary of a 6-year Term.
• We will not provide advice or notify you regarding whether you should exercise or the optimal time for doing so.
• We will not warn you if you exercise at a sub-optimal time.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Optional Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Maximum Anniversary Value Death Benefit	Provides a death benefit equal to the greater of the Contract Value, or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is the Maximum Anniversary Value.
An example of the death benefit provided by the Maximum Anniversary Value Death Benefit, and calculation of the Maximum Anniversary Value is included in section 11, Death Benefit.
An example of the impact of withdrawals for financial adviser fees that you choose to have us pay from this Contract on the death benefit is included in section 1.
The impact of an Excess Withdrawal on the death benefit is included in section 10.	0.20% (as a percentage of the Charge Base)	• Must be age 75 or younger to elect.
• Can only be added to a Contract at issue.
• Replaces the Traditional Death Benefit if elected.
• Benefit cannot be removed from the Contract.
• Only available during the Accumulation Phase.
• Withdrawals, including any negative Daily Adjustment, may significantly reduce the benefit as indicated in section 1, Financial Adviser Fee Deduction Example, and in the Excess Withdrawal example in section 10, Income Benefit.
• Withdrawals reduce the likelihood of lock in.
• Investment restrictions during the Income Period may limit the benefit.
• Restrictions on Purchase Payments may limit the benefit.
• Annuitizing the Contract will end the benefit.

10.   Income Benefit
The Income Benefit is automatically included in your Contract at issue, but you can remove it after three years if Income Payments have not begun.  If you remove the Income Benefit you will have paid for the benefit without receiving any of its advantages . It provides guaranteed lifetime Income Payments based on a percentage of your Contract Value until annuitization. Once the Income Payment waiting period has expired, Income Payments can begin as early as age 50 or as late as age 100. Unlike Annuity Payments, the Income Benefit allows access to your Contract Value and death benefit for a period of time after Income Payments begin. However, once Income Payments begin only the Index Options with the Index Protection Strategy with DPSC and Index Protection Strategy with Cap are available to you. The Income Benefit has a rider fee as discussed in the Fee Tables, and section 6, Expenses.
Removing the Income Benefit
You can remove the Income Benefit by completing the appropriate form. We remove this benefit from your Contract on the Index Anniversary (or on the next Business Day if the Index Anniversary is not a Business Day) that occurs immediately after we receive your request in Good Order at our Service Center, and the rider termination date is that Index Anniversary.
Your request is in Good Order if we receive this form no earlier than 30 calendar days before an Index Anniversary, but no later than five Business Days before the Index Anniversary. If we receive your request outside this time period, we ask you to resubmit it for the next Index Anniversary. On the rider termination date we deduct the final rider charge for the Income Benefit.
Requesting Income Payments
You request Income Payments by completing a payment election form. We must receive your Income Payment election form in Good Order at our Service Center no later than five Business Days before the Income Benefit Date. At least one Eligible Person must remain in the Contract and be alive on the Income Benefit Date in order for Income Payments to begin. Joint payments are only available if there are two Eligible Persons on the Income Benefit Date. If you have Contract Value in any of the Index Options with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, you must transfer this Contract Value to the Index Options with the Index Protection Strategy with DPSC or Index Protection Strategy with Cap when you request Income Payments. In addition, your Income Benefit Date must be on an Index Anniversary. lf you have Contract Value in a 3-year or 6-year Term Index Option and the Income Benefit Date is not also a Term End Date for that Index Option, we will execute a Performance Lock for that Index Option if it is not locked and then immediately calculate and begin your Income Payments.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

We will send you a notice letter at least 30 days before:
•	the Index Anniversary that Income Payments can begin once the Eligible Person(s) reaches age 50,
•	the last Index Anniversary that joint Income Payments will be available because the older Eligible Person is reaching age 100 if there are two Eligible Persons, and
•	the last Index Anniversary that Income Payments will be available because the younger Eligible Person is reaching age 100.

• If Income Payments do not begin by the Index Anniversary upon which the younger Eligible Person reaches age 100, the Income Benefit ends.
• If the Income Benefit ends before Income Payments begin, you will have paid for the benefit without receiving any of its advantages.
Calculating Your Income Payments
The annual maximum Income Payment is the amount you are entitled to receive each Income Benefit Year. On the Income Benefit Date, if you select the Level Income payment option and all Covered Persons are age 80 or younger (and were age 75 or younger on the Issue Date) your initial annual maximum Income Payment is the greater of the following:
•	The Level Income Guarantee Payment Percentage based on the Covered Person’s current age (or the younger Covered Person’s current age for joint payments) multiplied by total Purchase Payments reduced for withdrawals you took. Withdrawals reduce total Purchase Payments by the percentage of Contract Value withdrawn (including any withdrawal charge), determined at the end of each Business Day. All withdrawals you take reduce your total Purchase Payments, even Penalty-Free Withdrawals. However, we do not reduce your total Purchase Payments for deductions we make for Contract fees and expenses.
•	The Lifetime Income Percentage for the payment type you select multiplied by the Contract Value determined at the end of the Business Day after we deduct the product fee, rider fee, and contract maintenance charge and apply any Credits, but before we make any Income Payments or Excess Withdrawals.
If the Covered Persons do not meet these age requirements (age 80 or younger on the Income Benefit Date, and age 75 or younger on the Issue Date), or if you select the Increasing Income payment option, we instead calculate your initial annual maximum Income Payment as stated in the second bullet above (the Lifetime Income Percentage for the payment type you select multiplied by the Contract Value determined at the end of the Business Day after we deduct the product fee, rider fee, and contract maintenance charge and apply any Credits, but before we make any Income Payments or deduct Excess Withdrawals).
• If you have Contract Value in a 3-year or 6-year Term Index Option and the Income Benefit Date is not a Term End Date, we will execute a Performance Lock for that Index Option if it is not locked and then immediately calculate and begin your Income Payments. This means you may not receive the full benefit of the Credit that you would have received if you had waited until the Term End Date to begin Income Payments.
• We use Contract Value to calculate your initial annual maximum Income Payment, and Income Payment increases under the Level Income payment option . Negative Index Option performance, withdrawals you take, and deductions we make for Contract fees and expenses decrease the Contract Value, which reduces the initial annual maximum Income Payment available to you, and the likelihood you will receive Income Payment increases if you select the Level Income payment option.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Level Income Guarantee Payment Percentage Table
Covered Person’s age (or younger Covered Person’s age for joint payments) on the Income Benefit Date	Level Income Guarantee Payment Percentage
50	2.23%
51	2.28%
52	2.33%
53	2.39%
54	2.44%
55	2.50%
56	2.57%
57	2.64%
58	2.71%
59	2.78%
60	2.86%
61	2.95%
62	3.04%
63	3.13%
64	3.23%
65	3.34%
66	3.45%
67	3.58%
68	3.71%
69	3.85%
70	4.00%
71	4.17%
72	4.35%
73	4.55%
74	4.77%
75	5.00%
76	5.27%
77	5.56%
78	5.89%
79	6.25%
80	6.67%
On the Income Benefit Date, if your initial annual maximum Income Payment is less than $100, the Income Benefit ends and you will have paid for the benefit without receiving any of its advantages. For example, assuming a 4% Lifetime Income Percentage and Contract Value less than $2,500, this would result in an initial annual maximum Income Payment of less than $100.
You can receive Income Payments monthly, quarterly, semi-annually, or annually. If the scheduled payment date does not fall on a Business Day, we make the payment on the next Business Day.
You can change your payment frequency once each Income Benefit Year while your Contract Value is positive. We must receive your request to change your Income Payment frequency in Good Order at our Service Center no later than five Business Days before the Income Benefit Anniversary. If the change is available, we implement it on the Income Benefit Anniversary and it remains in effect until the benefit ends or you request another change. We do not accept payment frequency changes that would cause us to make payments of $0.01 to $99.99.
The annual maximum Income Payment is the amount you are entitled to, but you can choose to take less. The annual actual Income Payment is the total amount you choose to receive each year. Each scheduled Income Payment you receive is equal to the annual actual Income Payment divided by the number of payments you chose to receive during the Income Benefit Year. Each scheduled Income Payment must either be zero, or $100 or more. For example, you cannot request a scheduled payment of $50.
Any part of your annual maximum payment that you do not withdraw in a given Income Benefit Year is not added to the annual maximum payment available next year. However, if your actual Income Payment is less than your annual maximum payment, you can withdraw the difference and we consider that withdrawal to be an additional actual Income Payment, and

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

not an Excess Withdrawal and not subject to a withdrawal charge. For example, assume your annual maximum Income Payment is $2,000 and you take a scheduled Income Payment of $1,000. Within an Income Benefit Year, you can take an additional withdrawal of up to $1,000 and we consider that to be an additional scheduled Income Payment. If you withdraw $1,200, we consider the first $1,000 to be an additional scheduled Income Payment and the next $200 to be an Excess Withdrawal.
If you would like to take less than the maximum available payment, you can change your payment amount once each Income Benefit Year while your Contract Value is positive. We must receive your request to change your Income Payment amount in Good Order at our Service Center no later than five Business Days before the Income Benefit Anniversary. If the change is available, we implement it on the Income Benefit Anniversary and it remains in effect until the Income Benefit ends or you request another change.
If on a Business Day that we are deducting an Income Payment your Contract Value is less than the payment amount, we will add the difference between these amounts to your Contract Value and then deduct the Income Payment which will reduce your Contract Value to zero. If your Contract Value reduces to zero during the Income Period for any reason other than an Excess Withdrawal or annuitization that does not convert your Income Payments to Annuity Payments, you will continue to receive your maximum available Income Payment at the previous selected payment frequency until the earlier of the death of the Owner or last surviving Covered Person. If you select Increasing Income you can continue to receive payment increases based on Index Option performance. However, if you select Level Income your Income Payments will no longer increase.
We deduct each Income Payment, Excess Withdrawal, and any additional payment resulting from a required minimum distribution, proportionately from the Index Options. You can continue to make transfers between the Index Options on Term End Dates while your benefit is in effect and the Contract Value is positive. If you select Increasing Income you can continue to change your Index Option allocations after the Contract Value reduces to zero as long as the Income Benefit is in effect.
• For Qualified Contracts: If we calculate a required minimum distribution (RMD) based on this Contract, after making all Income Payments for the calendar year we determine whether this calendar year’s total RMD has been satisfied by these payments and any Excess Withdrawals. If the RMD amount for this Contract has not been satisfied, we send you this remaining amount as one RMD payment by the end of the calendar year. We consider this payment to be a withdrawal, but it is not an Excess Withdrawal and it is not subject to a withdrawal charge.
• For annuitization: If on the Annuity Date you are receiving Income Payments and your Contract Value is positive, we will convert your Income Payments to Annuity Payments if you take Annuity Payments under Annuity Option 1 or 3. If you select any other Annuity Option, we will not convert your Income Payments to Annuity Payments. This means that if you annuitize your Contract you may receive less as Annuity Payments than you would have received as Income Payments. For more information, see section 8, The Annuity Phase – When Annuity Payments Begin.
Lifetime Income Percentage Calculation Example
Assume you are the sole Owner, you are not married, and your initial Purchase Payment is $20,000. You only select 1-year Term Index Options. You are not married so you are also the only Eligible Person. The Income Payment waiting period is three Index Years. On the Index Effective Date you are age 54, your Income Percentage Increase is 0.25%, and your initial Lifetime Income Percentages are equal to the Income Percentages for single payments, which are 4.20% for Level Income, and 3.20% for Increasing Income. You take no withdrawals before requesting Income Payments.
On the first Index Anniversary we apply your first Income Percentage Increase. Your new Lifetime Income Percentages for single payments are 4.45% (4.20% + 0.25%) for Level Income and 3.45% (3.20% + 0.25%) for Increasing Income.
Assume you make an additional Purchase Payment of $2,000 in the fourth Index Year. On the fourth Index Anniversary:
•	you are age 58 and the Income Percentages are 4.60% for Level Income, and 3.60% for Increasing Income,
•	the Variable Account Value for the additional Purchase Payment is now $2,002.50, and
•	the Contract Value after application of the additional Purchase Payment, Credits and after deducting all Contract fees and expenses is $25,000.
We calculate your new Lifetime Income Percentages for single payments on the fourth Index Anniversary as follows.
•	Lifetime Income Percentages for the initial Purchase Payment are now 5.20% (4.20% + (0.25% x 4)) for Level Income and 4.20% (3.20% + (0.25% x 4)) for Increasing Income.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	Lifetime Income Percentages for the additional Purchase Payment are 4.60% for Level Income and 3.60% for Increasing Income.
•	The Variable Account Value’s percentage of total Contract Value is 8.01% ($2,002.50 ÷ $25,000), which means the initial Purchase Payment is 91.99% of total Contract Value (100% - 8.01%).
The final Lifetime Income Percentages on the fourth Index Anniversary are then:
–	for Level Income: (5.20% x 91.99%) + (4.60% x 8.01%) = 4.78% + 0.37% = 5.15%
–	for Increasing Income: (4.20% x 91.99%) + (3.60% x 8.01%) = 3.86% + 0.29% = 4.15%
If you begin Income Payments on the fourth Index Anniversary we calculate the annual maximum Income Payment as follows.
If you select Level Income, you receive the greater of….	If you select Increasing Income, you receive…
• Level Income Guarantee Payment Percentage multiplied by total Purchase Payments reduced proportionately for withdrawals you took, or: (2.71% x $22,000) = $596.20
• Lifetime Income Percentage multiplied by the Contract Value, or: (5.15% x $25,000) = $1,287.50	• Lifetime Income Percentage multiplied by the Contract Value, or: (4.15% x $25,000) = $1,037.50
We apply the Level Income Guarantee Payment Percentage in this calculation because you were 75 or younger when you purchased the Contract and are age 80 or younger on the Income Benefit Date. On the Income Benefit Date your Level Income Guarantee Payment Percentage based on your current age of 58 is 2.71%, and your total Purchase Payments reduced proportionately for withdrawals is $22,000 (your $20,000 initial payment plus the $2,000 we received in the fourth Index Year). The annual maximum Income Payment calculation and Level Income Guarantee Payment Percentage are discussed in “Calculating Your Income Payments” next in this section.
If you had not made the additional Purchase Payment your Lifetime Income Percentages would have been higher (5.20% compared to 5.15% for Level Income, and 4.20% compared to 4.15% for Increasing Income), but the available annual maximum Income Payment would be lower because the Contract Value would not include the increase from the additional Purchase Payment. If you had not made the additional Purchase in the fourth Index Year your Contract Value would have been $22,997.50 ($25,000 - $2,002.50) and we calculate your annual maximum Income Payment as follows.
If you select Level Income, you receive the greater of….	If you select Increasing Income, you receive…
• Level Income Guarantee Payment Percentage multiplied by total Purchase Payments reduced proportionately for withdrawals you took, or: (2.71% x $20,000) = $542.00
• Lifetime Income Percentage multiplied by the Contract Value, or: (5.20% x $22,997.50) = $1,195.87	• Lifetime Income Percentage multiplied by the Contract Value, or: (4.20% x $22,997.50) = $965.90
Example of when the Level Income Guarantee Payment Percentage may increase the initial Income Payment
Assume you are the sole Owner, you are not married, and your initial Purchase Payment is $100,000. You are age 65 on the Index Effective Date and your initial Income Percentage under Level Income is 5.70% with a 0.40% Income Percentage Increase. You take no withdrawals before requesting Income Payments. You begin Income Payments on the fifth Index Anniversary and select the Level Income payment option. On the Income Benefit Date you are age 70, your Lifetime Income Percentage is 7.70% and your Level Income Guarantee Payment Percentage is 4.00%.
When it increases the initial Income Payment	When it does not increase the initial Income Payment
• Assume your Contract Value decreases to $50,000 due to negative performance. You would receive the greater of:
– Level Income Guarantee Payment Percentage multiplied by total Purchase Payments reduced proportionately for withdrawals you took, or: (4.00% x $100,000) = $4,000.00
– Lifetime Income Percentage multiplied by the Contract Value, or: (7.70% x $50,000) = $3,850	• Assume your Contract Value decreases to $70,000 due to negative performance. You would receive the greater of:
– Level Income Guarantee Payment Percentage multiplied by total Purchase Payments reduced proportionately for withdrawals you took, or: (4.00% x $100,000) = $4,000.00
– Lifetime Income Percentage multiplied by the Contract Value, or: (7.70% x $70,000) = $5,390
Please note that these examples may differ from your actual results due to rounding.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Excess Withdrawals
Excess Withdrawals include any applicable withdrawal charge, but do not include RMD payments, or amounts we deduct for other Contract fees and expenses. Any partial Excess Withdrawal must be for at least $100, and after the partial Excess Withdrawal the Contract Value must be at least $2,000. If your Contract Value is less than $2,000, you can only take a full Excess Withdrawal, which will cause Income Payments to stop and the Contract to end. Also, if at the end of the Business Day that we process your Excess Withdrawal your Contract Value is less than $2,000, take a full Excess Withdrawal, which will cause Income Payments to stop and the Contract to end.
Excess Withdrawals reduce your annual maximum Income Payment on the next Income Benefit Anniversary after the withdrawal. For each Excess Withdrawal, we reduce your annual maximum payment by the same percentage that we reduced the Contract Value. If partial Excess Withdrawals reduce your annual maximum Income Payment to less than $100, we send you the total remaining Contract Value (less any final product fee, rider fee, and contract maintenance charge), which will cause Income Payments to stop and the Contract to end .
Excess Withdrawal Example
These calculations show the effects of an Excess Withdrawal on the Contract Value, available Guaranteed Death Benefit Value, and Income Payments. Partial Excess Withdrawals (including any withdrawal charges, but not amounts we withdraw for other Contract fees and expenses) immediately reduce the Contract Value on a dollar for dollar basis, and reduce the Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn. Partial Excess Withdrawals also reduce the annual maximum Income Payment on the next Income Benefit Anniversary.
The example assumes an Excess Withdrawal of $5,000 to pay financial adviser fees when the Contract Value is $100,000, and the Guaranteed Death Benefit Value under the Traditional Death Benefit is $90,000, or $105,000 under the Maximum Anniversary Value Death Benefit. All fractional numbers in these examples have been rounded up to the next whole number.
Excess Withdrawal	Contract Value	Guaranteed Death Benefit Value for a Contract with the Traditional Death Benefit	Guaranteed Death Benefit Value for a Contract with the Maximum Anniversary Value Death Benefit	Next anniversary’s annual maximum Income Payment
Prior to withdrawal	$ 100,000	$ 90,000	$ 105,000	$ 4,800
$5,000 withdrawal		– ($5,000/ 100,000)	– ($5,000/ 100,000)	– ($5,000/ 100,000)
		x 90,000)]	x 105,000)]	x 4,800)]
	– $5,000	= – $4,500	= – $5,250	= – $240

After withdrawal	$ 95,000	$ 85,500	$ 99,750	$ 4,560
The death benefit is the greater of the Contract Value, or the Guaranteed Death Benefit Value. After the Excess Withdrawal, the death benefit would either be the $95,000 Contract Value under the Traditional Death Benefit, or the $99,750 Guaranteed Death Benefit Value under the Maximum Anniversary Value Death Benefit.
Automatic Annual Income Payment Increases
If you select Level Income, the available annual maximum Income Payment will increase only if your Contract Value increases from one Income Benefit Anniversary (or the Income Benefit Date if this is the first Income Benefit Anniversary) to the next and you took the maximum permitted payment during the prior Income Benefit Year. This increase is equal to the percentage of growth between these two Contract Values. For example, if the Contract Value increased by 1.5%, we also increase your annual maximum Income Payment by 1.5%. When calculating this payment increase we use the Contract Value determined at the end of the Business Day after we apply any Credits and we deduct Contract fees and expenses, but before we make any Income Payments or deduct Excess Withdrawals taken on this Index Anniversary. If the Income Benefit Date or an Income Benefit Anniversary does not occur on a Business Day, we use Contract Values from the next Business Day.
Lifetime Income Percentages on the Income Benefit Date are generally higher under Level Income compared to Increasing Income. However, payment increases are not likely under this payment option, especially in later Income Benefit Years, because only the Index Protection Strategy with DPSC and Index Protection Strategy with Cap are available (which have the lowest return potential) and your performance has to be greater than the deductions taken in the prior Index Year for Income Payments and Excess Withdrawals, and deductions we make for Contract fees and expenses both in the prior Index

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Year and on the current Index Anniversary. For example, if you receive Credits of 2.5% on an Index Anniversary, but the deductions for Income Payments and Excess Withdrawals taken during the prior Index Year, and deductions we make for Contract fees and expenses both in the prior Index Year and on the current Index Anniversary reduce your Contract Value by -6.8% you will not receive a payment increase.
If we increase the Contract Value to equal the death benefit due to a spousal continuation of the Contract during the last Income Benefit Year, we also subtract the amount of this increase from the Contract Value on the next Income Benefit Anniversary when determining annual payment increases under the Level Income option.
If you select Increasing Income, the available annual maximum Income Payments will increase on each Income Benefit Anniversary if your selected Index Option(s) receives a DPSC or Protection Credit. If you select multiple Index Options, we take the weighted average of all DPSCs and Protection Credits based on the percentage of Contract Value in each of your selected Index Options to determine your payment increase as indicated in the example below. When calculating this payment increase we use the Contract Value determined at the end of the Business Day before we deduct any Contract fees or expenses, apply any Credits, make any Income Payments, or deduct Excess Withdrawals. If the Income Benefit Date or an Income Benefit Anniversary does not occur on a Business Day, we use Contract Values from the next Business Day. Payment increases can continue even if your Contract Value reduces to zero or if your Income Payments are converted to Annuity Payments as described in section 8, The Annuity Phase – When Annuity Payments Begin.
Example
Assume you allocate 20% to the Index Protection Strategy with the DPSC using the S&P 500® Index and 80% to the Index Protection Strategy with the Cap using the EURO STOXX 50® on the Income Benefit Date.
On the second Income Benefit Anniversary, the Index Protection Strategy with the DPSC Index Option receives a 3.5% DPSC and the Index Protection Strategy with the Cap Index Option receives a 4.2% Protection Credit. On this anniversary, before we deduct Contract fees and expenses, apply Credits or make Income Payments, 21.5% of your total Contract Value is in Index Protection Strategy with the DPSC Index Option, and 78.5% of your Contract Value is in Index Protection Strategy with the Cap Index Option.
Your annual maximum Income Payment on the second Income Benefit Anniversary will increase by 4.05% ((3.5% x 21.5%) + (4.2% x 78.5%)).
Taxation of Income Payments
We treat Income Payments as withdrawals for tax purposes while your Contract Value is positive, and once your Contract Value is reduced to zero we intend to treat Income Payments as Annuity Payments for tax purposes. For more information, see section 12, Taxes – Taxation of Income Payments.
When the Income Period Ends
The Income Period ends on the earlier of the last Business Day before the Annuity Date, or the date the Income Benefit ends. Income Payments can continue for the life of the Covered Person(s) if you do not take more than your allowed annual maximum payment.
When the Income Benefit Ends
The Income Benefit ends on the earliest of the following.
•	During the Accumulation Phase and before the Income Period, the Business Day we process your request to remove this benefit from your Contract (the rider termination date).
•	The Business Day all Eligible Persons or Covered Persons are removed from the Contract because they no longer meet the requirements (Owner, Annuitant or sole Beneficiary) stated in section 3. If this occurs after the Income Benefit Date, Income Payments stop when the last Covered Person is removed from the Contract.
•	The Index Anniversary upon which the younger Eligible Person reaches age 100 if it occurs before the Income Benefit Date.
•	The Business Day we process your request for a full withdrawal, other than a full withdrawal caused by an Income Payment.
•	The Income Benefit Date or an Income Benefit Anniversary if the annual maximum Income Payment is less than $100.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we first receive a Valid Claim from any one Beneficiary. However, if a federally recognized spouse is an Eligible Person or Covered Person and continues this Contract, the Income Benefit also continues.
•	During the Accumulation Phase and before the Income Benefit Date, the Income Benefit ends on the date of death of the last surviving Eligible Person.
•	During the Income Period, the Income Benefit ends on the date of death of the last surviving Covered Person.
•	The Business Day the Contract ends.

11.   Death Benefit
“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The Contract provides the Traditional Death Benefit, the standard death benefit, for no additional charge. If available, you can instead select the optional Maximum Anniversary Value Death Benefit at Contract issue for an additional rider fee if all Owners and the Annuitant are age 75 or younger. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they may be equal. Please discuss this benefit’s appropriateness with your Financial Professional. The death benefit is the greater of the Contract Value, or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge) if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit.
The death benefit is only available during the Accumulation Phase (and Income Period, if applicable). If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information at or after the end of the current Business Day, we use the next Business Day’s prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, each Beneficiary receives an equal share.
Each Beneficiary’s portion of the death benefit remains in the Index Options based on the allocation instructions that were in effect on the date of death until we receive his or her Valid Claim and we either pay the claim or the Beneficiary provides alternate allocation instructions. If there is Variable Account Value in the AZL Government Money Market Fund on the date of death, it remains there until the earlier of the next Index Anniversary, or the date we receive a Valid Claim. If an Index Anniversary occurs before we receive a Valid Claim, we will transfer that Beneficiary’s portion of the Variable Account Value to the Index Options based on the Purchase Payment default instructions that were in effect on the date of death.
From the time we determine the death benefit until we make a complete distribution, any amount in the Index Options and the AZL Government Money Market Fund continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
On the first death of a Determining Life during the Accumulation Phase, if your selected death benefit is in effect your Beneficiary(s) will receive the greater of the Contract Value or Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either total Purchase Payments reduced proportionately for withdrawals you take (including any withdrawal charge) if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. For example, assume total Purchase Payments are $90,000, you take no withdrawals, the highest Contract Value on any Index Anniversary (the Maximum Anniversary Value) is $105,000, and the current Contract Value is $100,000. The death benefit for the Traditional Death Benefit is the $100,000 Contract Value, and for the Maximum Anniversary Value Death Benefit it is the $105,000 Maximum Anniversary Value.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

If the date we are determining the death benefit is not the Term End Date and you selected the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy, the Contract Value reflects the Daily Adjustment. Withdrawals you take reduce your Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn (including any withdrawal charge), determined at the end of each Business Day. All withdrawals you take reduce the Guaranteed Death Benefit Value and Contract Value, even Penalty-Free Withdrawals, and financial adviser fees that you choose to have us pay from this Contract. However, we do not reduce the Guaranteed Death Benefit Value for deductions we make for Contract fees and expenses. Deductions for Contract fees and expenses will, however, decrease the Contract Value by the dollar amount withdrawn and reduce the likelihood of receiving increases to the Maximum Anniversary Value . In addition, because the death benefit is the greater of Contract Value, or the Guaranteed Death Benefit Value, deductions we make for Contract fees and expenses may reduce the death benefit available to your Beneficiaries.
Examples of the impact of deductions for financial adviser fees that you choose to have us pay from the Contract on the death benefit are included in section 1. The impact of an Excess Withdrawal on the death benefit is included in section 10.
Maximum Anniversary Value
The Maximum Anniversary Value is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Maximum Anniversary Value as follows.
•	We increase it by the dollar amount of any additional Purchase Payments.
•	We reduce it by the percentage of any Contract Value you withdraw (including any withdrawal charge).
If the Index Effective Date occurs after the Issue Date, the Maximum Anniversary Value on the Index Effective Date is calculated in the same way as on an Index Anniversary.
On each Index Anniversary before the end date (or on the next Business Day if the Index Anniversary is not on a Business Day) the Maximum Anniversary Value is equal to the greater of:
•	its current value after processing any additional Purchase Payments, or withdrawals you take (including any withdrawal charge), or
•	the Contract Value determined at the end of the Business Day after we process all daily transactions including Credits, any additional Purchase Payments, withdrawals you take including any withdrawal charges, and deductions we make for other Contract fees and expenses. Contract Value reflects the Daily Adjustment if you select a 3-year or 6-year Term Index Option and this anniversary is not a Term End Date. Negative Index Option performance, withdrawals you take, and deductions we make for Contract fees or expenses decrease the Contract Value and reduce the likelihood of receiving increases to the Maximum Anniversary Value.
On and after the end date, we no longer make this comparison and we no longer capture any annual investment gains in the Maximum Anniversary Value.
The end date occurs on the earliest of:
•	the older Determining Life’s 91st birthday, or
•	the end of the Business Day we receive the first Valid Claim from any one Beneficiary.
Example
	Contract Value	Maximum Anniversary Value
Issue Date	$ 100,000	$ 100,000
1 st Quarterly Anniversary	$ 99,250	$ 100,000
2 nd Quarterly Anniversary	$ 99,975	$ 100,000
3 rd Quarterly Anniversary	$ 100,125	$ 100,125
4 th Quarterly Anniversary/ Index Anniversary	$ 99,995	$ 100,125
•	On the Issue Date the Maximum Anniversary Value is equal to the initial Purchase Payment of $100,000.
•	On the 1 st and 2 nd Quarterly Anniversaries the Contract Value is less than the Maximum Anniversary Value, so the Maximum Anniversary Value neither increases, nor decreases.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	On the 3 rd Quarterly Anniversary the Contract Value is greater than the Maximum Anniversary Value, so we increase the Maximum Anniversary Value to equal the $100,125 Contract Value. The Maximum Anniversary Value will stay at $100,125 until the Contract Value on a Quarterly Anniversary is greater than this amount or you make an additional Purchase Payment (either of which will increase the Maximum Anniversary Value), or you take a withdrawal (which will decrease the Maximum Anniversary Value).

During the Income Period:
• You cannot make additional Purchase Payments. If your Contract includes the Traditional Death Benefit this means the Guaranteed Death Benefit Value no longer increases.
• Index Precision Strategy, Index Performance Strategy, and Index Guard Strategy are no longer available. This may limit your Contract’s performance potential and the Guaranteed Death Benefit Value if your Contract includes the Maximum Anniversary Value Death Benefit. Income Payments and Excess Withdrawals also decrease your Contract Value, which also reduces the likelihood of locking in investment gains to the Guaranteed Death Benefit Value if your Contract includes the Maximum Anniversary Value Death Benefit.
• Each Income Payment and any Excess Withdrawal reduces the Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn (including any withdrawal charge) , which means this value may be reduced by more than the amount withdrawn . Taking Excess Withdrawals may also cause your selected death benefit to end prematurely.
What Happens Upon Death?
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation, we determine the Guaranteed Death Benefit Value at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of the:
•	Guaranteed Death Benefit Value determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or
•	Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously as defined by applicable state law or regulation, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•	If a Determining Life dies before you, we do not pay a death benefit to the Beneficiary(s) but we may increase the Contract Value if the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are still in effect. At the end of the Business Day we receive due proof of a Determining Life’s death we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater, and your selected death benefit ends. We allocate any Contract Value increase to the AZL Government Money Market Fund. Then on the next Index Anniversary we transfer the Variable Account Value to the Index Options according to your Purchase Payment default instructions.
•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.
The Traditional Death Benefit and Maximum Anniversary Value Death Benefit end upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that the Guaranteed Death Benefit Value and Contract Value are both zero.
•	Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.
•	Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously as defined by applicable state law or regulation.
•	Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.
•	The Business Day the Contract ends.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

We base the Guaranteed Death Benefit Value on the first death of a Determining Life (or Lives). This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract:
• the Guaranteed Death Benefit Value is no longer available, and
• if you selected the Maximum Anniversary Value Death Benefit, we no longer assess its 0.20% rider fee.
Also, if you and the Determining Life (Lives) are different individuals and you die first, the Guaranteed Death Benefit Value is not available to your Beneficiary(s).
Death of the Owner and/or Annuitant
The Appendix A to the Form N-4 SAI includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
Death Benefit Payment Options During the Accumulation Phase
Each Beneficiary must select one of the death benefit payment options listed below.
If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For an IRA, Roth IRA, or SEP IRA Contract, spousal continuation can only occur if the surviving spouse is the Contract’s sole primary Beneficiary. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts through a direct rollover to an IRA. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and your selected death benefit ends. We allocate any Contract Value increase to the AZL Government Money Market Fund. Then on the next Index Anniversary we transfer it to the Index Options according to Purchase Payment default instructions. If the surviving spouse continues the Contract:
•	he or she becomes the new Owner and may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Death Benefit Payment Options
The following applies to Non-Qualified Contracts. Different rules may apply to Qualified Contracts. For more information, please see section 12, Taxes – Distributions Upon the Owner’s Death (or Annuitant’s Death if the Owner is a Non-Individual).
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Index Options and is subject to the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2, or 5. If you take the death benefit as Annuity Payments we do not require that the Annuity Date occur on an Index Anniversary. In addition, if the Annuity Date is not a Term End Date, we will execute a Performance Lock before we make Annuity Payments. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Index Options and is subject to the product fee.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Distribution from Non-Qualified Contracts must begin within one year of the date of the Owner’s death. Any portion of the death benefit from Non-Qualified Contracts not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.
If a Non-Qualified Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, a Non-Qualified Contract is interpreted and administered in accordance with Section 72(s) of the Code.

12.   Taxes
This section provides a summary explanation of the tax ramifications of purchasing a Contract. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.
Annuity Contracts in General
Annuity contracts are a means of setting aside money for future needs – usually retirement. Congress recognized the importance of saving for retirement and provided special rules in the Code for annuities.
There are different rules regarding how you will be taxed, depending upon how you take the money out and whether the annuity is Qualified or Non-Qualified. Generally any taxable distribution is subject to federal income tax and any applicable state income tax at ordinary income tax rates (instead of capital gains rates).
You can purchase either a Qualified Contract or a Non-Qualified Contract. If you do not purchase one of the various types of Qualified Contracts described in this section, the Contract is referred to as a Non-Qualified Contract.
This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.
Qualified Contracts
If you purchase the Contract as an IRA, Roth IRA, SEP IRA, or to fund a qualified retirement plan, the Contract is referred to as a Qualified Contract. Qualified Contracts are subject to certain restrictions under the Code, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve-month period from all of the IRAs you currently own. Adverse tax consequences may result if contributions, distributions, and transactions in connection with the Qualified Contract do not comply with the law.
A Qualified Contract funded by an annuity does not provide any additional tax deferral. However, the Contract has features and benefits other than tax deferral that may make it appropriate for an IRA or qualified retirement plan. You should consult your tax adviser regarding these features and benefits before purchasing a Qualified Contract.
We may issue the following types of Qualified Contracts to an individual. Purchasers of a Contract for use with IRAs have the right to revoke their purchase within seven days of the earliest of the establishment of the IRA, or their purchase.
•
IRA (Traditional IRA). Section 408 of the Code permits eligible individuals to fund IRAs. IRA contributions are limited each year to the lesser of a dollar amount specified in the Code or 100% of the amount of earned income included in the Owner’s income. Contributions may be tax deductible based on the Owner’s income. Contributions must be made in cash. The limit on the amount contributed to an IRA does not apply to distributions from certain other types of IRAs or qualified retirement plans that are transferred or rolled over on a tax-deferred basis into an IRA.
•
Roth IRA. Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA are limited each year to the lesser of a dollar amount specified in the Code or 100% of the amount of earned income included in the Owner’s income. Contributions are also limited or prohibited if the Owner’s income is above certain limits. Contributions must be made in cash. The limit on the amount contributed to a Roth IRA does not apply to distributions from certain other types of IRAs or qualified retirement plans that are transferred or rolled over (conversion) into a Roth IRA.
Conversions to a Roth IRA from an IRA or other eligible qualified retirement plan are permitted regardless of an individual’s income. A conversion to a Roth IRA results in a taxable event, but not a 10% additional federal tax for early withdrawal if certain qualifications are met (please consult your tax adviser for more details).

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•
Simplified Employee Pension (SEP) IRA . Employers may establish SEP IRAs under Code Section 408(k) to provide IRA contributions on behalf of their employees. In addition to all of the general rules governing IRAs, such plans are subject to additional requirements and different contribution limits.
We may issue the following type of Qualified Contract to a qualified retirement plan.
•
Qualified Retirement Plans: Pension and Profit-Sharing Plans. A qualified plan is a retirement or pension plan that meets the requirements for tax qualification under the Code. Sections 401(a) and 401(k) of the Code permit employers, including self-employed individuals, to establish various types of retirement plans for employees. These retirement plans may permit the purchase of the Contracts to provide benefits under the plan. Contributions to the plan for the benefit of employees are not included in the gross income of the employee until distributed from the plan. The tax consequences to participants may vary, depending upon the particular plan design. Participant loans are not allowed under the Contracts purchased in connection with these plans.
If the Contract is purchased for a qualified plan under Section 401 of the Code, the plan is both the Owner and the Beneficiary. The authorized signatory, plan administrator, or plan trustee for the plan must make representations to us that the plan is qualified under the Code on the Issue Date and is intended to continue to be qualified for the entire Accumulation Phase of the Contract, or as long as the qualified plan owns the Contract. The qualified plan may designate a third party administrator to act on its behalf. All tax reporting is the responsibility of the plan. In the event the qualified plan instructs us to roll the plan assets into an IRA for the Annuitant under this Contract, we change the qualification type of the Contract to an IRA and make the Annuitant the Owner. The qualified plan is responsible for any reporting required for the rollover transactions out of the plan. We are responsible for any reporting required for the Contract as an IRA.
Purchasers of Contracts for use with pension or profit-sharing plans should obtain competent tax advice as to the tax treatment and suitability of a holding an annuity within a plan.  Because of the minimum Purchase Payment requirements, these Contracts may not be appropriate for some retirement plans that are funded on a periodic basis. Owners, Annuitants and Beneficiaries are cautioned that benefits under a Qualified Contract may be subject to the terms and conditions of the plan regardless of the terms and conditions of the Contracts issued pursuant to the plan. Some retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. We are not bound by the terms and conditions of such plans to the extent such terms conflict with the terms of a Contract, unless we specifically consent to be bound. Owners, participants, and Beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contracts comply with applicable law. We may choose not to allow pension or profit-sharing plans to purchase this Contract.
Summary of Individuals and Entities That Can Own a Qualified Contract
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can own the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual who is a participant in the plan. If the qualified retirement plan is a defined benefit plan, the individual must be the only participant in the plan.
We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Non-Qualified Contracts
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
Non-Qualified Contracts Owned by Non-Individuals
When a Non-Qualified Contract is owned by a non-individual (other than a trust holding the Contract as an agent for an individual), the Contract is not generally treated as an annuity for tax purposes. This means that the Contract may not receive the benefits of tax deferral and any Contract earnings may be taxable every year.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Taxation of Withdrawals
When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.
Section 72 of the Code governs taxation of annuities in general. An Owner is generally not taxed on increases in the value of a Contract until a distribution occurs, either in the form of withdrawals or as Annuity Payments.
For a full withdrawal (total redemption), a partial withdrawal, or a death benefit, the recipient is taxed on the portion of the payment that exceeds your investment in the Contract (often referred to as cost basis). For Non-Qualified Contracts, this cost basis is generally the Purchase Payments, while for Qualified Contracts there is generally no cost basis, which means the withdrawal is fully taxable, except for qualified distributions from Roth IRAs and IRAs where you have separately tracked and reported any after-tax contributions that you have made.
For Non-Qualified Contracts, the taxable portion of a partial withdrawal is the portion of the payment considered to be gain in the Contract (for example, the difference, if any, between the Contract Value immediately before the withdrawal, unreduced by any withdrawal charges, and the Contract’s cost basis). The withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.
Distributions from a Roth IRA generally are not subject to income tax if the Roth IRA has been held for five years (starting with the year in which the first contribution is made to any Roth IRA) and the Owner satisfies a triggering event such as attaining age 59  1 ⁄ 2 , death, disability or a first time homebuyer (subject to a $10,000 lifetime limit).
Distribution before satisfying the five year period or triggering event requirement may subject the distribution to taxation. Please be aware that each Roth IRA conversion has its own five year holding period requirement for purposes of determining if the 10% additional federal tax described below applies.
10% Additional Federal Tax
Withdrawals, whether partial or full, and Annuity Payments may also be subject to an additional federal tax equal to 10% of the taxable amount, unless an exception applies. If you take a withdrawal before age 59  1 ⁄ 2 , you may be subject to a 10% additional federal tax, unless you satisfy one of the exceptions. The exceptions are different for Qualified Contracts and Non-Qualified Contracts, and are also different for IRAs and qualified plans. If the Contract is jointly owned, we send one check payable to both Joint Owners and tax report each Joint Owner individually. Tax reporting each Joint Owner individually can create a discrepancy in taxation if only one Joint Owner is under age 59  1 ⁄ 2 because that Joint Owner will be subject to the 10% additional federal tax.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Exceptions to the 10% Additional Federal Tax for Qualified Contracts
1)	distributions made on or after the date you (or the Annuitant as applicable) reach age 59 1 ⁄ 2 ;
2)	distributions following your death or disability (or the Annuitant as applicable) (for this purpose disability is as defined in Section 72(m)(7) of the Code);
3)	distributions paid in a series of substantially equal payments made annually (or more frequently) for your life (or life expectancy) or joint lives of you and your designated Beneficiary;
4)	distributions made to you after separation from service after reaching age 55 (does not apply to IRAs);
5)	distributions made to you to the extent such distributions do not exceed the amount allowed as a deduction under Code Section 213 for amounts paid during the tax year for medical care;
6)	distributions made on account of an IRS levy upon the Qualified Contract;
7)	distributions from an IRA for the purchase of medical insurance (as described in Section 213(d)(1)(D) of the Code) for you and your spouse and dependents if you have received unemployment compensation for at least 12 weeks (this exception will no longer apply after you have been re-employed for at least 60 days);
8)	distributions from an IRA made to you, to the extent such distributions do not exceed your qualified higher education expenses (as defined in Section 72(t)(7) of the Code) for the tax year;
9)	distributions from an IRA which are qualified first-time homebuyer distributions (as defined in Section 72(t)(8) of the Code);
10)	distributions made to an alternate Payee pursuant to a qualified domestic relations order (does not apply to an IRA);
11)	distributions made to a reservist called to active duty after September 11, 2001, for a period in excess of 179 days (or for an indefinite period), from IRAs or amounts attributable to elective deferrals under a 401(k) plan made during such active period; and
12)	distributions made during the payment period starting on the birth of a child or the finalization of an adoption (up to $5,000).
With respect to (12) above, a qualified birth or adoption distribution may be repaid in one or more contributions into an IRA or qualified retirement plan (if you are eligible to make a contribution to the qualified retirement plan). The repayment contribution will be treated as a rollover into the IRA or qualified retirement plan.
With respect to (3) above, if the series of substantially equal periodic payments is modified before the later of the Annuitant attaining age 59  1 ⁄ 2 or the close of the five year period that began on the date the first payment was received, then the tax for the year of the modification is increased by the 10% additional federal tax, plus interest for the tax years in which the exception was used. A partial withdrawal, partial transfer, or partial rollover taken after a series of substantially equal periodic payments has begun will result in the modification of the series of substantially equal payments and therefore will result in the imposition of the 10% additional federal tax and interest for the period as described above. You should obtain competent tax advice before you take any partial withdrawals from your Contract. Adding Purchase Payments to a Contract that is making substantially equal periodic payments will also result in a modification of the payments.
For 2020 only, the Coronavirus Aid, Relief, and Economic Security (CARES) Act, permitted corona-virus related distributions from Qualified Contracts and IRAs up to an aggregate amount of $100,000. This type of distribution was an exception to the 10% federal additional tax. To qualify for the distribution, generally you, your spouse, or dependent had to have been diagnosed with the virus, or you had to have been affected economically in certain ways because of the virus. The tax associated with the distributions may be paid ratably over three years, beginning with the 2020 tax year. The CARES Act also allows you to recontribute the amount you withdrew to an eligible retirement plan (to which you can make a rollover contribution) in one or more payments within three years.
Exceptions to the 10% Additional Federal Tax for Non-Qualified Contracts
1)	paid on or after you reach age 59 1 ⁄ 2 ;
2)	paid after you die;
3)	paid if you become totally disabled (as that term is defined in Section 72(m)(7) of the Code);
4)	paid in a series of substantially equal payments made annually (or more frequently) for your life (or life expectancy) or joint lives of you and your designated Beneficiary;
5)	paid as annuity payments under an immediate annuity; or
6)	that come from Purchase Payments made before August 14, 1982.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

With respect to (4) above, if the series of substantially equal periodic payments is modified before the later of your attaining age 59  1 ⁄ 2 or the close of the five year period that began on the date the first payment was received, then the tax for the year of the modification is increased by the 10% additional federal tax, plus interest, for the tax years in which the exception was used. A partial withdrawal or partial 1035 exchange taken after a series of substantially equal periodic payments has begun will result in the modification of the series of substantially equal payments and therefore will result in the imposition of the 10% additional federal tax and interest for the period as described above. Adding Purchase Payments to a Contract that is making substantially equal periodic payments will also result in a modification of the payments.
Non-Qualified Annuity Medicare Tax
Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) This tax does not apply to distributions from Qualified Contracts. Please consult a tax adviser for more information.
Payments for Financial Adviser Fees
Any financial adviser fees that you choose to have us pay from this Contract to your Financial Professional or Financial Professional's firm may result in a taxable distribution. Please consult with your Financial Professional before requesting us to pay financial adviser fees from this Contract compared to other assets you may have since federal and/or state taxing authorities could determine that such fees should be treated as taxable distributions.
RMDs From Qualified Contracts
Distributions from a Qualified Contract must commence no later than the required beginning date. For Roth IRAs, no distributions are required during the Owner’s lifetime. For IRAs other than Roth IRAs, the required beginning date is April 1 of the calendar year following the year in which you attain age 72 (or age 70  1 ⁄ 2 if you reached this age prior to January 1, 2020). Under a qualified plan, the required beginning date is generally April 1 of the calendar year following the later of the calendar year in which you reach age 72 (or age 70  1 ⁄ 2 if you reached this age prior to January 1, 2020) or retire.
Generally, RMDs must be made over a period not exceeding the life or life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated Beneficiary. If the RMDs are not made, a 50% additional federal tax is imposed as to the amount not distributed. If you are attempting to satisfy these rules through partial withdrawals, the present value of future benefits provided under the Contract may need to be included in calculating the amount required to be distributed. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.
Diversification
Code Section 817(h) and accompanying Treasury Department Regulations imposes diversification standards on the assets underlying variable annuity contracts. The Code provides that a variable annuity contract cannot be treated as an annuity contract for any period during which its investments are not adequately diversified as required by the United States Treasury Department. If the Contract no longer qualifies as an annuity contract, you would be subject to federal income tax each year with respect to Contract earnings accrued. We intend to manage all available Index Options, and we intend that all available variable investment options be managed by the investment advisers so that they comply with these diversification standards.
Owner Control
The Treasury Department has indicated that the diversification regulations do not provide guidance regarding the circumstances in which an Owner’s control of the Separate Account’s investments may cause the Owner to be treated as the owner of the Separate Account’s assets, which would cause the Contract to lose its favorable tax treatment. In certain circumstances, variable annuity contract owners have been considered for federal income tax purposes to be the owners of the separate account’s assets, due to their ability to exercise investment control over those assets. In this case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area and some of our Contract’s features, such as the flexibility of an Owner to allocate Purchase Payments and transfer amounts among any available variable investment options, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over Separate Account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the owner of the Separate Account assets.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Taxation of Income Payments
We treat Income Payments as withdrawals for tax purposes while your Contract Value is positive. This means that, for Non-Qualified Contracts, gains from the entire Contract are considered to be distributed first and are subject to ordinary income tax. Purchase Payments are distributed after gains have been paid out and are generally considered to be a return of your investment and are not subject to income tax. While tax law is not entirely clear as to the proper tax treatment, once your Contract Value is reduced to zero we intend to treat Income Payments as Annuity Payments for tax purposes. For Qualified Contracts, the total Income Payment is most likely subject to ordinary income tax. If you are taking withdrawals from the Contract to satisfy the requirements for substantially equal periodic payments under Section 72(t) or 72(q) of the Code and you begin Income Payments before the required series of withdrawals is complete, you may incur additional penalties, including a 10% additional federal tax. If you begin Income Payments before age 59 1⁄2 the payments will generally be subject to a 10% additional federal tax.
Taxation of Annuity Payments
For Annuity Payments from Non-Qualified Contracts, the portion of each payment included in income is determined by an exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. We determine the exclusion ratio for Annuity Payments by dividing the investment in the Contract (adjusted for any guaranteed period or refund guarantee) by the expected return anticipated to be paid as Annuity Payments (which is determined by Treasury Regulations). We determine the amount of each Annuity Payment that is excluded from income by multiplying the Annuity Payment by the exclusion ratio. Annuity Payments received after the investment in the Contract has been recovered (for example, when the total of the amounts excluded from income equal the investment in the Contract) are fully taxable.
Generally, Annuity Payments from Qualified Contracts are fully taxable unless you have separately tracked and reported any after-tax contributions that you have made. Annuity Payments that are qualified distributions from Roth IRAs are federal income tax free. Owners, Annuitants and Beneficiaries under the Contracts should seek competent financial advice about the tax consequences of any distributions.
Distributions Upon the Owner’s Death (or Annuitant’s Death If the Owner Is a Non-individual)
Section 72(s) of the Code requires that, to be treated as an annuity contract for federal income tax purposes, a Non-Qualified Contract must contain certain provisions regarding distributions when an Owner dies. Specifically, Section 72(s) requires that: (a) if an Annuitant dies on or after you annuitize the Contract, but before distribution of the entire Contract’s interest, the entire Contract’s interest must be distributed at least as rapidly as under the distribution method being used as of the Annuitant’s date of death; and (b) if any Owner (or the Annuitant if the Owner is a non-individual) dies before you annuitize the Contract, the Contract’s entire interest must be distributed within five years after the Owner’s date of death.
These requirements are satisfied as to any part of an Owner’s interest that is payable to, or for the benefit of, a designated Beneficiary and distributed over the designated Beneficiary’s life, or over a period not extending beyond that Beneficiary’s life expectancy, provided that distributions begin within one year of the Owner’s death. The designated Beneficiary refers to an individual designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death.
However, if the designated Beneficiary is the deceased Owner’s surviving spouse, the surviving spouse can continue the Contract as the new Owner. If a couple is married in a jurisdiction (including a foreign country) that recognizes same-sex marriage, that marriage will be recognized for all federal tax purposes regardless of the law in the jurisdiction where they reside. However, the IRS did not recognize civil unions and registered domestic partnerships as marriages for federal tax purposes. Depending on the state in which your Contract is issued, we may offer certain spousal benefits to same-sex civil union couples, domestic partners or spouses. You should be aware, however, that, if state law does not recognize the civil union or registered domestic partnership as a marriage, we cannot permit the surviving partner/spouse to continue the Contract within the meaning of the federal tax law.
Same-sex civil union couples, domestic partners and spouses should contact their financial professional and a qualified tax adviser regarding their personal tax situation, the implications of any Contract benefits based on a spousal relationship, and their partner’s/spouse’s rights and benefits under the Contract.
Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Upon death of an Owner of a Qualified Contract, the Setting Every Community Up for Retirement (SECURE) Act (contained within the Further Consolidated Appropriations Act enacted December 20, 2019) made significant changes to the payment options available to Beneficiaries of Owners who die on or after January 1, 2020. The rules discussed below reference IRA Contracts, but similar rules also apply to qualified retirement plans. With some exceptions, IRA Beneficiaries must receive their entire death benefit by December 31 following the tenth anniversary of the IRA Owner’s death.
The payments options for IRA Beneficiaries differ depending on several factors, including whether a Beneficiary is an Eligible Designated Beneficiary (EDB). An EDB includes any Beneficiary of the deceased IRA Owner who at time of death is: 1) the surviving spouse, 2) not more than ten years younger than the IRA Owner, 3) a minor child of the IRA Owner, 4) chronically ill, or 5) disabled. EDB status is determined at the IRA Owner’s death.
If you are an EDB, then you can begin RMD payments based on your single life expectancy (“stretch payments”) in the year following the deceased Owner’s death. You must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death (but see the exception for a spouse beneficiary below). If you are an EDB that elected to receive payments over your life expectancy, once you die, then your beneficiary must receive their entire death benefit by December 31 following the tenth anniversary of your death.
For a minor child Beneficiary, the payments based on life expectancy may continue only until the minor child reaches the age of majority (age 18 or the age specified in Treasury Regulations). The minor child Beneficiary must receive their entire death benefit by December 31 following the tenth anniversary of reaching the age of majority.
If you were the spouse Beneficiary of the deceased Owner’s IRA Contract and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments (treating a Roth IRA as a traditional IRA for this purpose only), then you can wait to begin receiving RMD payments until the year that your spouse would have reached age 72. Alternatively, if the deceased Owner had already reached the date at which he/she was required to begin receiving RMD payments, you must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death.
If you are a designated Beneficiary (generally an individual), but are not an EDB, the entire death benefit must be distributed by December 31 after the tenth anniversary of the IRA Owner’s death. If you die before the end of the ten-year period and the entire death benefit has not been distributed, your beneficiary must receive the entire death benefit by the same date you would have been required to receive the death benefit.
If the Beneficiary of the IRA Contract is a trust, current Treasury Regulations provide “see-through” treatment for trusts that meet certain requirements. If such treatment applies, the beneficiaries of the trust, rather than the trust itself will be treated as having been designated as beneficiaries of the IRA Contract for purposes of determining the distribution period for RMD payments. Due to the changes made by SECURE, there is uncertainty regarding which distribution options are available when a trust is the Beneficiary of an IRA Contract. Clarification of situations involving trust Beneficiaries is expected to be provided when the Treasury Department releases applicable regulations. Individuals are encouraged to seek guidance from their own tax professional or legal counsel to determine how these new rules apply to their particular situation.
If the IRA Beneficiary is not a “designated beneficiary” (e.g., beneficiary is an estate, charity, or a trust that does not meet the requirements for “see-through” treatment), then the payment options are unchanged by the SECURE Act. If the IRA Owner had not yet reached the date at which he/she was required to begin receiving RMD payments (treating a Roth IRA as a traditional IRA for this purpose only), then these IRA Beneficiaries must receive their entire death benefit by December 31 following the fifth anniversary of the IRA Owner’s death. Alternatively, if the deceased Owner had already reached the date at which he/she was required to begin receiving RMD payments, these IRA Beneficiaries can begin RMD payments based on the single life expectancy of the Owner in the year of the deceased Owner’s death, reduced by one. These Beneficiaries must begin to receive these RMD payments by December 31 of the year following the deceased Owner’s death.
The SECURE Act impacts situations when the IRA Owner died before January 1, 2020 and the Beneficiary had elected stretch payments. In this situation, the stretch payments can continue to the Beneficiary, but once that Beneficiary dies, the successor beneficiary must receive any remaining death benefit by December 31 following the tenth anniversary of the original Beneficiary’s death.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The SECURE Act may limit the annuitization options that a Beneficiary may elect at the IRA Owner’s death to comply with the new death benefit payment rules. Also, if an IRA Owner elected an annuitization option and then dies, action may be needed by the Beneficiary if any remaining Annuity Payments do not comply with the new death benefit payment rules for a Beneficiary.
Tax-Free Section 1035 Exchanges
Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Code for all or a portion of one non-qualified annuity contract for another, or all of a life insurance policy for a non-qualified annuity contract. If you perform a partial 1035 exchange, please be aware that no distributions or withdrawals can occur from the old or new annuity contract within 180 days of the partial exchange, unless you qualify for an exception to this rule. IRS guidance also provides that certain partial exchanges may not qualify as tax-free exchanges. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.
Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale.
Multiple Non-Qualified Contracts Purchased In the Same Year By the Same Owner
Code Section 72(e)(12) provides that multiple Non-Qualified deferred annuity contracts issued within the same calendar year to the same owner by one company or its affiliates are treated as one annuity contract for purposes of determining a distribution’s tax consequences. This treatment may result in adverse tax consequences, including more rapid taxation of distributions from combined contracts. For purposes of this rule, contracts received in a Section 1035 exchange are considered issued in the year of the exchange. You should consult a tax adviser before purchasing more than one Non-Qualified Contract in any calendar year period.
Assignments, Pledges and Gratuitous Transfers
Any assignment or pledge (or agreement to assign or pledge) the Contract Value is treated for federal income tax purposes as a full withdrawal. The Contract will not qualify for tax deferral while the assignment or pledge is effective. Qualified Contracts generally cannot be assigned, pledged, or transferred to another individual. For Non-Qualified Contracts, the Contract’s cost basis is increased by the amount includible as income with respect to such amount or portion, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Non-Qualified Contract (an ownership change) without adequate consideration to a person other than their spouse (or to a former spouse incident to divorce), the Owner is taxed on the difference between his or her Contract Value and the Contract’s cost basis at the time of transfer. In such case, the transferee’s investment in the Contract is increased to reflect the increase in the transferor’s income. An Owner should consult a tax adviser before requesting an assignment, transfer, or pledge.
Income Tax Withholding
Any part of a distribution that is taxable to the Owner or Beneficiary is subject to federal and/or state income tax withholding. Generally, we withhold amounts from Annuity Payments at the same rate as wages, and we withhold 10% from non-periodic payments, such as withdrawals. However, in most cases, you may elect not to have taxes withheld or to have withholding done at a different rate.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Certain distributions from retirement plans qualified under Code Section 401 that are not directly rolled over to another eligible retirement plan or IRA, are subject to a mandatory 20% federal income tax withholding. The 20% withholding requirement generally does not apply to:
•	a series of substantially equal payments made at least annually for the life or life expectancy of the participant or joint and last survivor expectancy of the participant and a designated Beneficiary, or for a specified period of ten years or more; or
•	RMDs; or
•	any part of a distribution not included in gross income (for example, returns of after-tax contributions); or
•	hardship withdrawals.
Plan participants should consult a tax adviser regarding income tax withholding requirements.
Federal Estate Taxes
While no attempt is being made to discuss the Contract’s federal estate tax implications, an Owner should keep in mind the annuity contract’s value payable to a Beneficiary upon the Owner’s death is included in the deceased Owner’s gross estate. Depending on the annuity contract, the annuity’s value included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary, or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.
Generation-Skipping Transfer Tax
The Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
Foreign Tax Credits
We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under the federal tax law.
Possible Tax Law Changes
Although the likelihood of legislative or regulatory changes is uncertain, there is always the possibility that the Contract’s tax treatment could change. Consult a tax adviser with respect to legislative or regulatory developments and their effect on the Contract.
We have the right to modify the Contract in response to legislative or regulatory changes that could otherwise diminish the favorable tax treatment that annuity owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice.

13.   Other Information
The Registered Separate Account
We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the AZL Government Money Market Fund's shares that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a variable investment option. The only currently available variable investment option is the AZL Government Money Market Fund.
We own the assets of the Separate Account. Income, gains, and losses credited to, or charged against, the Separate Account reflect the Separate Account’s own investment experience and not the investment experience of the our other assets. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the AZL Government Money Market Fund.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and expenses. The obligations under the Contracts are obligations of Allianz Life. We are obligated to pay all amounts promised to investors under the Contracts.
Our General Account
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts, including obligations associated with Income Payments and the death benefit. Contract Value that you apply to Annuity Payments becomes part of our general account.
Our Unregistered Separate Account
We hold the assets you allocate to the Index Options in Separate Account IANA, which we established under Minnesota Insurance Law for the purpose of supporting our obligations to pay Credits. We invest the assets in Separate Account IANA in hedging instruments, including derivative hedging instruments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANA. In addition, neither the Owner nor these Index Options participate in any way in the performance of assets held in Separate Account IANA.
Distribution
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
We may fund ALFS operating and other expenses, including:
•	overhead,
•	legal fees,
•	accounting fees,
•	Financial Professional training,
•	compensation for the ALFS management team, and
•	other expenses associated with the Contracts.
Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts on a retail basis. Rather, ALFS enters into selling agreements with other broker-dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 7% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 7% of Purchase Payments.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The following table shows the aggregate dollar amount of underwriting commissions paid to ALFS for each of the Allianz Life’s last three fiscal years. The underwriter did not retain any part of the commissions.
	2019	2020	2021
Commission paid	$ 50,675,931.19	$ 75,056,337.24	$ 118,628,934.67
We and/or ALFS may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account. We intend to recover commissions and other expenses indirectly through fees and expenses imposed under the Contract.
Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or ALFS may make payments to a broker-dealer for inclusion of this Contract in its list of products that it offers for sale.
We and/or ALFS may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker-dealer firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker-dealer affiliates of variable investment options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
Some Financial Professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your contract if you determine, after comparing the features, fees and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.
The variable investment options in the variable annuity contracts we offer may assess a Rule 12b-1 fee. These fees are paid to ALFS as consideration for providing distribution and certain other services and incurring certain expenses permitted under the variable investment option’s plan. These fees typically equal 0.25% of a variable investment option’s average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a variable investment option may make payments for administrative services to ALFS or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Additional Credits for Certain Groups
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
Administration/Allianz Service Center
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total), and
–	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectus for the AZL Government Money Market Fund, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
Legal Proceedings
We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
Status Pursuant to Securities Exchange Act of 1934
Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

14.   Information on Allianz Life
Allianz Life is a stock life insurance company organized under the laws of the State of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer fixed index annuities, individual life insurance, and registered index-linked annuities. We are licensed to do direct business in 49 states and the District of Columbia.
Directors, Executive Officers and Corporate Governance
BOARD OF DIRECTORS
The Board currently consists of eight members, including our Chair, our President and Chief Executive Officer, our Chief Financial Officer and Treasurer, three independent outside board members, and two non-independent board members. Age and positions are provided as of December 31, 2021, except as otherwise noted.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The Board holds regular quarterly meetings, generally in February, April/May, July/August, and October/November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. There were two special meetings of the Board held in 2021. The Board has standing Executive, Audit, and Nomination, Evaluation and Compensation Committees, each of which is described in further detail below.
The current members of our Board are as follows.
Andreas G. Wimmer
Director and Chair of the Board
Andreas G. Wimmer, age 47, currently serves as the Chair of Allianz Life’s Board of Directors and as the Chair of its Executive Committee, effective January 1, 2022. Mr. Wimmer currently serves as a Member of the Board of Management of Allianz SE since October 2021. Previously, Mr. Wimmer served as the Chief Executive Officer of Allianz Lebensversicherungs-AG from January 2020 to March 2022 and as a Member of the Board of Management of Allianz Deutschland AG from January 2020 to October 2021, respectively. Previously, Mr. Wimmer served as a member of the Board of Management, Corp. Clients of Allianz Lebensversicherungs-AG from 2015 to 2019.
Mr. Wimmer brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management, including serving as a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance.
Jasmine M. Jirele
Director, President, and Chief Executive Officer
Jasmine M. Jirele, age 44, joined Allianz Life in 2018 and currently serves as the President and Chief Executive Officer and a member of the Board of Directors and its Executive Committee effective September 1, 2021. Ms. Jirele also serves as the Chair of the Board and the Chief Executive Officer of Allianz Life of New York. She also serves as the Chair of the Board of AZOA Services Corporation and as the Chair of its Shared Plans Management Committee. Ms. Jirele also serves as a Governor of Allianz Individual Insurance Group, LLC, TruChoice Financial Group, LLC, and Allianz Investment Management U.S. LLC, respectively. She also serves as director of Allianz Australia Life Insurance Holdings Limited and Allianz Australia Life Insurance Limited.
Previously, Ms. Jirele was a Governor of Allianz Investment Management LLC from January 1, 2021 to February 15, 2022. Ms. Jirele was also the Senior Vice President, Chief Growth Officer of Allianz Life from October 1, 2018 to August 31, 2021. In that role, Ms. Jirele was responsible for the oversight of new business strategy, product innovation, marketing, and corporate communications. Prior to that, Ms. Jirele was the Executive Vice President, Head of Customer Excellence at Wells Fargo Consumer Bank/Consumer Auto. Prior to that, Ms. Jirele spent nine years at Allianz Life as the Senior Vice President of Enterprise Operations from 2012 to 2015, Vice President of Market Management and Product Innovation from 2009 to 2012, Director of Executive Projects from 2007 to 2009, and Director of Marketing/Communications from 2006 to 2007, respectively.
Ms. Jirele brings to the Board extensive operations, product innovation, marketing and communications, growth strategy and insurance industry experience.
William E. Gaumond
Director, Senior Vice President, Chief Financial Officer and Treasurer
William E. Gaumond, age 48, joined Allianz Life in 2004 and currently serves as Senior Vice President, Chief Financial Officer and Treasurer, and as a member of the Board of Directors since January 1, 2016. He also serves as a Director, the Chief Financial Officer and Treasurer and as a member of its Executive Committee and Chair of Finance Committee of Allianz Life of New York.
Mr. Gaumond also serves as the Chief Financial Officer of Allianz Foundation for North America, and as a Governor of Allianz Individual Insurance Group, LLC, TruChoice Financial Group, LLC, Allianz Life Financial Services, LLC, Allianz Investment Management U.S. LLC, and Allianz Strategic Investments, LLC, respectively. Mr. Gaumond also serves as a Director and President of Allianz Fund Investments, Inc., AZL PF Investments, Inc., and Dresdner Kleinwort Pfandbriefe Investments II, Inc., respectively. Mr. Gaumond is also a Director of Questar Agency, Inc., Questar Capital Corporation, Yorktown Financial Companies, Inc., Allianz of America, Inc., Allianz Real Estate of America LLC, Allianz Technology of America, Inc., and PFP Holdings, Inc., respectively. He is also a Director and the President of AZOA Services Corporation. Mr. Gaumond also serves as a Director and the Chief Financial Officer and Treasurer of Allianz Finance Corporation. Mr. Gaumond previously served as a Director of Questar Asset Management, Inc. from January 2016 to

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

September 2021. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury, and corporate risk management areas.
Mr. Gaumond brings to the Board extensive financial services, investment, and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Udo Frank
Director
Udo Frank, age 62, joined Allianz Life’s Board of Directors on May 1, 2015 and also serves as the Lead Independent Director, the Chair of its Audit Committee and as a member of its Nomination, Evaluation and Compensation Committee and its Executive Committee. Mr. Frank has over 30 years of experience in the financial services and insurance industries. Mr. Frank worked for various Allianz SE investment and asset management affiliates from 1994 to 2014, including serving in numerous executive positions. In 2001, Mr. Frank was appointed as the Global Chief Executive Officer of RCM Capital Management, LLC. In 2012, he was appointed the Head of Product Management and Chief Marketing Officer of Allianz Global Investors – U.S.
Mr. Frank brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management.
Anna Sophie Herken
Director
Anna Sophie Herken, age 50, joined Allianz Life’s Board of Directors on October 1, 2019. She also serves as the Chair of Allianz Foundation for North America Board of Directors and as its President, effective October 15, 2021. She also serves as the Business Division Head of Allianz Asset Management GmbH since April of 2018. Ms. Herken also serves as a board member of CPIC Fund Management Ltd. since July 2019. Prior to that, Ms. Herken was Chief Financial Officer and Chief Operating Officer of Hasso Plattner Capital Germany from 2016 to 2018, Managing Director of Hertie School of Governance GmbH from 2011 to 2016. Ms. Herken holds an MBA from the University of Cambridge, Law and Judge Degrees.
Ms. Herken brings to the Board extensive experience in the financial service industry, as well as extensive experience in working for international financial organizations with a focus on finance and asset management.
Kevin E. Walker
Director
Kevin E. Walker, age 59, joined Allianz Life’s Board of Directors on May 23, 2017, and also serves as a member of its Audit Committee and Chair of its Nomination, Evaluation and Compensation Committee. Mr. Walker also serves on the Board of Directors of Allianz Life of New York as of October 1, 2018. Mr. Walker serves as the Chair and Director of Allianz Reinsurance America, Inc., and is a member of its Audit Committee since January 1, 2017. Mr. Walker has over 30 years of insurance and financial services experience. Mr. Walker served at various Allianz affiliates throughout his career, most recently as the President and Chief Executive Officer of Allianz Reinsurance America, Inc. from 2015 to 2016. Mr. Walker has also served as a director and officer for several other Allianz affiliates.
Mr. Walker brings to the Board extensive experience in the insurance industry, as well as extensive experience in finance and operations.
Walter R. White
Director
Walter R. White, age 65, joined Allianz Life in 2009, became an Allianz Life Board member in 2012. Previously, Mr. White served as the President and Chief Executive Officer from January 1, 2012 through September 1, 2021, and most recently as Senior Advisor through December 31, 2021. Mr. White also previously served as the Chair of the Board and the Chief Executive Officer of Allianz Life of New York, and as a Board member and the President of AZOA Services Corporation and served as the Chair of its Shared Plans Management Committee. Mr. White also served as a Governor of Allianz Individual Insurance Group, LLC, Allianz Investment Management LLC, Allianz Investment Management U.S. LLC, and TruChoice Financial Group, LLC, respectively. In addition, Mr. White previously served as a Director of Questar Capital Corporation and Questar Agency, Inc. Mr. White served as Chair, Chief Executive Officer and President of Allianz Life and Annuity Company from 2012 to 2017.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the former President and Chief Executive Officer of Allianz Life and the former President of Woodbury Financial.
Howard E. Woolley
Director
Howard E. Woolley, age 64, joined Allianz Life’s Board of Directors on May 1, 2020 and is a member of its Audit Committee and its Nomination, Evaluation and Compensation Committee. In 2015, Mr. Woolley formed Howard Woolley Group LLC, a strategic business and public policy firm serving leading technology and wireless industry clients, and serves as its President. He is a leader in the field of regulatory risk management, public policy, and government affairs. Mr. Woolley is an NACD Leadership Fellow and an international member of the Australian Institute of Company Directors. Howard serves on the board of directors of Apple Hospitality REIT, Inc., a publicly traded real estate investment trust that owns hotels across the United States. He also serves as the Lead Independent Director, Chair of the Nominations and Governance Committee and is a member of the Compensation Committee for telecommunications company SOMOS Inc. He serves on the boards of trustees for Johns Hopkins Medicine, Johns Hopkins University and Syracuse University. Mr. Woolley is co-chair of the Johns Hopkins University & Medicine External Affairs Committee and serves on the Johns Hopkins Medicine Executive Committee and the Syracuse University Audit and Academic Affairs Committees.
Mr. Woolley brings to the Board more than 20 years of extensive board experience and brings a wealth of experience and insights in several areas, including risk management.
EXECUTIVE OFFICERS
The current executive officers (other than Ms. Jirele and Mr. Gaumond) are as follows. Age and positions are provided as of December 31, 2021, except as otherwise noted.
Eric J. Thomes
Senior Vice President, Chief Distribution Officer
Eric J. Thomes, age 49, joined Allianz Life in 1995 and currently serves as the Senior Vice President, Chief Distribution Officer of Allianz Life since April 1, 2019. He also serves as the President and a Director of Allianz Life of New York. Mr. Thomes also serves as a Governor, and as the Chief Executive Officer and Chief Manager of Allianz Life Financial Services, LLC. Mr. Thomes also serves as a Governor of Allianz Individual Insurance Group, LLC, and TruChoice Financial Group, LLC, respectively. He also serves as the Chair and as a Director of Yorktown Financial Companies, Inc., Questar Agency, Inc. and Questar Capital Corporation, respectively. Mr. Thomes is responsible for the development, design and implementation of Allianz Life’s and Allianz Life of New York’s sales and distribution strategies. Prior to his current roles, Mr. Thomes served as the Field Senior Vice President, FMO Sales from 2009 to 2019. He also served as the President of Allianz Individual Insurance Group, LLC from 2005 to 2018 and as a Director of Questar Asset Management, Inc. from April 2019 to September 2021, respectively.
Gretchen Cepek
Senior Vice President, General Counsel, and Secretary
Gretchen Cepek, age 53, joined Allianz Life in 2009 and currently serves as Senior Vice President, General Counsel and Secretary since February 17, 2012. In this role, Ms. Cepek is responsible for the legal, ethics, and compliance departments as well as government relations and the special investigations unit. She also serves as the Chief Legal Officer and Secretary of Allianz Life of New York, and General Counsel and Secretary of AZOA Services Corporation. Previously, Ms. Cepek served as the Secretary for Allianz Life and Annuity Company from 2012 to 2017, and the Vice President of Legal Business Operations, Distribution and Product Development of Allianz Life from 2009 to 2012. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Susan M. Sachatello
Senior Vice President, Chief Growth Officer
Susan M. Sachatello, age 55, joined Allianz Life in September 2021 and currently serves as the Senior Vice President, Chief Growth Officer and as a Governor of Allianz Strategic Investments LLC. Ms. Sachatello leads development of the Company’s strategy, and has overall accountability for New Markets, Ventures, Product Innovation, Enterprise Marketing and Experience Management, Strategic Communications, Community Engagement and Sponsorships, and Enterprise Agile.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Previously, Ms. Sachatello was the Chief Marketing and Sales Officer of Principal Advisory Services within Principal Financial Group from May 2020 to September 2021 where she built a team to deliver effective marketing, strategy, distribution and customer and advisor experience for a board-directed growth business extending the strength in group distribution into a new Individual business model across Retirement, Annuity and Life product lines. Ms. Sachatello was also the Senior Vice President, Marketing and Customer Experience of CUNA Mutual Group from 2011 to 2020 where she directed strategy, CX, marketing, sales and customer operations for a $1.4B business selling life, health and auto insurance. Ms. Sachatello also held Chief Marketing Officer positions for Lands’ End, LBrands, and DoubleClick (now Google Ad Manager). Ms. Sachatello holds a Bachelor of Arts degree in Economics and English from the University of Richmond, and a Master of Business Administration from the College of William and Mary.
Neil H. McKay
Senior Vice President, Chief Actuary
Neil H. McKay, age 60, joined Allianz Life in 1999 and currently serves as the Senior Vice President, Chief Actuary of Allianz Life since May 15, 2000. Mr. McKay also serves as the Chief Actuary of Allianz Life of New York since April 8, 2014. He also served as a Director and the Chief Actuary of Allianz Life and Annuity Company from 2007 to 2017. Mr. McKay is responsible for all of the actuarial functions of Allianz Life and Allianz Life of New York, including the actuarial assumptions underlying its products and the rate setting associated with existing and new products.
Todd M. Hedtke
Senior Vice President, Chief Investment Officer
Todd M. Hedtke, age 49, joined Allianz Life in 2000 and currently serves as the Senior Vice President, Chief Investment Officer since August 21, 2015. He also currently serves as the Chief Investment Officer of Allianz Life of New York, and the Chief Investment Officer of Allianz Life Insurance Company of Missouri, LLC, respectively. Mr. Hedtke is a Director and the President of Allianz Finance Corporation, and a Director and Vice President and Treasurer of Allianz Fund Investments Inc., AZL PF Investments Inc., and Dresdner Kleinwort Pfandbriefe Investments II Inc., respectively. He also serves as a Governor and the Chief Executive Officer of Allianz Investment Management LLC and of Allianz Investment Management U.S. LLC, and Allianz Strategic Investments, LLC, respectively, and as the Chair of the Benefit Plans Investment Committee for AZOA Services Corporation. Mr. Hedtke leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which serves the Allianz Group of insurance companies. Prior to his current role, Mr. Hedtke spent 15 years in a number of investment-related positions at Allianz Life and its affiliates, including as a Director and the Chief Investment Officer of Allianz Life and Annuity Company from 2015 to 2017.
Jenny L. Guldseth
Senior Vice President, Chief Human Resources Officer
Jenny L. Guldseth, age 46, joined Allianz Life in 2005 and currently serves as the Senior Vice President, Human Resources Officer since January 1, 2019. In this position, Ms. Guldseth is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Ms. Guldseth is also a Director of the Allianz Foundation for North America, the Chief Human Resources Officer of AZOA Services Corporation, and the Chair of its Employee Benefits Administration Committee and a member of its Benefit Plans Investment Committee and the Shared Plans Management Committee, respectively. Ms. Guldseth has over ten years of experience at Allianz Life, including having served as the Vice President, Rewards and Performance from 2017 to 2018, the Assistant Vice President of Rewards and Performance from 2013 to 2017, and Manager, Human Resource Business Partner from 2010 to 2013. In these positions, she was responsible for the Performance and Compensation functions for Allianz Life and the benefits functions for multiple U.S.-based affiliate companies.
CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently composed of Mr. Wimmer (Chair), effective January 1, 2022, and Ms. Jirele (who replaced Mr. White as a committee member as of September 1, 2021) and Mr. Frank. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life’s By-Laws. The Executive Committee did not meet in 2021.
The Audit Committee of the Board is currently composed of Messrs. Frank (Chair), Walker and Woolley. The Audit Committee is responsible for overseeing Allianz Life’s accounting and financial reporting and control processes on behalf of the Board, which includes assisting with Board oversight of (1) quality and integrity of Allianz Life’s financial

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

statements, (2) Allianz Life's compliance with legal and regulatory requirements, (3) the qualifications, independence and fees of the independent-auditors, (4) Allianz Life’s system of internal controls and (5) the performance of Allianz Life's internal audit function. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2021.
The Nomination, Evaluation and Compensation Committee (NEC Committee) is currently composed of Messrs. Walker (Chair), Frank and Woolley. The NEC Committee’s purpose is to (1) nominate candidates for director for election, (2) evaluate the performance of officers deemed to be “principal officers,” and (3) recommend to the Board the selection and compensation of the “principal officers.” The NEC Committee met once in 2021.
Independence of Certain Directors
Allianz Life is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board, the Board has determined that Messrs. Frank, Walker and Woolley are “independent” under the Model Audit Rule.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to Allianz Life’s Code of Ethics.
Executive Compensation
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers” or “NEOs.” For 2021, our NEOs were:
•	Walter R. White, President and Chief Executive Officer (1)
•	Jasmine M. Jirele , President and Chief Executive Officer (2)
•	William E. Gaumond, Senior Vice President, Chief Financial Officer and Treasurer
•	Eric J. Thomes, Senior Vice President, Chief Distribution Officer
•	Neil H. McKay , Senior Vice President, Chief Actuary
•	Gretchen Cepek , Senior Vice President, General Counsel, and Secretary
(1)	Mr. White served as President and Chief Executive Officer until September 1, 2021, he then transitioned to Senior Advisor until his retirement on December 31, 2021.
(2)	Ms. Jirele has served as President and Chief Executive Officer since September 1, 2021, prior to that she was the Senior Vice President, Chief Growth Officer.
The details of each NEO’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Executive Summary
Allianz Life’s compensation programs are intended to align our NEOs’ interests with those of our ultimate stockholder, Allianz SE, the ultimate parent company of Allianz Life. Allianz Life's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life’s compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life’s executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•	providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;
•	setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;
•	establishing equity-based arrangements that align executives’ financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and
•	structuring compensation packages and outcomes to foster internal pay equity.
Compensation Components
To support this pay-for-performance strategy, Allianz Life’s total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on their success and on an assessment of each executive’s overall contribution to that success.
Compensation Element	Description	Objective
Base Salary	Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.	Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan (“AIP”).	• Link compensation to annual performance results. • Attract and motivate high-caliber leadership. • Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives	Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of long term performance objectives.	• Retain high-caliber leadership with multi-year vesting. • Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee’s employment is involuntarily terminated in a qualifying termination of employment.
Perquisites-Benefits	Perquisites provided to our NEOs include employer matching contributions to the NEOs’ accounts in the 401(k) plan and may also include the payment of life insurance premiums, relocation reimbursements, and reimbursements for financial planning, tax preparation services, and spousal travel expenses.	Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Committee. Any such decisions are made by Allianz SE, subject to review by the NEC Committee, and final approval by Allianz Life’s Board of Directors. With respect to the compensation of other “principal officers” selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee’s decisions are similarly subject to review by the NEC Committee and final approval by Allianz Life’s Board. The “principal officers” include the Chief Executive Officer, Chief Financial Officer, and General Counsel. Allianz Life’s Board has delegated the following responsibilities to the Compensation Committee:
•	In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit, and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership. This responsibility includes periodic review of Allianz Life’s compensation programs to pursue certain goals, with the expectation that changes will be made periodically to ensure these goals are attained.
•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.
•	Review and approve any special benefits or perquisites in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee’s level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different from the benefits offered to all similarly-situated employees.
•	Review and approve any employment agreements proposed to be made with any prospective or current employee of Allianz Life.
•	Review and approve any individual severance agreement with any Allianz Life officer. This does not include an arrangement where the employee receives severance or incentive payments under existing terms of a broad-based benefit or compensation plan.
•	Oversee Allianz Life’s compliance with regulations with respect to compensation matters and adopt and monitor adherence to global and local process requirements and timelines, including those required under the Corporate Rules (as defined under the Allianz Life Standard for Corporate Rules) mandated by Allianz SE.
The Compensation Committee will at all times be composed of at least three members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chair of the Board, the Chief Executive Officer, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life’s Board of Directors at its request. With respect to the compensation of “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated “principal officers” to the NEC Committee for its review and recommendation to Allianz Life’s Board for final approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except themself. The Chief Executive Officer provides the Compensation Committee with their assessment of the NEOs’ respective performance relative to the corporate and individual goals and other expectations set for them for the preceding year. The Chief Executive Officer then provides their recommendation for each NEO’s total compensation and the appropriate goals for each NEO in the year to come. However, the Compensation Committee is not bound by the Chief Executive Officer’s recommendations.
Role of Allianz Life’s Human Resources
Allianz Life’s Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life’s Human Resources efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys, and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for information from, the Compensation Committee.
Allianz Life’s Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, Allianz Life regards it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys in which Allianz Life participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis, but also to break down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term, and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life’s Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life’s compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual incentives, and equity) as well as: (i) retirement, health, and other benefit programs; (ii) severance benefits; and (iii) perquisites.
Base Salary
Allianz Life’s philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which Allianz Life believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s tenure, the scope of the position’s responsibilities, and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
With respect to the base salary of our Chief Executive Officer, the Chair of the Board considered the Chief Executive Officer’s experience, performance, and contribution to overall corporate performance when determining their base salary for 2021 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2021 were also set by the Compensation Committee based upon each NEO’s individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of “principal officers” selected by Allianz Life’s Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee, and with respect to our CEO, the Chair of the Board, and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Following the performance year, the Compensation Committee approved a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2021 performance year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AEI
The AEI is (a) one part of the variable compensation component for certain individuals within designated classes of employees at Allianz Life or (b) offered by Allianz Life to select senior employees as an additional part of their variable compensation on a case by case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). The award of RSU’s are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company’s annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success Allianz.
Awards made pursuant to the AEI are based upon both the performance of Allianz Life and Allianz Life of New York and the performance of the NEO. The Compensation Committee (and, with respect to those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board of Directors) reviewed the performance of our NEOs following the end of our 2021 fiscal year relative to the AEI allocation amount.
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $21,750 annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements, and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2021 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included in this section.
Certain Retention Arrangements
Allianz Life’s offer letter to Jasmine M. Jirele included a retention bonus arrangement related to her onboarding in her capacity as Senior Vice President, Chief Growth Officer. The retention bonus payments will be paid through 2022 so long as she remains employed with Allianz Life, and the arrangement requires repayment of certain amounts if Ms. Jirele voluntarily terminates her employment within a certain period.
Severance Arrangements
Allianz Life entered into an Executive Severance Agreement with our former President, and Chief Executive Officer, Walter R. White, which is described in the “Allianz Life Executive Severance Agreement” discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan.
Other than the Executive Severance Plan, which is described later in this section, our NEOs (except for Jasmine M. Jirele) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives, and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is “at will.”
Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, comprised of Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of payout restrictions deriving from the vesting period and the payout cap.
Recently Discontinued Compensation Programs
The purpose of the ALTPUP was to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP sought to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company’s long-term performance. Such incentive was in the form of Long-Term Performance Units ("ALTPUP Units"), which were contingent awards, subject to the terms, conditions, and restrictions described in the ALTPUP and the Award Agreement under which such awards were made, by which participants in the ALTPUP may have become entitled to receive cash on the payment date for redemption of the ALTPUP Units valued on the valuation date. The award of ALTPUP Units was discretionary. In March 2020, the Group Compensation Committee determined all Allianz entities would move forward with the Allianz SE long term incentive program or AEI. As a result, the ALTPUP program has been discontinued and provided a final grant in March 2020 for 2019 performance. The final payout under the ALTPUP program is expected to occur in 2023.
Walter R. White, our former Chief Executive Officer, received cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. Like the ALTPUP, the Mid-Term Bonus Plan has been discontinued, so the award with respect to 2019 performance was the final award made under the Mid-Term Bonus Plan.
Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life for the year ended December 31, 2021 to our NEOs. The executive compensation information in this prospectus is shown for a one-year period.
Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e) (3)	Non-Equity Incentive Plan Compensation (g)	All Other Compensation (i) (4)	Total (j)
Walter R. White President and Chief Executive Officer	2021	$865,100	$300,000	$2,335,770	$1,557,180	$22,665	$5,080,715
Jasmine M. Jirele (1,2) President and Chief Executive Officer	2021	$561,958	$390,000	$1,068,303	$ 712,202	$22,516	$2,754,979
William E. Gaumond Senior Vice President, Chief Financial Officer and Treasurer	2021	$475,900	$300,000	$ 770,958	$ 513,972	$22,437	$2,083,267
Eric J. Thomes Senior Vice President, Chief Distribution Officer	2021	$535,500	$320,000	$ 867,510	$ 578,340	$22,548	$2,323,898
Neil H. McKay Senior Vice President, Chief Actuary	2021	$510,000	$ 50,000	$ 926,200	$ 550,800	$24,397	$2,061,397
Gretchen Cepek Senior Vice President, General Counsel and Secretary	2021	$469,500	$ 110,000	$ 733,825	$ 422,550	$22,167	$1,758,042
(1)	Represents compensation paid during her time as Senior Vice President, Chief Growth Officer and President and Chief Executive Officer.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

(2)	A retention bonus of $800,000 will be paid over four years in increments of $200,000 with the first payment paid in March 2019 and the final payment in 2022 so long as Ms. Jirele remains employed by Allianz Life.
(3)	Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2022 for the 2021 performance year have a March 2026 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on the date of grant and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of the payout restrictions deriving from the vesting period and the payout cap. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.
(4)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.

Name	Year	Spousal Travel (5)	Milestone/ Anniversary/ Recognition (6)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Contribution (7)	Total
Walter R. White	2021	--	--	$915	$21,750	--	$22,665
Jasmine M. Jirele	2021	--	$ 350	$416	$19,500	$2,250	$22,516
William E. Gaumond	2021	--	--	$687	$19,500	$2,250	$22,437
Eric J. Thomes	2021	--	--	$798	$19,500	$2,250	$22,548
Neil H. McKay	2021	$200	$1,700	$747	$21,750	--	$24,397
Gretchen Cepek	2021	--	--	$417	$21,750	--	$22,167
(5)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.
(6)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(7)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who have demonstrated exceptional performance or who are anticipated to significantly contribute to the long-term success of Allianz Life. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning, or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee recommends to Allianz Life’s Board of Directors awards for final approval.
AEI
The AEI is designed to recognize the participant’s continuous employment with Allianz Life over the relevant period and shall be an incentive to continue employment. Grants under the AEI will generally only be made if the participant is employed with Allianz Life at the date of grant. Payments will be made only if the participant remains employed with Allianz Life during the vesting period of the RSU, or leaves employment under circumstances set out in the AEI, including after retirement or early retirement eligibility, disability, or under certain other circumstances. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash. RSUs are subject to a four-year vesting period. At the end of the four-year vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life, terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI. The grant at fair value cannot be greater than 165% of a participant’s target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted for the year ended December 31, 2021.
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2,3)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Walter R. White	3/4/2022
RSUs (under AEI)					$0	$1,557,180	$7,007,310
AIP Award		$0	$1,038,120	$1,557,180
Jasmine M. Jirele	3/4/2022
RSUs (under AEI)					$0	$ 712,202	$3,204,909
AIP Award		$0	$ 474,802	$ 949,604
William E. Gaumond	3/4/2022
RSUs (under AEI)					$0	$ 513,972	$2,312,874
AIP Award		$0	$ 342,648	$ 513,972
Eric J. Thomes	3/4/2022
RSUs (under AEI)					$0	$ 578,340	$2,602,530
AIP Award		$0	$ 385,560	$ 578,340
Neil H. McKay	3/4/2022
RSUs (under AEI)					$0	$ 550,800	$2,478,600
AIP Award		$0	$ 367,200	$ 550,800
Gretchen Cepek	3/4/2022
RSUs (under AEI)					$0	$ 422,550	$1,901,475
AIP Award		$0	$ 281,700	$ 422,550
(1)	The target and maximum columns show the target award and maximum award for 2021 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2021 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.
(2)	RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2021” for disclosure regarding the number of RSUs that are unvested as of December 31, 2021.
(3)	The target and maximum columns show the target award and maximum award for 2021 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2021 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Outstanding Equity Awards at December 31, 2021
The following table sets forth the outstanding equity awards at the December 31, 2021 fiscal year-end. The table shows RSUs granted pursuant to the AEI.
Name (a)	RSUs
	Number of RSUs That Have Not Vested (g) (1,2)	Market Value of RSUs That Have Not Vested (h) (3)
Walter R. White
	7,030	$1,637,920
	5,239	$1,220,635
	6,097	$1,420,540
	8,139	$1,896,306
Jasmine M. Jirele
	0	$ 0
	1,467	$ 341,796
	1,886	$ 439,419
	2,407	$ 560,807
William E. Gaumond
	2,039	$ 475,067
	1,538	$ 358,339
	1,948	$ 453,865
	2,463	$ 573,854
Eric J. Thomes
	492	$ 114,631
	457	$ 106,476
	1,474	$ 343,427
	3,625	$ 844,589
Neil H. McKay
	2,203	$ 513,277
	1,731	$ 403,306
	2,123	$ 494,638
	2,503	$ 583,174
Gretchen Cepek
	1538	$ 358,339
	1,413	$ 329,215
	1,512	$ 352,281
	1,789	$ 416,819
(1)	Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2021 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI.
(2)	For each of the NEOs, the number of RSUs listed on the first line were exercised in 2022, the RSUs listed on the second line will exercise in 2023, the RSUs listed on the third line will exercise in 2024, and the RSUs listed on the fourth line will exercise in 2025.
(3)	Based on an assumed stock price of $232.99 per share, which was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on December 30, 2021 and the nine immediately preceding trading days, converted from Euros into U.S. dollars.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Allianz SE Option Exercises and Stock Grants Vested in 2021
The following table summarizes the value received from Allianz SE stock grants vested during the year ended December 31, 2021.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Walter R. White	8,161	$2,004,544
Jasmine M. Jirele	-	$ 0
William E. Gaumond	1,452	$ 356,647
Eric J. Thomes	617	$ 151,551
Neil H. McKay	2,550	$ 626,343
Gretchen Cepek	1,917	$ 470,863
(1)	Represents Allianz SE RSUs that were exercised during 2021 pursuant to the AEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with our former Chief Executive Officer, Walter R. White, with an expiration date of December 31, 2021. The severance arrangements for Mr. White were prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White was entitled to a lump sum cash payment of $1,730,200 upon separation in the event he was terminated without “cause”, which is defined as engaging in conduct detrimental to the best interests of the Company (including, but not limited to, certain specified acts such as commission of a felony, theft, dishonesty, fraud or embezzlement) in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White was also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental coverage at the employee premium rates for a period of 18 months following termination if Mr. White timely elected continuation and paid the required premiums.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the applicable plan. The terms of this plan are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance benefits under the Executive Severance Plan if they experience a qualifying termination of employment, meaning an involuntary termination for any reason other than for “cause” with no offer of an equivalent position, and otherwise satisfy the conditions set forth in the plan. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in a qualifying termination of employment in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated in a qualifying termination of employment will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living, or other allowances. Eligible executive officers would also be entitled to continuation of medical and dental coverage at employee premium rates for a period of 18 months following termination, if the executive officer timely elects continuation coverage and pays the required premiums.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2021 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter R. White (1)	$1,730,200
Jasmine M. Jirele	$1,125,000
William E. Gaumond	$ 713,850
Eric J. Thomes	$ 803,250
Neil H. McKay	$ 765,000
Gretchen Cepek	$ 704,250
(1)	Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.
Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
(a)	(b)	(h)
Andreas G. Wimmer (2) Chair of the Board	N/A	N/A
Jasmine M. Jirele (3) President and Chief Executive Officer	N/A	N/A
William E. Gaumond (3) Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A
Walter R. White (3) Former President and Chief Executive Officer; Non-Independent Director	N/A	N/A
Anna Sophie Herken (2) Non-Independent Director	N/A	N/A
Howard E. Woolley Independent Director	$60,000	$60,000
Kevin E. Walker Independent Director	$60,000	$60,000
Udo Frank Independent Director	$90,000	$90,000
(1)	Represents cash compensation provided to our independent directors that is formalized in the Non-Employee Director Compensation Plan for the year ended December 31, 2021.
(2)	Mr. Wimmer (and his predecessor, Jacqueline Hunt) and Ms. Herken did not receive any compensation for their services as directors since they are employed by one of our affiliates.
(3)	As employee directors, Ms. Jirele and Messrs. White and Gaumond did not receive any compensation for their service as directors. The compensation Ms. Jirele and Messrs. White and Gaumond received as executive officers of Allianz Life is disclosed in the Summary Compensation Table as set forth herein.
Security Ownership of Certain Beneficial Owners and Management
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2021, the directors and executive officers of Allianz Life held less than 1% of Allianz SE’s ordinary shares issued and outstanding.
Transactions with Related Persons, Promoters and Certain Control Persons
We are a wholly owned subsidiary of AZOA, which is a wholly owned subsidiary of Allianz Europe B.V. Allianz Europe B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Business and Operational Risks Relevant to the Contract
As an insurance company, a number of risks may affect our business. However, because the Contract (and any other insurance contract that we offer) is a regulated insurance product, as opposed to an investment in our business, many of the risks that may be relevant to an investor in our business are unlikely to be relevant to you. The risks described below are only those business and operational risks that are likely to be relevant to you as a purchaser of the Contract.
Risks Primarily Related to Our Financial Strength and Claims-Paying Ability
We make Annuity Payments, pay death benefits, and apply Credits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength and claims-paying ability. The following risks relate to circumstances and events that may negatively affect our general account and, in turn, our financial strength and claims-paying ability.
Financial losses may threaten our financial strength and claims-paying ability.
As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of our financial obligations under the Contract. Circumstances and events that may result in financial losses include, but are not necessarily limited to, the circumstances and events listed below. We cannot predict what specific impact that any of these circumstances or events may ultimately have on our financial strength or claims-paying ability.
•	Difficult Economic Conditions. Our financial condition is materially affected by conditions in the global capital markets and the economy generally. During an economic downturn, the demand for our financial insurance products and services could be adversely affected. In addition, an economic downturn could cause the number and amount of full and partial withdrawals under our insurance products to increase significantly, and owners of our insurance products may choose to defer making purchase payments or paying insurance premiums or stop them altogether.
•	Unfavorable Interest Rate Environments. During periods of declining interest rates, we may experience financial losses as the spread between interest rates that we credit to customers under our insurance products and returns on our investments tighten. The ongoing low interest rate environment presents challenges for us and other life insurance companies, as it has generally reduced investment returns, raised the value of future obligations, and challenged asset-liability matching. During periods of increasing interest rates, we may experience financial losses due to increases in full and partial withdrawals under our insurance products as our customers choose to forgo insurance protection in favor of potentially higher returns. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.
•	Losses on Fixed Maturity Investments. Our fixed maturity investments are subject to interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases, respectively, in the values of our fixed maturity investments. Credit risk refers to the risk that a counterparty will default on its commitments to us under a fixed maturity investment. See “Defaults by Counterparties” below.
•	Losses on Equity Investments. Our equity investments are generally valued based on quoted market prices and are subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation. A downward fluctuation in the market price for an equity investment could result in losses upon the sale of that investment. Fluctuations in market prices may result from, among other things, actual or perceived changes in the attractiveness of specific investments or in general market conditions.
•	Losses on Real Estate Investments. A portion of our investment portfolio consists of mortgage loans and mortgage-backed securities related to commercial, agricultural and residential real estate. The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, interest rate fluctuations, and geographic and extreme weather risks, as well as the creditworthiness of obligors.
•	Losses upon the Sale of Illiquid Investments. We hold certain investments that may lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and may be forced to sell them for less than their fair value.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	Prolonged and Elevated Inflationary Periods. During inflationary periods, the value of our fixed maturity investments may fall, see Losses on Fixed Maturity Investments above. Inflation also increases expenses, which will negatively impact our financial condition in the event that such additional costs cannot be offset. Prolonged and elevated inflation could adversely affect the financial markets and the economy generally, and dispelling it may require governments to pursue a restrictive fiscal and monetary policy, which could constrain overall economic activity and our growth.
•	Loss of Market Share to Competitors. There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services that we provide. A loss of market share to our competitors could result in financial losses to our business. Our ability to successfully compete is dependent on numerous factors, some of which include the successful implementation of our business strategy, our financial strength, the attractiveness of our products and services, our relationships with distributors, and our reputation. Our ability to compete may also be hindered if our competitors obtain or seek to enforce intellectual property rights against us, or if we are otherwise precluded from offering products or services that are in demand. Our ability to compete may also be hindered if we are not able to protect or enforce our own intellectual property rights.
•	Defaults by Counterparties. Third-parties that owe us money, securities, or other assets may not fulfill their obligations to us. These parties may include issuers of investments that we may hold, borrowers under loans that we may hold or extend, reinsurers, counterparties under swap and other derivative contracts and other third-parties (e.g., customers, trading counterparties, brokers, dealers, banks, investment funds, clearing agents, exchanges and clearing houses). In addition, with respect to secured transactions, the risk of default may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at a price that is not sufficient to cover the full amount owed to us. A party may default on its obligations for a variety of reasons, including bankruptcy, lack of liquidity, downturns in the economy or real estate market and operational failure. General economic conditions and trends may also result in increased defaults.
•	Impairments of Other Financial Institutions. We routinely execute transactions with counterparties in the financial services industry, including brokers, dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. A disruption to, or decline in the financial condition of, such financial institutions may expose us to financial losses.
•	Payments through Guaranty Associations. When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency.
•	Ineffectiveness of Risk Management Policies. Our risk management policies and procedures intended to identify, monitor and manage economic risks may not be fully effective at mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
•	Impacts of Climate Change. We are exposed to economic risks related to climate change. Our financial condition could be negatively impacted by increased costs, or financial losses on investments, arising from various events related to climate change, such as changes in public policy (either contributing to the adverse effects of climate change or promoting adaption to climate change), short-term or long-term market distributions, changes in mortality/morbidity assumptions, changes in consumer behavior, business disruptions, extreme weather events, litigation, increased regulatory requirements, advancements in technology, and longer-term shifts in climate patterns. Climate change could also impact the types of assets in which we invest. For example, as the transition to a lower-carbon, more energy-efficient economy continues, regulators could require us (or we could voluntarily choose) to invest less in carbon-based industries, even though investments in carbon-based industries may have better returns in the short or long term. In addition, real estate investments may expose us to greater climate change risk, as climate change may negatively impact market prices or supply and demand, and may make extreme weather events more likely or frequent. Further, we may not be able to adequately predict and mitigate climate-change risk due to significant uncertainty and unknowns regarding the manifestations and timing of climate-change-driven events, absence of adequate historical data that captures this risk and the dependency of this risk on the extent of the actions taken in the short term by governments, corporations and communities around the world. On November 15, 2021, the NYDFS, the regulatory authority for the insurance industry in New York, announced its expectations for insurance companies in managing the financial risks related to climate change. Compliance with this guidance may increase our risk and financial reporting costs.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Changes in applicable law may negatively affect our financial strength and claims-paying ability.
We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our operations, products and services are subject to varying state and federal laws. In addition, our operations, products and services are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, state banking authorities, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service, the Department of Labor, and the U.S. Commodity Futures Trading Commission.
Changes to federal and state laws and regulations may materially affect the way in which we conduct our business. We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly. Federal and state governments, including federal and state regulatory authorities, have become increasingly active in the regulation of the businesses in which we engage. In addition, federal and state regulatory authorities are assuming active, and in some cases increasingly aggressive, roles in interpreting and enforcing laws and regulations related to our business. We cannot predict the potential effects that any new laws or regulations, changes in existing laws or regulations, or the interpretation or enforcement of laws or regulations may have on our business, but such changes may negatively affect our financial strength and claims-paying ability.
The Securities and Exchange Commission has recently adopted new rules effective on June 30, 2020 (i) imposing a “best interest” standard of care on broker-dealers making recommendations to their customers and (ii) requiring broker-dealers and investment advisers to provide a written summary of the relationship between a broker-dealer or investment adviser, as applicable, and its customer. These new rules became effective on June 30, 2020. It remains unclear whether or to what extent these rules, and the evolving nature of the enforcement and interpretation of these rules by the Securities and Exchange Commission, could ultimately affect broker-dealers’ willingness to recommend our registered annuity products. These rules could increase, and to some extent have increased, our overall compliance costs and could also increase our exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.
Various states have also adopted laws raising the standard of care owed by broker-dealers, investment advisers, or insurance agents to their customers. For example, nearly 20 states have adopted the National Association of Insurance Commissioners (“NAIC”) revisions to its Suitability in Annuity Transactions Model Regulation, which imposes a requirement that any recommendation of an annuity product be in the consumer’s best interest. Some states have also adopted laws that differ from the NAIC’s Suitability in Annuity Transactions Model Regulation but impose similar obligations. As changes are adopted by our state regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. In states that have adopted these increased standards with respect to annuity recommendations, this may lead to an increased risk of regulatory enforcement actions or potentially private claims.
Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.
We establish and carry reserves to pay future benefits and claims of policyholders. Our reserve are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of policy benefits). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that result in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. However, we cannot be certain that our reserves will ultimately be sufficient to pay future benefits and claims of policyholders.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The amount of statutory capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to, the amount of statutory income or losses that we generate, changes in reserves, the amount of additional capital that we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision and control by state insurance regulators.
Litigation and regulatory proceedings may negatively affect our financial strength and claims-paying ability.
We have been named as defendants in lawsuits (both class actions and individual lawsuits) and have been involved in various regulatory investigations and examinations, and we may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investor, and taxpayer. Lawsuits and regulatory proceedings may involve significant amounts of damages (including punitive damages) or fines that we must pay, and certain regulatory authorities involved in regulatory proceedings have substantial power over our business operations. An adverse outcome in any lawsuit or regulatory proceeding that results in significant financial losses or operational burdens may negatively affect our financial strength and claims-paying ability.
Reinsurance may not be available or affordable, or may not be adequate to protect against harm to our financial strength and claims-paying ability.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. If we are unable to purchase the desired amount of reinsurance protection on acceptable terms, our risk of loss may increase. As our risk of loss increases, so does the risk that we may not be able to meet our financial obligations.
Our hedging programs may be inadequate to protect against harm to our financial strength and claims-paying ability.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets. Although we use hedging techniques to manage risks associated with our insurance guarantees, increased volatility in the financial markets and unanticipated policyholder behavior may increase the cost of these hedges and/or negatively affect our ability to hedge certain risks. We may lose money on the derivatives that we hold as part of our hedging programs or otherwise. Ultimately, our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our financial strength and claims-paying ability.
Downgrades and potential downgrades to our claims-paying and financial strength ratings may signal a higher risk that we may be unable to meet our financial obligations, and may themselves negatively affect our financial strength and claims-paying ability.
Our claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet policyholder obligations, are important to maintaining public confidence in Allianz Life and our products, and the ability to market our products and services. A downgrade or an announced potential downgrade by credit rating agencies in our claims-paying and financial strength ratings may reflect an increased risk that we may not be able to meet our financial obligations. Any such downgrade or potential downgrade may itself harm our financial strength and claims-paying ability by causing financial losses to our business. Such losses may be the result of:
•	reductions in new sales of insurance products, annuities and other investment products;
•	increases in our cost of capital or limitations on our access to sources of capital;
•	harm to our relationships with distributors and sales specialists;

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

•	material increases in the number or amount of full and partial withdrawals under our insurance products;
•	pressure on us to reduce prices or increase crediting rates for many of our insurance products; and
•	harm to our ability to obtain reinsurance or obtain reasonable pricing for reinsurance.
Similarly, credit rating agencies also evaluate the insurance industry as a whole and may change Allianz Life’s and other insurance companies’ financial strength ratings based on the agencies’ overall view of the industry. It is possible that Allianz Life’s credit rating could be similarly downgraded in the future based on credit rating agencies’ evaluation of the life insurance industry as a whole due to changes in their view of Allianz Life relative to the industry or a change in their rating assessment methodologies. In addition, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.
Risks Primarily Related to Our Business Operations
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business relies on technology systems and networks, including systems and networks managed by third parties to process, transmit and store information, and to conduct business activities and transactions with clients, distributors, vendors, and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not identified any material breaches or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business operations and our financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.
Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. Any such event may interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business operations and our financial condition. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services. There may be an increased risk of cyberattacks during periods of geo-political or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries).

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

The failure to protect our clients’ confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s reputation and business results.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution could harm our business operations and our business results.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Operating errors and system or network interruptions may also interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
In addition, we rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our business operations and our business results.
The occurrence of natural or man-made disasters and catastrophes, including extreme weather events, acts of terrorism, geo-political disputes, public health crises (e.g. COVID-19), industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our business operations and our business results, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. Climate change could increase our overall risk as

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

extreme weather events may become more likely or frequent. We rely on certain third-parties to provide certain services important to our business operations. While we monitor the performance of such third-parties, including those with employees who operate remotely, successful implementation and execution of their business continuity strategies are largely outside of our control. Weaknesses or failures within a vendor’s business continuity plan in light of a natural or man-made disaster or catastrophe could materially disrupt our business operations.
Inadequate or failed processes or systems, human factors or external events may adversely affect our reputation or operational effectiveness, as well as our financial condition.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, external fraud, and inability to recruit, motivate, and retain key employees. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may experience operational disruptions and incur losses from time to time due to these types or risks.
Risks Related to the COVID-19 Pandemic
We continue to closely monitor developments related to the COVID-19 pandemic and its impact on our business and operations. The economic conditions and uncertainties during the pandemic have at times negatively impacted our net income, surplus, and capital and liquidity positions. To date, however, we do not believe that these economic conditions and uncertainties have negatively impacted our overall financial strength and claims-paying ability in a significant manner. Nor do we believe that our administration of the Contract and our other insurance contracts has been disrupted in a significant manner, even as many of our employees and the employees of our third-party service providers continue to work remotely.
The extent to which the pandemic will impact our business and operations in the future will depend on future developments, which are highly uncertain and cannot be predicted, including the general scope and duration of the pandemic; actions taken by governmental authorities and other third parties in response to the pandemic; the occurrence of new variants of the COVID virus; the severity and duration of waves in infections and hospitalizations; and the efficacy of vaccines, therapeutic treatments, and other healthcare programs. Any risk management or contingency plans or preventative measures we take may not adequately predict or address the impact of the COVID-19 pandemic on our business. As such, the pandemic could have a material adverse effect on our financial condition and operations.
The pandemic-related risks that we face include (but are not necessarily limited to) the following:
•	Economic conditions and uncertainties may negatively impact the value, cash flow, and liquidity of our general account investments due to, e.g. , declines in markets, market volatility, reduced liquidity, changes in interest rates, economic shutdowns or slowdowns, prolonged elevated inflation period, government regulations, higher unemployment levels, and counterparty defaults.
•	Voluntary or government mandated hardship assistance that we provide to our customers in the form of, e.g., grace periods for failure to make timely payments, may reduce our net income and surplus.
•	Reductions in new sales of our financial products or reductions in fees collected by us, or increases in full withdrawals, cancellations, or defaults with respect to our customers’ existing financial products, as a result of economic conditions and uncertainties may reduce our net income and surplus.
•	Economic conditions and uncertainties may limit our access to sources of capital and our ability to obtain reinsurance.
•	Voluntary and government mandated pandemic mitigation efforts, such as prolonged remote working arrangements and economic shutdowns, and employees’ ability or willingness to fulfill their responsibilities during the pandemic, may disrupt our ability to administer our insurance contracts (including our ability to timely process applications, transactions, and payments and to calculate values) and may disrupt the services provided by third-parties upon which we rely to administer our insurance contracts. Extended periods of remote work arrangements could introduce additional operational risk, including but not limited to cybersecurity risks, and impair our ability to effectively manage our business.
•	Longer-term deviations from the mortality, customer behavior, expenses, and other assumptions that we use to price our products and support our obligations.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

In addition to the risks listed above, to the extent that the pandemic impacts our business and operations, it may also have the effect of heightening the other risks described in this section of the prospectus.

15.   Financial Statements
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in Appendix J of this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of the subaccounts of Allianz Life Variable Account B of Allianz Life Insurance Company of North America (“Variable Account B”) as of December 31, 2021 are incorporated herein by reference to Variable Account B’s Form N-VPFS (File No. 811-05618) filed with the SEC have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

Appendix A – Available Indexes
S&P 500® Index
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Russell 2000® Index
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix A

The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of North America (“Allianz”). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
Nasdaq-100® Index
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
EURO STOXX 50®
The EURO STOXX 50®, Europe's leading blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of North America (“Allianz”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz products.
•	recommend that any person invest in Allianz products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products.
•	have any responsibility or liability for the administration, management or marketing of Allianz products.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix A

•	consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•	The results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz products generally.
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;
•	Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.
The licensing Agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.
iShares® MSCI Emerging Markets ETF
The iShares ® MSCI Emerging Markets ETF distributed by BlackRock Investments, LLC. iShares ® , BLACKROCK ® , and the corresponding logos are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. These trademarks have been licensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz") and its wholly-owned subsidiaries. Products offered by Allianz or its wholly-owned subsidiaries are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares ® MSCI Emerging Markets ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Allianz or its wholly-owned subsidiaries, or any member of the public regarding the advisability of purchasing a product from Allianz or its wholly-owned subsidiaries. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares MSCI Emerging Markets ETF or any data related thereto, or with the operation, marketing, trading or sale of any products or services offered by Allianz and its wholly-owned subsidiaries.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix A

Appendix B – Daily Adjustment
Generally
We designed the Daily Adjustment to provide an Index Option Value  for each Index Option with the Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy on Business Days other than the Term Start Date or the Term End Date. The Daily Adjustment approximates the Index Option Value that will be available on the Term End Date. It is the estimated present value of the future Performance Credit that we will apply on the Term End Date. The Daily Adjustment takes into account:
(i)	any Index gains during the Term subject to the applicable Precision Rate, Cap, and/or Participation Rate,
(ii)	either any Index losses greater than the 10% or 20% Buffer, or Index losses down to the -10% Floor, and
(iii)	the number of days until the Term End Date.
The Daily Adjustment formula has two primary components, (i) the change in Proxy Value and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credit that will be available on the Term End Date taking into account any applicable Buffer, Floor, Precision Rate, Cap, and/or Participation Rate. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor. The Daily Adjustment for 3-year and 6-year Term Index Options may be more negatively impacted by changes in the expected volatility of Index prices than 1-year Term Index Options due the difference in Term length. Also, the risk of a negative Daily Adjustment is greater for 3-year and 6-year Term Index Options than 1-year Term Index Options because the Buffer is exposed to a longer time period. The impact of the Cap and Buffer on the Daily Adjustment for a 1-year Term Index Option is greater than it is for a 3-year or 6-year Term Index Option because we apply the Cap and Buffer for the entire Term length, and the Term length is shorter for a 1-year Term.
Daily Adjustment Formula
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 – time remaining during the Term)
Calculating Change in Proxy Value
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment on the Term Start Date (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the Term Start Date.
The Proxy Value is calculated differently for each Crediting Method.
For the Index Precision Strategy, the Proxy Value involves tracking two hypothetical derivatives and is calculated using the following formula:
[Precision Rate x (at-the-money binary call)] – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money binary call to value the potential for gains equal to the Precision Rate if on the Term End Date, the Index Value is greater than or equal to the Index Value on the Term Start Date, and the out-of-the-money put to value the potential for Index losses greater than the 10% Buffer for the Index Precision Strategy. It is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date.
For the Index Guard Strategy, the Proxy Value involves tracking four hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (at-the-money put) + (out-of-the-money put)

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix B

With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap and the at-the-money put to value the potential for Index losses, but add back the out-of-money put to mimic the protection of the -10% Floor for the Index Guard Strategy. It is important to note that the at-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. It is also important to note that the out-of-money put will almost always reduce, and never exceed, the negative impact of the at-the-money put for the Index Guard Strategy.
For the Index Performance Strategy, the Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains subject to any applicable Participation Rate up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the 10% or 20% Buffer for the Index Performance Strategy. Similar to the Index Precision Strategy, it is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the Term Start Date. This is because the risk that the Index Value could be lower on the Term End Date is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the Term Start Date. For purposes of the Proxy Value formula the value of the out-of-the-money call will be zero if an Index Option is uncapped.
Calculating Proxy Interest
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment on the Term Start Date. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Term to zero. The formula for proxy interest involves the calculation of (i) the beginning Proxy Value (the formula for which varies depending on the Crediting Method, as previously discussed) and (ii) the time remaining during a Term. The time remaining during a Term is equal to the number of days remaining in the Term divided by the Term length. The Term length is 365 days for a 1-year Term; 1,095 days for a 3-year Term; and 2,190 days for a 6-year Term. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
Additional Information
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at allianzlife.com .

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix B

Appendix C – Historical Initial and Renewal DPSCs, Precision Rates, and Caps
• The iShares ® MSCI Emerging Markets ETF first became available to newly issued Contracts on April 29, 2019, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after August 20, 2019.
• The Index Performance Strategy 3-year Term with 20% Buffer Index Options first became available to newly issued Contracts on May 1, 2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after November 23, 2020. We stopped offering these Index Options to newly issued Contracts on April 30, 2021.
• The Index Performance Strategy 3-year and 6-year Term Index Options with a Participation Rate first became available to newly issued Contracts on April 30, 2021.
• For more information, please see Appendix H.
This information regarding the initial and renewal DPSCs, Precision Rates, and Caps is for historical purposes only; it is not a representation as to future DPSCs, Precision Rates, and Caps. DPSCs, Precision Rates, and Caps may change frequently, and may vary substantially based on market conditions.
Index Protection Strategy with DPSC
Following are the highest and lowest initial and renewal DPSCs offered for Index Effective Date periods occurring within each calendar year during August 20, 2018 (the date the Contracts were first issued) through January 3, 2022.
Index Effective Dates: 8/20/2018 – 1/1/2019
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	4.10%	5.40%	4.20%	5.50%	4.20%	5.50%	5.40%	7.10%	NA	NA
1st Anniversary Renewal DPSCs	4.20%	5.20%	4.30%	5.30%	4.20%	5.30%	5.50%	6.90%	4.60%	5.60%
2nd Anniversary Renewal DPSCs	4.30%	5.00%	4.40%	5.10%	4.30%	5.10%	4.70%	6.70%	4.60%	5.40%
3rd Anniversary Renewal DPSCs	4.10%	4.60%	4.50%	5.10%	4.40%	4.90%	4.60%	5.60%	4.20%	4.80%
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs [1]	3.80%	5.90%	3.90%	5.90%	3.80%	5.90%	4.70%	7.50%	4.00%	5.80%
1st Anniversary Renewal DPSCs	3.70%	5.70%	3.90%	5.70%	4.00%	5.70%	4.00%	7.30%	4.00%	6.10%
2nd Anniversary Renewal DPSCs	3.60%	5.50%	3.90%	5.50%	3.80%	5.50%	4.00%	6.40%	3.70%	5.90%
1	The initial DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	2.30%	3.80%	2.40%	3.80%	2.30%	3.70%	2.40%	4.50%	2.40%	3.90%
1st Anniversary Renewal DPSCs	1.90%	3.50%	2.10%	3.90%	2.10%	3.80%	2.10%	4.00%	2.00%	3.90%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSCs	2.10%	3.00%	2.20%	3.30%	2.20%	3.20%	2.30%	3.40%	2.20%	3.30%
Index Protection Strategy with Cap
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar during August 20, 2018 (the date the Contracts were first issued) through January 3, 2022.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix C

Index Protection Strategy with Cap (continued)
Index Effective Dates: 8/20/2018 – 1/1/2019
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	4.50%	6.00%	4.75%	6.25%	4.50%	6.00%	7.00%	10.75%	NA	NA
1st Anniversary Renewal Caps	4.75%	5.75%	4.75%	5.75%	4.50%	5.50%	7.75%	10.25%	4.50%	5.75%
2nd Anniversary Renewal Caps	4.50%	5.50%	4.50%	5.25%	4.50%	5.25%	5.50%	7.75%	4.75%	5.50%
3rd Anniversary Renewal Caps	4.75%	5.00%	4.75%	5.50%	4.75%	5.25%	5.50%	6.25%	5.00%	5.25%
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps [1]	4.25%	7.00%	4.25%	6.75%	4.00%	6.75%	5.75%	13.75%	4.25%	6.25%
1st Anniversary Renewal Caps	3.75%	6.50%	4.00%	6.25%	4.25%	6.25%	4.25%	11.75%	4.25%	6.75%
2nd Anniversary Renewal Caps	3.75%	6.00%	4.25%	5.75%	4.00%	5.75%	4.50%	8.75%	4.00%	6.25%
1	The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	2.50%	4.00%	2.50%	4.00%	2.50%	4.00%	2.50%	5.50%	2.50%	4.25%
1st Anniversary Renewal Caps	2.50%	3.75%	2.50%	4.25%	2.50%	4.00%	2.50%	4.50%	2.50%	4.00%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	2.25%	4.00%	2.25%	4.25%	2.25%	4.25%	2.50%	4.50%	2.25%	4.00%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix C

Index Precision Strategy
Following are the highest and lowest initial and renewal Precision Rates offered for Index Effective Date periods occurring within each calendar year during August 20, 2018 (the date the Contracts were first issued) through January 3, 2022. The Buffer was 10.00% for each Index.
Index Effective Dates: 8/20/2018 – 1/1/2019
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	8.00%	10.20%	8.60%	11.00%	9.50%	12.10%	11.70%	13.80%	NA	NA
1st Anniversary Renewal Precision Rates	7.80%	10.40%	9.10%	11.50%	8.90%	11.30%	11.40%	13.10%	10.40%	12.30%
2nd Anniversary Renewal Precision Rates	11.10%	13.70%	12.30%	15.90%	12.70%	15.40%	11.10%	14.10%	11.40%	14.40%
3rd Anniversary Renewal Precision Rates	8.80%	9.40%	10.80%	11.50%	10.00%	11.10%	9.10%	10.40%	9.60%	10.60%
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates [1]	8.70%	11.30%	9.90%	11.60%	9.70%	13.40%	11.70%	14.20%	10.90%	12.30%
1st Anniversary Renewal Precision Rates	8.60%	13.80%	9.30%	16.00%	9.50%	15.40%	10.80%	14.20%	10.20%	14.50%
2nd Anniversary Renewal Precision Rates	8.70%	10.80%	10.50%	13.20%	9.70%	12.40%	8.70%	10.80%	9.40%	11.90%
1	The initial Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	8.60%	13.80%	9.30%	16.00%	9.50%	15.40%	10.80%	14.20%	10.20%	14.50%
1st Anniversary Renewal Precision Rates	8.70%	10.80%	10.50%	13.20%	9.70%	12.40%	8.70%	10.80%	9.40%	11.90%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rates	8.70%	10.80%	10.50%	13.20%	9.70%	12.40%	8.70%	10.80%	9.40%	11.90%
Index Guard Strategy
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during August 20, 2018 (the date the Contracts were first issued) through January 3, 2022. The Floor was -10.00% for each Index.
Index Effective Dates: 8/20/2018 – 1/1/2019
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	10.25%	12.50%	10.50%	12.75%	10.25%	12.50%	22.00%	25.50%	NA	NA
1st Anniversary Renewal Caps	11.25%	13.75%	12.00%	14.00%	10.75%	12.75%	24.50%	26.00%	13.75%	16.00%
2nd Anniversary Renewal Caps	9.25%	11.00%	11.00%	11.25%	10.50%	12.00%	18.00%	20.00%	11.00%	12.25%
3rd Anniversary Renewal Caps	8.25%	10.00%	11.25%	13.00%	10.00%	12.00%	14.50%	22.00%	11.50%	14.75%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix C

Index Guard Strategy (continued)
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps [1]	12.75%	15.25%	12.75%	14.50%	11.25%	13.50%	24.50%	28.00%	14.50%	16.75%
1st Anniversary Renewal Caps	9.25%	13.00%	10.50%	12.50%	10.25%	12.00%	18.00%	26.00%	11.00%	14.50%
2nd Anniversary Renewal Caps	8.25%	9.75%	11.00%	12.00%	10.00%	11.25%	14.50%	20.00%	10.50%	12.75%
1	The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	9.25%	13.00%	10.50%	12.50%	10.25%	12.00%	12.50%	26.00%	11.00%	14.50%
1st Anniversary Renewal Caps	8.25%	9.75%	11.00%	12.00%	10.00%	11.25%	14.50%	20.00%	10.50%	12.75%
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	8.25%	9.75%	11.00%	12.00%	10.00%	11.25%	12.50%	16.50%	10.50%	12.75%
Index Performance Strategy 1-year Term
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during August 20, 2018 (the date the Contracts were first issued), through January 3, 2022. The Buffer was 10.00% for each Index.
Index Effective Dates: 8/20/2018 – 1/1/2019
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	14.00%	16.25%	14.25%	16.00%	14.75%	17.00%	24.00%	27.50%	NA	NA
1st Anniversary Renewal Caps	13.25%	16.00%	14.00%	17.75%	13.25%	16.50%	26.50%	28.00%	16.75%	23.00%
2nd Anniversary Renewal Caps	20.00%	22.50%	21.50%	25.75%	21.75%	26.25%	27.50%	29.50%	20.25%	26.00%
3rd Anniversary Renewal Caps	16.50%	18.25%	17.75%	19.75%	15.50%	17.75%	25.00%	28.00%	18.50%	24.50%
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps [1]	14.25%	17.25%	15.00%	17.75%	14.25%	18.50%	26.50%	29.00%	19.00%	23.00%
1st Anniversary Renewal Caps	13.75%	22.25%	14.00%	25.75%	13.50%	26.25%	25.00%	29.50%	17.50%	26.00%
2nd Anniversary Renewal Caps	16.25%	20.75%	17.25%	23.50%	15.25%	21.50%	25.50%	28.50%	18.25%	22.50%
1	The initial Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through January 6, 2020.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	13.75%	22.25%	14.00%	25.75%	13.50%	26.25%	25.00%	29.50%	17.50%	26.00%
1st Anniversary Renewal Caps	16.25%	20.75%	17.25%	23.50%	15.25%	21.50%	25.50%	28.50%	18.25%	22.50%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix C

Index Performance Strategy 1-year Term (continued)
Index Effective Dates: 1/5/2021 – 1/3/2022
Indexes:	S&P 500 ® Index		Russell 2000 ® Index		Nasdaq-100 ® Index		EURO STOXX 50 ®		iShares ® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Caps	16.25%	20.75%	17.25%	23.50%	15.25%	21.50%	25.50%	28.50%	18.25%	22.50%
Index Performance Strategy 3-year Term with 20% Buffer
The Index Performance Strategy 3-year Term with 20% Buffer Index Options first became available to newly issued Contracts on May 1, 2020, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after November 23, 2020. We stopped offering these Index Options to newly issued Contracts on April 30, 2021. For more information, please see Appendix H.
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring during May 1, 2020 (the date Index Performance Strategy 3-year Term with 20% Buffer was first available), through January 3, 2022. The Buffer was 20% for each Index. A highest Cap of 100% in a period indicates an Index Option was uncapped during that period. If both the highest and lowest Caps are 100% in a period it indicates the Index Option was uncapped during the entire period.
Index Effective Dates: 8/20/2018 – 1/1/2019
Indexes:	S&P 500 ® Index		Russell 2000 ® Index
Caps	Lowest	Highest	Lowest	Highest
2nd Anniversary Renewal Caps [1]	100.00%	100.00%	50.00%	55.00%
3rd Anniversary Renewal Caps	45.00%	55.00%	40.00%	45.00%
1	The 2nd Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 1, 2021.
Index Effective Dates: 1/2/2019 – 1/6/2020
Indexes:	S&P 500 ® Index		Russell 2000 ® Index
Caps	Lowest	Highest	Lowest	Highest
1st Anniversary Renewal Caps [1]	100.00%	100.00%	50.00%	55.00%
2nd Anniversary Renewal Caps	45.00%	90.00%	40.00%	50.00%
1	The 1st Anniversary Renewal Caps are for a partial period of November 23, 2020 through January 6, 2021.
Index Effective Dates: 1/7/2020 – 1/4/2021
Indexes:	S&P 500 ® Index		Russell 2000 ® Index
Caps	Lowest	Highest	Lowest	Highest
Initial Caps [1]	75.00%	100.00%	50.00%	80.00%
1st Anniversary Renewal Caps	45.00%	90.00%	40.00%	50.00%
1	The initial Caps are for a partial period of May 1, 2020 through January 6, 2021.
Index Effective Dates: 1/5/2021 – 5/3/2021
Indexes:	S&P 500 ® Index		Russell 2000 ® Index
Caps	Lowest	Highest	Lowest	Highest
Initial Caps	90.00%	90.00%	45.00%	50.00%
Index Performance Strategy 3-year Term with 20% Buffer and Participation Rate
The Index Performance Strategy 3-year Term with 20% Buffer and Participation Rate Index Options first became available to newly issued Contracts on April 30, 2021. For more information, please see Appendix H.
Following are the highest and lowest initial Caps and Participation Rates offered for Index Effective Date periods occurring during April 30, 2021 (the date Index Performance Strategy 3-year Term with 20% Buffer and Participation Rates was first available), through January 3, 2022.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix C

Index Performance Strategy 3-year Term with 20% Buffer and Participation Rate (continued)
Index Effective Dates: 4/30/2021 - 1/3/2022
	S&P 500 ® Index				Russell 2000 ® Index
	Caps		Participation Rates		Caps		Participation Rates
	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial	45.00%	90.00%	100.00%	100.00%	40.00%	50.00%	100.00%	100.00%
Index Performance Strategy 3-year Term with 10% Buffer and Participation Rate
The Index Performance Strategy 3-year Term with 10% Buffer and Participation Rate Index Options first became available to newly issued Contracts on April 30, 2021. For more information, please see Appendix H.
Following are the highest and lowest initial Caps and Participation Rates offered for Index Effective Date periods occurring during April 30, 2021 (the date Index Performance Strategy 3-year Term with 10% Buffer and Participation Rates was first available), through January 3, 2022. A highest Cap of 100% in a period indicates an Index Option was uncapped during that period. If both the highest and lowest Caps are 100% in a period it indicates the Index Option was uncapped during the entire period.
Index Effective Dates: 4/30/2021 - 1/3/2022
	S&P 500 ® Index				Russell 2000 ® Index
	Caps		Participation Rates		Caps		Participation Rates
	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial	100.00%	100.00%	110.00%	110.00%	100.00%	100.00%	100.00%	100.00%
Index Performance Strategy 6-year Term with 10% Buffer and Participation Rate
The Index Performance Strategy 6-year Term with 10% Buffer and Participation Rate Index Options first became available to newly issued Contracts on April 30, 2021. For more information, please see Appendix H.
Following are the highest and lowest initial Caps and Participation Rates offered for Index Effective Date periods occurring during April 30, 2021 (the date Index Performance Strategy 6-year Term with 10% Buffer and Participation Rates was first available), through January 3, 2022. A highest Cap of 100% in a period indicates an Index Option was uncapped during that period. If both the highest and lowest Caps are 100% in a period it indicates the Index Option was uncapped during the entire period.
Index Effective Dates: 4/30/2021 - 1/3/2022
	S&P 500 ® Index				Russell 2000 ® Index
	Caps		Participation Rates		Caps		Participation Rates
	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial	100.00%	100.00%	110.00%	110.00%	100.00%	100.00%	100.00%	100.00%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix C

Appendix D – Historical Index Option Performance Information
• The Index Performance Strategy 3-year Term with 20% Buffer using the S&P 500® Index was not available before May 1, 2020. Therefore, no performance for this Index Option will be included here until after May 1, 2023.
• The Index Performance Strategy 3-year and 6-year Term Index Options with a Participation Rate using the S&P 500® Index were not available before April 30, 2021. Therefore, no performance for these 3-year Term Index Options will be included here until after May 1, 2024, and no performance for these 6-year Term Index Options will be included here until after May 1, 2027. For more information, please see Appendix H.
The following historical information, based on historical Buffers, Floors, DPSCs, Precision Rates, and Caps, show how actual movements in the external Index Returns impacted actual Credits. They show the lowest and highest actual annual Index Returns for each time period, and the corresponding Credits received for these Index Returns. No single Crediting Method or Index Option consistently delivers the most return under all market conditions. Past performance does not guaranteed future results. This historical information shows the returns for Contracts with Index Effective Date periods occurring within the first year that each Crediting Method was available using the S&P 500® Index.
Index Protection Strategy with DPSC AND the S&P 500® Index
Index Effective Date	8/20/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018	12/4/2018- 1/1/2019	1/2/2019- 2/4/2019	2/5/2019- 3/4/2019
Initial DPSC	4.10%	5.00%	5.00%	5.10%	5.40%	5.60%	5.90%
1st Index Year Index Return	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%	15.28% to 37.10%	20.04% to 32.15%	6.10% to 23.91%
1st Index Anniversary Credit	0% or 4.10%	5.00%	0% or 5.00%	5.10%	5.40%	5.60%	5.90%
1st Anniversary Renewal DPSC	4.20%	4.50%	4.80%	5.00%	5.20%	5.40%	5.70%
2nd Index Year Index Return	14.38% to 21.47%	9.12% to 15.15%	7.54% to 20.29%	14.06% to 18.54%	14.29% to 18.84%	13.17% to 18.86%	14.92% to 32.08%
2nd Index Anniversary Credit	4.20%	4.50%	4.80%	5.00%	5.20%	5.40%	5.70%
2nd Anniversary Renewal DPSC	4.40%	4.30%	4.60%	4.80%	5.00%
3rd Index Year Index Return	29.10% to 32.82%	28.88% to 37.24%	23.10% to 39.89%	23.77% to 33.97%	23.15% to 28.46%
3rd Index Anniversary Credit	4.40%	4.30%	4.60%	4.80%	5.00%

Index Effective Date	3/5/2019- 4/1/2019	4/2/2019- 5/6/2019	5/7/2019- 6/3/2019	6/4/2019- 7/1/2019	7/2/2019- 8/5/2019	8/6/2019- 9/3/2019
Initial DPSC	5.60%	5.50%	5.40%	5.20%	4.90%	4.70%
1st Index Year Index Return	-21.63% to 8.40%	-13.39% to -0.89%	-0.10% to 13.79%	3.27% to 13.68%	4.48% to 16.98%	14.38% to 22.36%
1st Index Anniversary Credit	0% or 5.60%	0%	0% or 5.40%	5.20%	4.90%	4.70%
1st Anniversary Renewal DPSC	5.40%	5.30%	5.20%	5.00%	4.70%	4.50%
2nd Index Year Index Return	27.05% to 76.12%	44.83% to 63.86%	34.26% to 46.90%	30.76% to 42.59%	30.96% to 39.05%	26.70% to 32.82%
2nd Index Anniversary Credit	5.40%	5.30%	5.20%	5.00%	4.70%	4.50%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix D

Index Protection Strategy with Cap AND the S&P 500® Index
Index Effective Date	8/20/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018	12/4/2018- 1/1/2019	1/2/2019- 2/4/2019	2/5/2019- 3/4/2019
Initial Cap	4.50%	5.75%	5.75%	5.75%	6.00%	6.50%	7.00%
1st Index Year Index Return	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%	15.28% to 37.10%	20.04% to 32.15%	6.10% to 23.91%
1st Index Anniversary Credit	0% or 3.70%	0.54% to 4.18%	0% or 5.75%	5.75%	6.00%	6.50%	6.10% to 7.00%
1st Anniversary Renewal Cap	4.75%	5.00%	5.50%	5.75%	5.50%	6.00%	6.50%
2nd Index Year Index Return	14.38% to 21.47%	9.12% to 15.15%	7.54% to 20.29%	14.06% to 18.54%	14.29% to 18.84%	13.17% to 18.86%	14.92% to 32.08%
2nd Index Anniversary Credit	4.75%	5.00%	5.50%	5.75%	5.50%	6.00%	6.50%
2nd Anniversary Renewal Cap	4.50%	4.50%	5.00%	5.50%	5.25%
3rd Index Year Index Return	29.10% to 32.82%	28.88% to 37.24%	23.10% to 39.89%	23.77% to 33.97%	23.15% to 28.46%
3rd Index Anniversary Credit	4.50%	4.50%	5.00%	5.50%	5.25%

Index Effective Date	3/5/2019- 4/1/2019	4/2/2019- 5/6/2019	5/7/2019- 6/3/2019	6/4/2019- 7/1/2019	7/2/2019- 8/5/2019	8/6/2019- 9/3/2019
Initial Cap	6.50%	6.50%	6.25%	6.00%	5.75%	5.50%
1st Index Year Index Return	-21.63% to 8.40%	-13.39% to -0.89%	-0.10% to 13.79%	3.27% to 13.68%	4.48% to 16.98%	14.38% to 22.36%
1st Index Anniversary Credit	0% or 6.50%	0%	0% or 6.25%	3.27% to 6.00%	4.48% to 5.75%	5.50%
1st Anniversary Renewal Cap	6.00%	6.00%	5.75%	5.50%	5.25%	5.00%
2nd Index Year Index Return	27.05% to 76.12%	44.83% to 63.86%	34.26% to 46.90%	30.76% to 42.59%	30.96% to 39.05%	26.70% to 32.82%
2nd Index Anniversary Credit	6.00%	6.00%	5.75%	5.50%	5.25%	5.00%
Index Precision Strategy with the S&P 500® Index
The Buffer was 10% for all time periods. For Index Anniversaries with a range of Credits, any positive Credit cannot be less than the stated positive number.

Index Effective Date	8/20/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018	12/4/2018- 1/1/2019	1/2/2019- 2/4/2019	2/5/2019- 3/4/2019
Initial Precision Rate	8.00%	8.20%	8.50%	8.90%	10.20%	10.70%	11.30%
1st Index Year Index Return	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%	15.28% to 37.10%	20.04% to 32.15%	6.10% to 23.91%
1st Index Anniversary Credit	0% or 8.00%	8.20%	0% or 8.50%	8.90%	10.20%	10.70%	11.30%
1st Anniversary Renewal Precision Rate	7.80%	9.80%	10.40%	10.10%	9.40%	9.40%	8.70%
2nd Index Year Index Return	14.38% to 21.47%	9.12% to 15.15%	7.54% to 20.29%	14.06% to 18.54%	14.29% to 18.84%	13.17% to 18.86%	14.92% to 32.08%
2nd Index Anniversary Credit	7.80%	9.80%	10.40%	10.10%	9.40%	9.40%	8.70%
2nd Anniversary Renewal Precision Rate	13.70%	12.70%	13.20%	13.40%	11.10%
3rd Index Year Index Return	29.10% to 32.82%	28.88% to 37.24%	23.10% to 39.89%	23.77% to 33.97%	23.15% to 28.46%
3rd Index Anniversary Credit	13.70%	12.70%	13.20%	13.40%	11.10%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix D

Index Precision Strategy with the S& P 500® Index (continued)
Index Effective Date	3/5/2019- 4/1/2019	4/2/2019- 5/6/2019	5/7/2019- 6/3/2019	6/4/2019- 7/1/2019	7/2/2019- 8/5/2019	8/6/2019- 9/3/2019
Initial Precision Rate	10.00%	9.30%	9.00%	9.30%	10.00%	8.70%
1st Index Year Index Return	-21.63% to 8.40%	-13.39% to -0.89%	-0.10% to 13.79%	3.27% to 13.68%	4.48% to 16.98%	14.38% to 22.36%
1st Index Anniversary Credit	-11.63% to 10.00%	-3.39% to 0.00%	0% or 9.00%	9.30%	10.00%	8.70%
1st Anniversary Renewal Precision Rate	8.60%	12.25%	13.25%	13.50%	13.00%	13.80%
2nd Index Year Index Return	27.05% to 76.12%	44.83% to 63.86%	34.26% to 46.90%	30.76% to 42.59%	30.96% to 39.05%	26.70% to 32.82%
2nd Index Anniversary Credit	8.60%	12.25%	13.25%	13.50%	13.00%	13.80%
Index Guard Strategy with the S&P 500® Index
The Floor was -10% for all time periods

Index Effective Date	8/20/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018	12/4/2018- 1/1/2019	1/2/2019- 2/4/2019	2/5/2019- 3/4/2019
Initial Cap	10.25%	12.00%	11.50%	11.50%	12.50%	13.50%	14.25%
1st Index Year Index Return	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%	15.28% to 37.10%	20.04% to 32.15%	6.10% to 23.91%
1st Index Anniversary Credit	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 11.50%	9.64% to 11.50%	12.50%	13.50%	6.10% to 14.25%
1st Anniversary Renewal Cap	11.25%	13.75%	13.50%	12.75%	13.00%	12.25%	12.75%
2nd Index Year Index Return	14.38% to 21.47%	9.12% to 15.15%	7.54% to 20.29%	14.06% to 18.54%	14.29% to 18.84%	13.17% to 18.86%	14.92% to 32.08%
2nd Index Anniversary Credit	11.25%	9.12% to 13.75%	7.54% to 13.50%	12.75%	13.00%	12.25%	12.75%
2nd Anniversary Renewal Cap	11.00%	9.75%	9.25%	9.75%	9.50%
3rd Index Year Index Return	29.10% to 32.82%	28.88% to 37.24%	23.10% to 39.89%	23.77% to 33.97%	23.15% to 28.46%
3rd Index Anniversary Credit	11.00%	9.75%	9.25%	9.75%	9.50%

Index Effective Date	3/5/2019- 4/1/2019	4/2/2019- 5/6/2019	5/7/2019- 6/3/2019	6/4/2019- 7/1/2019	7/2/2019- 8/5/2019	8/6/2019- 9/3/2019
Initial Cap	15.25%	14.50%	14.50%	13.25%	14.50%	14.50%
1st Index Year Index Return	-21.63% to 8.40%	-13.39% to -0.89%	-0.10% to 13.79%	3.27% to 13.68%	4.48% to 16.98%	14.38% to 22.36%
1st Index Anniversary Credit	-10.00% to 8.40%	-10.00% to -0.89%	-0.10% to 13.79%	3.27% to 13.25%	4.48% to 14.50%	14.38% to 14.50%
1st Anniversary Renewal Cap	13.00%	11.75%	11.50%	11.25%	10.75%	10.50%
2nd Index Year Index Return	27.05% to 76.12%	44.83% to 63.86%	34.26% to 46.90%	30.76% to 42.59%	30.96% to 39.05%	26.70% to 32.82%
2nd Index Anniversary Credit	13.00%	11.75%	11.50%	11.25%	10.75%	10.50%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix D

Index Performance Strategy 1-year Term with the S&P 500® Index
The Buffer was 10% for all time periods.

Index Effective Date	8/20/2018- 9/4/2018	9/5/2018- 10/1/2018	10/2/2018- 11/5/2018	11/6/2018- 12/3/2018	12/4/2018- 1/1/2019	1/2/2019- 2/4/2019	2/5/2019- 3/4/2019
Initial Cap	14.00%	15.25%	15.00%	15.25%	16.25%	16.50%	17.25%
1st Index Year Index Return	-0.95% to 3.70%	0.54% to 4.18%	-1.23% to 14.32%	9.64% to 19.03%	15.28% to 37.10%	20.04% to 32.15%	6.10% to 23.91%
1st Index Anniversary Credit	0% to 3.70%	0.54% to 4.18%	0% to 14.32%	9.64% to 15.25%	15.28% to 16.25%	16.50%	6.10% to 17.25%
1st Anniversary Renewal Cap	13.25%	15.50%	15.75%	16.00%	15.50%	15.00%	14.25%
2nd Index Year Index Return	14.38% to 21.47%	9.12% to 15.15%	7.54% to 20.29%	14.06% to 18.54%	14.29% to 18.84%	13.17% to 18.86%	14.92% to 32.08%
2nd Index Anniversary Credit	13.25%	9.12% to 15.15%	7.54% to 15.75%	14.06% to 16.00%	14.29% to 15.50%	13.17% to 15.00%	14.25%
2nd Anniversary Renewal Cap	22.50%	20.00%	21.50%	22.25%	20.00%
3rd Index Year Index Return	29.10% to 32.82%	28.88% to 37.24%	23.10% to 39.89%	23.77% to 33.97%	23.15% to 28.46%
3rd Index Anniversary Credit	22.50%	20.00%	21.50%	22.25%	20.00%

Index Effective Date	3/5/2019- 4/1/2019	4/2/2019- 5/6/2019	5/7/2019- 6/3/2019	6/4/2019- 7/1/2019	7/2/2019- 8/5/2019	8/6/2019- 9/3/2019
Initial Cap	16.75%	15.25%	14.75%	15.00%	16.25%	14.25%
1st Index Year Index Return	-21.63% to 8.40%	-13.39% to -0.89%	-0.10% to 13.79%	3.27% to 13.68%	4.48% to 16.98%	14.38% to 22.36%
1st Index Anniversary Credit	-11.63% to 8.40%	-3.39% to 0.00%	0% to 13.79%	3.27% to 13.68%	4.48% to 16.25%	14.25%
1st Anniversary Renewal Cap	13.75%	15.50%	17.00%	17.50%	20.00%	22.00%
2nd Index Year Index Return	27.05% to 76.12%	44.83% to 63.86%	34.26% to 46.90%	30.76% to 42.59%	30.96% to 39.05%	26.70% to 32.82%
2nd Index Anniversary Credit	13.75%	15.50%	17.00%	17.50%	20.00%	22.00%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix D

Appendix E – Annual Contract Fees Calculation Examples
Please note that these examples may differ from your actual results due to rounding.
Assuming You Purchase a Contract with the Traditional Death Benefit
You purchase a Contract with the Traditional Death Benefit and your Contract automatically includes the Income Benefit. On the Quarterly Contract Anniversary your total annual Contract fees are 1.95% (1.25% product fee and a 0.70% rider fee for the Income Benefit) and your Contract Value and Charge Base are $100,000. This Contract Value includes any gains or losses on the AZL Government Money Market Fund (if applicable) and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily Contract fee amount for this quarter as follows:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $100,000 x (1.95% ÷ 365) = $5.34
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or: 89 x $5.34 = $475.48
On the next Quarterly Contract Anniversary we would deduct $475.48 from the Contract Value. We first account for any gains/losses on the AZL Government Money Market Fund (if applicable) and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly Contract fees. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250 we would begin computing the daily Contract fees for the next quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $101,250 x (1.95% ÷ 365) = $5.41
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the dollar amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily Contract fees for the remainder of the quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $116,250 x (1.95% ÷ 365) = $6.21
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or:
(43 x $5.41) + (49 x $6.21) = $232.60 + $304.32 = $536.92
On the next Quarterly Contract Anniversary we would deduct $536.92 from the Contract Value after we account for any gains/losses on the AZL Government Money Market Fund (if applicable) and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly Contract fees and set the Charge Base equal to this new Contract Value and begin computing the daily Contract fees for the next quarter on the next day.
Assuming You Purchase a Contract with the Maximum Anniversary Value Death Benefit
You purchase a Contract with the Maximum Anniversary Value Death Benefit and your Contract automatically includes the Income Benefit. On the Quarterly Contract Anniversary your total annual Contract fees are 2.15% (1.25% product fee, 0.70% rider fee for the Income Benefit, and a 0.20% rider fee for the Maximum Anniversary Value Death Benefit) and your Contract Value and Charge Base are $100,000. This Contract Value includes any gains or losses on the AZL Government Money Market Fund (if applicable) and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily Contract fee amount for this quarter as follows:

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix E

(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $100,000 x (2.15% ÷ 365) = $5.89
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or: 89 x $5.89 = $524.25
On the next Quarterly Contract Anniversary we would deduct $524.25 from the Contract Value. We first account for any gains/losses on the AZL Government Money Market Fund (if applicable) and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments, withdrawals your take, and deductions we make for the total quarterly Contract fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250, we would begin computing the daily Contract fees for the next quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $101,250 x (2.15% ÷ 365) = $5.96
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the dollar amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily Contract fees for the remainder of the quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $116,250 x (2.15% ÷ 365) = $6.85
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or:
(43 x $5.96) + (49 x $6.85) = $256.45 + $335.53 = $591.98
On the next Quarterly Contract Anniversary we would deduct $591.98 from the Contract Value after we account for any gains/losses on the AZL Government Money Market Fund (if applicable) and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments, withdrawals you take, and deductions we make for the total quarterly Contract fees and set the Charge Base equal to this new Contract Value and begin computing the daily Contract fees for the next quarter on the next day.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix E

Appendix F – Previous Versions of Income Benefit
The benefit version identifier, for example (08.18), is located in your rider.
Income Benefit (08.18) was available from August 20, 2018 to January 1, 2019. Income Benefit (08.18) had an Income Payment waiting period of one Index Year and the following table for Income Percentages and Income Percentage Increases.
Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.00%	3.50%	3.00%	2.50%	0.25%
51	4.10%	3.60%	3.10%	2.60%	0.25%
52	4.20%	3.70%	3.20%	2.70%	0.25%
53	4.30%	3.80%	3.30%	2.80%	0.25%
54	4.40%	3.90%	3.40%	2.90%	0.25%
55	4.50%	4.00%	3.50%	3.00%	0.30%
56	4.60%	4.10%	3.60%	3.10%	0.30%
57	4.70%	4.20%	3.70%	3.20%	0.30%
58	4.80%	4.30%	3.80%	3.30%	0.30%
59	4.90%	4.40%	3.90%	3.40%	0.30%
60	5.00%	4.50%	4.00%	3.50%	0.35%
61	5.10%	4.60%	4.10%	3.60%	0.35%
62	5.20%	4.70%	4.20%	3.70%	0.35%
63	5.30%	4.80%	4.30%	3.80%	0.35%
64	5.40%	4.90%	4.40%	3.90%	0.35%
65	5.50%	5.00%	4.50%	4.00%	0.40%
66	5.60%	5.10%	4.60%	4.10%	0.40%
67	5.70%	5.20%	4.70%	4.20%	0.40%
68	5.80%	5.30%	4.80%	4.30%	0.40%
69	5.90%	5.40%	4.90%	4.40%	0.40%
70	6.00%	5.50%	5.00%	4.50%	0.45%
71	6.10%	5.60%	5.10%	4.60%	0.45%
72	6.20%	5.70%	5.20%	4.70%	0.45%
73	6.30%	5.80%	5.30%	4.80%	0.45%
74	6.40%	5.90%	5.40%	4.90%	0.45%
75	6.50%	6.00%	5.50%	5.00%	0.50%
76	6.60%	6.10%	5.60%	5.10%	0.50%
77	6.70%	6.20%	5.70%	5.20%	0.50%
78	6.80%	6.30%	5.80%	5.30%	0.50%
79	6.90%	6.40%	5.90%	5.40%	0.50%
80+	7.00%	6.50%	6.00%	5.50%	0.55%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix F

Income Benefit (01.19) was available from January 2, 2019 to July 1, 2019. Income Benefit (09.19) was available from September 17, 2019 through April 6, 2020. Income Benefit (01.19) and (09.19) had an Income Payment waiting period of one Index Year and the following table for Income Percentages and Income Percentage Increases.
Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.20%	3.70%	3.20%	2.70%	0.25%
51	4.30%	3.80%	3.30%	2.80%	0.25%
52	4.40%	3.90%	3.40%	2.90%	0.25%
53	4.50%	4.00%	3.50%	3.00%	0.25%
54	4.60%	4.10%	3.60%	3.10%	0.25%
55	4.70%	4.20%	3.70%	3.20%	0.30%
56	4.80%	4.30%	3.80%	3.30%	0.30%
57	4.90%	4.40%	3.90%	3.40%	0.30%
58	5.00%	4.50%	4.00%	3.50%	0.30%
59	5.10%	4.60%	4.10%	3.60%	0.30%
60	5.20%	4.70%	4.20%	3.70%	0.35%
61	5.30%	4.80%	4.30%	3.80%	0.35%
62	5.40%	4.90%	4.40%	3.90%	0.35%
63	5.50%	5.00%	4.50%	4.00%	0.35%
64	5.60%	5.10%	4.60%	4.10%	0.35%
65	5.70%	5.20%	4.70%	4.20%	0.40%
66	5.80%	5.30%	4.80%	4.30%	0.40%
67	5.90%	5.40%	4.90%	4.40%	0.40%
68	6.00%	5.50%	5.00%	4.50%	0.40%
69	6.10%	5.60%	5.10%	4.60%	0.40%
70	6.20%	5.70%	5.20%	4.70%	0.45%
71	6.30%	5.80%	5.30%	4.80%	0.45%
72	6.40%	5.90%	5.40%	4.90%	0.45%
73	6.50%	6.00%	5.50%	5.00%	0.45%
74	6.60%	6.10%	5.60%	5.10%	0.45%
75	6.70%	6.20%	5.70%	5.20%	0.50%
76	6.80%	6.30%	5.80%	5.30%	0.50%
77	6.90%	6.40%	5.90%	5.40%	0.50%
78	7.00%	6.50%	6.00%	5.50%	0.50%
79	7.10%	6.60%	6.10%	5.60%	0.50%
80+	7.20%	6.70%	6.20%	5.70%	0.55%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix F

Income Benefit (07.19) was available from July 2, 2019 to September 16, 2019. Income Benefit (07.19) had an Income Payment waiting period of one Index Year and the following table for Income Percentages and Income Percentage Increases.
Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.70%	4.20%	3.70%	3.20%	0.25%
51	4.80%	4.30%	3.80%	3.30%	0.25%
52	4.90%	4.40%	3.90%	3.40%	0.25%
53	5.00%	4.50%	4.00%	3.50%	0.25%
54	5.10%	4.60%	4.10%	3.60%	0.25%
55	5.20%	4.70%	4.20%	3.70%	0.30%
56	5.30%	4.80%	4.30%	3.80%	0.30%
57	5.40%	4.90%	4.40%	3.90%	0.30%
58	5.50%	5.00%	4.50%	4.00%	0.30%
59	5.60%	5.10%	4.60%	4.10%	0.30%
60	5.70%	5.20%	4.70%	4.20%	0.35%
61	5.80%	5.30%	4.80%	4.30%	0.35%
62	5.90%	5.40%	4.90%	4.40%	0.35%
63	6.00%	5.50%	5.00%	4.50%	0.35%
64	6.10%	5.60%	5.10%	4.60%	0.35%
65	6.20%	5.70%	5.20%	4.70%	0.40%
66	6.30%	5.80%	5.30%	4.80%	0.40%
67	6.40%	5.90%	5.40%	4.90%	0.40%
68	6.50%	6.00%	5.50%	5.00%	0.40%
69	6.60%	6.10%	5.60%	5.10%	0.40%
70	6.70%	6.20%	5.70%	5.20%	0.45%
71	6.80%	6.30%	5.80%	5.30%	0.45%
72	6.90%	6.40%	5.90%	5.40%	0.45%
73	7.00%	6.50%	6.00%	5.50%	0.45%
74	7.10%	6.60%	6.10%	5.60%	0.45%
75	7.20%	6.70%	6.20%	5.70%	0.50%
76	7.30%	6.80%	6.30%	5.80%	0.50%
77	7.40%	6.90%	6.40%	5.90%	0.50%
78	7.50%	7.00%	6.50%	6.00%	0.50%
79	7.60%	7.10%	6.60%	6.10%	0.50%
80+	7.70%	7.20%	6.70%	6.20%	0.55%
Income Benefit (04.20) was available from April 7, 2020 to September 7, 2020. Income Benefit (11.20) was available from November 17, 2020 to September 6, 2021. Income Benefit (11.21) was available from November 23, 2021 to April 28,

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix F

2022. Income Benefit (04.20), (11.20), and (11.21) had an Income Payment waiting period of three Index Years and the following table for Income Percentages and Income Percentage Increases.
Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.00%	3.50%	3.20%	2.70%	0.25%
51	4.10%	3.60%	3.30%	2.80%	0.25%
52	4.20%	3.70%	3.40%	2.90%	0.25%
53	4.30%	3.80%	3.50%	3.00%	0.25%
54	4.40%	3.90%	3.60%	3.10%	0.25%
55	4.50%	4.00%	3.70%	3.20%	0.30%
56	4.60%	4.10%	3.80%	3.30%	0.30%
57	4.70%	4.20%	3.90%	3.40%	0.30%
58	4.80%	4.30%	4.00%	3.50%	0.30%
59	4.90%	4.40%	4.10%	3.60%	0.30%
60	5.00%	4.50%	4.20%	3.70%	0.35%
61	5.10%	4.60%	4.30%	3.80%	0.35%
62	5.20%	4.70%	4.40%	3.90%	0.35%
63	5.30%	4.80%	4.50%	4.00%	0.35%
64	5.40%	4.90%	4.60%	4.10%	0.35%
65	5.50%	5.00%	4.70%	4.20%	0.40%
66	5.60%	5.10%	4.80%	4.30%	0.40%
67	5.70%	5.20%	4.90%	4.40%	0.40%
68	5.80%	5.30%	5.00%	4.50%	0.40%
69	5.90%	5.40%	5.10%	4.60%	0.40%
70	6.00%	5.50%	5.20%	4.70%	0.45%
71	6.10%	5.60%	5.30%	4.80%	0.45%
72	6.20%	5.70%	5.40%	4.90%	0.45%
73	6.30%	5.80%	5.50%	5.00%	0.45%
74	6.40%	5.90%	5.60%	5.10%	0.45%
75	6.50%	6.00%	5.70%	5.20%	0.50%
76	6.60%	6.10%	5.80%	5.30%	0.50%
77	6.70%	6.20%	5.90%	5.40%	0.50%
78	6.80%	6.30%	6.00%	5.50%	0.50%
79	6.90%	6.40%	6.10%	5.60%	0.50%
80+	7.00%	6.50%	6.20%	5.70%	0.55%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix F

Income Benefit (09.20) was available from September 8, 2020 to November 16, 2020. Income Benefit (09.20) had an Income Payment waiting period of three Index Years and the following table for Income Percentages and Income Percentage Increases.
Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.50%	4.00%	3.70%	3.20%	0.25%
51	4.60%	4.10%	3.80%	3.30%	0.25%
52	4.70%	4.20%	3.90%	3.40%	0.25%
53	4.80%	4.30%	4.00%	3.50%	0.25%
54	4.90%	4.40%	4.10%	3.60%	0.25%
55	5.00%	4.50%	4.20%	3.70%	0.30%
56	5.10%	4.60%	4.30%	3.80%	0.30%
57	5.20%	4.70%	4.40%	3.90%	0.30%
58	5.30%	4.80%	4.50%	4.00%	0.30%
59	5.40%	4.90%	4.60%	4.10%	0.30%
60	5.50%	5.00%	4.70%	4.20%	0.35%
61	5.60%	5.10%	4.80%	4.30%	0.35%
62	5.70%	5.20%	4.90%	4.40%	0.35%
63	5.80%	5.30%	5.00%	4.50%	0.35%
64	5.90%	5.40%	5.10%	4.60%	0.35%
65	6.00%	5.50%	5.20%	4.70%	0.40%
66	6.10%	5.60%	5.30%	4.80%	0.40%
67	6.20%	5.70%	5.40%	4.90%	0.40%
68	6.30%	5.80%	5.50%	5.00%	0.40%
69	6.40%	5.90%	5.60%	5.10%	0.40%
70	6.50%	6.00%	5.70%	5.20%	0.45%
71	6.60%	6.10%	5.80%	5.30%	0.45%
72	6.70%	6.20%	5.90%	5.40%	0.45%
73	6.80%	6.30%	6.00%	5.50%	0.45%
74	6.90%	6.40%	6.10%	5.60%	0.45%
75	7.00%	6.50%	6.20%	5.70%	0.50%
76	7.10%	6.60%	6.30%	5.80%	0.50%
77	7.20%	6.70%	6.40%	5.90%	0.50%
78	7.30%	6.80%	6.50%	6.00%	0.50%
79	7.40%	6.90%	6.60%	6.10%	0.50%
80+	7.50%	7.00%	6.70%	6.20%	0.55%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix F

Income Benefit (09.21) was available from September 7, 2021 to November 22, 2021. Income Benefit (09.21) had an Income Payment waiting period of three Index Years and the following table for Income Percentages and Income Percentage Increases.
Eligible Person’s Age (or younger Eligible Person’s age for joint Income Payments)	Income Percentages				Income Percentage Increases
	Level Income		Increasing Income
	Single Income Payments	Joint Income Payments	Single Income Payments	Joint Income Payments
0-50	4.30%	3.80%	3.30%	2.80%	0.25%
51	4.40%	3.90%	3.40%	2.90%	0.25%
52	4.50%	4.00%	3.50%	3.00%	0.25%
53	4.60%	4.10%	3.60%	3.10%	0.25%
54	4.70%	4.20%	3.70%	3.20%	0.25%
55	4.80%	4.30%	3.80%	3.30%	0.30%
56	4.90%	4.40%	3.90%	3.40%	0.30%
57	5.00%	4.50%	4.00%	3.50%	0.30%
58	5.10%	4.60%	4.10%	3.60%	0.30%
59	5.20%	4.70%	4.20%	3.70%	0.30%
60	5.30%	4.80%	4.30%	3.80%	0.35%
61	5.40%	4.90%	4.40%	3.90%	0.35%
62	5.50%	5.00%	4.50%	4.00%	0.35%
63	5.60%	5.10%	4.60%	4.10%	0.35%
64	5.70%	5.20%	4.70%	4.20%	0.35%
65	5.80%	5.30%	4.80%	4.30%	0.40%
66	5.90%	5.40%	4.90%	4.40%	0.40%
67	6.00%	5.50%	5.00%	4.50%	0.40%
68	6.10%	5.60%	5.10%	4.60%	0.40%
69	6.20%	5.70%	5.20%	4.70%	0.40%
70	6.30%	5.80%	5.30%	4.80%	0.45%
71	6.40%	5.90%	5.40%	4.90%	0.45%
72	6.50%	6.00%	5.50%	5.00%	0.45%
73	6.60%	6.10%	5.60%	5.10%	0.45%
74	6.70%	6.20%	5.70%	5.20%	0.45%
75	6.80%	6.30%	5.80%	5.30%	0.50%
76	6.90%	6.40%	5.90%	5.40%	0.50%
77	7.00%	6.50%	6.00%	5.50%	0.50%
78	7.10%	6.60%	6.10%	5.60%	0.50%
79	7.20%	6.70%	6.20%	5.70%	0.50%
80+	7.30%	6.80%	6.30%	5.80%	0.55%

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix F

Appendix G – Alternate Minimum Value
The Alternate Minimum Value continues to be available to Contracts issued in Pennsylvania. For all other states, the Alternate Minimum Value became unavailable to Contracts:
• issued in California, Hawaii, Indiana, Montana, Nebraska, and Rhode Island on or after January 27, 2020; and
• issued in all other states on or after November 18, 2019.
For Contracts with the Alternate Minimum Value, if you take a withdrawal (including Income Payments), annuitize the Contract, or if we pay a death benefit, each Index Option Value for each Crediting Method also includes any increase from its guaranteed minimum (Alternate Minimum Value). If you receive no Credits, or only modest Credits, over many years, the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
If you take a full withdrawal, final Income Payment, annuitize the Contract, or if we pay a death benefit, we compare each Index Option Value to its Alternate Minimum Value and we increase your Index Option Value to equal the Alternate Minimum Value if it is greater. If you take a partial withdrawal or Income Payment, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value.
The Alternate Minimum Value for each of your selected Index Options is generally equal to 87.5% of the Index Option Base determined on the Term Start Date as adjusted for withdrawals and withdrawal charges taken during the current Term, plus Accumulated Alternate Interest and the Daily Adjustment (if applicable). However, for Contracts issued in Pennsylvania on or after February 24, 2020, the Alternate Minimum Value does not accrue Accumulated Alternate Interest for Index Options available with the Index Precision Strategy, Index Guard Strategy, or Index Performance Strategy. Accumulated Alternate Interest is the sum of alternate interest earned for the entire time you own your Contract. For each Index Year the alternate interest is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate stated in your Contract.
We use 70% if your Contract was issued in ….	We use 87.5% if your Contract was issued in ….
• Pennsylvania from April 29, 2019 to February 21, 2020, • California and Montana on or after July 22, 2019 • New Hampshire on or after June 24, 2019 • any other state on or after April 29, 2019	• Pennsylvania before April 29, 2019, or on or after February 24, 2020, • California and Montana before July 22, 2019 • New Hampshire before June 24, 2019 • any other state before April 29, 2019
We add interest to the Accumulated Alternate Interest daily. You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at allianzlife.com .

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix G

Appendix H – Material Contract Variations by State and Issue Date
Your Contract is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. In addition, not all features and benefits are approved in all states. All material state variations in the Contract are disclosed in this Appendix. If you would like more information regarding state specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.
Crediting Method and/or Index Option Availability Restrictions
Crediting Method / Index Options	Availability Restrictions:
iShares ® MSCI Emerging Markets ETF with the Index Protection Strategy with DPSC, Index Protection Strategy with Cap, Index Precision Strategy, Index Guard Strategy, and Index Performance Strategy 1-year Term	– For Contracts issued in California and Montana, these first became available to newly issued Contracts on July 22, 2019.
– For Contracts issued in New Hampshire, these first became available to newly issued Contracts on June 24, 2019.
– For Contracts issued in all other states, these first became available to newly issued Contracts on April 29, 2019.
– For Contracts issued before April 29, 2019, these first became available on the first Index Anniversary that occurred on or after June 3, 2019.
Index Performance Strategy 3-year Term with 20% Buffer available to Contracts issued before April 30, 2021	– Not available to Contracts issued on or after April 30, 2012.
– For Contracts issued in Virginia, these first became available to newly issued Contracts on May 19, 2020.
– For Contracts issued in Montana, these first became available to newly issued Contracts on June 23, 2020.
– For Contracts issued in Pennsylvania, these first became available to newly issued Contracts on July 21, 2020.
– For Contracts issued in New Hampshire these first became available to newly issued Contracts on June 21, 2021, and became available to inforce Contracts on the first Index Anniversary that occurred on or after June 21, 2021.
– For Contracts issued in all other states, these first became available to newly issued Contracts on May 1, 2020.
– For Contracts issued before May 1, 2020, in all other states these first became available on the first Index Anniversary that occurred on or after November 23, 2020.
Index Performance Strategy 3-year and 6-year Terms with Participation Rate available to Contracts issued on or after April 30, 2021	– Not available to Contracts issued in Hawaii, or to Contracts issued before April 30, 2021.
– For Contracts issued in New Hampshire, these first became available to newly issued Contracts on April 30, 2021.
– For Contracts issued in Montana, New Jersey, Utah, and Virginia, these first became available to newly issued Contracts on June 21, 2021.
– For Contracts issued in Louisiana, these first became available to newly issued Contracts on July 19, 2021.
– For Contracts issued in all other states, they first became available to newly issued Contracts on April 30, 2021.
If a Crediting Method or Index Option is not available, you cannot allocate to it unless we make it available to you on a future Index Anniversary. Certain Crediting Methods and/or Index Options also may not be available from all selling firms or from all Financial Professionals. Please consult with your Financial Professional for more information.
Level Income Guarantee Payment Percentage Availability Restrictions
The Level Income Guarantee Payment Percentage first became available to Contracts issued in California, Hawaii, Indiana, Montana, Nebraska, Pennsylvania, and Rhode Island on January 27, 2020. It became available to Contracts issued in all other states on November 18, 2019. If you began Income Payments before the Level Income Guarantee Payment Percentage was added to your Contract, you will not receive the benefits associated with this feature.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix H

Other Material State Contract Variations
ISSUE STATE	FEATURE AND BENEFITS	VARIATION
California	Eligible Person(s) and Covered Person(s) See section 2	• We do not remove a person as an Eligible Person(s) or Covered Person(s) following an assignment, ownership change, or Beneficiary change.
• If you are the sole individual Owner or a Joint Owner and select joint Income Payments, you must designate an Owner to be a Covered Person.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership .
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
• If you assign the Contract on or before the Income Benefit Date and as a result none of the Eligible Person(s) are an Owner (or Annuitant if the Owner is a non-individual), Income Payments will not be available, but the Income Benefit and its associated rider fee will continue. Your only recourse is to restore an Eligible Person as an Owner by assigning or changing ownership, or to remove the Income Benefit if you no longer want to pay the rider fee.
• If you assign the Contract after the Income Benefit Date and a Covered Person(s) who was previously an Owner no longer has that position, the Income Benefit and any Income Payments may end even if the Covered Person is still alive .
	Free Look/Right to Examine Period See section 3	For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial Purchase Payment to the AZL Government Money Market Fund during the 30 day free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Government Money Market Fund your Index Effective Date cannot occur until the free look period has ended.
When the Income Benefit Ends See section 11	The Income Benefit and any Income Payments end based on the earlier of the date of death of an individual Owner (or Annuitant if the Owner is a non-individual), or last surviving Covered Person. Upon the death of an individual Owner (or Annuitant if the Owner is a non-individual), if the deceased’s spouse:
• continues the Contract, the Income Benefit and Income Payments end on the earlier of the date of death of the surviving spouse, or last surviving Covered Person.
• elects to receive payment of the death benefit, the Income Benefit ends on the Business Day we receive his or her Valid Claim.

This means if you assign the Contract after the Income Benefit Date, Income Payments may end even if the Covered Person is still alive.
Connecticut	Eligible Person(s) and Covered Person(s) See section 2	• We do not remove a person as an Eligible Person(s) or Covered Person(s) following an assignment, ownership change, or Beneficiary Change.
• If you are the sole individual Owner or a Joint Owner and select joint Income Payments, you must designate an Owner to be a Covered Person.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix H

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Connecticut (continued)	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We can only restrict assignments to settlement companies and institutional investors as described in your Contract.
• We do not change the Determining Life (Lives) following an assignment or ownership change.
• If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
• If you assign the Contract on or before the Income Benefit Date and as a result none of the Eligible Person(s) are an Owner (or Annuitant if the Owner is a non-individual), Income Payments will not be available, but the Income Benefit and its associated rider fee will continue . Your only recourse is to restore an Eligible Person as an Owner by assigning or changing ownership, or to remove the Income Benefit if you no longer want to pay the rider fee.
• If you assign the Contract after the Income Benefit Date and a Covered Person(s) who was previously an Owner (or Annuitant if the Owner is a non-individual) no longer has that position, the Income Benefit and any Income Payments may end even if the Covered Person is still alive.
When the Income Benefit Ends See section 10	The Income Benefit and any Income Payments end based on the earlier of the date of death of an individual Owner (or Annuitant if the Owner is a non-individual), or last surviving Covered Person. Upon the death of an individual Owner (or Annuitant if the Owner is a non-individual), if the deceased’s spouse:
• continues the Contract, the Income Benefit and Income Payments end on the earlier of the date of death of the surviving spouse, or last surviving Covered Person.
• elects to receive payment of the death benefit, the Income Benefit ends on the Business Day we receive his or her Valid Claim.

This means if you assign the Contract after the Income Benefit Date, Income Payments may end even if the Covered Person is still alive.
Florida	Withdrawal Charges See Fee Tables and section 6	The total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
	Purchase Requirements See section 3	We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
	When Annuity Payments Begin See section 8	The earliest acceptable Annuity Date is one year after the Issue Date.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix H

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Iowa	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
Massachusetts	Waiver of Withdrawal Charge Benefit See section 7	The waiver of withdrawal charge benefit is not available.
Mississippi	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.
Purchase Requirements See section 3	• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.
Montana	Access to Your Money See section 7	If you take a partial withdrawal that reduces the Contract Value below $2,000, we contact you by phone and give you the option of modifying your withdrawal request. If we cannot reach you, we process your request as a full withdrawal.
New Hampshire	Waiver of Withdrawal Charge Benefit See section 7	The definition of nursing home is an institution operated in accordance with state law.
New Jersey	Joint Owner See section 2	We allow civil union partners to be Joint Owners.
	Eligible Person(s) and Covered Person(s) See section 2	We allow civil union partners to be joint Eligible Persons and joint Covered Persons. If at any time joint Eligible Persons or joint Covered Persons are no longer civil union partners you must send us written notice. If we receive notice on or before the Income Benefit Date, joint Income Payments will not be available to you. If we receive notice after the Income Benefit Date, we will remove one former civil union partner from the Contract as a Covered Person and also as an Owner, Joint Owner, Annuitant and/or Beneficiary.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
	Purchase Requirements See section 3	The maximum total Purchase Payments that we can accept is $1 million. We must decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).
Ohio	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
Pennsylvania	Withdrawal Charges See Fee Tables and section 6	The withdrawal charge is 8.25%, 8%, 7%, 6%, 5%, 4% and 0% for time periods referenced in the Fee Tables and section 6.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix H

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Pennsylvania (continued)	Waiver of Withdrawal Charge Benefit See section 7	The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.
Texas	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.
Purchase Requirements See section 3	• For Contracts issued before November 18, 2019 : We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019 : We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.
	Access to Your Money See section 7	We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.
	Our Unregistered Separate Account See section 13	For Contracts issued before May 1, 2020 : We hold all assets that you allocate to the Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account (Separate Account IATX) . Separate Account IATX is structured differently from Separate Account IANA. Unlike Separate Account IANA, Separate Account IATX is for the exclusive benefit of persons purchasing a Contract in the State of Texas. Separate Account IATX is insulated from the claims of creditors and Contract purchasers are given priority with regard to Separate Account IATX’s assets over Contract purchasers from other states as well as general creditors. Separate Account IATX was established under Minnesota law for the benefit of Texas Contract purchasers. Separate Account IATX supports our obligations to pay Performance Credits to Texas Contract Owners. Allocations and reallocations to and from the Separate Account IATX are managed in the same manner as Separate Account IANA. Neither Texas Contract purchasers nor these Index Options participate in any way in the performance of assets held in Separate Account IATX.
Utah	Purchase Requirements See section 3	• For Contracts issued before November 18, 2019 : We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019 : We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.
Wisconsin	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2	We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix H

Appendix I – Variable Investment Option Under the Contract
The following includes information about the AZL Government Money Market Fund. More information about the AZL Government Money Market Fund is available in the fund's prospectus, which may be amended from time to time and can be found online at allianzlife.com/variableoptions . You can also request this information at no cost by calling (800) 624-0197, or by sending an email request to contact.us@allianzlife.com.
The current expenses and performance information below reflects fees and expenses of the AZL Government Money Market Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. The AZL Government Money Market Fund's past performance is not necessarily an indication of future performance.
Investment Objectives	Variable Investment Option and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of December 31, 2021)
			1 Year	5 Years	10 Years
Current income consistent with stability of principal	AZL ® Government Money Market Fund (1) Adviser: Allianz Investment Management LLC Subadviser: BlackRock Advisors, LLC	0.64%	0.00%	0.53%	0.27%
(1)	The AZL ® Government Money Market Fund’s annual expenses reflect a temporary fee reduction. Please see the AZL ® Government Money Market Fund’s prospectus for information regarding the expense reimbursement or fee waiver arrangement.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix I

Appendix J – Selected Financial Data and Statutory Financial Statements
Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ended December 31, 2021)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2022 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
Statutory Financial Statements
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in this Appendix J have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 45 South Seventh Street, Suite 3400, Minneapolis, MN.

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022
Appendix J

Part I

Item 11(f).
Selected Financial Data
(dollars in millions, unless otherwise stated)
The following table sets forth the Company’s selected historical financial data. The selected financial data has been derived from the Statutory Financial Statements included elsewhere in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s audited Statutory Financial Statements.
These historical results are not necessarily indicative of results to be expected for any future period.

	Year ended December 31,
Selected income data	2021	2020	2019	2018	2017
Premium and annuity considerations*	$14,291	10,542	13,029	12,193	10,231
Net investment income	4,866	4,864	4,839	4,593	4,504
Ceded reinsurance reserve and expense adjustments	639	(45)	329	245	612
Fees from separate accounts	574	567	613	676	719
Other income	(32)	694	(13)	(3)	150
Total income	20,338	16,622	18,797	17,704	16,216
Policyholder benefits and surrenders	10,876	10,343	10,368	9,436	8,649
Change in aggregate reserves	4,316	2,465	1,034	7,299	10,628
General and administrative and commission	2,195	1,739	1,878	1,770	1,616
Net transfers to separate accounts	2,424	1,460	5,254	(2,009)	(1,851)
Total benefits and other expenses	19,811	16,007	18,534	16,496	19,042
Income tax expense (benefit)	1,091	18	773	(51)	24
Net realized capital gain (loss)	1,856	142	1,053	(490)	3,655
Net income (loss)	$1,292	739	543	769	805
Capital and Surplus:
Change in unrealized capital gain (loss)	$(142)	(61)	719	(230)	(78)
Dividends to parent	(900)	(750)	(325)	—	(780)
Other change in capital & surplus	2,794	(220)	441	26	(101)
Net change in capital & surplus	$3,044	(292)	1,378	565	(154)
*Includes premiums and annuity and supplementary contract considerations.

	As of December 31,
Selected balance sheet data	2021	2020	2019	2018	2017
Total cash and invested assets	$122,829	125,229	121,870	117,203	109,328
Investment income due and accrued	947	1,040	1,031	1,047	1,004
Other admitted assets	1,480	1,218	945	951	982
Separate account assets	48,279	45,901	34,638	22,835	26,755
Total admitted assets	173,535	173,388	158,484	142,036	138,069
Total policyholder liabilities	103,933	109,353	107,098	107,118	100,433
Other liabilities	10,618	10,473	8,794	5,507	4,869
Separate account liabilities	48,279	45,901	34,638	22,835	26,755
Total liabilities	162,830	165,727	150,530	135,460	132,057
Total capital and surplus	10,705	7,661	7,954	6,576	6,011

Selected Financial Data and Management's Discussion and Analysis

Item 11(h).
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis provides an assessment by management of the Company’s financial condition as of December 31, 2021, compared with December 31, 2020, and its results of operations for each of the three years ended December 31, 2021, 2020, 2019, respectively. The information contained herein should be read in conjunction with the financial statements, notes, exhibits and schedules in the 2021 and 2020 Annual Statement and audited Statutory Financial Statements of the Company. Amounts are presented on a non-consolidated basis in accordance with Statutory Accounting Principles (SAP).
Forward-looking Statements
This report reviews the Company’s financial condition and results of operations. Where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements made in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts, and may contain words like “believe”, “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “plan”, “will”, “shall”, “may”, and other words, phrases or expressions with similar meaning. Forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation to update publicly or revise any forward-looking statements.
Company Overview
Allianz Life is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a subsidiary of Allianz Europe, B.V.. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, the Company’s ultimate parent, which is incorporated in Munich, Germany. The Company is a life insurance company domiciled in the State of Minnesota and is licensed to sell insurance products in all U.S. states, except New York, several U.S. territories, and Canada. The Company offers a portfolio of individual fixed-indexed annuities, variable-indexed annuities, and individual ordinary fixed-indexed universal life (FIUL) products. The Company’s products are either sold through licensed independent agents contracted with a field marketing organization or insurance agency, or licensed registered representatives contracted with a broker/dealer. The Company also maintains a closed portfolio of fixed and variable annuities, individual and group long-term care (LTC) and group life, annuity and accident and health policies, and does not actively issue new policies related to these products.
The Company has organized its principal operations into the following segments: Individual Annuities, Life, and Legacy.
Individual Annuities
The Individual Annuities segment provides tax-deferred investment growth and lifetime income opportunities for our customers through fixed, fixed-indexed and variable-indexed. The “fixed” and “variable” classifications describe whether we or the contractholders bear the investment risk of the assets supporting the contract. We are one of the largest sellers of fixed-indexed and variable-indexed products. Fixed and variable annuities provide for both asset accumulation and asset distribution needs. Our Individual Annuity products are sold through both independent and wholly-owned distribution channels made up of agents and registered representatives.
Fixed annuities provide guarantees related to the preservation of principal and interest credited. In 2021, sales of our fixed-indexed annuity products were higher than the prior year due to impacts of increasing interest rates and strong sales for the Allianz Benefit Control® due to a 2021 sales promotion . In 2020, sales of our fixed-indexed annuity products were lower than the prior year due to the low interest rate environment and social distancing constraints as a result of the coronavirus pandemic.

Selected Financial Data and Management's Discussion and Analysis

Variable annuities allow the contractholder to make deposits into various investment options and also have unique product features that allow for guaranteed minimum income benefits, guaranteed minimum accumulation benefits, guaranteed minimum death benefits, and guaranteed minimum withdrawal benefits. The variable annuity products with guaranteed minimum benefits which provide a minimum return based on their initial deposit may be increased by additional deposits, bonus amounts, or other account crediting features. The income and accumulation benefits shift a portion of the investment risk from the contractholder back to the Company. The Company's variable annuity sales strategy has shifted to variable-indexed annuity products, which combines a separate account option with a general account option that is similar to a fixed-indexed annuity. In 2021, sales of the variable-indexed annuity were higher than the prior year due to strong sales for the Index Advantage Income® product driven by the market environment and a 2021 sales promotion. In 2020, sales of the variable-indexed annuity were higher than the prior year due to strong sales for the Index Advantage Income® product driven by the market environment and a 2020 sales promotion.
Life
Our life insurance products provide flexibility and control over a person’s assets, providing the assurance that the beneficiaries will be protected after the insured is gone and, in certain cases, to add cash value accumulation potential. The sales focus of our Life segment is our FIUL insurance products. Deposits are credited to an account maintained for the policyholder. Our individual life products are sold through independent distribution channels made up of agents and registered representatives. The Life business has continued to grow for the last several years and was driven by strong product proposition and expanded accelerated underwriting.
Legacy
The Legacy business consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the total results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers. The Company enters into reinsurance agreements to manage risk resulting from businesses we have chosen to exit. The performance of these product lines is not material enough to warrant discussion as separate operating segments.
Income and Expense Allocation
We maintain segregated investment portfolios at the subsidiary level but do not maintain segregated portfolios for each segment. All net investment income and other Corporate income and expense activity is allocated to the segments. Assets are only monitored at the total Company level, and as such, asset disclosures by segment are not included herein.
Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder statutory reserve levels. The results of our segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment.
Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of Minnesota for determining and reporting the financial condition and results of operations of an insurance company and its solvency under Minnesota insurance law. The state of Minnesota has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of SAP, without significant modification. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements.
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2021, and 2020 and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.

Selected Financial Data and Management's Discussion and Analysis

Adoption of New Financial Accounting Standards
See Note 3 – “Accounting Changes and Correction of Errors” of the Company’s audited Statutory Financial Statements in this prospectus for information related to recent accounting pronouncements.
Application of Critical Accounting Policies
Our accounting policies require management to make interpretative and valuation judgments and to make estimates based upon assumptions that affect the amounts of assets, liabilities, revenues, and expenses reported in our Statutory Financial Statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. A discussion of the presentation of the business factors that affect critical accounting policies can be found in Note 2 of the accompanying Statutory Financial Statements and are summarized below.
Accounting for Investments
Investment valuation and presentation are determined to be in accordance with methods prescribed by the NAIC. See Note 5 and 6 of the audited Statutory Financial Statements for additional information regarding the portfolio and fair value of investments.
Aggregate Reserves for Life Policies and Annuity Contracts
See Notes 12 through 14 of the audited Statutory Financial Statements for additional information regarding our annuity and life actuarial reserves, deposit liabilities, and separate accounts.
Derivatives
See Notes 2 and 5 of the audited Statutory Financial Statements for additional information regarding our derivatives and hedging instruments.
Reinsurance
See Note 11 of the audited Statutory Financial Statements for additional information regarding reinsurance agreements we have entered into to manage insurance risk, as well as businesses we exited.
Income Taxes
See Note 9 of the audited Statutory Financial Statements for additional information regarding income tax estimates and assumptions.

Selected Financial Data and Management's Discussion and Analysis

Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Income:
Premium and annuity considerations*	$14,291	10,542	13,029	3,749	35.6%	$(2,487)	(19.1)%
Net investment income	4,866	4,864	4,839	2	—	25	0.5
Ceded reinsurance reserve and expense adjustments	639	(45)	329	684	(1,520.0)	(374)	(113.7)
Fees from separate accounts	574	567	613	7	1.2	(46)	(7.5)
Other income	(32)	694	(13)	(726)	(104.6)	707	5,438.5
Total income	20,338	16,622	18,797	3,716	22.4%	(2,175)	(11.6)%
Benefits and other expenses:
Policyholder benefits and surrenders	10,876	10,343	10,368	533	5.2%	(25)	(0.2)%
Change in aggregate reserves	4,316	2,465	1,034	1,851	75.1	1,431	138.4
General and administrative and commission	2,195	1,739	1,878	456	26.2	(139)	(7.4)
Net transfers to separate accounts	2,424	1,460	5,254	964	66.0	(3,794)	(72.2)
Total benefits and other expenses	19,811	16,007	18,534	3,804	23.8	(2,527)	(13.6)
Pretax income (loss)	527	615	263	(88)	(14.3)	352	133.8
Income tax expense (benefit)	1,091	18	773	1,073	5,961.1	(755)	(97.7)
Net realized capital gain (loss)	1,856	142	1,053	1,714	1,207.0	(911)	(86.5)
Net income (loss)	$1,292	739	543	553	74.8%	$196	36.1%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(142)	(61)	719	(81)	(132.8)%	$(780)	(108.5)%
Dividends to parent	(900)	(750)	(325)	(150)	(20.0)	(425)	(130.8)
Other change in capital & surplus	2,794	(220)	441	3,014	1,370.0	(661)	(149.9)
Net change in capital & surplus	$3,044	(292)	1,378	3,336	1,142.5%	$(1,670)	(121.2)%
*Includes premiums and annuity and supplementary contract considerations.
**Not meaningful
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Overview
The increase in capital and surplus was primarily driven by gains on new reinsurance transactions, mostly related to the initial ceding commission and reserve impacts, and impacts from favorable equity markets resulting in net gains on derivatives hedging fixed-indexed and life product liabilities. These items were partially offset by a higher dividend payment to our parent company.
Income
•Premium and annuity considerations: Individual Annuities premiums and annuity considerations increased primarily due to higher fixed-indexed and variable-indexed annuity premium driven by competitive product features and 2021 sales promotions on both the Allianz Benefit Control® and Allianz Index Advantage Income® products. The Life segment increased as a result of an increase in first year and renewal premiums on Life Pro Plus Advantage® due to a growing block of business.
•Net investment income: Net investment income increased slightly primarily due to growth in the fixed-indexed annuity block of business, variable-indexed annuity and Life segment invested assets.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments increased primarily due to impacts from new inforce reinsurance agreements in the Individual Annuities segment.

Selected Financial Data and Management's Discussion and Analysis

•Fees from separate accounts: Fees from separate accounts slightly increased primarily due to higher separate account assets on the traditional variable annuity block of business due to positive equity markets, mostly offset by surrenders.
•Other income: Other income decreased primarily due to a decrease in derivative income on interest rate swaps that hedge changes in cash flows for variable annuities, primarily driven by increasing interest rates, within the Individual Annuity segment.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased slightly primarily due to an increase in annuitizations and surrenders within the Individual Annuity segment and increased death claims in the Life segment.
•Change in aggregate reserves: Change in aggregate reserves increased primarily due to an increase in the Individual Annuities segment driven by higher new reserves established due to higher production and an increase in index crediting due to positive equity markets, as well as an increase in the Life segment reserves due to higher premiums and an increase in index credits. This was partially offset by variable annuity reserve decreases, due to increasing interest rates.
•General and administrative and commission: General, administrative and commission expense increased primarily due to an increase in commissions expense as a result of higher production in the Individual Annuity and Life segments.
•Net transfers to separate accounts: Net transfers to separate accounts increased due to increased premium from Index Advantage Income® in the Individual Annuities segment.
•Income tax expense (benefit): There is a federal income tax expense in 2021 due to impacts from realized and unrealized gains on derivatives hedging liabilities in the Company's Individual Annuity and Life segments and gains from new reinsurance transactions in the Individual Annuity segment.
•Net realized capital gain (loss): Net realized capital gains increased due to gains on derivatives hedging fixed-indexed annuities and life product liabilities, partially offset by losses on derivatives hedging variable-indexed annuity product liabilities.
Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to losses on derivatives product liabilities in the Individual Annuities segment and the Life segment.
•Dividends to parent: Dividends of $900 were paid to the parent in 2021.
•Other change in capital and surplus: Other change in capital and surplus increased due to impacts from new inforce reinsurance agreements which were entered in 2021 and the change in deferred income taxes as a result of positive derivative hedging impacts within our Individual Annuities segment. There was also a change in asset valuation reserve (AVR) that decreased capital and surplus due to the growth of the Company's general account investment portfolio.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The decrease in capital and surplus was primarily driven by volatility within the equity market movements resulting in hedging losses, a ceded reinsurance recapture in fixed-indexed annuities, and an increase in the 2020 dividend payment to the parent.
Income
•Premium and annuity considerations: Premium and annuity considerations decreased primarily due to lower fixed-indexed annuity sales based upon product changes made in response to the continued low interest rate environment and social distancing constraints impacting sales methods. This was partially offset by higher variable-indexed annuity premium driven by a 2020 sales promotion all within the Individual Annuities segment. The Life segment increased as a result of an increase in first year and renewal premiums due to a growing block of business.
•Net investment income: Net investment income increased due to an increase in average invested assets and positive cash flows.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased primarily due to impacts from a ceded reserve recapture that was executed in 2020 in the Individual Annuities segment.

Selected Financial Data and Management's Discussion and Analysis

•Fees from separate accounts: Fees from separate accounts decreased primarily due to lower average separate account assets as a result of outflows due to policyholder activity and negative equity market impacts in early 2020 in the Individual Annuities segment.
•Other income: Other income increased primarily due to an increase in derivative income on interest rate swaps that hedge variable annuities and amortization of the deferred hedge liability under SSAP No. 108 in the Individual Annuities segment.
Benefits and Other Expenses
•Change in aggregate reserves: Change in aggregate reserves increased primarily due to a change in presentation of assets and liabilities relating to the variable-indexed product in 2019. In 2019, the Company transferred assets from the general account to the separate account to align with state product filing requirements, and the reserve decrease is completely offset in Net transfers to(from) separate accounts. In addition, variable annuity reserves increased in 2020 driven by overall net growth in the variable-index annuity block of business. This was partially offset by the decrease of the fixed-index annuity reserves driven by lower index credits as a result of the less favorable equity market increase and lower fixed-indexed annuity premiums due to the decrease in production..
•General and administrative and commission: General, administrative and commission expense decreased primarily due to a decrease in commissions expense as a result of lower overall premium as discussed above.
•Net transfers to separate accounts: Net transfers to (from) separate accounts decrease is driven by the aforementioned 2019 presentation of assets and liabilities for variable-indexed annuities change referenced in the Change in aggregate reserves in the Individual Annuities segment. The decrease in Net transfers to (from) separate accounts was partially offset by lower policyholder activity.
•Income tax expense (benefit): There is a federal income tax expense due to impacts from hedging gains in the Company's Individual Annuity and Life segments which was partially offset by a tax net operating loss carry back recorded in 2020.
•Net realized capital gain (loss): Net realized capital gains decreased due to lower gains on derivatives used to economically hedge the Company's product liabilities as a result of less favorable equity markets in the Individual Annuities and Life segments, as well as unfavorable investment results due to impairments.
Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results on fixed-indexed and variable-indexed annuities in the Individual Annuities segment and the Life segment.
•Dividends to parent: Dividends of $750 were paid to the parent in 2020.
•Other change in capital and surplus: Other change in capital and surplus decreased due to a fixed-indexed ceded reserve recapture that was completed in 2020, and an increase in AVR that decreased capital and surplus due to the growth of the Company's investment portfolio

Selected Financial Data and Management's Discussion and Analysis

Individual Annuities
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Income:
Premium and annuity considerations*	$12,766	9,268	11,969	$3,498	37.7%	$(2,701)	(22.6)%
Net investment income	4,467	4,531	4,551	(64)	(1.4)	(20)	(0.4)
Ceded reinsurance reserve and expense adjustments	656	(54)	321	710	1,314.8	(375)	(116.8)
Fees from separate accounts	574	567	613	7	1.2	(46)	(7.5)
Other income	(37)	691	(17)	(728)	(105.4)	708	4,164.7
Total income	18,426	15,003	17,437	3,423	22.8	(2,434)	(14.0)
Benefits and other expenses:
Policyholder benefits and surrenders	10,584	10,073	10,078	511	5.1	(5)	—
Change in aggregate reserves	2,789	1,474	289	1,315	89.2	1,185	410.0
General and administrative and commission	1,756	1,369	1,591	387	28.3	(222)	(14.0)
Net transfers to separate accounts	2,426	1,462	5,258	964	65.9	(3,796)	(72.2)
Total benefits and other expenses	17,555	14,378	17,216	3,177	22.1	(2,838)	(16.5)
Pretax income (loss)	871	625	221	246	39.4	404	182.8
Income tax expense (benefit)	1,802	18	649	1,784	9,911.1	(631)	(97.2)
Net realized capital gain (loss)	1,519	67	922	1,452	2,167.2	(855)	(92.7)
Net income (loss)	$588	674	494	$(86)	(12.8)%	$180	36.4%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(125)	(79)	588	$(46)	(58.2)%	$(667)	(113.4)%
Other change in capital & surplus	2,792	(220)	439	3,012	1,369.1	(659)	(150.1)
Net change in capital & surplus	$3,255	375	1,521	$2,880	768.0%	$(1,146)	(75.3)%
*Includes premiums and annuity and supplementary contract considerations.

Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Individual Annuities
Deposits	$13,226	9,474	12,135	3,752	39.6%	(2,661)	(21.9)%
In-force	141,131	131,228	126,936	9,903	7.5%	4,292	3.4%
Deposits and in-force amounts in the table above are for direct and assumed business. Deposits reflect amounts collected on both new and renewal business. In-force represents account values of the annuity contracts for our fixed, fixed-indexed, variable, and variable-indexed annuity contracts. In 2021, sales of our fixed-indexed annuities were higher than the prior period due to competitive product features and a 2021 sales promotion. Sales of variable-indexed annuities were higher due to higher sales on the Index Advantage suite of products driven by the market environment and a 2021 sales promotion. In 2020, sales of fixed-indexed annuities were lower than the prior year due to impacts of product changes due to the low interest rate environment and social distancing constraints. This was partially offset by higher variable-indexed annuity sales for the Index Advantage suite of products driven by the market environment and a 2020 sales promotion.

Selected Financial Data and Management's Discussion and Analysis

Change in Key Market Factors
Our Individual Annuities segment is impacted by various market impacts which are summarized below:

	Year ended December 31,			% change
	2021	2020	2019	2020 - 2019	2019 - 2018
Stock Index
S&P 500	26.89%	16.26%	28.88%	10.63%	(12.62)%
NASDAQ 100	26.63%	47.58%	37.96%	(20.95)%	9.62%
BUDBI	6.35%	9.08%	13.23%	(2.73)%	(4.15)%
BUDBI II	4.60%	6.15%	14.05%	(1.55)%	(7.90)%

	As of December 31,			Basis point (bps) change
	2021	2020	2019	2020- 2019	2019 - 2018
Interest Rates
Swap rate - 10 year	1.58%	0.93%	1.90%	65bps	(97bps)
Swap rate - 20 year	1.76%	1.32%	2.07%	44bps	(75bps)
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Overview
The Individual Annuities segment net increase in capital and surplus was primarily driven by impacts from positive equity markets and impacts from new reinsurance agreements covering certain fixed-indexed annuities. Notably, the Company executed two new reinsurance agreements effective October 1, 2021; a modified coinsurance agreement covering approximately $26 billion of inforce reserves and a coinsurance agreement covering approximately $8 billion of inforce reserves.
Income
•Premium and annuity considerations: Premium and annuity considerations increased primarily due to higher fixed-indexed and variable-indexed annuity premium driven by competitive product features and a 2021 sales promotion on both the Allianz Benefit Control® and Index Advantage Income® products.
•Net investment income: Net investment income slightly decreased primarily due to lower investment yields and net investment income ceded as part of the new coinsurance agreement.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments increased primarily due to impacts from the new reinsurance agreements.
•Fees from separate accounts: Fees from separate accounts slightly increased primarily due to higher separate account assets on the traditional variable annuity block of business due to positive equity markets, mostly offset by surrenders.
•Other income: Other income decreased primarily due to a decrease in derivative income on interest rate swaps that hedge changes in cash flows for variable annuities, primarily driven by increasing interest rates.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to an increase in annuitizations on both the fixed and variable annuity lines of business, and increase in surrenders on the variable annuity line of business. This was partially offset by a decrease in surrenders on the fixed annuity line of business.
•Change in aggregate reserves: Change in aggregate reserves increased primarily due to higher new annuity reserves established due to higher production and an increase in index crediting due to positive equity markets, partially offset by variable annuity reserve decreases due to interest rate increases.
•General and administrative and commission: General, administrative and commission expense increased primarily due to an increase in commissions expense as a result of higher premium from the sale of both fixed-indexed and variable-indexed annuities.
•Net transfers to separate accounts: Net transfers to separate accounts is driven by new premium and offset by contractholder withdrawals, and increased due to increased premium from Index Advantage Income® exceeding contractholder withdrawals.

Selected Financial Data and Management's Discussion and Analysis

•Income tax expense (benefit): Income tax expense increase is driven by higher federal income tax expense due to gains on new reinsurance transactions and derivatives hedging impacts.
•Net realized capital gain (loss): Net realized capital gain increased due to gains on derivatives hedging fixed-indexed annuities, partially offset by losses on derivatives hedging variable-indexed annuity product liabilities as a result of an increase in equity markets.
Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to losses on derivatives used to hedge product liabilities on fixed-indexed annuities and variable-indexed annuities.
•Other change in capital and surplus: Other change in capital and surplus increased due to the net deferred gain on new reinsurance agreements. Other favorable impacts include a change in deferred income taxes as a result of positive hedging impacts offset by a change in AVR that decreased capital and surplus as a result of the growth of our investment portfolio.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The Individual Annuities segment net change in capital and surplus was favorable, but decreased compared to the prior year primarily driven by less favorable equity market movements in 2020 resulting in lower realized hedging gains, unrealized hedging losses, and a recapture of a fixed-index reinsurance agreement.
Income
•Premium and annuity considerations: Premium and annuity considerations decreased primarily due to lower fixed-indexed annuity sales due to product changes made in response to the continued low interest rate environment and social distancing constraints, and lower traditional variable annuity sales driven by product changes. This was partially offset by higher variable-indexed annuity premium driven by a 2020 sales promotion.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased primarily due to impacts from a fixed-indexed ceded reserve recapture that was completed in 2020.
•Fees from separate accounts: Fees from separate accounts decreased primarily due to lower average separate account assets as a result of outflows due to policyholder activity and negative equity market impacts in early 2020.
•Other income: Other income increased primarily due to an increase in derivative income on interest rate swaps that hedge variable annuities and amortization of the deferred hedge liability under SSAP No. 108.
Benefits and Other Expenses
•Change in aggregate reserves: Change in aggregate reserves increased primarily due to a change in presentation of assets and liabilities relating to the variable-indexed product in 2019. In 2019, the Company transferred assets from the general account the separate account to align with state product filing requirements, and the reserve decrease is completely offset in Net transfers to(from) separate accounts. In addition, variable annuity reserves increased in 2020 driven by overall net growth in the variable-index annuity block of business. This was partially offset by the decrease of the fixed-index annuity reserves driven by lower index credits as a result of the less favorable equity market increase and lower fixed-indexed annuity premiums due to the decrease in production.
•General and administrative and commission: General, administrative and commission expense decreased primarily due to a decrease in commissions expense as a result of lower premium as discussed above.
•Net transfers to separate accounts: Net transfers to (from) separate accounts decreased driven by the aforementioned presentation of assets and liabilities for variable-indexed annuities change referenced in the Change in aggregate reserves. The decrease in Net transfers to (from) separate accounts was partially offset by lower policyholder activity.
•Income tax expense (benefit): Income tax expense is driven by a federal income tax expense in 2020 due to impacts from hedging losses.
•Net realized capital gain (loss): Net realized capital gains decreased due to lower gains on derivatives used to economically hedge the Company's product liabilities as a result of a lower increase in equity markets, as well as unfavorable investment results due to impairments.

Selected Financial Data and Management's Discussion and Analysis

Capital and Surplus
•Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results on fixed-indexed annuities and variable-indexed annuities.
•Other change in capital and surplus: Other change in capital and surplus decreased primarily due to a fixed-indexed ceded reserve recapture that was completed in 2020.
Life
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Income:
Premium and annuity considerations	$1,363	1,115	906	$248	22.2%	$209	23.1%
Net investment income	259	210	177	49	23.3	33	18.6
Ceded reinsurance reserve and expense adjustments	(23)	3	2	(26)	(866.7)	1	50.0
Other income	3	2	3	1	50.0	(1)	(33.3)
Total income	1,602	1,330	1,088	272	20.5	242	22.2
Benefits and other expenses:
Policyholder benefits and surrenders	194	173	199	21	12.1	(26)	(13.1)
Change in aggregate reserves	1,216	824	611	392	47.6	213	34.9
General and administrative and commission	386	343	258	43	12.5	85	32.9
Total benefits and other expenses	1,796	1,340	1,068	456	34.0	272	25.5
Pretax income (loss)	(194)	(10)	20	(184)	(1,840.0)	(30)	(150.0)
Income tax expense (benefit)	(401)	—	59	(401)	—	(59)	—
Net realized capital gain (loss)	337	77	131	260	337.7	(54)	(41.2)
Net income (loss)	$544	67	92	$477	711.9%	$(25)	(27.2)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(9)	23	130	$(32)	(139.1)%	$(107)	(82.3)%
Other change in capital & surplus	1	(4)	4	5	125.0	(8)	(200.0)
Net change in capital & surplus	$536	86	226	$450	523.3%	$(140)	(61.9)%
*Not meaningful
Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Life
First year and renewal premiums	$1,426	1,170	960	$256	21.9%	$210	21.9%
In-force	62,372	50,485	42,700	11,887	23.5	7,785	18.2
First year and renewal premiums and in-force amounts in the table above are for direct and assumed business. In-force amounts represent life insurance in-force on our FIUL business and certain universal life, and term life business. The continued increase in first year and renewal premiums in 2021, 2020 and 2019 is a result of continued product enhancements and overall strong product proposition. The movement of in-force, year over year, is primarily driven by policyholder activity. Increases are driven by new business, and decreases are driven by policyholder charges, surrenders, and claims.

Selected Financial Data and Management's Discussion and Analysis

Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Overview
The Life segment net change in capital and surplus increased primarily due to impacts from positive equity markets, and an increase in policy charges and net investment income as a result of a growing and maturing block of business. This was partially offset by an increase in change in aggregate reserves and commissions expense which trends in line with the growing block of business.
Income
•Premium and annuity considerations: Premiums and annuity considerations increased as a result of an increase in first year and renewal premiums on Life Pro Plus Advantage® due to a growing block of business.
•Net investment income: Net investment income increased primarily due to an increase in Life average invested assets.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased as a result of ceded modified coinsurance reserves on certain Life products.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to an increase in death claims and surrender activity.
•Change in aggregate reserves: Change in aggregate reserves increased due to higher premiums and higher index credits as a result of the positive equity market performance in 2021.
•General and administrative and commission: General and administrative and commission expense increased primarily due to an increase in first year and renewal commissions which is consistent with premium production.
•Income tax expense (benefit): Income tax expense (benefit) is driven by the pre-tax items discussed above, and is allocated to operating segments based the the total Company's effective rate.
•Net realized capital gain (loss): Net realized capital gain increased due to the higher gains on derivatives used to hedge Life product liabilities as a result of positive equity markets in 2021.
Capital and Surplus
•Change in unrealized capital gain (loss): Change in unrealized capital losses increased due to an increase in losses on derivatives hedging the Life product liabilities.
•Other change in capital and surplus: Other change in capital and surplus has a limited impact on the Life Segment.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The Life segment net change in capital and surplus was favorable, but decreased compared to prior year primarily due to less favorable hedging impacts as a result of the negative equity market performance in early 2020. This was partially offset by an increase in policy charges as a result of a growing block of business and a lower income tax expense in 2020.
Income
•Premium and annuity considerations: Premiums and annuity considerations increased as a result of an increase in first year and renewal premiums as a result of a growing block of business.
•Net investment income: Net investment income increased primarily due to an increase in Life average invested assets.
•Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments increased as a result of prior year changes in ceded modified coinsurance reserves on certain Life products, with minimal changes in the current year.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders decreased primarily due to policyholder surrender activity and partially offset by an increase in death claims.

Selected Financial Data and Management's Discussion and Analysis

•Change in aggregate reserves: Change in aggregate reserves increased due to higher premiums and an increase in policy charges as a result of a growing block of business and higher index credit levels as a result of the positive equity market performance after the first quarter of 2020
•General and administrative and commission: General and administrative and commission expense increased primarily due to an increase in first year and renewal commissions which is consistent with premium production.
•Income tax expense (benefit): Income tax expense (benefit) is driven by a pre-tax items discussed above, and a minimal effective federal tax rate.
•Net realized capital gain (loss): Net realized capital gain decreased due to lower hedging gains as a result of negative equity market performance in early 2020.
Capital and Surplus
•Change in unrealized capital gain (loss): Change in unrealized capital gain is due to a lower hedging gains as a result of negative equity markets in early 2020.
•Other change in capital and surplus: Other change in capital and surplus decreased as a result of change in net deferred income taxes as result of hedging impacts.
Legacy
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Income:
Premium and annuity considerations	$162	158	154	$4	2.5%	$4	2.6%
Net investment income	140	123	110	17	13.8	13	11.8
Ceded reinsurance reserve and expense adjustments	6	6	7	—	—	(1)	(14.3)
Other income	2	2	2	—	—	—	—
Total income	310	289	273	21	7.3	16	5.9
Benefits and other expenses:
Policyholder benefits and surrenders	98	97	91	1	1.0	6	6.6
Change in aggregate reserves	311	167	134	144	86.2	33	24.6
General and administrative and commission	52	27	29	25	92.6	(2)	(6.9)
Net transfers to separate accounts	(2)	(2)	(3)	—	—	1	33.3
Total benefits and other expenses	459	289	251	170	58.8	38	15.1
Pretax income (loss)	(149)	—	22	(149)	NM*	(22)	(100.0)
Income tax expense (benefit)	(310)	—	65	(310)	NM*	(65)	(100.0)
Net realized capital gain (loss)	—	(2)	—	2	100.0%	(2)	NM*
Net income (loss)	$161	(2)	(43)	$163	8,150.0%	$41	95.3%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(8)	(5)	1	$(3)	(60.0)%	$(6)	(600.0)%
Other change in capital & surplus	1	2	(2)	(1)	(50.0)	4	200.0
Net change in capital & surplus	$154	(5)	(44)	$159	3,180.0%	$39	88.6%
*Not meaningful

Selected Financial Data and Management's Discussion and Analysis

Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Legacy Products
Gross premiums written	$258	257	254	$1	0.4%	$3	1.2%
In-force	2,611	2,796	2,993	(185)	(6.6)	(197)	(6.6)
Gross premium written in the table above are for direct and assumed business. Gross premiums written reflect premiums collected on renewal business. There are no new premiums as these are closed blocks of business. Gross premiums written remained relatively consistent in 2021 and 2020 with small movements due to assumed premium and policy restatements which occur in the run off of Legacy products. In-force amounts represent gross life insurance within our Special Markets products. The continued decline in in-force volume is attributable to the Legacy segment being a closed block of business.
Year Ended December 31, 2021 Compared to Year Ended December 31, 2020
Overview
The Legacy segment favorable change in capital and surplus was driven increases in reserves that were more than offset by a tax benefit.
Income
•Net investment income: Net investment income increased driven by growth in LTC reserves on the aging block of business.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased driven by higher paid claims on the LTC block business.
•Change in aggregate reserves: Change in aggregate reserves increased driven by additional LTC premium deficiency reserves in 2021 and unfavorable impacts of higher claim reserve and active life reserves.
•Income tax expense (benefit): Income tax expense (benefit) is driven by the pre-tax items discussed above, and is allocated to operating segments based the the total Company's effective rate.
Capital and Surplus
•Change in unrealized capital gain (losses): Change in unrealized capital losses increased driven by unrealized losses on Credit Default Swaps.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Overview
The Legacy segment unfavorable pre-tax income was driven by higher reserves driven by the 2020 impacts of additional LTC premium deficiency reserves partially offset by favorable change in net LTC claim reserves.
Income
•Net investment income: Net investment income increase driven by the growth in LTC reserves on the aging block of business.
Benefits and Other Expenses
•Policyholder benefits and surrenders: Policyholder benefits and surrenders increased driven by higher paid claims on the LTC block of business.
•Change in aggregate reserves: Change in aggregate reserves increased driven by the unfavorable impact due to the additional premium deficiency reserve in 2020 and unfavorable impact of higher change in active life reserves. This was partially offset by the favorable impact of net change in claims reserves.
•Income tax expense (benefit): Income tax expense (benefit) is driven by a pre-tax items discussed above, and a minimal effective federal tax rate.

Selected Financial Data and Management's Discussion and Analysis

Dividends

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2021	2020	2019	2021 - 2020		2020 - 2019
Capital and Surplus:
Dividends to parent	$(900)	(750)	(325)	$(150)	120.0%	$(425)	(230.8)%
We are required to meet minimum statutory capital and surplus requirements. Our statutory capital and surplus as of December 31, 2021 and 2020, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $1,070 can be paid in 2022 without prior approval of the Commissioner of Commerce.
Financial Condition
Investment Strategy
Our investment strategy focuses on diversification by asset class. We seek to achieve economic diversification, while reducing overall credit and liquidity risks. We attempt to mitigate these credit and liquidity risks by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. We also consider all relevant objective information available in estimating the cash flows related to structured securities. We actively monitor and manage exposures, and determine whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by our risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management. We also have an asset-liability management strategy to align cash flows and duration of the investment portfolio with contractholder liability cash flows and duration.
The following table presents the investment portfolio at December 31:

	2021		2020
	Carrying value	% of total	Carrying value	% of total
Bonds	$93,817	76.4%	$99,088	79.1%
Stocks	303	0.2	274	0.2
Investment in subsidiaries	1,477	1.2	1,329	1.1
Mortgage loans on real estate	17,154	14.0	15,634	12.5
Real estate	80	0.1	69	0.1
Cash and cash equivalents	3,215	2.6	910	0.7
Policy loans	267	0.2	255	0.2
Derivative assets	2,682	2.2	4,114	3.3
Other invested assets	3,834	3.1	3,556	2.8
Total cash and invested assets	$122,829	100.0%	$125,229	100.0%
Bonds
Refer to Note 5 of the audited Statutory Financial Statements for information regarding the nature of our portfolio of bonds securities. The tables below set forth the amortized cost of the NAIC Securities Valuation Office quality ratings for the Company's bond securities portfolio at December 31, 2021 and 2020.

Selected Financial Data and Management's Discussion and Analysis

	2021
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	$57,937	55.5%	$52,287	55.7%
2	43,792	41.9	39,053	41.7
Investment grade	101,729	97.4	91,340	97.4
3	2,470	2.4	2,242	2.4
4	187	0.2	208	0.2
5	1	—	1	—
6	26	—	26	—
Below investment grade	2,684	2.6	2,477	2.6
Total	$104,413	100.0%	$93,817	100.0%

	2020
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	64,466	55.7%	$55,379	55.9%
2	47,679	41.2	$40,472	40.9
Investment grade	112,145	96.9	$95,851	96.8
3	3,323	2.9	$2,982	3.0
4	221	0.2	$232	0.2
5	18	—	$20	—
6	3	—	$3	—
Below investment grade	3,565	3.1	$3,237	3.2
Total	$115,710	100.0%	$99,088	100.0%
Sub-prime and Alt-A Mortgage Exposure
Sub-prime lending is the origination of loans to customers with weaker credit profiles. Due to the high quality of our mortgage-backed securities, and the lack of sub-prime loans in the securities, we do not have a material exposure to sub-prime or Alt-A mortgages in those holdings. Alt-A loans are defined as any security backed by residential mortgage collateral which is not clearly identifiable as prime or sub-prime.
Commercial Mortgage-backed, Asset-backed, and Residential Mortgage-backed Securities
Commercial mortgage-backed securities (CMBS) represent pools of commercial mortgages that are broadly diversified across property types and geographical areas. The following table summarizes our exposure to CMBS holdings by NAIC classes and vintage year as of December 31:

	2021
NAIC Classes	% of total CMBS			Vintage
1	$9,725	100.0%	2021	$597	6.1%
2	1	—	2020	365	3.8
3	3	—	2019	1,426	14.7
4	—	—	2018	1,405	14.4
5	—	—	2017 and prior	5,936	61.0
6	—	—		$9,729	100.0%
	$9,729	100.0%

Selected Financial Data and Management's Discussion and Analysis

	2020
NAIC Classes	% of total CMBS			Vintage
1	$11,234	99.5%	2020	$335	3.0%
2	1	—	2019	1,607	14.2
3	47	0.4	2018	1,845	16.3
4	15	0.1	2017	1,627	14.4
5	—	—	2016 and prior	5,883	52.1
6	—	—		$11,297	100.0%
	$11,297	100.0%
Asset backed security (ABS) holdings consist primarily of aircraft leases, credit card receivables and other asset-backed securities that meet specific criteria, such as credit quality, insurance requirements, or limits on these types of investments.
The following table summarizes our exposure to other ABS holdings by NAIC classes and vintage year as of December 31:

	2021
NAIC Classes	% of total other ABS			Vintage
1	$4,823	74.0%	2021	$3,600	55.3%
2	1,470	22.6	2020	610	9.4
3	74	1.1	2019	583	8.8
4	147	2.3	2018	903	13.9
5	—	—	2017 and prior	818	12.6
6	—	—		$6,514	100.0%
	$6,514	100.0%

	2020
NAIC Classes	% of total other ABS			Vintage
1	$2,883	70.6%	2020	$758	18.6%
2	976	23.9	2019	1,264	30.9
3	74	1.8	2018	1,094	26.8
4	134	3.3	2017	302	7.4
5	18	0.4	2016 and prior	667	16.3
6	—	—		$4,085	100.0%
	$4,085	100.0%
Non-agency residential mortgage-backed securities (NA RMBS) are backed by pools of residential mortgage loans made to non-prime borrowers, diversified across geographies.
The following table summarizes our exposure to NA RMBS holdings by NAIC classes and vintage year as of December 31:

	2021
NAIC Classes	% of total NA RMBS			Vintage
1	$206	96.3%	2021	$—	—%
2	—	—	2020	—	—
3	2	0.9	2019	—	—
4	3	1.4	2018	—	—
5	—	—	2017 and prior	214	100.0
6	3	1.4		$214	100.0%
	$214	100.0%

Selected Financial Data and Management's Discussion and Analysis

	2020
NAIC Classes	% of total NA RMBS			Vintage
1	$222	95.3%	2020	$—	—%
2	$—	—	2019	$—	—
3	$4	1.7	2018	$—	—
4	$4	1.7	2017	$—	—
5	$—	—	2016 and prior	$233	100.0
6	$3	1.3		$233	100.0%
	$233	100.0%
Unrealized investment losses of bonds, for investment grade (NAIC classes 1-2) and below investment grade (NAIC classes 3-6) securities by duration are as follows at December 31:

	2021
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below carrying value	$239	66.1%	$21	5.9%
More than twelve months below carrying value	79	21.9	22	6.1
Total	$318	88.0%	$43	12.0%

	2020
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below carrying value	$66	58.8%	$31	27.6%
More than twelve months below carrying value	10	9.3	5	4.3
Total	$76	68.1%	$36	31.9%
See Note 5 of the audited Statutory Financial Statements for additional disclosures in regards to unrealized investment losses of bonds.
Other-than-temporary impairments, by market sector, for impairments included in the Statutory Statements of Operations, were as follows at December 31:

	2021		2020
	Impairment	No. of Securities	Impairment	No. of Securities
Partnerships	$6	2	$1	1
Commercial mortgage loans	8	1	34	1
Corporate securities	13	8	254	83
Total	$27	11	$289	85
Refer to Note 6 of the audited Statutory Financial Statements for information regarding the fair value and fair value hierarchy level of our financial instruments.
Mortgage Loans on Real Estate
See Note 5 of the audited Statutory Financial Statements and Schedules for information regarding Mortgage Loans on Real Estate.
Loan-to-value (LTV) and debt service coverage (DSC) ratios are common measurements used to assess the risk and quality of mortgage loans. The LTV ratio, calculated at the time of origination, is the percentage of the loan amount relative to the value of the underlying property. The DSC ratio, based upon the most recently received financial statements from the debtor, is calculated as the amount of the property’s net income divided by the debt service payments.
See Note 5 of the audited Statutory Financial Statements for additional information relating to LTV and DSC ratios.

Selected Financial Data and Management's Discussion and Analysis

Properties collateralizing mortgage loans are geographically dispersed throughout the United States as follows at December 31:

	2021		2020
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Commerical Mortgage Loans by region
East North Central	$1,442	9.2%	$1,244	8.4%
East South Central	399	2.5	375	2.5
Middle Atlantic	1,352	8.6	1,249	8.4
Mountain	1,539	9.8	1,506	10.1
New England	678	4.3	652	4.4
Pacific	4,493	28.5	4,258	28.6
South Atlantic	3,520	22.4	3,599	24.2
West North Central	887	5.6	674	4.5
West South Central	1,438	9.1	1,314	8.8
Total commercial mortgage loans	$15,748	100.0%	$14,871	100.0%

	2021		2020
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Residential Mortgage Loans by region
East North Central	$80	5.7%	$21	2.8%
East South Central	27	1.9	8	1.0
Middle Atlantic	233	16.6	91	11.9
Mountain	176	12.5	76	10.0
New England	68	4.8	15	2.0
Pacific	543	38.6	394	51.6
South Atlantic	211	15.0	125	16.4
West North Central	12	0.8	9	1.2
West South Central	55	3.9	24	3.1
Total residential mortgage loans	$1,406	100.0%	$763	100.0%
Properties collateralizing commercial mortgage loans are diversified by property type are as follows at December 31:

	2021		2020
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Mortgage loans by property type
Industrial	$2,985	19.0%	$3,182	21.4%
Retail	2,549	16.2	2,765	18.6
Office	4,927	31.3	4,771	32.1
Apartments	5,287	33.5	4,153	27.9
Total	$15,748	100.0%	$14,871	100.0%
Liquidity and Capital Resources
Overview
The Company’s liquidity requirements are generally met through funds provided by investment income, receipt of insurance premiums, M&E fees and benefit rider income, maturities and sales of investments, reinsurance recoveries, and capital contributions from Allianz SE, as needed.
The Company has access to funding through securities lending under which the Company lends bonds and receives cash collateral and short term securities in an amount in excess of the fair value of the securities loaned.
The Company is a member of the Federal Home Loan Bank (FHLB) of Des Moines, which provides access to collateralized borrowings.  Funding from the FHLB is collateralized with bonds from the Company’s general account investment portfolio.

Selected Financial Data and Management's Discussion and Analysis

Reinsurance may play a key role in funding the Company’s continued growth, and may be utilized for any product for which there is significant uncertainty related to future claims experience. Moreover, the Company is generally risk adverse for its smaller lines of business, and predictability of future profitability takes precedence over retaining a large percentage of risk.
The Company does not utilize the capital markets as a source of capital. Should the need for capital arise, the Company may obtain capital contributions from Allianz SE as an alternative source of funding. If capital infusions are deemed necessary, the Company obtains prior approval by the Department, as appropriate.
The primary uses of funds are policy benefits, commissions, other product-related acquisition costs, investment purchases, operating expenses, and dividends to AZOA. The Company routinely reviews its sources and uses of funds in order to meet its ongoing obligations.

Financial Ratings and Strength
•Standard & Poor’s    AA (Very Strong)
•Moody’s        A1 (Good)
•AM Best        A+ (Superior)
Financial strength ratings are based upon an independent review of the Company, its ultimate parent (Allianz SE), subsidiaries, and the industry in which the Company operates. Each rating agency assigns ratings based on an independent review and takes into account a variety of factors to arrive at its final rating. Ratings are subject to change and there can be no assurance that the ratings afforded to the Company in the future will be consistent with historical ratings.
Cash Flows
The following table sets forth information from our Statutory Statements of Cash Flows for the years ended December 31:

	2021	2020	2019
Net cash (used in) provided by operating activities	$(4,241)	3,701	1,511
Net cash provided by (used in) investing activities	5,538	(3,240)	955
Net cash provided by (used in) financing and miscellaneous activities	1,008	(1,419)	(1,524)
Net change in cash, cash equivalents, and short-term investments	$2,305	(958)	942
We have the funds necessary to meet the capital requirements of all states in which we do business, and to support our operations.
The increase in net cash used in operating activities in 2021 as compared to 2020 is primarily due to an increase in benefits and loss-related payments as a result of ceded coinsurance reserves, and higher transfers to separate accounts due to higher variable-indexed premium. These impacts were partially offset by an increase in premiums, higher commissions and expenses allowances on reinsurance ceded, and continued growth in investment income due to higher invested assets driven by positive cash flows. The increase in net cash provided by operating activities in 2020 as compared to 2019 is primarily due to lower net transfers to separate accounts in 2020 compared to 2019, as a result of the one-time transfer in 2019 mentioned below. The decrease was offset by an increase in variable-indexed premiums due to a 2020 sales promotion.
The increase in net cash provided by investing activities in 2021 as compared to 2020 is driven by higher net bonds sales as a result of ceded coinsurance assets, and an increase in proceeds from hedging results driven by market impacts, partially offset by net mortgage loans and other investment assets purchased. The decrease in the net cash provided by investing activities in 2020 compared to 2019 was driven by transfers of assets from the separate account in 2019 and lower proceeds from hedging results driven by market impacts.
The increase in net cash provided by financing and miscellaneous activities in 2021 compared to 2020 is primarily driven by ceding commission on new reinsurance agreements, partially offset by an increase in dividends paid to AZOA in 2021. The decrease in net cash used in financing and miscellaneous activities in 2020 compared to 2019 was due to net decrease in securities lending payables, partially offset by an increase in dividends to AZOA in 2020.
Risk-Based Capital

Selected Financial Data and Management's Discussion and Analysis

See Note 17 of the audited Statutory Financial Statements for information regarding the Risk-Based Capital (RBC). The Company's RBC ratio significantly exceeds required minimum thresholds as of December 31, 2021 and 2020.
Commitments & Contingencies
The Company has guarantees to provide for the maintenance of certain subsidiary’s regulatory capital and surplus levels and has limited partnerships and private placement investments that require a commitment of capital. See Note 21 of the audited Statutory Financial Statements for information regarding commitments and contingencies.
The Company has mortgage notes payable, see Note 7 of the audited Statutory Financial Statements for additional information.
The Company has contractual obligations in the form of Policyholder liabilities, see Notes 12 through 14 of the audited Statutory Financial Statements for additional information regarding our annuity and life actuarial reserves, deposit liabilities, and separate accounts.
Off-Balance Sheet Arrangements
The Company does not have any off-balance sheet transactions, arrangements or other relationships that management believes would be reasonably likely to have a material effect on the Company’s liquidity or the requirements for capital resources.
The Company utilizes exchange-traded futures to economically hedge certain product liabilities. Under this kind of transaction, the Company agrees to purchase a specified number of contracts and settles the variation margin with the counterparty on a daily basis in an amount equal to the change in the market value of the underlying contracts from the close of the previous trading day. The parties with whom the Company enters into the exchange-traded futures contracts are regulated futures commission’s merchants who are members of a trading exchange.
The Company is exposed to credit-related losses in the event of non-performance by counterparties under the terms of the futures contracts. The Company minimizes counterparty credit risk by establishing relationships only with counterparties rated BBB+ and higher. Given the credit ratings of the counterparties with which the Company transacts, the Company does not expect any counterparties to fail to meet their obligations. The Company has also executed Credit Support Annex (CSA) agreements with all active counterparties and requires a CSA from all new counterparties added to the Company’s counterparty pool. The CSA agreements further limit the Company’s counterparty credit risk by requiring the counterparty to post collateral to a segregated custodial account based on the net exposure to the Company.
As the Company’s futures transactions are executed through a regulated exchange, positions are marked-to-market and settled on a daily basis, and collateral is posted prior to execution of a transaction. The Company has minimal exposure to credit-related losses in the event of non-performance. The Company is required to post collateral for any futures, options and swap contracts that are executed. The amount of collateral required is determined by the exchange on which the contract is traded. Refer to Note 5 in the audited Statutory Financial Statements for additional information regarding derivative collateral posted.

Selected Financial Data and Management's Discussion and Analysis

Item 11(j).
Quantitative and Qualitative Disclosures about Market Risk
Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. Refer to Note 4 of the audited Statutory Financial Statements for additional details on how we mitigate our market exposure risk and our overall risk management practices.
Sensitivity Analysis
To assess the impact of changes in interest rate and equity markets, we perform sensitivity tests. Sensitivity tests measure the instantaneous impact of a single hypothetical interest rate or equity price change on our income, or fair value of an asset or liability, while holding all other rates or prices constant. To assess interest rate risk, we perform a sensitivity test which instantaneously shocks interest rates across all maturities by a hypothetical 50 bps. To assess equity risk, we perform a sensitivity test which instantaneously shocks all equity prices by a hypothetical 15%.
Interest Rate Risk
One means of assessing exposure to interest rate changes is to measure the potential change in the statutory value of an asset due to a hypothetical change in interest rates of 50 bps across all maturities. We noted that under this model, with all other factors remaining constant, a 50 bps increase in interest rates would cause our post-tax income to increase by $7 as of December 31, 2021.
We also examined the impact on post-tax income due to a hypothetical decrease in interest rates of 50 bps across all maturities. Under this model, with all other factors being constant, we estimated that such a decline would cause our post-tax income to decrease by $48 as of December 31, 2021. Note that the impacts referenced reflect the net of economic hedge impact and does not include economic impact related to our fixed-income investment portfolio or economic changes in reserve calculations.
Equity Market Risk
One means of assessing exposure to changes in equity market prices is to estimate the potential changes in post-tax income from a hypothetical change in equity market prices of 15%. Under this model, with all other factors constant, we estimated that a decrease in equity market prices would cause our post-tax income to decrease by $401, while an increase in equity market prices would cause our post-tax income to increase by $150 based on our equity exposure as of December 31, 2021. Note that the impacts referenced reflect the net of economic hedge impact and does not include economic impact related to our fixed-income investment portfolio or economic changes in reserve calculations.

Selected Financial Data and Management's Discussion and Analysis

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Financial Statements
December 31, 2021 and 2020
(With Report of Independent Auditors Thereon)

Report of Independent Auditors

To the Board of Directors of Allianz Life Insurance Company of North America

Opinions

We have audited the accompanying statutory financial statements of Allianz Life Insurance Company of North America (the "Company"), which comprise the statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2021 and 2020, and the related statutory statements of operations, of capital and surplus, and of cash flow for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the "financial statements").

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce Insurance Division described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2021 and 2020, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2021.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Minnesota Department of Commerce Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America.
The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are available to be issued.

1 of 67

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:
a.Exercise professional judgment and maintain professional skepticism throughout the audit.
b.Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
c.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
d.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
e.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 4, 2022

2 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2021 and 2020
(Dollars in millions, except share data)

Admitted Assets	2021	2020
Cash and invested assets:
Bonds	$93,817	99,088
Stocks	303	274
Investment in subsidiaries	1,477	1,329
Mortgage loans on real estate	17,154	15,634
Real estate	80	69
Cash, cash equivalents and short-term investments	3,215	910
Policy loans	267	255
Derivative assets	2,682	4,114
Other invested assets	3,834	3,556
Total cash and invested assets	122,829	125,229
Investment income due and accrued	947	1,040
Current federal and foreign income tax recoverable	—	200
Deferred tax asset, net	487	273
Other assets	993	745
Admitted assets, exclusive of separate account assets	125,256	127,487
Separate account assets	48,279	45,901
Total admitted assets	$173,535	173,388

3 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2021 and 2020
(Dollars in millions, except share data)

Liabilities and Capital and Surplus	2021	2020
Policyholder liabilities:
Life policies and annuity contracts	$96,980	102,549
Accident and health policies	2,227	1,912
Deposit-type contracts	4,577	4,749
Life policy and contract claims	8	8
Accident and health policy and contract claims	19	18
Other policyholder funds	122	117
Total policyholder liabilities	103,933	109,353
Interest maintenance reserve	267	18
General expenses due and accrued	245	157
Due from separate accounts	(635)	(294)
Current income taxes payable	482	35
Borrowed money	2,001	1,501
Asset valuation reserve	1,148	983
Derivative liabilities	2,023	3,262
Other liabilities	5,087	4,811
Liabilities, exclusive of separate account liabilities	114,551	119,826
Separate account liabilities	48,279	45,901
Total liabilities	162,830	165,727
Capital and surplus:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $4 and $3 at December 31, 2021 and 2020, respectively	9	9
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $5 and $4 at December 31, 2021 and 2020, respectively	10	10
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2021 and 2020, respectively	20	20
Additional paid-in capital	3,676	3,676
Special surplus funds	(1,437)	(1,844)
Unassigned surplus	8,427	5,790
Total capital and surplus	10,705	7,661
Total liabilities and capital and surplus	$173,535	173,388

See accompanying notes to statutory financial statements.

4 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Operations
Years ended December 31, 2021, 2020, and 2019
(Dollars in millions)

	2021	2020	2019
Income:
Premiums and annuity considerations	$14,125	10,346	12,805
Consideration for supplementary contracts	166	196	224
Net investment income	4,866	4,864	4,839
Commissions and expense allowances on reinsurance ceded	1,093	(38)	338
Reserve adjustments related to reinsurance ceded	(454)	(7)	(9)
Fees from separate accounts	574	567	613
Other	(32)	694	(13)
Total income	20,338	16,622	18,797
Benefits and other expenses:
Policyholder benefits	2,076	1,926	1,809
Surrenders	8,800	8,417	8,559
Change in aggregate reserves and deposit funds	4,316	2,465	1,034
Commissions and other agent compensation	1,480	1,139	1,284
General and administrative expenses	715	600	594
Net transfers to separate accounts	2,424	1,460	5,254
Total benefits and other expenses	19,811	16,007	18,534
Income from operations before federal income taxes and net realized capital gain	527	615	263
Income tax expense	1,091	18	773
Net (loss) income from operations before net realized capital gain	(564)	597	(510)
Net realized capital gain, net of taxes and interest maintenance reserve	1,856	142	1,053
Net income	$1,292	739	543

See accompanying notes to statutory financial statements.

5 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Capital and Surplus
Years ended December 31, 2021, 2020, and 2019
(Dollars in millions)

	2021	2020	2019
Capital and surplus at beginning of year	$7,661	7,954	6,576
Change due to correction of accounting error (Note 3)	40	—	—
Change in reserve on account of change in valuation basis (Note 3)	—	(1)	—
Adjusted balance at beginning of year	7,701	7,953	6,576
Net income	1,292	739	543
Change in unrealized capital (loss) gain	(142)	(61)	719
Change in net deferred income tax	215	42	330
Change in asset valuation reserve	(165)	(88)	(131)
Dividends paid to parent	(900)	(750)	(325)
Change in unamortized gain on reinsurance transactions	2,737	(162)	248
Other changes in capital and surplus	(33)	(12)	(6)
Capital and surplus at end of year	$10,705	7,661	7,954

See accompanying notes to statutory financial statements.

6 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Cash Flow
Years ended December 31, 2021, 2020, and 2019
(Dollars in millions)

	2021	2020	2019
Cash flow from operating activities:
Revenues:
Premiums and annuity considerations, net	$14,291	10,543	13,030
Net investment income	5,069	4,990	5,000
Commissions and expense allowances on reinsurance ceded	385	36	86
Fees from separate accounts	574	567	613
Other	256	217	71
Cash provided by operating activities	20,575	16,353	18,800
Benefits and expenses paid:
Benefit and loss-related payments	19,238	9,513	9,469
Net transfers to separate accounts	2,766	1,128	5,534
Commissions, expenses paid, and aggregate write-ins for deductions	2,119	1,727	1,881
Income tax paid, net	709	290	338
Other	(16)	(6)	67
Cash used in operating activities	24,816	12,652	17,289
Net cash (used in) provided by operating activities	(4,241)	3,701	1,511
Cash flow from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	30,622	8,935	15,892
Stocks	282	147	113
Mortgage loans	1,806	1,024	1,356
Real estate	3	—	—
Other invested assets	81	60	32
Derivatives	1,213	861	1,429
Miscellaneous proceeds	35	2	1,572
Cash provided by investing activities	34,042	11,029	20,394
Cost of investments acquired:
Bonds	24,350	10,885	15,976
Stocks	292	230	145
Mortgage loans	3,347	2,482	2,283
Real estate	17	10	11
Other invested assets	408	156	192
Miscellaneous applications	78	485	812
Cash used in investing activities	28,492	14,248	19,419
Net increase in policy loans and premium notes	12	21	20
Net cash provided by (used in) investing activities	5,538	(3,240)	955
Cash flow from financing and miscellaneous activities:
Change in borrowed money	500	500	500
Payments on deposit-type contracts and other insurance liabilities, net of deposits	(1,264)	(1,290)	(1,333)
Dividends paid to parent	(900)	(750)	(325)
Other cash provided (used)	2,672	121	(366)
Net cash provided by (used in) financing and miscellaneous activities	1,008	(1,419)	(1,524)
Net change in cash, cash equivalents, and short-term investments	2,305	(958)	942
Cash, cash equivalents, and short-term investments:
Beginning of year	910	1,868	926
End of year	$3,215	910	1,868
See accompanying notes to statutory financial statements.

7 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(1)    Organization and Nature of Operations
Allianz Life Insurance Company of North America (the Company) is a wholly-owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly-owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly-owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company’s ultimate parent. The Company has a wholly-owned life insurance company subsidiary, Allianz Life Insurance Company of New York (AZNY). The Company also wholly owns a captive reinsurer, Allianz Life Insurance Company of Missouri (AZMO).
The Company is a life insurance company licensed to sell annuity, group and individual life, and group and individual accident and health policies in the United States, Canada, and several U.S. territories. Based on statutory net premium written, the Company's business is predominately annuity. The annuity business consists of fixed-indexed, variable-indexed, variable, and fixed annuities. The life business consists of both individual and group life. Life business includes products with guaranteed premiums and benefits and consists principally of fixed-indexed universal life policies and closed blocks of universal life policies, term insurance policies, and limited payment contracts. Accident and health business is primarily comprised of closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.
After evaluating the Company’s ability to continue as a going concern, management is not aware of any conditions or events which raise substantial doubt concerning the Company’s ability to continue as a going concern as of the date of filing these Statutory Financial Statements.
(2)    Summary of Significant Accounting Policies
(a)    Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of Minnesota for determining and reporting the financial condition and results of operations of an insurance company and its solvency under Minnesota insurance law. The state of Minnesota has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of statutory accounting principles (SAP), without significant modification. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements. The more significant of these differences are as follows:
(1)    Acquisition costs, such as commissions and other costs incurred in connection with acquiring new and renewal business, are charged to current operations as incurred. Under U.S. GAAP, acquisition costs that are directly related to the successful acquisition of insurance contracts are capitalized and charged to operations as the corresponding revenues or future profits are recognized.
(2)    Aggregate reserves for life policies and annuity contracts, excluding variable annuities, are based on statutory mortality and interest assumptions without consideration for lapses or withdrawals. Under U.S. GAAP, aggregate reserves consider lapses and withdrawals.
(3)    Certain reinsurance transactions, primarily used for annuity business, are recognized as reinsurance for statutory purposes only.
(4)    Ceded reinsurance recoverable are netted against their related reserves within Policyholder liabilities, Life policies and annuity contracts and Life policy and contract claims, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, these ceded reserves are presented on a gross basis as an asset.

8 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(5)    The Company reinsures a portion of its in-force block of business through several reinsurance agreements. Under NAIC SAP, the after-tax gains associated with these indemnity reinsurance transactions are recorded in Unassigned surplus and recognized through income as future earnings of the books of business emerge. Under U.S. GAAP, the pretax gains associated with such transactions that qualify as reinsurance, are deferred as liabilities and are amortized into operations over the revenue-producing period of the policies.
(6)    Bonds are carried at values prescribed by the NAIC, generally amortized cost, except for those with an NAIC rating of 6, which are reported at the lower of amortized cost or fair value. Under U.S. GAAP, bonds classified as “available-for-sale” are carried at fair value, with unrealized gains and losses recorded in stockholder’s equity.
(7)    Changes in deferred income taxes are recorded directly to Unassigned surplus. Under U.S. GAAP, these items are recorded as an item of income tax benefit or expense in operations. Moreover, under NAIC SAP, a valuation allowance may be recorded against the deferred tax asset (DTA) and admittance testing may result in an additional charge to capital and surplus for nonadmitted portions of DTAs. Under U.S. GAAP, a valuation allowance may be recorded against the DTA and reflected as an expense.
(8)    Investments in subsidiaries are carried at net equity values as prescribed by the NAIC. Changes in equity values are reflected in Unassigned surplus within the Statutory Statements of Capital and Surplus as credits or charges to Unassigned surplus. Under U.S. GAAP, wholly owned subsidiary results are consolidated.
(9)    The Company is required to establish an asset valuation reserve (AVR) liability and an interest maintenance reserve (IMR) liability. The AVR provides for a standardized statutory investment valuation reserve for certain invested assets. Changes in this reserve are recorded as direct charges or credits to Unassigned surplus. The IMR is designed to defer net realized capital gains and losses resulting from changes in the level of prevailing market interest rates and amortize them into income within the Statutory Statements of Operations over the remaining life of the investment sold. The IMR represents the unamortized portion of applicable investment gains and losses as of the balance sheet date. There is no such concept under U.S. GAAP.
(10)    Canadian asset and liability amounts are expressed in Canadian dollars without foreign exchange translation into U.S. dollars. A net foreign currency translation adjustment is recorded within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus with an offset to Other changes in capital and surplus within the Statutory Statements of Capital and Surplus. Under U.S. GAAP, Canadian assets and liabilities are converted to U.S. dollars, with any translation adjustment recorded to stockholder’s equity.
(11)    Certain assets designated as “nonadmitted assets” are not recognized and are charged directly to Unassigned surplus within the Statutory Statements of Capital and Surplus. These include, but are not limited to, investments in unaudited subsidiary, controlled, and affiliated (SCA) entities, electronic data processing (EDP) software, portions of goodwill, furniture and fixtures, prepaid expenses, receivables outstanding greater than 90 days, and portions of DTAs. There is no such concept under U.S. GAAP.
(12)    A provision is made for amounts ceded to unauthorized reinsurers in excess of collateral in the form of a trust or letter of credit through a direct charge to Unassigned surplus within the Statutory Statements of Capital and Surplus. There is no such requirement under U.S. GAAP.
(13)    Revenues for universal life policies and annuity contracts, excluding deposit-type contracts, are recognized as revenue when received within the Statutory Statements of Operations. Under U.S. GAAP, policy and contract fees charged for the cost of insurance, policy administrative charges, amortization of policy initiation fees, and surrender contract charges are recorded as revenues when earned.

9 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(14)    Benefits for universal life policies and annuity contracts within the Statutory Statements of Operations, excluding deposit-type contracts, consist of payments made to policyholders. Under U.S. GAAP, benefits represent interest credited, and claims and benefits incurred in excess of the policyholder’s contract balance.
(15)    Derivatives are reported at fair value in accordance with SSAP No. 86, Derivatives (SSAP No. 86) and SSAP No. 108, Derivatives Hedging Variable Annuity Guarantees (SSAP No. 108). See additional information in section (k) of this note and note 5. Changes in the fair value of derivatives, except those reported under SSAP No. 108, are recorded as direct adjustments to Unassigned surplus as a component of Change in unrealized capital gains (losses) within the Statutory Statements of Capital and Surplus. For derivatives reported under SSAP No. 108, changes in fair value are recognized as net deferred assets or liabilities within Other assets or Other liabilities, respectively, in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, for fluctuations in fair value that do not offset the changes in the hedged item. The deferred asset or liability is amortized over the timeframe required under SSAP No. 108. Under U.S. GAAP, changes in the fair value of derivatives are recorded in derivative income (loss) as part of operating income and the hedged derivatives are carried at fair value. In addition, the effective and ineffective portions of a hedge are accounted for separately.
(16)    Commissions allowed by reinsurers on business ceded are reported as income when received within the Statutory Statements of Operations. Under U.S. GAAP, such commissions are deferred and amortized as a component of deferred acquisition costs to the extent recoverable.
(17)    The Statutory Financial Statements do not include a statement of comprehensive income as required under U.S. GAAP.
(18)    The Statutory Statements of Cash Flow do not classify cash flows consistent with U.S. GAAP and a reconciliation of net income to net cash provided from operating activities is not provided.
(19)    The calculation of reserves and transfers in the separate account statement requires the use of a Commissioners Annuity Reserve Valuation Method (CARVM) allowance on annuities for NAIC SAP. There is no such requirement under U.S. GAAP.
(20)    Sales inducements and premium bonuses are included in Life policies and annuity contracts in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and are charged to current operations as incurred. Under U.S. GAAP, deferred sales inducements and premium bonuses are similarly reserved; however, the costs are capitalized as assets and charged to operations as future profits are recognized in a manner similar to acquisition costs.
(21)    Negative cash balances are presented as a negative asset within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. These balances are presented as a liability under U.S. GAAP.
(22)    Embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument. Under U.S. GAAP, entities must separate the embedded derivative from the host contracts and separately account for those embedded derivatives at fair value.
(23)    For certain annuity products with a market value adjustment feature sold to Minnesota residents (MN MVA) and variable-indexed annuities, the Department requires the Company to maintain a separate asset portfolio to back related reserves. These assets and liabilities are required to be included as part of the Separate account assets and Separate account liabilities presented on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, there is no such requirement.

10 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(b)    Permitted and Prescribed Statutory Accounting Practices
The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the NAIC. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company has no permitted or prescribed practices that differ from NAIC SAP that had an impact on net income or surplus as of December 31, 2021, 2020, and 2019.
The Company’s subsidiary, AZMO, has adopted an accounting practice that is prescribed by the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri (the Missouri Department). The effect of the accounting practice allows a letter of credit to be carried as an admitted asset. The balance of the letter of credit asset at December 31, 2021 and 2020 was $110 and $101, respectively. Under NAIC SAP, this letter of credit would not be allowed as an admitted asset.
This prescribed practice does not impact the net income of AZMO and results in increases to surplus of $110 and $101 as of December 31, 2021 and 2020, respectively. The Company’s carrying value of its investment in AZMO per the audited statutory surplus was $371 and $350, and the carrying value of its investment in AZMO would have been $261 and $249 if AZMO had completed Statutory Financial Statements in accordance with the NAIC SAP as of December 31, 2021 and 2020, respectively. AZMO maintains an adequate amount of surplus such that if it had not adopted the prescribed practice, surplus would still exceed the risk-based capital requirements.
(c)    Use of Estimates
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2021 and 2020, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.
(d)    Premiums and Annuity Considerations
Life premiums are recognized as income over the premium paying period of the related policies. Nondeposit-type annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies.
(e)    Aggregate Reserves for Life Policies and Annuity Contracts
Reserves are principally calculated as the minimum reserves permitted by the state where the contract is issued for the year in which the contract is issued.
For the Company’s fixed annuity product lines, reserves are calculated using CARVM. The Company uses both issue year and change in fund basis for the calculation method, on a curtate basis, using the maximum allowable interest rate. Deferred fixed-interest and fixed-indexed annuities typically have a two-tier structure to encourage annuitization, or a single-tier structure, which may include a market value adjustment. Either two-tier or single-tier annuities may include bonuses.
For the Company’s variable and variable-indexed annuity product lines, reserves are calculated using VM-21, Requirements for Principle-Based Reserves for Variable Annuities (VM-21), effective January 1, 2020. Variable deferred annuities include a wide range of guaranteed minimum death benefits and living benefits (income, accumulation, and withdrawal).
Reserves for immediate annuities are calculated using current prescribed mortality tables.

11 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Aggregate reserves for life insurance policies are principally calculated using the Commissioners Reserve Valuation Method (CRVM) or VM-20, Requirements for Principle-Based Reserves for Life Products, depending on the policy's issue date. Additional reserves are held for supplemental benefits and for contracts with secondary guarantees, consistent with prescribed regulations and actuarial guidelines.
The Company performs an annual asset adequacy analysis as required by regulation covering substantially all of its reserves. These tests are not only performed under the required interest rate scenarios, but also under additional stochastically generated interest and equity growth scenarios. Sensitivity tests, including policy lapse, annuitization, maintenance expenses, and investment return, are performed to evaluate potential insufficiencies in reserve adequacy. The results of these tests and analysis resulted in $0 of additional reserves at December 31, 2021 and 2020, respectively.
(f)    Aggregate Reserves for Accident and Health Policies
For accident and health business, reserves consist of active life reserves (mainly reserves for unearned premiums and reserves for contingent benefits on individual LTC business) and claim reserves (the present value of amounts not yet due). Claim reserves represent incurred but unpaid claims under group policies. For the LTC business, the asset adequacy analysis was performed through a gross premium valuation. At December 31, 2021 and 2020, the results of these tests and analysis supported the establishment of additional reserves of $329 and $151, respectively.
(g)    Deposit-type Contracts
Deposit-type contracts represent liabilities to policyholders in a payout status, who have chosen a fixed payout option without life contingencies. The premiums and claims related to deposit-type contracts are not reflected in the Statutory Statements of Operations as they do not have insurance risk. The Company accounts for the contract as a deposit-type contract in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(h)    Policy and Contract Claims
Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.
(i)    Reinsurance
The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts. Amounts recoverable from reinsurers represent account balances and unpaid claims covered under reinsurance contracts. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as a reinsurance recoverable and are included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Included in Unassigned surplus is the gain recognized when the Company enters into a coinsurance, modco or yearly renewable term (YRT) agreement on existing business. The gain is deferred and amortized into operations on a basis consistent with how the future earnings emerge on the underlying business.
Reserve adjustments related to reinsurance ceded in the Statutory Statements of Operations include reserve changes received from a reinsurer on modified coinsurance ceded.
(j)    Investments
Investment values are determined in accordance with methods prescribed by the NAIC.
Bonds and Stocks

12 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Securities Valuation Office (SVO) of the NAIC evaluates the credit quality of the Company’s bond investments. Bonds rated at “1” (highest quality), “2” (high quality), “3” (medium quality), “4” (low quality), or “5” (lower quality) are reported at cost adjusted for the amortization of premiums, accretion of discounts, and any impairment. Bonds rated at “6” (lowest quality) are carried at the lower of amortized cost or fair value with any adjustments to fair value recorded to Unassigned surplus within the Statutory Statements of Capital and Surplus.
In accordance with its investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date declared and interest is accrued as earned. Premiums or discounts on bonds are amortized using the constant-yield method.
Loan-backed securities and structured securities are amortized using anticipated prepayments, in addition to other less significant factors. Prepayment assumptions for loan-backed and structured securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using the modified scientific method based on prepayment assumptions and the estimated economic life of the securities. For structured securities, except for collateralized debt obligations (CDOs) and impaired bonds, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments retrospectively. Any resulting adjustment is included in Net investment income on the Statutory Statements of Operations. For CDOs and impaired bonds, when adjustments are made for anticipated prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by Statement of Statutory Accounting Principles (SSAP) No. 43R – Loan Backed and Structured Securities (SSAP No. 43R).
Hybrid securities are investments structured to have characteristics of both stocks and bonds. The Company records these securities within Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Common stocks, other than investments in subsidiaries and Federal Home Loan Bank (FHLB) stock, are carried at fair value. Beginning January 1, 2021, preferred stocks are reported at fair value in accordance with SSAP No. 32, Preferred Stock (SSAP No. 32). Prior to this change, preferred stocks were reported at the lower of book value or fair value. The related unrealized capital gains (losses) are reported in Unassigned surplus, net of federal income taxes within the Statutory Statements of Capital and Surplus. FHLB stock is carried at cost, which approximates fair value.
Gross realized gains and losses are computed based on the average amortized cost of all lots held for a particular CUSIP.
The fair value of bonds, and common and preferred stocks is obtained from third-party pricing sources whenever possible. Management completes its own independent price verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the Company's internal and external investment managers. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV process are reviewed by the Company’s Pricing Committee.
The Company reviews its combined investment portfolio, including subsidiaries, in aggregate each quarter to determine if declines in fair value are other than temporary.
For bonds for which the fair value is less than amortized cost, the Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. For loan-backed securities, the Company must allocate other-than-temporary impairments (OTTI) between interest and noninterest-related declines in fair value. Interest-related impairments are considered other than temporary when the Company has the intent to sell the investment prior

13 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

to recovery of the cost of the investment. The Company maintains a prohibited disposal list that restricts the ability of the investment managers to sell securities in a significant unrealized loss position and requires formal attestations from investment managers regarding their lack of intent to sell certain securities.
The Company evaluates whether equity securities are other-than-temporarily impaired through a review process which includes, but is not limited to, market analysis, analyzing current events, assessing recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time.
Impairments considered to be other-than-temporary are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Statutory Statements of Operations in the period in which the impairment is determined. Recognition of the realized loss is subject to potential offset by AVR and IMR.
The Company holds certain cash equivalents which receive bond treatment based on their underlying securities. These are classified as Other assets receiving bond treatment in Note 5.
Investment in Subsidiaries
Common stock of the Company’s insurance subsidiaries is carried at SAP capital and surplus, and investments in non-insurance subsidiaries are carried at U.S. GAAP equity value adjusted for certain items that are considered to be non-admitted. Unaudited subsidiaries are fully non-admitted.
Mortgage Loans on Real Estate
Mortgage loans on real estate, including commercial mortgage loans (CMLs) and residential mortgage loans (RMLs), are carried at the outstanding principal balance, adjusted for any impairment. The fair value of CMLs is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The fair value of RMLs is calculated by discounting estimated cash flows, with discount rates based on current market conditions. The Company evaluates loans quarterly to assess whether there is an impairment based on the likelihood of receiving all contractual cash flows. The Company accounts for interest income on impaired loans on a cash basis. Interest accrual is discontinued for impaired loans and interest income is only recognized when received. Payments received on impaired loans are applied to accrued interest, and payments received in excess of accrued interest are applied to principal.
Real Estate
Real estate primarily represents the Company’s home office property, and is carried at depreciated cost less encumbrances in accordance with SSAP No. 40 – Real Estate Investments. Real estate income, including income received from home office property, is included in Net investment income on the Statutory Statements of Operations. Real estate, exclusive of land, is depreciated on a straight-line basis over estimated useful lives ranging from 3 to 40 years. At December 31, 2021 and 2020, accumulated depreciation was $79 and $74, respectively. Furthermore, as of December 31, 2021 and 2020, real estate was presented net of encumbrances of $31 and $41, respectively, as discussed in Note 7.
The Company also has real estate classified as held for sale that was transferred from RMLs, in the amount of $4 and $0, as of December 31, 2021 and 2020, respectively. Allianz Life intends to sell these properties at market value within 12 months of the transfer dates, and any gain or loss will be recognized at the time of sale.
Cash and Cash Equivalents
Cash and cash equivalents may include cash on hand, demand deposits, money market funds, reverse repurchase agreements (repo), and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.
In the normal course of business, the Company enters into bilateral and tri-party repos, whereby the Company purchases securities and simultaneously agrees to resell the same securities at a stated price on a specified date

14 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

in the future, for the purpose of earning a specified rate of return. An affiliate of the Company serves as the agent in the bilateral agreements and an unaffiliated bank serves as the custodian in the tri-party agreements. The bilateral agreements require purchases of specifically identified securities. If at any time the fair value of those purchased securities falls below the purchase price, additional collateral in the form of cash or additional securities is required to be transferred to ensure margin maintenance. The tri-party agreements allow for the purchase of certain bonds and structured securities, and require a minimum of 102% of fair value of the securities purchased to be maintained as collateral.
The Company’s repos are accounted for as collateralized lending in accordance with SSAP No. 103R – Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SSAP No. 103R), whereby the amounts paid for the securities are reported as cash equivalents within Cash and cash equivalents on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The difference between the amount paid and the amount at which the securities will be resold is reported as interest income within Net investment income on the Statutory Statements of Operations.
Policy Loans
Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances plus accrued interest income on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unpaid principal balances are not in excess of the cash surrender values of the related policies.
Other Invested Assets
The Company participates in securities lending arrangements whereby specific securities are loaned to other institutions. The Company receives collateral from these arrangements including cash and cash equivalents, which can be reinvested based on the Company's discretion, and noncash collateral, which may not be sold or re-pledged unless the counterparty is in default. The Company accounts for its securities lending transactions as secured borrowings, in which the cash collateral received and the related obligation to return the cash collateral are recorded in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Noncash collateral received is not reflected on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Securities on loan remain on the Company’s Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and interest and dividend income earned by the Company on loaned securities is recognized in Net investment income on the Statutory Statements of Operations.
Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral. The Company's sources of cash used to return cash collateral is dependent upon the liquidity of current market conditions. The Company has policies in place to manage reinvested collateral at appropriate levels of liquidity.
The Company invests in low income housing tax credit (LIHTC) investments for tax benefits. In accordance with SSAP No. 93 – Low Income Housing Tax Credit Property Investments, the LIHTC investments are carried at cost and adjusted for amortization based on the proportion of total tax credits and other tax benefits expected to be received over the life of the investments. The Company records an asset for the full unfunded investment amount upon entering into a LIHTC agreement; amortization decreases the asset balance over time. A corresponding liability is recorded for the unfunded commitment balance beginning when the LIHTC investment is initially funded, which decreases as the Company provides capital to fund. The asset and liability are recorded in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The tax benefit is recognized within Income tax expense within the Statutory Statements of Operations. The amortization of the investment is recorded as Net investment income and any impairments are included in Net realized capital gain (loss) within the Statutory Statements of Operations.
Receivables and payables for securities are carried at fair value on the trade date and represent a timing difference on securities that are traded at the balance sheet date but not settled until subsequent to the balance

15 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

sheet date. Receivables and payables for securities are included in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(k)    Derivatives
The Company utilizes derivatives within certain actively managed investment portfolios for hedging purposes.
Hedge Accounting
The Company elects hedge accounting under SSAP No. 86 and SSAP No. 108 for certain qualifying derivative instruments. To qualify for hedge accounting, at inception, the Company formally documents the risk management objective and strategy for undertaking the hedging transaction. The documentation links a specific derivative to a specific asset or liability on the Statutory Statements of Assets, Liabilities, and Capital and Surplus, identifies how the derivative is expected to offset the exposure to changes in the hedged item's fair value or variability in cash flows attributable to the designated hedge risk, and the effectiveness testing methods to be used. Hedge effectiveness is formally assessed at inception and on a quarterly basis throughout the life of the designated hedging relationships.
Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness may be measured using either the dollar offset method or regression analysis. The dollar offset method compares changes in fair value or cash flows of the hedging instrument with changes in the fair value or cash flows of the hedged item attributable to the hedged risk. Regression analysis is a statistical technique used to measure the relationships between the fair values or cash flows of a derivative and a hedged item and how each reacts to changes in the designated hedge risk (i.e., interest rates, foreign currency rates).
A derivative instrument is either classified as an effective hedge or an ineffective hedge. Entities must account for the derivative at fair value if deemed to be ineffective or becomes ineffective. For those derivatives qualifying as effective for hedge accounting under SSAP No. 86, the change in the carrying value or cash flow of the derivative shall be recorded consistently with the way that changes in the carrying value or cash flows of the hedged item are recorded. For those derivatives qualifying as effective for hedge accounting under SSAP No. 108, the derivative is carried at fair value.
Foreign Currency Swaps
The Company utilizes foreign currency swaps to hedge cash flows and applies hedge accounting. Specifically, the Company uses foreign currency swaps to hedge foreign currency and interest rate fluctuations on certain underlying foreign currency denominated fixed-maturity securities. The foreign currency swaps are reported at amortized cost from the date hedge accounting is designated and deemed to be effective, which is consistent with the accounting for the bonds that are the subject of the hedge accounting transactions.
Interest Rate Swaps on Variable Annuity Insurance Liabilities
The Company utilizes interest rate swaps (IRS) to hedge the interest rate risk on certain variable annuity guarantee benefits. These are accounted for as a cash flow hedge under SSAP No. 86 and a fair value hedge under SSAP No. 108.

Prior to January 1, 2020, the Company had IRS that hedge the interest rate risk on certain variable annuity guarantee benefits held at amortized cost in accordance with SSAP No. 86. The initial book value of the IRS represented the book value created from inception until the designation of hedge accounting. These IRS were held at amortized cost and changes were recognized to the extent they offset changes in the AG43 reserve for the hedged item due to interest rate movement. The initial book value and subsequent changes due to the hedged item or realized gains or losses recorded under hedge accounting (hedge adjustment) are amortized over the duration of the hedge program, approximated by AG43 standard

16 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

scenario revenues. The carrying value of the IRS with hedge adjustment was recorded within Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, with changes in the IRS hedge adjustment recorded within Other Income on the Statutory Statements of Operations.

Effective January 1, 2020, the Company de-designated its previous hedging relationship under SSAP No. 86 and simultaneously designated the hedging relationship described above under SSAP No. 108. The remaining balance of the SSAP No. 86 hedge adjustment is recorded within Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and will be amortized over the life of the former hedge program.
The table below illustrates the hedge adjustment calculation under SSAP No. 86:

	2021	2020
Hedge adjustment balance - beginning of year	$513	$582
Amount amortized into earnings during the year	(58)	(69)
Hedge adjustment balance - end of year	$455	$513
Effective January 1, 2020, the Company designated the hedging relationship described above under SSAP No. 108. The hedged item consists of a portion of the Company's variable annuity block of business minimum benefit guarantees that are sensitive to interest rate movement. The hedged portion of the block is determined on a monthly basis based on the percentage of the economic liability being hedged. The related hedging instrument is a portfolio of interest rate swap derivatives which follows a dynamic hedging strategy. Changes in interest rates impact the present value of the future product cash flows.
The Company recognizes a net deferred asset or liability within Other assets or Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for fluctuations in fair value that do not offset the changes in the liability. Beginning July 1, 2021, the Company has elected to amortize the deferred balance that existed as of June 30, 2021 over five years, in accordance with SSAP No. 108, paragraph 14.c. Changes in the deferred balance after July 1, 2021 will be amortized over the timeframe required under SSAP No. 108, paragraph 14, which is the Macaulay duration of guarantee benefit cash flows, capped at 10 years.
The hedge strategy is compliant with VM-21 Clearly Defined Hedge Strategy (CDHS) requirements and meets all the criteria to be defined as an effective hedge relationship as required by SSAP No. 108. The Company entered into this hedging relationship effective January 1, 2020 and no changes in hedging strategy have occurred since inception. Hedge effectiveness is measured in accordance with SSAP No. 108 on a quarterly basis, both prospectively and retrospectively, and remains highly effective as of December 31, 2021.

In accordance with SSAP No. 108, an amount equal to the net deferred asset and deferred liability is allocated from Unassigned funds to Special surplus funds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The following table shows the deferred activity for the year ended December 31, 2021 and 2020.

	2021	2020
Net deferred balance - beginning of year	$1,844	$1,435
Amortization	(240)	(214)
Additional amounts deferred	(167)	623
Net deferred balance - end of year	$1,437	$1,844
The net deferred balance will amortize over the next 10 years, as shown below:

17 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Amortization year	Deferred assets	Deferred liabilities
2022	$(189)	$501
2023	(189)	501
2024	(189)	501
2025	(189)	501
2026	(96)	255
2027	(3)	9
2028	(3)	9
2029	(3)	9
2030	(3)	9
2031	(3)	$9
Total	$(867)	$2,304
The company did not have other changes related to open derivatives removed from SSAP No. 86 and captured in scope of SSAP No. 108 for the years ended December 31, 2021 and 2020. During the years ended December 31, 2021 and 2020, the fair value changes available for application under SSAP No. 108 was $(694) and $927, respectively.
The Company did not have any hedging strategies identified as no longer highly effective and did not terminate any hedging strategies during the year ended December 31, 2021 and 2020.
Nonqualifying hedging
        Futures and Options Contracts
The Company provides benefits through certain life and annuity products which are linked to the fluctuation of various market indices, and certain variable annuity contracts that provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an underlying index with similar characteristics with the objective to economically hedge these benefits. Management monitors in-force amounts as well as option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If actual persistency deviated, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.
The OTC option contracts and ETO contracts are reported at fair value in Derivative assets and Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the OTC options is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETO contacts is based on quoted market prices. Incremental gains and losses from expiring options are included in Net realized capital gain (loss) on the Statutory Statements of Operations. The liability for the related policyholder benefits is reported in Life policies and annuity contracts on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unrealized gain or loss on open OTC option contracts is recognized as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Any unrealized gains or losses on open OTC option contracts are recognized as realized when the contracts mature (see Note 5 for further discussion).
Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded as of the end

18 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

of the reporting period. A derivative asset or liability and an offsetting variation margin payable or receivable is recorded in Derivative assets or Derivative liabilities in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the outstanding unpaid variation margin representing market movements on the last trading day of the year.
Gains and losses are not considered realized until the termination or expiration of the futures contract. Unrealized gains and losses on futures contracts are reflected in the Statutory Statements of Capital and Surplus in Unassigned surplus, within Change in unrealized capital gains (loss). Realized gains and losses on futures contracts are included in the Statutory Statements of Operations, Net realized capital gain (loss), net of taxes and interest maintenance reserve.
Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and To Be Announced Securities
The Company utilizes IRS, credit default swaps (CDS), total return swaps (TRS), and To Be Announced (TBA) securities to economically hedge market risks embedded in certain life and annuity products. The IRS, CDS, TRS and TBA securities are reported at fair value in Derivative assets or Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the IRS, CDS, and TBA securities are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Gains and losses on exchange cleared IRS are recorded as unrealized until the contracts mature or are disposed at which time they are recorded as realized, subject to offset by IMR.
(l)    Corporate-Owned Life Insurance
Corporate-owned life insurance (COLI) is recognized initially as the amount of premiums paid. Subsequent measurement of the contract is based upon the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value (CSV), in accordance with SSAP No. 21 – Other Admitted Assets (SSAP No. 21). Changes in CSV resulting from subsequent measurement of the contract are recognized as a component of Other income on the Statutory Statements of Operations. The Company’s COLI policies are reported in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(m)    Borrowed Money
The Company is a member of the FHLB of Des Moines, primarily for the purpose of participating in the FHLB’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are required to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. Through its membership, the Company has issued debt to the FHLB in exchange for cash advances. It is part of the Company’s strategy to utilize funds borrowed from the FHLB for operations and strategic initiatives. The Company’s current borrowings are not subject to prepayment obligations.
Funds obtained from the FHLB and accrued interest are included within Borrowed money within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with SSAP No. 15 – Debt and Holding Company Obligations. The collateral pledged to FHLB is reported as admitted assets within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with admissibility testing under SSAP No. 30 – Unaffiliated Common Stock.
(n)    Income Taxes
The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly-owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code (IRC) and its related regulations and reimbursement will be in accordance with an

19 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries, generally will be paid for the tax benefit of any of their tax attributes used by any member of the consolidated group.
The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Any such change could significantly affect the amounts reported in the Statutory Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.
The Company utilizes the asset and liability method of accounting for income taxes. DTAs and deferred tax liabilities (DTLs), net of the nonadmitted portion are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Gross DTAs and DTLs are measured using enacted tax rates and are considered for admitted tax asset status according to the admissibility test as set forth by the NAIC. Changes in DTAs and DTLs, including changes attributable to changes in tax rates, are recognized as a component of Unassigned surplus on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(o)    Separate Accounts
Separate account assets and liabilities are primarily funds held for the exclusive benefit of variable and variable-indexed annuity contract holders. Separate account assets are reported at fair value in accordance with SSAP No. 56 – Separate Accounts (SSAP No. 56), with the exception of certain bonds, cash, cash equivalents, and investment income due and accrued. Certain assets that are allocated to the index options for the Allianz Index Advantage Variable Annuity (VIA) are invested in bonds, cash, cash equivalents, and investment income due and accrued, and carried at amortized cost in accordance with the product filing requirements in the state of Minnesota.
Amounts due from separate accounts primarily represent the difference between the surrender value of the contracts and the Separate account liability as disclosed on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This receivable represents the surrender fee that would be paid to the Company upon the surrender of the policy or contract by the policyholder or contract holder as of December 31. Amounts charged to the contract holders for mortality and contract maintenance, and other administrative services fees are included in income within Fees from separate accounts on the Statutory Statements of Operations. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Transfers to (from) separate accounts within the Statutory Statements of Operations primarily includes transfers for new premium and annuity considerations, benefit payments, surrender charge wear-off, realized and unrealized investment gains/losses, investment income, and other contractholder behavior.
(p)    Receivables
Receivable balances approximate estimated fair values. This is based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Any balances outstanding more than 90 days are nonadmitted on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(q)    Reclassifications
Prior year balances have not been reclassified to conform to the current year presentation.
(3)    Accounting Changes and Corrections of Errors

20 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Accounting Changes
Recently Issued Accounting Standards – Adopted in 2021
In July 2020, the NAIC adopted revisions to SSAP No. 32R, Preferred Stock. The revisions update the definitions, measurement, and impairment guidance for various types of preferred stock and require perpetual preferred stock to be measured at fair value, not to exceed any currently effective call price, instead of at the lower of cost or fair value. The revisions were effective January 1, 2021. The implementation of these revisions on January 1, 2021 resulted in a pre-tax increase to surplus of $2.
In 2021, the NAIC extended the following interpretations (INT) in response to the COVID-19 pandemic:
•INT 20-03, Troubled Debt Restructuring due to COVID-19. This INT followed the interagency COVID-19 guidance issued by federal and state prudential banking regulators (and concurred by the FASB) and the Coronavirus Aid, Relief, and Economic Security (CARES) Act. Specifically, a modification of a mortgage loan or bank loan terms did not result in troubled debt restructurings as long as the modification was in response to COVID-19, the borrower was current at the time of the modification, and the modification was short-term. In addition, insurers were not required to designate mortgage loans or bank loans with deferrals granted due to COVID-19 as past due or report them as nonaccrual loans. This INT was effective for the period beginning March 1, 2020 and originally expired on December 31, 2020. In January 2021, the provisions in this INT were extended updating the effective period to be the earlier of January 1, 2022 or the date that is 60 days after the date on which the national emergency declared by the President terminates. This INT did not impact the Company.
•INT 20-07, Troubled Debt Restructuring of Certain Debt Investments Due to COVID-19. This INT provided temporary guidance by allowing practical expedients when assessing whether modifications made to debt securities (under SSAP 26R and 43R) due to COVID-19 are insignificant. Specifically, the guidance proposed restructurings in response to COVID-19 are considered to be insignificant if the restructuring resulted in a 10% or less shortfall amount in the contractual amount due and did not extend the maturity of the investment by more than 3 years. This INT was effective for the period beginning March 1, 2020 and originally expired on December 31, 2020. In January 2021, the provisions in this INT were extended updating the effective period to be the earlier of January 1, 2022 or the date that is 60 days after the date on which the national emergency declared by the President terminates. This INT did not impact the Company.
In November 2021, the NAIC adopted revisions to SSAP No. 43R, Loan Backed and Structured Securities. The revisions state that non-rated residual tranches currently classified as bonds should be reclassified to other invested assets, and held at lower of cost or market. The revisions are effective December 31, 2022, with early application permitted. The company has adopted these revisions, resulting in no change due to no non-rated residual tranches classified as bonds as of December 31, 2021. There was no impact on net income or surplus during the year-ended December 31, 2021, as a result of adopting the revisions.
Recently Issued Accounting Standards – Adopted in 2020
Effective January 1, 2020, the Company adopted VM-21, as the effective guidance under which the Company's variable and variable-indexed annuities reserves are calculated. Previously, the Company calculated these reserves using guidance found in AG43. VM-21 applies to business issued on or after January 1, 2017. Under VM-21, during 2017, 2018, and 2019, the Company elected to combine contracts subject to AG43 and VM-21 for purposes of calculating reserves. In 2019, the NAIC adopted revisions to both AG43 and VM-21, effective January 1, 2020. The implementation of the 2019 revisions on January 1, 2020 resulted in a pre-tax increase of $1 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and the corresponding decrease to surplus for the same amount is recorded through Change in reserve on account of change in valuation basis within the Statutory Statements of Capital and Surplus. The 2019 amendments allow an optional phase-in of the increase which the Company did not elect.
Effective January 1, 2020, the Company adopted SSAP No. 108, the standard establishes statutory accounting principles to address certain limited derivative transactions hedging variable annuity guarantees subject to

21 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

fluctuations as a result of interest rate sensitivity. The Company added all applicable new disclosures required by the standard; see Note 2(k) for further information. There were no impacts to net income or surplus during the year ended December 31, 2020, as a result of this adoption.
In 2016, the NAIC adopted revisions to SSAP No. 51R, Life Contracts and SSAP No. 54, Individual and Group Accident and Health Contracts, Issue Paper No. 154, Implementation of Principles-Based Reserving. These revisions relate to the adoption of the Valuation Manual and provides for principle-based reserving for Life and Heath contracts, and are effective January 1, 2017. The Valuation Manual provides the following revisions: 1) VM-20, Requirements for Principle-Based Reserves, for Life Products, includes an optional three-year deferral. The Company elected the deferral and adopted this update effective January 1, 2020. It applies to business issued on or after this date. 2) VM-21, see details disclosed above. 3) VM-22, Statutory Maximum Valuation Interest Rates for Income Annuities, was effective January 1, 2018. It applies to annuitizations on contracts issued on or after that date. Because most annuitizations occur years after a contract has been issued, its impact on net income and surplus has not been material. 4.) VM-25, Health Insurance Reserves Minimum Requirements, and VM-26, Credit Life and Disability Reserve Requirements, are not applicable as the Company does not issue these contracts.
In August 2019, the NAIC adopted SSAP No. 22R, Leases. This revised standard is a substantive revision, reorganization, and clarification of SSAP 22. It adopts much of the language of US GAAP ASU 2016-02, Leases, but retains operating lease accounting for Statutory accounting. It was effective January 1, 2020, with early adoption permitted. The Company adopted these revisions effective January 1, 2020. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the revisions.
In March 2020, the NAIC adopted INT 20-01, Reference Rate Reform. The interpretation adopted the optional guidance outlined in Accounting Standards Update (ASU) 2020-04, Reference Rate Reform, for a limited period of time to ease the potential burden on accounting for reference rate reform. The practical expedients outlined in the interpretation are for modifications solely related to reference rate reform and optionally suspends assessments for re-measuring a contract and dedesignating a hedge relationship. This interpretation is effective on the date of adoption and expires on December 31, 2022. The Company adopted the optional guidance in this interpretation effective March 12, 2020. As of December 31, 2020, the Company has not made any modifications to financial assets or liabilities as a result of reference rate reform.
In May 2020, the NAIC adopted revisions to SSAP No. 26R, Bonds, which provides clarifying guidance when assessing other than temporary impairments (OTTI) for debt instruments that have been previously modified pursuant to SSAP No. 36, Troubled Debt Restructuring, or SSAP No. 103R, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The revisions to SSAP No. 26R state subsequent OTTI assessments for debt instruments modified under SSAP No. 36 or SSAP No 103 will be based on the modified contractual terms and not revert back to the original acquisition terms. These revisions were effective May 20, 2020 and were subsequently adopted by the Company. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the revisions.
In April, May, June, and August 2020, the NAIC adopted the following interpretations (INT) in response to the COVID-19 pandemic:
•INT 2020-02, Extension of the 90-Day Rule for the Impact of COVID-19, extends a one-time optional extension of the nonadmission assessment guidance for premiums and similar receivables due from policyholders or agents. For receivables that were current prior to the beginning of the declaration of a state of emergency by the U.S. federal government on March 13, 2020 or originated on or after March 13, 2020, insurers may continue to admit assets greater than 90 days past due. This INT is applicable for the March 31, 2020, June 30, 2020, and September 30, 2020 financial statements and expired on December 30, 2020. This INT did not have an impact to the Company.
•INT 2020-03, Troubled Debt Restructuring Due to COVID-19, follows the inter-agency COVID-19 guidance issued by the federal and state prudential banking regulators (and concurred by the Financial Accounting Standards Board) and the Coronavirus Aid, Relief, and Economic Security (CARES) Act. Specifically, a modification of a mortgage loan or bank loan terms does not result in troubled debt

22 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

restructuring as long as the modification is in response to COVID-19, the borrower was current at the time of the modification, and the modification is short-term. In addition, insurers are not required to designate mortgage loans or bank loans with deferrals granted due to COVID-19 as past due or report them as nonaccrual loans. This INT is effective for the period beginning March 1, 2020 and originally expired on December 31, 2020. In January 2021, the provisions in this INT were extended updating the effective period to be the earlier of January 1, 2022 or the date that is 60 days after the date on which the national emergency declared by the President terminates. The Company implemented a loan modification program that adhered to the requirements outlined in the INT for investments in commercial and residential mortgage loans.
•INT 2020-04, Mortgage Loan Impairment Assessment Due to COVID-19, defers the impairment assessment for bank loans, mortgage loans, and investments which predominantly hold underlying mortgage loans and are impacted by forbearance or modifications in response to COVID-19. This INT was applicable for the March 31, 2020, June 30, 2020, and September 30, 2020 financial statements and expired on December 30, 2020. This INT did not have a material impact to the Company.
•INT 2020-05, Investment Income Due and Accrued. This INT provides temporary relief guidance for assessing the collectability of interest income, admissibility relief of accrued investment income 90 days past due, and clarifies how interest income should be recognized during a payment holiday. This INT is applicable for the June 30, 2020, and September 30, 2020 financial statements and expired on December 30, 2020. This INT did not have a material impact to the Company.
•INT 2020-06, Participation in the 2020 TALF Program. This INT provides guidance for reporting Term Asset-Backed Securities Lending Facility (TALF) loans for the duration of the 2020 TALF program. This INT did not impact the Company as the Company did not participate in this program.
•INT 2020-07, Troubled Debt Restructuring of Certain Debt Investments Due to COVID-19. This INT provides temporary guidance by allowing practical expedients when assessing whether modifications made to debt securities (under SSAP No. 26R and SSAP No. 43R) due to COVID-19 are insignificant. Specifically, the guidance proposes restructurings in response to COVID-19 are considered to be insignificant if the restructuring results in a 10% or less shortfall amount in the contractual amount due and does not extend the maturity of the investment by more than 3 years. This INT was effective for the period beginning March 1, 2020 and originally expired on December 31, 2020. In January 2021, the provisions in this INT were extended updating the effective period to be the earlier of January 1, 2022 or the date that is 60 days after the date on which the national emergency declared by the President terminates. This INT did not have a material impact to the Company.
•INT 2020-08, COVID-19 Premium Refunds, Rate Reductions and Policyholder Dividends. This INT provides guidance for returns or benefits to policyholders. This INT did not impact the Company.
These INTs have an immaterial effect on the financial statements as of December 31, 2020. The Company will continue to monitor these INTs and assess impacts until they are nullified.
In July 2020, the NAIC adopted INT 20-09, Basis Swaps as a Result of the LIBOR Transition, to address the statutory accounting and reporting requirements for basis swaps issued by central clearing parties solely in response to the market-wide transition away from the London Interbank Offered Rate (LIBOR) and toward the Secured Oversight Financing Rate (SOFR). This INT allows basis swaps issued solely in response to reference rate reform to be classified as derivatives used for “hedging” and reported as admitted assets in the statutory financial statements. The INT is effective July 30, 2020 and was subsequently adopted by the Company. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the INT.
In November 2020, the NAIC adopted revisions to SSAP No. 43R, Loan-Backed and Structured Securities. The revisions reflect the updated NAIC designation category for residential and commercial mortgage-backed securities that utilize the financial modeling guidance. The revisions were effective November 12, 2020 and were subsequently adopted by the Company. There was no impact on net income or surplus during the year ended December 31, 2020, as a result of adopting the INT.

23 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Recently Issued Accounting Standards – Adopted in 2019
In August 2019, the NAIC adopted revisions to SSAP No. 43R, Loan-Backed and Structured Securities. These revisions clarify that when a security has different NAIC designations by lot, the reporting entity shall either report the entire investment in a single reporting line at the lowest NAIC designation that would apply to a lot, or report the investment separately by purchase lot in the investment schedule. This update only affects investments with multiple lots at different ratings and would not require the entire schedule to be disclosed at a lot level. These revisions are effective as of September 30, 2019. There was no impact to net income or surplus during the year ended December 31, 2019, as a result of adopting the revised standard.
Recently Issued Accounting Standards – To Be Adopted
Not applicable.
Corrections of Errors
The Company records correction of errors in accordance with SSAP No. 3 – Accounting Changes and Correction of Errors (SSAP No. 3). SSAP No. 3 prescribes that the correction of errors in previously issued Statutory Financial Statements will be reported as an adjustment to capital and surplus in the period the error is detected. These errors are shown within Correction of errors, net of tax, on the Statutory Statements of Capital and Surplus.
During 2021, an error was identified related to the Company’s calculation of scheduled payments for certain fixed-indexed annuity products. The model for policies who have elected the scheduled payment option always used an income period of 10 years. After payments are received, future benefits and therefore the remaining benefit period, should have reduced but did not. This resulted in the Company holding excess reserves after policyholders elected this option. The error resulted in a $50 pre-tax overstatement of policyholder liabilities for life policies and annuity contracts and a corresponding $40 after-tax understatement of total capital and surplus as of December 31, 2020. Policyholder liabilities for life policies and annuity contracts on the Company’s financial statements were adjusted in 2021 to correct for the prior period impact.
During the years ended December 31, 2020, and 2019, there were no Corrections of errors recorded on the Statutory Statements of Capital and Surplus.
(4)    Risk Disclosures
The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:
(a)    Credit Risk
Credit risk is the risk that issuers of fixed-income securities, borrowers of mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.
The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.
For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the CDS of each counterparty as an early warning signal to cease trading when credit default swap spreads imply severe impairment in credit quality.
The Company executes Credit Support Annexes (CSA) with all active and new counterparties which further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any

24 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

counterparty exposure. Additionally most transactions are cleared through a clearinghouse thereby transferring counterparty risk from the bank to the clearinghouse that tends to have stronger credit. This often leads to increased collateralization and lower counterparty risk for the Company.
(b)    Credit Concentration Risk
Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit.
The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD) and approves the strategic asset allocation and accompanying investment mandates for an asset manager with respect to asset class. The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.
To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of Minnesota insurance regulations.
(c)    Liquidity Risk
Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis, refinancing is only possible at higher interest rates. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources, such as credit agreements, are cancelable.
The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic economic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.
(d)    Interest Rate Risk
Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.
The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through interest rate hedges. The Company monitors the economic and accounting impacts of interest rate sensitivities on assets and liabilities regularly.
(e)    Equity Market Risk
Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.

25 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The policy value of the fixed-indexed universal life, fixed-indexed annuity, and variable-indexed annuity products is generally linked to equity market indices. The Company economically hedges this exposure with derivatives.
Variable annuity products guarantee minimum payments regardless of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.
The Company monitors the impacts of equity sensitivities on assets and liabilities regularly.
Basis risk is the risk that variable annuity hedge asset values change unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company regularly reviews and synchronizes fund mappings, product design features, hedge design, and manages funds line-up.
(f)    Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third-party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.
The Operational Risk Management framework includes the following key activities: (1) an Operational Risk Capital Model covering all material types of operational risks, under which the Company quantifies and regularly monitors operational risk; (2) loss data capture to create transparency and gather information about losses that meet a designated threshold. Business owners are required to identify and resolve the root cause of operational loss events; and (3) an integrated risk and control system, a bottom-up risk assessment process for significant operational risk scenarios, to proactively manage significant operational risk scenarios throughout the organization.
(g)    Regulatory Change Risk
Regulatory change risk is the risk that regulatory changes and imposed regulation may materially impact the Company's business model, sales levels, company financials and ability to effectively comply with regulations.
The Company actively monitors all regulatory changes and participates in national and international discussions relating to legal, regulatory, and accounting changes. The Company maintains active membership with various professional and industry trade organizations. A formal process exists to review, analyze, and implement new legislation as it is enacted.
(h)    Rating Agency Risk
Rating agency risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed at least annually. Rating agency risk is also addressed in the TRA process and on an ad hoc basis as necessary.
(i)    Mortality/Longevity Risk
Mortality/longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.

26 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.
(j)    Lapse Risk
Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.
The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect product design, adding Market Value Adjustments and surrender charges when appropriate, regular ALM analysis, and exercising management levers at issue, as well as post-issue as experience evolves. Policyholder experience is monitored regularly.
(k)    Cyber Security Risk
Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including firewalls, intrusion detection and prevention, advanced malware detection, spyware and anti-virus software, email protection, network and laptop encryption, web content filtering, web application firewalls, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.
(l)    Reinsurance Risk
Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.
Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.
The Company mitigates this risk by requiring certain counterparties to post collateral to cover the exposure and to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. For counterparties that are not initially required to post collateral, if the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. In addition, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.

27 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(5)    Investments
(a)    Bonds, Other Assets Receiving Bond Treatment, and Stocks
At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investments, excluding investments in affiliates, are shown below:

	2021
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$3,644	147	39	3,752
Agencies not backed by the full faith and credit of the U.S. government	299	—	—	299
States and political subdivisions	9,119	1,973	6	11,086
Foreign governments	1,619	75	16	1,678
Corporate securities	68,444	8,191	275	76,360
Mortgage-backed securities	11,645	564	26	12,183
Collateralized debt obligations	12	8	—	20
Total bonds	94,782	10,958	362	105,378
Common stocks	278	27	2	303
Preferred stocks	—	—	—	—
Total	$95,060	10,985	364	105,681

	2020
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$3,318	300	10	3,608
Agencies not backed by the full faith and credit of the U.S. government	3	1	—	4
States and political subdivisions	9,536	2,335	2	11,869
Foreign governments	1,138	125	2	1,261
Corporate securities	70,975	12,730	90	83,615
Mortgage-backed securities	14,126	1,232	9	15,349
Collateralized debt obligations	17	12	—	29
Total bonds	99,113	16,735	113	115,735
Common stocks	217	18	1	234
Preferred stocks	41	2	—	43
Total	$99,371	16,755	114	116,012
At December 31, 2021, amortized cost differed from the carrying value of bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus due to NAIC-6 rates bonds where the market value was lower than amortized cost. The total unrealized losses recorded by the Company for these bonds was an insignificant amount as of December 31, 2021 and 2020.
The Company had NAIC-6 rated bonds with a statement value of $26 and $3 as of December 31, 2021 and 2020, respectively. There was no interest due on bonds in default, which was excluded from investment income due and accrued as of December 31, 2021 and 2020.
At December 31, 2021 and 2020, the Company had hybrid securities with a carrying value of $17 and $30, respectively.

28 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

As of December 31, 2021 and 2020, investments with a statement value of $31 and $23, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.
The amortized cost and fair value of bonds and other assets receiving bond treatment reported in the statutory Annual Statement Schedule D Part 1A at December 31, 2021, by contractual maturity, are shown below:

	Carrying value	Fair value
Due in 1 year or less	$1,707	$1,716
Due after 1 year through 5 years	9,030	9,592
Due after 5 years through 10 years	17,877	19,148
Due after 10 years through 20 years	25,696	29,965
Due after 20 years	27,949	31,836
No maturity date	866	918
Mortgage-backed and other structured securities	11,657	12,203
Total bonds and other assets receiving bond treatment	$94,782	$105,378
Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
Proceeds from sales of bonds includes sales, maturities, paydowns, and other redemptions of bonds and other assets receiving bond treatment. Proceeds from sales of bonds for the years ended December 31 are shown below:

	2021	2020	2019
Proceeds from sales	$30,577	8,677	15,892
Gross gains	1,313	162	75
Gross losses	101	28	34
Proceeds from sales of common stocks for the years ended December 31 are shown below:

	2021	2020	2019
Proceeds from sales	$241	147	111
Gross gains	11	3	2
Gross losses	—	2	2
Proceeds from sales of preferred stocks for the years ended December 31 are shown below:

	2021	2020	2019
Proceeds from sales	$40	—	2
Gross gains	1	—	—
Gross losses	—	—	—
For the years ended December 31, 2021 and 2020, there were 207 and 138 CUSIPs sold, disposed, or otherwise redeemed as a result of a callable feature, respectively. The aggregate amount of investment income generated as a result of these transactions was $182 and $56 for 2021 and 2020, respectively.
The Company’s bond portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

29 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(b)    Unrealized Investment Losses
To determine whether or not declines in fair value are other than temporary, the Company performs a quarterly review of its entire combined investment portfolio, including investments held by subsidiaries, using quoted market prices by third-party sources. For further discussion, see Notes 2 and 6.
Unrealized losses and the related fair value of investments held by the Company for the years ended December 31 are shown below:

	2021
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$396	17	272	22	668	39
Foreign government	513	13	41	3	554	16
States and political subdivisions	208	5	21	1	229	6
Corporate securities	9,417	207	1,083	68	10,500	275
Mortgage-backed securities	977	19	124	7	1,101	26
Total bonds	11,511	261	1,541	101	13,052	362
Common stock	53	2	3	—	56	2
Total temporarily impaired securities	$11,564	263	1,544	101	13,108	364

	2020
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$374	10	—	—	374	10
Foreign government	51	2	—	—	51	2
States and political subdivisions	85	2	—	—	85	2
Corporate securities	2,085	78	578	12	2,663	90
Mortgage-backed securities	158	5	41	4	199	9
Total bonds	2,753	97	619	16	3,372	113
Common stock	7	—	9	1	16	1
Total temporarily impaired securities	$2,760	97	628	17	3,388	114
As of December 31, 2021 and 2020, the number of investment holdings that were in an unrealized loss position was 1,513 and 472, respectively, for bonds, and 21 and 13, respectively, for common stocks.
As of December 31, 2021 and 2020, of the total amount of unrealized losses, $319, or 87.5%, and $76, or 67.7%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having an NAIC SVO credit rating of 1 or 2. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received and does not consider these investments to be other-than-temporarily impaired.

30 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Realized Investment Gains (Losses)
Net realized capital gains (losses) for the years ended December 31 are shown below:

	2021	2020	2019
Bonds	$1,199	(120)	13
Stocks	11	2	—
Mortgage Loans	(8)	(34)	—
Derivatives	1,883	202	1,062
Other	(39)	(1)	(2)
Total realized capital gains (losses)	3,046	49	1,073
Income tax benefit (expense) on net realized gains (losses)	(249)	—	11
Total realized capital gains (losses), net of taxes	2,797	49	1,084
Net gains (losses) transferred to IMR, net of taxes	941	(93)	31
Net realized gains (losses), net of taxes and IMR	$1,856	142	1,053
(d)    Net Investment Income
Major categories of net investment income for the years ended December 31 are shown below:

	2021	2020	2019
Interest:
Bonds	$4,233	4,189	4,319
Mortgage loans on real estate	682	647	617
Policy loans	12	12	11
Cash, cash equivalents, and short-term investments	—	7	23
Dividends:
Stocks	13	7	7
Investment in subsidiaries	51	50	67
Rental income on real estate	20	20	13
Derivatives	37	(14)	(109)
Other	(92)	47	(7)
Gross investment income	4,956	4,965	4,941
Investment expenses	(137)	(138)	(146)
Net investment income before amortization of IMR	4,819	4,827	4,795
Amortization of IMR	47	37	44
Net investment income	$4,866	4,864	4,839
(e)    Mortgage Loans on Real Estate
The Company's investment in mortgage loans on real estate includes CMLs and RMLs at December 31, 2021 and 2020.
At December 31, 2021 and 2020, the Company's CML portfolio includes concentrations exceeding 10% for the following states:

	2021		2020
	Concentration Amount	Concentration %	Concentration Amount	Concentration %
California	$3,605	22.9%	$3,356	22.6%

31 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The maximum lending rates for CMLs made during 2021 and 2020 were 4.5% and 4.1%, respectively. The minimum lending rates for CMLs made during 2021 and 2020 were 1.7% and 2.2%, respectively. The maximum percentage of any one loan to the value of security at the time of the loan extension exclusive of insured, guaranteed or purchased money mortgages was 77.6% and 84.8% during 2021 and 2020, respectively.
At December 31, 2021 and 2020, the Company's RML portfolio includes concentrations exceeding 10% for the following states:

	2021		2020
	Concentration Amount	Concentration %	Concentration Amount	Concentration %
California	$500	35.6%	$353	46.3%
Florida	—	—%	80	10.4%
The maximum lending rates for RMLs made during 2021 and 2020 was 11.0% and 8.3%. The minimum lending rates for RMLs made during 2021 and 2020 was 2.8% and 3.0%. The maximum percentage of any one loan to the value of security at the time of the loan extension exclusive of insured, guaranteed or purchased money mortgages for RMLs was 94.8% and 93.3% during 2021 and 2020.
As of December 31, 2021 and 2020, there were no taxes, assessments, or amounts advanced that were excluded from the mortgage loan investment total.
(1)    Age Analysis of Mortgage Loans
The following table presents an age analysis of the Company's mortgage loan investments as of December 31, 2021 and 2020 by type:

	2021		2020
	Residential	Commercial	Residential	Commercial
Current	$1,364	15,732	693	14,813
30-59 Days Past Due	14	—	18	—
60-89 Days Past Due	2	—	2	—
90-179 Days Past Due	11	—	4	—
180+ Days Past Due	15	16	47	57
Total	$1,406	15,748	764	14,870
For mortgage loans investments greater than 90 days past due and still accruing interest, the recorded investment and interest accrued as of December 31, 2021 and 2020 are shown below by type:

	2021		2020
	Residential	Commercial	Residential	Commercial
Accruing Interest 90-179 Days Past Due
Recorded Investment	$—	—	2	—
Interest Accrued	—	—	—	—
Accruing Interest 180+ Days Past Due
Recorded Investment	—	—	—	—
Interest Accrued	—	—	—	—
There were no mortgage loan investments for which interest was reduced as of December 31, 2021 and 2020.
As of December 31, 2021 and 2020 there were no RMLs in which the Company participated as a co-lender in a mortgage loan agreement. As of December 31, 2021 and 2020, for CML investments, the recorded investment for which the Company participated as a co-lender in a mortgage loan agreement was $2,471 and $1,979, respectively.

32 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(2) Impaired Mortgage Loans
For the years ended December 31, 2021, and 2020, the recorded investment in impaired CMLs was $16, and $25, respectively. These amounts also represent the average recorded investment in impaired mortgage loans for the year ended December 31, 2021, and 2020. There was no related allowance for credit losses on these investments and the Company did not participate as a co-lender in the related mortgage loan agreement. In addition, the impaired CMLs were not in nonaccrual status and no interest income recognized using a cash-basis method of accounting during the time that the loan was impaired. There was no recorded investment in impaired RMLs for the years ended December 31, 2021, and 2020.
There was $0, $1 and $0 interest income recognized on impaired mortgage loans as of December 31, 2021, 2020 and 2019, respectively. The Company recognizes interest income on its impaired mortgage loans upon receipt of payment.
As of December 31, 2021 and 2020, the Company derecognized mortgage loans as a result of foreclosure of $4 and $0, respectively.
(3) Credit Quality Indicators
The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators. The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its CML portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.
The credit quality of CMLs as of December 31 is shown below:

	Debt Service Coverage Ratios
2021:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$4,528	59	98	663	5,348	34.0%
50% – 60%	4,459	775	249	824	6,307	40.0%
60% – 70%	2,077	1,099	281	444	3,901	24.8%
70% – 80%	23	89	35	29	176	1.1%
80% – 90%	—	—	—	—	—	—%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	—	—	16	—	16	0.1%
Total	$11,087	2,022	679	1,960	15,748	100.0%

	Debt Service Coverage Ratios
2020:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$3,992	73	52	622	4,739	31.9%
50% – 60%	4,477	770	132	359	5,738	38.6%
60% – 70%	2,288	905	273	582	4,048	27.2%
70% – 80%	—	163	102	35	300	2.0%
80% – 90%	—	—	21	—	21	0.1%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	—	—	25	—	25	0.2%
Total	$10,757	1,911	605	1,598	14,871	100.0%

33 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company has determined the delinquency status and the loan-to-value ratio are the most reliable indicators in analyzing the credit risk of its RML portfolio. The loan-to-value ratio is based on the Company's internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated.
The loan-to-value ratios of RMLs as of December 31 are shown below:

	2021		2020
	Total	Percent of Total	Total	Percent of Total
Loan-to-value ratios:
Below 70%	$353	25.1%	$165	21.6%
71% to 80%	705	50.1%	381	49.9%
81% to 90%	316	22.5%	206	27.0%
91% to 95%	33	2.3%	12	1.6%
Above 95%	—	—%	—	—%
Total	$1,407	100.0%	$764	100.0%
(f)    Loan-Backed Securities
SSAP No. 43R requires the bifurcation of impairment losses on loan-backed or structured securities into interest and noninterest-related portions. The noninterest portion is the difference between the present value of cash flows expected to be collected from the security and the amortized cost basis of the security. The interest portion is the difference between the present value of cash flows expected to be collected from the security and its fair value at the balance sheet date.
The Company recognized loan-backed securities in OTTI for the year ended December 31, 2021 as follow:

	2021
		OTTI Recognized in Loss
	Amortized Cost Basis Before OTTI	Interest	Non-Interest	Fair Value
OTTI Recognized:
Intent to sell	$41	3	—	38
Annual aggregate total	$41	3	—	38
The Company had no loan-backed securities recognized in OTTI for the years ended December 31, 2020 and 2019.
(g)    Derivatives and Hedging Instruments
The Company uses exchange-traded and OTC derivative instruments as a risk management strategy to economically hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities that do not qualify for hedge accounting treatment are recorded at fair value in the Statutory Financial Statements using valuation techniques further discussed in Note 6.
The Company does not have derivative contracts with financing premium as of December 31, 2021 and 2020.
Derivatives held by the Company are designated as either a cash flow hedging instrument (cash flow hedge) or nonqualified hedging instrument (nonqualifying strategies).

34 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(1) Cash Flow Hedges
Foreign Currency Swaps on Debt Securities
Foreign currency swaps have notional amounts and maturity dates equal and offsetting to the underlying debt securities and are determined to be highly effective as of December 31, 2021 and 2020.
(2) Fair Value Hedges
Interest Rate Swaps on Variable Annuity Insurance Liabilities
IRS traded after June 2013 are centrally cleared through an exchange. For IRS traded prior to June 2013 the IRS exposure was netted with other OTC derivatives upon settlement and were subject to the rules of the International Swaps and Derivatives Association, Inc. agreements. The fair values of the collateral posted for OTC and exchange traded derivatives are discussed in the derivative collateral management section below.
Prior to January 1, 2020, the Company designated hedge accounting for these IRS as a cash flow hedge under SSAP No. 86. The amounts previously recorded under the SSAP No. 86 relationship continue to be deferred and amortized over the life of the former hedge program. Effective January 1, 2020, the Company de-designated its previous hedging relationship under SSAP No. 86 and simultaneously designated the hedging relationship under SSAP No. 108 as a fair value hedge. The relationship is deemed to be highly effective at December 31, 2021.
    (3) Nonqualifying Strategies
Futures and Options Contracts
OTC options and ETO are cleared through the Options Clearing Corporation, which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The fair values of the collateral posted for futures, OTC options, and ETO are discussed in the derivative collateral management section below.
Interest Rate Swaps
The Company can receive the fixed or variable rate; IRS are traded in varying maturities. The fair values of the collateral posted and variation margin for OTC and centrally cleared IRS are discussed in the derivative collateral management section below.
Credit Default Swaps
The CDS within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. Prior to January 1, 2021, the notional amount is equal to the maximum potential future loss amount. Beginning January 1, 2021, the Company updated the potential future exposure (PFE) to zero, as PFE is not determinable. The PFE is zero for the following reasons:

(a) CDS are used to hedge indices allocated to products by policyholders. Fluctuations in value of the CDS are offset by credits provided to policyholders and results in a minimal amount of hedge inefficiency. It is impossible to determine the potential future amount of hedge inefficiency.
(b) The CDS used are exchange traded and daily variation margin is required to settle market movements. This minimizes counterparty credit risk. It also makes it impossible to determine what the potential future exposure related to counterparty risk, net of variation margin received could be.
The fair value of the collateral posted for centrally cleared CDS is discussed in the derivative collateral management section below.

35 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Total Return Swaps
The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month LIBOR and the return of an underlying index. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.
To Be Announced Securities
The Company uses OTC TBA forward contracts to gain exposure to the investment risk and return of mortgage-backed securities. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. The fair value of the collateral posted for OTC TBA securities is discussed in the derivative collateral management section below.
The following table presents a summary of the aggregate notional amounts and fair values of the Company’s derivative instruments reported on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31:

	2021			2020
		Gross Fair Value			Gross Fair Value
	Notional (1)	Assets	Liabilities	Notional (1)	Assets	Liabilities
Cash flow hedging instruments
Foreign currency swaps	$1,583	81	(33)	1,341	56	(76)
Total cash flow hedging instruments		$81	(33)		56	(76)

Fair value hedging instruments
IRS	$2,696	305	3,511	2,709	472	(40)
Total fair value hedging instruments		$305	3,511		$472	(40)

Nonqualifying hedging instruments
OTC options	$55,270	2,174	(1,822)	51,430	3,433	(3,013)
ETO	19,388	114	(119)	15,224	136	(96)
TBA securities	1,987	—	—	1,331	1	(1)
IRS	2,233	8	(3,545)	2,631	9	(18)
Futures	19,591	—	—	19,312	—	—
TRS	6,633	—	(15)	11,653	7	(18)
Total nonqualifying hedging instruments		2,296	(5,501)		3,586	(3,146)
Total derivative instruments		$2,682	(2,023)		4,114	(3,262)

(1) Notional amounts are presented on an absolute basis.
Derivative Collateral Management
The Company manages derivative collateral for the general account and separate account combined and separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2021 and 2020, had a fair value of $2,432 and $2,476, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and recorded at amortized cost. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The total collateral posted for OTC derivatives at December 31, 2021 and 2020, had a fair value of $2 and $3, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.

36 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(h)    Offsetting Assets and Liabilities
The Company elects to disclose derivative assets and liabilities eligible for offset under SSAP No. 64 – Offsetting and Netting of Assets and Liabilities on a gross basis on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with the provisions set forth in SSAP No. 86. This treatment is consistent with the Company’s historical reporting presentation.
(i)    Securities Lending
The Company loaned securities with a carrying value of $2,809 and $2,212 and a fair value of $3,022 and $2,610 as of December 31, 2021 and 2020, respectively. The aggregate amount of collateral received through securities lending at December 31 is as follows:

	Fair Value
	2021	2020
Cash
Open	2,594	2,587
30 days or less	—	—
31 to 60 days	—	—
61 to 90 days	—	—
Greater than 90 days	—	—
Subtotal	2,594	2,587
Securities received	500	86
Total collateral received	$3,094	2,673
The aggregate amount of cash collateral reinvested through securities lending at December 31 is as follows:

	2021		2020
	Amortized cost	Fair value	Amortized cost	Fair value
Open	—	—	—	—
30 days or less	949	949	950	950
31 to 60 days	837	837	955	955
61 to 90 days	61	61	66	66
91 to 120 days	162	162	—	—
121 to 180 days	308	308	143	143
181 to 365 days	277	277	473	473
Greater than 1 year	—	—	—	—
Total collateral reinvested	$2,594	2,594	2,587	2,587
As of December 31, 2021 and 2020, the Company had no borrowings outstanding from collateral securities lending.
Reinvested collateral is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The amount and type of reinvested collateral at December 31 is as follows:

	2021	2020
Cash and cash equivalents	$1,665	1,630
Short-term investments	929	957
Total	$2,594	2,587

37 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(j)     Reverse Repurchase Agreements
The Company participates in both bilateral and tri-party repos. As of December 31, 2021 and 2020, the Company did not sell or acquire any securities that resulted in default. The Company did not recognize a liability to return cash collateral as of December 31, 2021 and 2020.
All collateral received, as of December 31, 2021 and 2020, were bonds with a designated NAIC-1 rating. Further information related to repos for the years ended December 31, 2021 and 2020, is as follows:

As of year end	2021	2020
1. Maturity
a. Overnight	$1,161	430
b. 2 Days to 1 Week	—	—
2. Collateral Pledged and Securities Acquired Under Repo
a. Cash Collateral Pledged - Secured Borrowing	$1,161	430
b. Fair Value of Securities Acquired Under Repo - Secured Borrowing	1,161	435

Maximum Amount	2021	2020
1. Maturity
a. Overnight	$1,161	2,878
b. 2 Days to 1 Week	—	—
2. Collateral Pledged and Securities Acquired Under Repo
a. Cash Collateral Pledged - Secured Borrowing	$1,161	2,878
b. Fair Value of Securities Acquired Under Repo - Secured Borrowing	1,161	2,906
(k)    Non-insurance SCA Investments
A summary of the Company’s SSAP No. 97 – Investments in Subsidiary, Controlled and Affiliated Entities, non-insurance SCA investments, including their respective asset value and NAIC filing information, as of December 31, 2021 is as follows:

SCA Name	Gross Asset	Non-Admitted Asset	Net Admitted Assets	NAIC Filing Date	NAIC Filing Type	NAIC Filing Balance	Re-submission Required?
AZLPF	$789	—	789	5/25/2021	S2	777	N
Total	$789	—	789	XXX	XXX	777	XXX
(l)    FHLB Agreements
The Company held Class A FHLB membership stock of $10 and $10 at December 31, 2021 and 2020 and activity stock of $80 and $60 at December 31, 2021 and 2020, respectively. The Company has a fully collateralized borrowings with a balance of $2,000 and $1,500 as of December 31, 2021 and 2020 which is recorded in Borrowed money on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. All FHLB transaction activity occurs in the Company's general account.
Securities collateral pledged to FHLB at December 31 is as follows:

	2021	2020
Carrying value	$1,988	1,336
Fair value	2,381	1,736
The maximum of collateral pledged to FHLB during the year ended December 31 was as follows:

	2021	2020
Carrying value	$4,290	1,994
Fair value	5,052	2,254

38 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

As of December 31, 2021 and 2020, the Company had $2,000 and $1,500, respectively, in total borrowing capacity under its agreement with the FHLB. The maximum amount of aggregate borrowing from FHLB during the years ended December 31, 2021 and 2020 was $4,000 and $2,000, respectively. Borrowings are not subject to prepayment penalties. Outstanding borrowings as of December 31, 2021, were issued on various dates ranging from October 17, 2016 to December 20, 2021 and interest rates on those borrowings range from 0.2% to 3.2%. Interest paid on borrowings was $17 and $15 for the year ended December 31, 2021 and 2020 .
(m)    Restricted Assets
As of December 31, 2021 and 2020, the Company had the following restricted assets, including assets pledged to others as collateral:

	Gross Restricted				Percentage
	Total general account	Total from prior year	Increase (decrease)	Total current year admitted restricted	Gross restricted to total assets	Admitted restricted to total admitted assets
Collateral held under security lending arrangements	$3,094	2,673	421	3,094	1.8%	1.8%
FHLB Capital Stock	90	70	20	90	—	—
On deposit with states	4	4	—	4	—	—
On deposit with other regulatory bodies	27	19	8	27	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	1,988	1,336	652	1,988	1.1	1.1
Derivative collateral	2,338	2,266	72	2,338	1.3	1.3
Modco Assets	25,773	—	25,773	25,773	14.8	14.9
Total restricted assets	$33,314	6,368	26,946	33,314	19.0%	19.1%
(n)    Low Income Housing Tax Credits
As of December 31, 2021 the Company had various LIHTC investments with a range of 4 to 13 remaining years of unexpired tax credits and no required holding period.
The amount of tax credits and other tax benefits recognized during the years ended December 31, 2021, 2020 and 2019 is $44, $38, and $29, respectively.
The balance of the investment recognized in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the years ended December 31, 2021 and 2020 is $503 and $403, respectively.
Additionally, the Company's LIHTC investments require a commitment of capital. The Company has open capital commitments of $271 and $199 at December 31, 2021 and 2020, respectively, which are recorded as an unfunded commitment liability in other liabilities. LIHTC commitments are considered an open capital commitment beginning when the Company formally commits to fund the LIHTC, but they are not recorded as an unfunded commitment asset and liability until the Company has begun funding the LIHTC.
(o)    5GI Securities
As of December 31, 2021 and 2020, details regarding the Company's 5GI securities are as follows:

	2021			2020
	Number of Securities	Aggregate Book Adjusted Carrying Value	Aggregate Fair Value	Number of Securities	Aggregate Book Adjusted Carrying Value	Aggregate Fair Value
Bonds	—	$—	—	—	$—	—
Loan-backed and structured securities	—	—	—	1	1	1
Total	—	$—	—	1	$1	1

39 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(6)    Fair Value Measurements
SSAP No. 100R – Fair Value establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.
Level 1 –     Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.
Level 2 –     Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:
(a)    Quoted prices for similar assets or liabilities in active markets.
(b)    Quoted prices for identical or similar assets or liabilities in markets that are not active.
(c)    Inputs other than quoted prices that are observable.
(d)    Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 –     Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).
The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each financial asset and liability was classified into Level 1, 2, or 3.
The following presents the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	2021
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Bonds	$—	3	—	3
Common stocks	$213	—	—	213
Derivative assets	114	2,644	—	2,758
Separate account assets	21,319	7,043	—	28,362
Total assets reported at fair value	21,646	9,690	—	31,336
Liabilities at fair value:
Derivative liabilities	119	1,894	15	2,028
Separate account derivative liabilities	—	5,329	—	5,329
Total liabilities reported at fair value	$119	7,223	15	7,357

(a) The Company does not have any assets or liabilities measured at net asset value (NAV) that are included in Level 2 within this table.

40 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2020
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Bonds	$—	4	—	4
Common stocks	163	—	1	164
Derivative assets	136	4,036	7	4,179
Separate account assets	21,789	11,408	—	33,197
Total assets reported at fair value	22,088	15,448	8	37,544
Liabilities at fair value:
Derivative liabilities	96	3,161	18	3,275
Separate account derivative liabilities	—	10,332	—	10,332
Total liabilities reported at fair value	$96	13,493	18	13,607

(a) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 within this table.
The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability). The Company has not made changes to valuation techniques in 2021.
(a)    Valuation of Bonds and Unaffiliated Stock
The fair value of bonds is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies. Internal pricing models based on market spread and U.S. Treasury rates are used to value private placement holdings. The primarily unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate bonds is a corporate index option adjusted spread (OAS). CDO and certain mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs; however, the key unobservable inputs would generally include default rates.
Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.
The fair value of unaffiliated common stocks is based on quoted market prices in active markets when available and included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs or obtains valuations from third party brokers or investment managers. Such investments may be categorized in Level 2 or Level 3. The primary unobservable input used to value common stock are indicative quotes received from third-party vendors.

41 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The fair value of unaffiliated preferred stocks is based on quoted market prices in active markets. When available, such investments are included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs. Such investments may be categorized in Level 2 or Level 3.
(b)    Valuation of Derivatives
Active markets for OTC options do not exist. The fair value of OTC options is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced, foreign currency swaps, credit default swaps (CDS), To Be Announced (TBA) securities, and interest rate swaps (IRS) are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs and futures are based on quoted market prices and are generally included in Level 1.
Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis. The Company does not have insight into the specific inputs used by third-party vendors; however, the key unobservable input would generally include the spread.
(c)    Valuation of Separate Account Assets and Separate Account Derivative Liabilities
Separate account assets and Separate account derivative liabilities, with the exception of certain bonds, cash, cash equivalents, and investment income due and accrued, are carried at fair value, which is based on the fair value of the underlying assets which are described throughout this note. Funds in the separate accounts are primarily invested in variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on quoted prices in active, observable markets. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in bonds, short-term investments and derivatives, that portion could be classified within Level 2 or Level 3). Certain bonds, cash, and cash equivalents, along with related accrued investment income, carried at amortized cost within the separate account have an amortized cost of $19,917 and $12,704 as of December 31, 2021 and 2020, respectively, and a fair value of $20,719 and $13,689 as of December 31, 2021 and 2020, respectively. Separate account assets carried at amortized cost are included in the table in section 6(h) below.
(d)    Level 3 Rollforward
The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

42 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	January 1, 2021	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2021

Preferred stocks	—	41	—	—	—	(41)	—
Common stocks	1	—	—	—	—	(1)	—
TRS assets	7	—	—	297	(7)	(297)	—
Total Level 3 Assets	8	—	—	297	(7)	(298)	—

TRS liabilities	(18)	—	—	(423)	3	423	(15)
Total Level 3 Liabilities	$(18)	—	—	(423)	3	423	(15)

	January 1, 2020	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2020

Common stocks	1	—		—	—	—	1
TRS assets	1	—	—	960	6	(960)	7
Total Level 3 Assets	2	—	—	960	6	(960)	8

TRS liabilities	(13)	—	—	(568)	(5)	568	(18)
Total Level 3 Liabilities	$(13)	—	—	(568)	(5)	568	(18)
(e)    Transfers
The Company reviews its fair value hierarchy classifications annually. Transfers between levels occur when there are changes in the observability of inputs and market activity.
All transfers into Level 3 were a result of observable inputs no longer being considered reliable or could no longer be validated against an alternative source. The transfers out of Level 3 were a result of securities no longer being carried at fair value as a result of new availability of reliable observable inputs or the ability to validate market price of the security against an alternative source.
(f)    Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs
Bonds: The primary unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate bonds is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a security's sector, rating, and average life. A significant increase (decrease) of the corporate index OAS in isolation could result in a decrease (increase) in fair value.
CDO and certain mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable inputs would generally include default rates. A significant increase (decrease) in default rates in isolation could result in an decrease (increase) in fair value.
Common and preferred stocks: The primary unobservable inputs used to value common and preferred stock are indicative quotes received from third-party vendors and subsequent offering prices. A significant increase (decrease) in either the indicative quotes or offering prices in isolation could result in an increase (decrease) in fair value.
Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in higher (lower)

43 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.
(g)    Estimates
The Company has been able to estimate the fair value of all financial assets and liabilities.
(h)    Aggregate Fair Value of Financial Instruments
The following tables present the carrying amounts and fair values of all financial instruments at December 31 (b):

	2021
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$104,413	93,817	4,062	81,773	18,578
Common stocks, unaffiliated	303	303	213	—	90
Mortgage loans on real estate	17,673	17,154	—	—	17,673
Cash equivalents	3,210	3,210	1,694	1,516	—
Derivative assets	2,758	2,682	114	2,644	—
Securities lending reinvested collateral assets	2,594	2,594	—	2,594	—
Other invested assets	1,052	1,052	—	102	950
COLI	713	713	—	713	—
Separate account assets	49,082	48,279	22,298	26,784	—
Financial Liabilities
Deposit-type contracts	$5,056	4,577	—	—	5,056
Other investment contracts	97,132	88,311	—	—	97,132
Borrowed money	1,976	2,001	—	—	1,976
Derivative liabilities	2,028	2,023	119	1,894	15
Payable for securities lending	2,594	2,594	—	2,594	—
Payable for securities	271	271	—	—	271
Separate account liabilities	49,082	48,279	22,298	26,784	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

44 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2020
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$115,710	99,088	4,995	93,714	17,001
Preferred stocks, unaffiliated	43	41	—	—	43
Common stocks, unaffiliated	234	234	163	—	71
Mortgage loans on real estate	17,117	15,634	—	—	17,117
Cash equivalents	878	878	448	430	—
Derivative assets	4,179	4,114	136	4,036	7
Securities lending reinvested collateral assets	2,587	2,587	—	2,587	—
Other invested assets	757	757	—	23	734
COLI	653	653	—	653	—
Separate account assets	46,886	45,901	22,732	24,154	—
Financial Liabilities
Deposit-type contracts	$5,395	4,749	—	—	5,395
Other investment contracts	103,518	95,083	—	—	103,518
Borrowed money	1,516	1,501	—	—	1,516
Derivative liabilities	3,275	3,262	96	3,161	18
Payable for securities lending	2,587	2,587	—	2,587	—
Payable for securities	199	199	—	—	199
Separate account liabilities	46,886	45,901	22,732	24,154	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

A description of the Company’s valuation techniques for financial instruments not reported at fair value and categorized within the fair value hierarchy is shown below:
Valuation of FHLB Stock
FHLB stock, included in Common stocks, is not traded in an active market and is categorized in Level 3. FHLB stock is carried at cost, which approximates fair value unless it is impaired, based on provisions within the Company’s FHLB agreement that allow for return of outstanding shares of FHLB stock at the Company’s cost basis.
Valuation of Mortgage Loans on Real Estate
The fair value of commercial mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The fair value of residential mortgage loans on real estate is calculated by discounting estimated cash flows, with discount rates based on current market conditions.

45 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Cash Equivalents
Cash equivalents are comprised of money market mutual funds, cash equivalent bonds, and reverse repurchase agreements. The fair value of money market mutual funds and cash equivalent bonds are based on quoted market prices in active markets and included in Level 1. Reverse repurchase prices are provided by third-party pricing sources and included in Level 2, because the inputs used to determine fair value are market observable.
Valuation of Securities Lending Reinvested Collateral Assets
Collateral held from securities lending agreements is primarily comprised of short-term and long-term highly liquid fixed-maturity securities. Fair values are determined and classified within the fair value hierarchy in a manner consistent with the method utilized to determine the fair value of similar securities (fixed-income securities, equity securities, cash and cash equivalents) held within the Company’s general account investment portfolio.
Valuation of Other Invested Assets
Other invested assets include LIHTC investments, limited partnership investments, loans to affiliates, and restricted stock unit (RSU) assets. As there is no observable market data on which to calculate fair value of the LIHTC investment balances, the fair value is set equal to carrying value. Limited partnership investments are recorded using the cost method in line with SSAP No. 48 – Joint Ventures, Partnerships and Limited Liability Companies using unobservable inputs. Loans to affiliates are carried at cost; due to the lack of an active market, the current carrying value is the only market price at which the transaction could be settled, the Company believes cost approximates fair value. Due to the use of unobservable inputs, LIHTC investments, limited partnership investments, and loans to affiliates are categorized as Level 3. RSU assets tied to the share price of Allianz SE stock but does not participate in an active market; given this, it is categorized as Level 2.
Valuation of COLI
The COLI policies held by the Company are carried at their respective cash surrender values, which approximates fair value. The cash surrender value of the policies is based on the value of the underlying assets, which are regularly priced utilizing observable inputs. The COLI asset is included within Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. At December 31, 2021 and 2020, the cash surrender value in an investment vehicle is $713 and $653, respectively, and is allocated into the following categories based on primary underlying investment characteristics:

	2021	2020
Bonds	47.0%	80.0%
Stocks	21.0%	20.0%
Other Invested Assets	32.0%	—%
Valuation of Deposit-Type Contracts
Fair values of deposit-type contracts are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for actuarial inputs.
Valuation of Other Investment Contracts
Other investment contracts are included within Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Other investment contracts include certain reserves related to deferred annuities and other payout annuities that may include life contingencies, but do not have significant mortality risk due to substantial periods certain. Fair values are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for market inputs.

46 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Borrowed Money
The fair value of the FHLB borrowing is calculated on a discounted cash flow basis. Each position includes a monthly interest rate, a maturity payment amount, and a maturity date. The interest and maturity payments are projected as of the valuation date, and the expected cash flows are discounted using the valuation date swap curve.
Valuation of Payable for Securities Lending
Securities lending payable is set equal the to the cash collateral received. Due to the short-term nature of these loans, the carrying value is deemed to approximate fair value.
Valuation of Payable for Securities
Included in Payable for securities is the LIHTC investments unfunded commitment liability. As there is no observable market data on which to calculate fair value of the LIHTC investment unfunded commitment asset and liability, fair value is set equal to carrying value, and the balance is categorized as Level 3.
Valuation of Separate Account Liabilities
The fair value of separate account liabilities approximates the fair value of separate account assets.
(7)    Mortgage Notes Payable
In 2004, the Company obtained an $80 mortgage loan from an unrelated third-party for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with the same counterparty in conjunction with the construction of an addition to the Company’s headquarters of $65. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2021 and 2020, the combined loan had a balance of $31 and $41, respectively, and is reported within Real estate on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision.
Interest expense for all loans is $2, $3, and $3, in 2021, 2020, and 2019, respectively, and is presented in Net investment income on the Statutory Statements of Operations.
The future principal payments required under the loan are as follows:

2022	$11
2023	12
2024	8
2025	—
2026	—
2027 and beyond	—
Total	$31

47 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(8)    Electronic Data Processing Equipment and Software (EDP)
EDP at December 31 and the changes in the balance for the years then ended are as follows:

	2021	2020
Amortization:
Software amortization	8	7
Net EDP balance, by major classes of assets:
Servers, computers and peripherals	—	2
Software	53	38
Net EDP balance	53	40
Nonadmitted	(53)	(38)
Net admitted EDP balance	$—	2
The Company has a gross EDP asset of $55 and $73 and accumulated depreciation and amortization of $(2) and $(33) at December 31, 2021 and 2020, respectively. Servers, computers and peripherals are depreciated over the lesser of their useful life or three years and the net balance is nonadmitted. Software is amortized over the lesser of their useful life or five years. Nonoperating software is nonadmitted and operating software is admitted to the extent it meets the criteria defined in SSAP No. 16R - Electronic Data Processing Equipment and Software.

(9)    Income Taxes
(a)    Deferred Tax Assets and Liabilities
The components of the net DTA or net DTL are as follows:

	December 31, 2021
	Ordinary	Capital	Total
Total gross deferred tax assets	$998	48	1,046
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	998	48	1,046
Deferred tax assets nonadmitted	(6)	—	(6)
Subtotal net admitted deferred tax assets	992	48	1,040
Deferred tax liabilities	(536)	(17)	(553)
Net admitted deferred tax assets (liabilities)	$456	31	487

	December 31, 2020
	Ordinary	Capital	Total
Total gross deferred tax assets	$911	52	963
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	911	52	963
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	911	52	963
Deferred tax liabilities	(684)	(6)	(690)
Net admitted deferred tax assets (liabilities)	$227	46	273

48 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Total gross deferred tax assets	$87	(4)	83
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	87	(4)	83
Deferred tax assets nonadmitted	(6)	—	(6)
Subtotal net admitted deferred tax assets	81	(4)	77
Deferred tax liabilities	147	(10)	137
Net admitted deferred tax assets (liabilities)	$228	(14)	214
The amount of admitted adjusted gross DTAs allowed under each component of SSAP No. 101 – Income Taxes (SSAP No. 101) as of December 31 are as follows:

	December 31, 2021
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	48	48
Adjusted gross DTAs expected to be realized after application of the threshold limitations	—	—	—
Lesser of 11.b.i or 11.b.ii:	—	—	—
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	456	—	456
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	1,533
Lesser of 11.b.i or 11.b.ii	456	—	456
Adjusted gross DTAs offset by gross DTLs (11.c)	536	—	536
Deferred tax assets admitted	$992	48	1,040

	December 31, 2020
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	3	3
Adjusted gross DTAs expected to be realized after application of the threshold limitations	—	—	—
Lesser of 11.b.i or 11.b.ii:	—	—	—
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	419	49	468
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	1,108
Lesser of 11.b.i or 11.b.ii	419	49	468
Adjusted gross DTAs offset by gross DTLs (11.c)	492	—	492
Deferred tax assets admitted	$911	52	963

49 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	44	44
Adjusted gross DTAs expected to be realized after application of the threshold limitations	—	—	—
Lesser of 11.b.i or 11.b.ii:	—	—	—
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	37	(49)	(12)
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	425
Lesser of 11.b.i or 11.b.ii	37	(49)	(12)
Adjusted gross DTAs offset by gross DTLs (11.c)	44	—	44
Deferred tax assets admitted	$81	(5)	76
Ratios used for threshold limitation as of December 31 are as follows:

	December 31
	2021	2020	Change
Ratio percentage used to determine recovery period and threshold limitation amount	1,082%	705%	377%
Amount of adjusted capital and surplus used to determine recovery period threshold limitation	$10,218	7,386	2,832
Impact of tax planning strategies on the determination of net admitted adjusted gross DTAs is as follows:

December 31, 2021
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	—%	—%

	December 31, 2020
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	93.7%	93.7%

	Change
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	(93.7)%	(93.7)%
The Company’s tax planning strategies do not include the use of reinsurance.
(b)    Unrecognized Deferred Tax Liabilities
There are no temporary differences for which DTLs are not recognized.

50 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Current and Deferred Income Taxes
The significant components of income taxes incurred (i.e. Current income tax expense) include:

	December 31			2021-2020 Change	2020-2019 Change
	2021	2020	2019
Current year federal tax expense (benefit) - ordinary income	$1,091	18	773	1,073	(755)
Current year foreign tax expense (benefit) - ordinary income	—	—	—	—	—
Subtotal	1,091	18	773	1,073	(755)
Current year tax expense - net realized capital gains (losses)	249	—	(11)	249	11
Federal and foreign income taxes incurred	$1,340	18	762	1,322	(744)
DTAs and DTLs consist of the following major components:

	December 31
Deferred tax assets	2021	2020	Change
Ordinary:
Unrealized losses	$14	—	14
Deferred acquisition costs	186	169	17
Expense accruals	82	63	19
Policyholder reserves	701	666	35
Fixed assets	—	—	—
Nonadmitted assets	15	13	2
Subtotal	998	911	87
Statutory valuation allowance adjustment	—	—	—
Nonadmitted ordinary deferred tax assets	(6)	—	(6)
Admitted ordinary tax assets	992	911	81

Capital:
Impaired assets	48	51	(3)
Unrealized losses	—	1	(1)
Subtotal	48	52	(4)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted capital deferred tax assets	—	—	—
Admitted capital deferred tax assets	48	52	(4)
Admitted deferred tax assets	$1,040	963	77

51 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	December 31
Deferred tax liabilities	2021	2020	Change
Ordinary:
Investments	$(53)	(54)	1
Fixed assets	(4)	(5)	1
Policyholder reserves	(356)	(445)	89
Software capitalization	(11)	(7)	(4)
Unrealized gains	(64)	(79)	15
Other	(48)	(94)	46
Subtotal	(536)	(684)	148

Capital:
Unrealized gains	(17)	(6)	(11)
Subtotal	(17)	(6)	(11)
Deferred tax liabilities	$(553)	(690)	137
Net deferred tax assets (liabilities)	$487	273	214
The realization of the DTAs is dependent upon the Company’s ability to generate sufficient taxable income in future periods. Based on historical results and the prospects for future current operations, management anticipates that it is more likely than not that future taxable income will be sufficient for the realization of the remaining DTAs.
The Coronavirus Aid, Relief, and Economic Security Act, (CARES Act of 2020) was enacted on March 27, 2020, thereby allowing net operating losses (NOLs) arising in tax years beginning after December 31, 2017, and before January 1, 2021 (e.g., NOLs incurred in 2018, 2019, or 2020 by a calendar-year taxpayer) to be carried back to each of the five tax years preceding the tax year of such loss.
In computing taxable income, life insurance companies are allowed a deduction attributable to their life insurance and accident and health reserves. The Tax Act of 2017 significantly changed the methodology by which these reserves are computed for tax purposes. The changes are effective for tax years beginning after 2017 and are subject to a transition rule that spreads the additional income tax liability over the subsequent eight years beginning in 2018.  Due to complexities in the new methodology and limited guidance from the Internal Revenue Service and U.S. Treasury, the Company has recorded provisional amounts for the deferred tax revaluation associated with the changes in the computation of life insurance tax reserves based on information available at December 31, 2017.  Pursuant to Interpretation of the SAP Working Group 18-01: Updated Tax Estimates under the Tax Cuts and Jobs Act, provisional tax computations related to these amounts were reasonably estimated as of December 31, 2017 and have been adjusted based on guidance received from Internal Revenue Service and U.S. Treasury. Adjusted amounts are reflected in the Company's results of operations for the years ended December 31, 2021, 2020, and 2019.
The Change in net deferred income tax is comprised of the following (this analysis is exclusive of the nonadmitted DTAs as the Change in nonadmitted assets is reported separately from the Change in net deferred income tax in the Unassigned surplus section of the Statutory Statements of Capital and Surplus):

	December 31
	2021	2020	Change
Net deferred tax assets (liabilities)	$493	273	220
Statutory valuation allowance adjustment	—	—	—
Net deferred tax assets (liabilities) after statutory valuation allowance	493	273	220
Tax effect of unrealized gains (losses)	149	154	(5)
Statutory valuation allowance adjustment allocated to unrealized gains (losses)	—	—	—
Change in net deferred income tax			$215

52 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(d)    Reconciliation of Federal Income Tax Rate to Actual Effective Rate
The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Federal income tax rate	21.0%	21.0%	21.0%
Amortization of IMR	(1.9)	(1.3)	(3.6)
Dividends received deduction	(1.3)	(1.7)	(4.2)
Nondeductible expenses	0.1	—	0.9
Affiliated LLC income	(0.2)	(2.4)	—
COLI	(2.4)	(1.0)	(5.5)
Tax hedges	(6.5)	0.2	65.8
Tax hedge reclassification	73.7	6.8	84.7
Tax credits	(9.6)	(7.2)	(13.6)
Prior period adjustments	(1.2)	(0.6)	(0.4)
Change in deferred taxes on impairments	0.6	(5.0)	3.6
Change in deferred taxes on nonadmitted assets	(0.4)	(0.6)	(0.7)
Reinsurance	83.5	(5.5)	19.8
Correction of Error	2.0	—	—
NOL Carryback Benefit	—	(12.2)	—
Tax Contingencies	10.6	5.5	—
Realized Capital Gains Tax	47.4	(0.1)	—
Other	(1.4)	—	0.6
Effective tax rate	214.0%	(4.1)%	168.4%

Federal and foreign income taxes incurred (1)	207.4%	2.9%	293.7%
Realized Capital Gains Tax	47.4	(0.1)	—
Change in net deferred tax	(40.8)	(6.9)	(125.3)
Effective tax rate	214.0%	(4.1)%	168.4%

(1) Prior to 2020, tax on capital gains (losses) was excluded from federal and foreign income taxes incurred and detailed in Note 5(c).
(e)    Carryforwards, Recoverable Taxes, and IRC Section 6603 Deposits
As of December 31, 2021, there are no operating losses or tax credit carryforwards available for tax purposes.
There are no Federal income taxes available for recoupment in the event of future net losses.
There are no aggregate deposits admitted under Section 6603 of the IRC.
The Company had tax contingencies computed in accordance with SSAP No. 5R, Liabilities, Contingencies and Impairment of Assets, and SSAP No. 101 as of December 31, 2021 and 2020. The Company does not believe the tax contingencies will significantly increase within the next 12 months.
The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2021, 2020, and 2019 the Company recognized expenses of $23, $9, and $0 in interest and penalties, respectively. The Company had $32 and $9 for the unrecognized tax benefits and related accrued interest at December 31, 2021 and 2020, respectively.

53 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(f)    Consolidated Federal Income Tax Return
The Company’s federal income tax return is consolidated with AZOA. The method of allocation between the subsidiaries of AZOA is subject to written agreement, approved by the Allianz Life Board of Directors. Allocation is based upon separate return calculations with current credit for net losses. Intercompany tax balances are settled annually after the consolidated return is filed.

The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to U.S. Federal and non-U.S. income tax examinations for years prior to 2016, though examinations of combined returns filed by AZOA, which include the Company, by certain U.S. state and local tax authorities, may still be conducted for 2008 and subsequent years. The Internal Revenue Service (IRS) examination of AZOA for the 2016 and 2017 income tax returns has completed the exam phase and has been assigned to appeals for an issue related to variable annuity hedging income recognition. The IRS has also initiated an examination of AZOA's 2018 income tax return, which is expected to close by the end of 2022.
As of December 31, 2021, the companies included in the consolidated group for which AZOA files a federal income tax return is included below:

Members of Consolidated Tax Group
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of Missouri
Allianz Life Insurance Company of New York	Allianz Underwriters Insurance Company
AZOA Services Corporation	AGCS Marine Insurance Company
Allianz Global Risks US Insurance Company	William H. McGee & Co., Inc.
Allianz Reinsurance of America, Inc.	Allianz Reinsurance Management Services, Inc.
Allianz Technology of America, Inc.	Fireman’s Fund Insurance Company
Allianz Renewable Energy Partners of America LLC	Fireman’s Fund Indemnity Corporation
Allianz Renewable Energy Partners of America 2 LLC	National Surety Corporation
PFP Holdings, Inc.	Chicago Insurance Company
AZL PF Investments, Inc.	Interstate Fire & Casualty Company
Dresdner Kleinwort Pfandbriefe Investments II, Inc.	Associated Indemnity Corporation
Allianz Fund Investments, Inc.	American Automobile Insurance Company
Yorktown Financial Companies, Inc.	The American Insurance Company
Questar Capital Corporation	Allianz Risk Transfer, Inc.
Questar Agency, Inc.	Allianz Risk Transfer (Bermuda), Ltd.
(10)    Accident and Health Claim Reserves
Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2021 are appropriate, uncertainties in the reserving process could cause reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

54 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2021	2020	2019
Balance at January 1, net of reinsurance recoverables of $665, $654, and $574, respectively	$337	335	299
Incurred related to:
Current year	189	139	143
Prior years	(47)	(46)	(24)
Total incurred	142	93	119
Paid related to:
Current year	10	7	7
Prior years	84	84	76
Total paid	94	91	83
Balance at December 31, net of reinsurance recoverables of $734, $665, and $654, respectively	$385	337	335
Prior year incurred claim reserves for 2021, 2020 and 2019 were favorable as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on the individual LTC line of business.

55 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(11)    Reinsurance
The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit. In the normal course of business, the Company seeks to limit its exposure to loss by ceding risks under yearly renewal term, coinsurance, and modified coinsurance.
The Company monitors the financial exposure and financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by securing recoverable balances with various forms of collateral, including arranging trust accounts and letters of credit with certain reinsurers.
The effect of reinsurance on reserves, deposit-type contracts, and claims, for amounts recoverable from other insurers, was as follows:

	For the years ended December 31,
Reduction in:	2021	2020
Aggregate reserves	$16,141	6,636
Deposit-type contracts	132	99
Policy and contract claims	28	29
Reinsurance reserves, recoverables, and receivables at December 31, 2021 and 2020, are covered by collateral of $14,731 and $6,140, respectively, in addition to the letter of credit on behalf of AZMO, as noted in Note 2.
Life insurance, annuities, and accident and health business assumed from and ceded to other companies are as follows:

Year ended	Direct amount	Ceded to other companies	Assumed from other companies	Net amount
December 31, 2021
Life insurance in-force	$65,088	41,500	50	23,638
Premiums:
Life	1,453	94	1	1,360
Annuities	13,226	623	—	12,603
Accident and health	168	68	62	162
Total premiums	$14,847	785	63	14,125

December 31, 2020
Life insurance in-force	$53,399	34,345	54	19,108
Premiums:
Life	1,200	88	1	1,113
Annuities	9,473	398	—	9,075
Accident and health	170	68	56	158
Total premiums	$10,843	554	57	10,346

December 31, 2019
Life insurance in-force	$45,817	30,060	58	15,815
Premiums:
Life	989	88	1	902
Annuities	12,135	387	—	11,748
Accident and health	172	70	53	155
Total premiums	$13,296	545	54	12,805
The Company holds securities backing term life and universal life with secondary guarantees ceded reserves in compliance with Actuarial Guideline 48. As of December 31, 2021 and 2020, the Company had 8 and 7 reinsurance

56 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

contracts, respectively, in which risks under covered policies have been ceded. The Company held primary securities in an amount at least equal to the required level of primary securities for all of these contracts.
There are no nonaffiliated reinsurers owned in excess of 10% or controlled, either directly or indirectly, by the Company or by a representative, officer, trustee, or director of the Company.
There are no policies issued by the Company that have been reinsured with a company chartered in a country other than the United States that is owned in excess of 10% or controlled directly or indirectly by an insured, a beneficiary, a creditor, or any other person not primarily engaged in the insurance business.
The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel any reinsurance for reasons other than for nonpayment of premium or other similar credits.
The Company does not have reinsurance agreements in effect such that the amount of losses paid or accrued through the statement date may result in a payment to the reinsurer of amounts that, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premium collected under the reinsured policies.
The Company did not write off any uncollectible recoverables during 2021, 2020, and 2019.
The Company has reported in its operations $43 of claims incurred for the current year ended, as a result of commutation of reinsurance with Hannover Life Reassurance Company of America.
Effective January 1, 2021, the Company executed a new reinsurance agreement with Hannover Life Reassurance Company of America that covers certain in force fixed annuity policies. The agreement resulted in a reduction in Policyholder liabilities, life policies, and annuity contracts in the amount of $161 as of December 31, 2021.
Effective September 1, 2021, the Company executed a new reinsurance agreement with Hannover Life     Reassurance Company of America that covers certain in force fixed annuity policies, and resulted in $185 of reserve credit as of December 31, 2021.
Effective September 30, 2021, the Company executed a new reinsurance agreement with Munich American Reassurance Company that covers certain in force fixed annuity policies, and resulted in $444 of reserve credit as of December 31, 2021.
Effective October 1, 2021, the Company executed a new reinsurance agreement with Hannover Life Reassurance Company of America that covers certain in force fixed annuity policies, and resulted in $206 of reserve credit as of December 31, 2021.
Effective October 1, 2021 the Company executed a new reinsurance agreement with Resolution Re LTD that covers certain in force fixed annuity policies. This covers approximately $26,394 of in force fixed reserves, but did not result in any reinsurance credit as this agreement is modified coinsurance.
Effective October 1, 2021, the Company executed a new reinsurance agreement with Talcott Resolution Life Ins Co that covers certain in force fixed annuity policies, and resulted in $8,178 of reserve credit as of December 31, 2021. The Company transferred assets with an approximate book value of $8,000 as of October 1, 2021 to Talcott Resolution Life Ins Co as part of this coinsurance agreement on the closing date of December 29, 2021. The transfer was accounted for as a sale in accordance with SSAP No. 103R, and the Company has no continuing involvement with these assets.
Effective November 1, 2021, the Company executed a new reinsurance agreement with RGA Reinsurance Company that covers certain in force fixed annuity policies, and resulted in $300 of reserve credit as of December 31, 2021.

57 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(12)    Annuity Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics
Information regarding the Company’s annuity actuarial reserves and deposit liabilities by withdrawal characteristics at December 31 is as follows:

	2021	Percentage of total	2020	Percentage of total
Subject to discretionary withdrawal:
With market value adjustment	$48,992	33%	$43,198	31%
At book value less current surrender charges of 5% or more	37,866	25	36,364	26
At market value	20,998	13	21,361	14
Total with adjustment or at market value	107,856	71	100,923	71
At book value without adjustment (minimal or no charge or adjustment)	33,967	23	30,641	22
Not subject to discretionary withdrawal	7,380	5	8,133	6
Total gross	149,203	100%	139,697	100%
Reinsurance ceded	11,960		2,523
Total net	$137,243		$137,174
Amount included in At book value less current charges of 5% or more that will move to At book value without adjustment in the year after the statement date:	$2,798		$6,776

Reconciliation of total annuity actuarial reserves and deposit fund liabilities:	2021	2020
Life, Accident and Health Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	$88,413	95,185
Supplemental contracts with life contingencies, net	2,083	2,091
Deposit-type contracts	4,577	4,749
Subtotal	95,073	102,025
Separate Accounts Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	42,155	35,137
Supplemental contracts with life contingencies, net	15	11
Subtotal	42,170	35,148
Total annuity actuarial reserves and deposit fund liabilities	$137,243	137,174

58 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(13)    Life Actuarial Reserves by Withdrawal Characteristics
Information regarding the Company’s life actuarial reserves by withdrawal characteristics at December 31 is as follows:

	2021
General Account	Account value	Cash value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$817	816	822
Universal life with secondary guarantees	59	53	144
Indexed life	6,871	5,945	5,989
Other permanent cash value life insurance	105	105	105
Variable universal life	2	2	2
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	199
Disability, active lives	XXX	XXX	49
Disability, disabled lives	XXX	XXX	6
Miscellaneous reserves	XXX	XXX	46
Total gross	7,854	6,921	7,362
Reinsurance ceded	616	616	878
Total net	$7,238	6,305	6,484

	2020
General Account	Account value	Cash value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$845	844	851
Universal life with secondary guarantees	61	54	158
Indexed life	5,458	4,701	4,738
Other permanent cash value life insurance	115	115	115
Variable universal life	3	3	3
Not subject to discretionary withdrawal or no cash values:
Term policies without cash value	XXX	XXX	204
Disability, active lives	XXX	XXX	48
Disability, disabled lives	XXX	XXX	6
Miscellaneous reserves	XXX	XXX	54
Total gross	6,482	5,717	6,177
Reinsurance ceded	645	644	904
Total net	$5,837	5,073	5,273

The Company does not have any Life policies with guarantees in the separate account.

	2021
Separate Account Nonguaranteed	Account value	Cash value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$21	21	21
Total gross	21	21	21

59 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Reinsurance ceded	—	—	—
Total net	$21	21	21

	2020
Separate Account Nonguaranteed	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Variable universal life	$19	18	18
Total gross	19	18	18
Reinsurance ceded	—	—	—
Total net	$19	18	18

Reconciliation of total life actuarial reserves:	2021	2020
Life, Accident, and Health Annual Statement:
Life insurance, net	$6,412	$5,210
Disability, active lives, net	47	47
Disability, disabled lives, net	1	1
Miscellaneous reserves, net	24	14
Subtotal	6,484	5,273
Separate Accounts Annual Statement:
Life insurance, net	21	18
Subtotal	21	18
Total life actuarial reserves	$6,505	$5,291

(14)    Separate Accounts
The Company’s separate accounts represent funds held for the benefit of contract holders entitled to payments under variable annuity contracts, variable life policies and market value adjusted annuity contracts issued through the Company’s separate accounts and underwritten by the Company. As of December 31, 2021 and 2020, the Company's separate accounts are classified as nonguaranteed. Information regarding the Company’s separate accounts for the years ended December 31 is as follows:

	2021	2020
Premiums, considerations, or deposits	5,927	4,149
Reserves for accounts with assets at fair value	21,209	21,574
Reserves for accounts with assets at amortized cost	20,982	13,592
Total reserves	42,191	35,166
By withdrawal characteristics:
At book value without MV adjustment and with current surrender charge of 5% or more	18,665	12,643
At fair value	21,166	21,535
At book value without MV adjustment and with current surrender charge of less than 5%	2,326	959
Subtotal	42,157	35,137
Not subject to discretionary withdrawal	34	29
Total	42,191	35,166

60 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

As of December 31, 2021 and 2020, the Company’s separate accounts included legally insulated assets and non-insulated assets attributed to the following products/transactions:

	2021		2020
Product/transaction	Legally insulated	Not legally insulated	Legally insulated	Not legally insulated
Variable Annuities	$21,158	—	21,602	—
Variable Life	21	—	19	—
Variable Annuities (Non-Unitized Insulated)	524	—	998	—
Variable Annuities (Non-Unitized Non-Insulated)	—	26,548	—	23,244
Variable Annuities (MN MVA)	—	28	—	38
Total	$21,703	26,576	22,619	23,282
The Company’s separate account liabilities contain guaranteed benefits. The liabilities for guaranteed benefits are supported by the Company’s general account assets. To compensate the general account for the risk taken, the separate account paid risk charges of $171, $180, $204, $212, and $221 during the past five years, respectively. The general account of the Company paid $4, $19, $16, $5, and $0 towards separate account guarantees during the past five years, respectively.
A reconciliation of net transfers to (from) separate accounts for the years ended December 31 is included in the following table:

	2021	2020	2019
Transfers as reported in the Summary of Operations of the Separate Accounts Annual Statement:
Transfers to separate accounts	$5,927	4,149	1,277
Transfers from separate accounts	(3,507)	(2,689)	3,975
Net transfers to separate accounts	2,420	1,460	5,252
Reconciling adjustments:
Other adjustments	4	—	2
Transfers as reported in the Statutory Statements of Operations	$2,424	1,460	5,254
(15)Related-Party Transactions
(a)     Organization Changes
On October 11, 2018, the Company announced the decision to sell the Questar Capital and Asset Management representative network to an unaffiliated wealth management firm. The closing date of the sale was March 1, 2019.
The Company legally dissolved and terminated its subsidiary, Allianz Annuity Company of Missouri (AAMO), by voluntary action on February 24, 2020. Upon termination, AAMO paid an insignificant dividend to the Company.
On July 1 2020, American Financial Marketing, LLC, Ann Arbor Annuity Exchange, LLC, GamePlan Financial Marketing, LLC, and The Annuity Store Financial & Insurance Services, LLC, all of which are wholly owned subsidiaries of TruChoice Financial Group, LLC (TruChoice), which is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company, merged into TruChoice. TruChoice was the surviving entity.
Allianz Investment Management U.S. LLC, a Minnesota limited company was formed on October 11, 2020. Allianz Life is its direct parent.
On January 1, 2021, the Company formed Allianz Strategic Investments (ASI), a non-insurance subsidiary. ASI’s sole operations are investment activities associated with direct equity holdings performed in coordination

61 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

with Allianz Life. Allianz Life has made various capital contributions into ASI in the form of preferred and common stock investments as indicated in the table below in 15(e) on page 63.
The company legally dissolved and terminated its subsidiary Questar Asset Management (QAM) on September 30, 2021. Upon termination, QAM paid a dividend to Yorktown. Yorktown subsequently paid a dividend to the Company as indicated in the table below in 15(e) on page 63.
(b)    Related-Party Invested Assets
The Company has an agreement to lend AZOA $39. The remaining loan balance was $30 and $39 as of December 31, 2021 and 2020, respectively, and is included in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Repayment of this loan began in 2021 and has a final maturity date of August 30, 2023. The interest rate is a fixed rate of 0.34%. Interest income earned and accrued had an immaterial impact to the Company during 2021, 2020, and 2019, respectively.
The Company invests in limited partnerships that are managed by its affiliate Pacific Investment Management Company (PIMCO). The total committed capital for the limited partnerships is $123 of which $63 and $45 is unfunded as of December 31, 2021 and 2020, respectively. As of December 31, 2021 and 2020, the fair value of the investment is $64 and $35 respectively, and is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company has a seed money investment in exchange traded funds that are managed by a related party, PIMCO, with a reported balance of $33 as of December 31, 2021 within Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

The Company invests in bonds that are managed by a related party, PIMCO. The total committed capital for the bond is $360, of which $186 was unfunded as of December 31, 2021. The Company reported a balance of $174 as of December 31, 2021 related to the PIMCO bonds.

The Company has a seed money investment in exchange traded funds that are managed by a related party, AIM. The Company reported a balance of $71 and $58 as of December 31, 2021 and 2020 related to the seed money investment within Stocks on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. There is no additional commitment related to these investments.
(c)     Service Fees
The Company incurred fees for services provided by affiliated companies of $194, $183, and $157 in 2021, 2020, and 2019, respectively. The Company’s liability for these expenses was $50 and $37 at December 31, 2021 and 2020, respectively, and is included in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company earned revenues for various services provided to affiliated companies and subsidiaries of $71, $59, and $54 in 2021, 2020, and 2019, respectively. The receivable for these revenues was $7 and $6 for 2021 and 2020, respectively, and is included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company has agreements with its affiliates PIMCO, Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company's separate accounts to holders of the Company's variable annuity products, and (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $7, $7, and $8 during 2021, 2020, and 2019, respectively, which is included in Fees from separate accounts on the Statutory Statements of Operations. At December 31, 2021 and 2020, $1 and $1, respectively, were included for related receivables of these fees in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

62 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company has incurred commission expense related to the distribution of variable annuity products from Allianz Life Financial Services, LLC (ALFS) in the amount of $427, $320, and $285 for the years ended December 31, 2021, 2020, and 2019, respectively. The Company has an agreement with ALFS, whereby interest receivable is assigned to the company and 12b-1 fee receivables are assigned to the Company and AZNY. The Company has also agreed with AZNY to share in reimbursing ALFS for direct and indirect expenses incurred in performing services for the Company and AZNY. In the event that assigned receivables exceed expenses, ALFS records a dividend-in-kind to the Company and a loss on the transaction with AZNY. The Company recorded a net (expense) revenue from this agreement of $(42), $(20), and $2 for the years ended December 31, 2021, 2020, and 2019, respectively.
(d)     Dividends to Parent
The Company paid cash dividends to AZOA of $900, $750, and $325 in 2021, 2020, and 2019, respectively. Based on the ordinary dividend limitations set forth under Minnesota Insurance Law, the dividends paid in 2021 and 2020 were considered as extraordinary, and dividends paid in 2019 were considered ordinary.
(e)     Capital Contributions and Dividends with Subsidiaries
During the years ended December 31, the Company received dividends from its subsidiaries as follows:

	2021	2020	2019
Allianz Investment Management, LLC	$41	51	56
ALFS	—	—	2
AZL PF Investments, Inc.	—	50	—
Allianz Individual Insurance Group, LLC (AIIG)	4	—	—
Yorktown	—	—	9
Total	$45	101	67
During the years ended December 31, the Company made capital contributions to subsidiaries as follows:

	2021	2020	2019
Yorktown	$—	—	1
Allianz Investment Management U.S. LLC (AIM US)	8	1	—
ALFS	48	20	8
ASI	$66	$—	$—
Total	$122	21	9
(f)     Reinsurance
The Company wholly-owns AZMO, a Special Purpose Life Reinsurance Captive Insurance Company domiciled in Missouri. The Company cedes to AZMO, and AZMO provides reinsurance on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. The total premium and associated reserve amounts ceded from the Company to AZMO for the years ended December 31, 2021, 2020, and 2019 were $2, $3, and $6, respectively. The Company recorded a ceding commission of $1 for 2021, 2020, and 2019, respectively. In addition, the Company recorded a deferred gain of $97 upon execution of the reinsurance agreement in 2009, of which $3, $2 and $2 was amortized in 2021, 2020, and 2019, respectively, and included in Commissions and expense allowances on reinsurance ceded on the Statutory Statements of Operations.
The Company has reinsurance recoverables and receivables related to reinsurance agreements with affiliated entities. Total affiliated reinsurance recoverables and receivables were $3 and $1 as of December 31, 2021 and 2020, respectively, and are included in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

63 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(g)     Line of Credit Agreement
The Company has a line of credit agreement with its subsidiary, AZNY, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the general account admitted assets of AZNY as of the preceding year end. The Company provided $25 to AZNY under the terms of this agreement on March 17, 2020. The full amount was repaid on April 15, 2020. There was no outstanding balance under the line of credit agreement as of December 31, 2021 and 2020.
(16)    Employee Benefit Plans
The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.
The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. All legal fees are paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $13, $13, and $13 in 2021, 2020, and 2019, respectively, toward the AAAP matching contributions and administration expenses.
A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $75 and $61 as of December 31, 2021 and 2020, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company can make discretionary contributions to the plan in the form and manner the Company determines reasonable. Discretionary contributions are currently determined based on production. The accrued liability of $65 and $66 as of December 31, 2021 and 2020, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees Restricted Stock Units (RSU) that are tied to Allianz SE stock. Allianz SE determines the number of RSU granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period, which includes the Company's estimate of the number of awards expected to be forfeited. A change in value of $8, $5, and $10 was recorded in 2021, 2020, and 2019, respectively, and is included in General and administrative expenses on the Statutory Statements of Operations. The related liability of $18 and $18 as of December 31, 2021 and 2020, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(17)    Statutory Capital and Surplus
Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. As such, the Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2021 and 2020, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with

64 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Minnesota Statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $1,070 can be paid in 2022 without prior approval of the Department.
Regulatory Risk-Based Capital
An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2021 and 2020.
(18)    Direct Premiums Written by Third-Party Administrators
The Company has direct premiums written by third-party administrators (TPAs). The types of business written by the TPAs include life, accidental death and dismemberment, medical, disability, excess risk, and LTC. The authority granted to the TPAs includes claims payment, claims adjustment, underwriting, and premium collection. Total premiums written by TPAs were $136, $148, and $116 for 2021, 2020, and 2019, respectively. For the years ended December 31, 2021, 2020, and 2019, there were no individual TPAs that wrote premiums that equaled at least 5% of the capital and surplus of the Company.
(19)    Capital Structure
The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized	Issued and outstanding	Par value, per share	Redemption and liquidation rights
Common stock	40,000,000	20,000,001	$1.00	None
Preferred stock:
Class A (consisting of Series A and B below)	200,000,000	18,903,484	$1.00	Designated by Board for each series issued
Class A, Series A	8,909,195	8,909,195	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
Class A, Series B	10,000,000	9,994,289	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
Class B	400,000,000	—	$1.00	Designated by Board for each series issued
Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See Note 1 for further discussion.
Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.

65 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

As discussed in Note 15 to these Statutory Financial Statements, the Company carried out various capital transactions with related parties during 2021, 2020, and 2019.
(20)    Reconciliation to the Annual Statement
The Company is required to file an Annual Statement with the Department. As of December 31, 2021 and 2020, there is no difference in admitted assets or liabilities between this report and the Annual Statement. As of December 31, 2021, 2020, and 2019, there is no difference in capital and surplus or net income between this report and the Annual Statement.
(21)    Commitments and Contingencies
The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, arising from the conduct of business, including two putative class action proceedings: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715), which has been certified as a class, and Small v. Allianz Life Ins. Co. of North America (United Stated District Court, Central District of California, Case No. 2:20-cv-01944-AB (KESx), which has not been certified as a class action. The Company generally intends to vigorously contest the lawsuits, but may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs as incurred.
The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.
The financial services industry, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.
Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, the Internal Revenue Service, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance and securities law. The Company may become subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.
It can be expected that annuity and life product designs, management, and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking.
These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.
Certain guarantees of the Company provide for the maintenance of a subsidiary’s regulatory capital, surplus levels and liquidity sufficient to meet certain obligations. Those unlimited guarantees are made on behalf of certain wholly owned subsidiaries (AZNY, AZMO, ALFS and Questar Capital Corporation, through its parent, Yorktown). These guarantees are not limited and cannot be estimated as of the balance sheet date. From time to time, the Company makes capital contributions to these subsidiaries as needed under the guarantees. Capital contributions made during the years ended December 31, 2021, 2020, and 2019 are detailed in Note 15.
The Company had investments in limited partnerships that required a commitment of capital of $274 and $306 for the years ended December 31, 2021 and 2020, respectively. The Company had commitments to fund private placement investments of $612 and 187 as of December 31, 2021 and 2020, respectively.
(22)    Subsequent Events
The Company has evaluated subsequent events through April 4, 2022, which is the date the Statutory Financial Statements were available to be issued. No material subsequent events have occurred since December 31, 2021 that require adjustment to the Statutory Financial Statements.

66 of 67

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

In March 2022, the Company made a capital contribution of $30 to the Allianz Life Insurance Company of New York and paid a cash dividend of $4,100 to AZOA.
As a result of the Russia/Ukraine conflict, economic uncertainties have arisen, which may negatively impact the Company's net income and surplus. The extent to which the conflict impacts our business, net income, and surplus, as well as our capital and liquidity position, will depend on future developments, which are highly uncertain and cannot be estimated, including the scope and duration of the conflict and actions taken by governmental authorities and other third parties in response to the conflict.

67 of 67

For Service or More Information
The Statement of Additional Information (SAI) contains additional information about the Contract, Allianz Life, and the Separate Account. The SAI is dated the same date as this prospectus, and the SAI is incorporated by reference into this prospectus. This prospectus and the SAI can be found online at allianzlife.com/prospectuses . You can also request this information at no cost by calling (800) 624-0197, or by sending an email request to contact.us@allianzlife.com.
The SEC maintains a website sec.gov . The prospectus, the Form N-4 SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
Our Service Center
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
REGULAR MAIL
Allianz Life Insurance Company of North America P.O. Box 59060 Minneapolis, MN 55459-0060

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America 5701 Golden Hills Drive Golden Valley, MN 55416-1297

Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 5701 Golden Hills Drive address listed above, which may delay processing.
For general customer service by email, please use this address: contact.us@allianzlife.com . To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: allianzlife.com . If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2023, all dealers that effect transactions in these securities may be required to deliver a prospectus.
EDGAR Contract ID No.: C000199976

Allianz Index Advantage Income ® Variable Annuity Prospectus – April 29, 2022

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 186,874
--------------
Estimated Printing and Filing Costs:	$ 30,000
--------------
Estimated Accounting Fees:	$ 75,000
---------------
Estimated Legal Fees:	$ N/A
---------------
Estimated Miscellaneous Fees:	$ N/A
---------------
ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.
        NOT APPLICABLE.
ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits.
1.(a)
Principal Underwriter Agreement by and between North American Life and Casualty Company on behalf of NALAC Financial Plans, Inc. dated September 14, 1988 incorporated by reference as exhibit EX-99.B3.a. from Pre-Effective Amendment No.1 to Form N-4 (File Nos. 333-06709 and 811-05618), electronically filed on December 13, 1996. (North American Life and Casualty Company is the predecessor to Allianz Life Insurance Company of North America. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.)

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of North America and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99B3b. from Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-166408 and 811-05618), electronically filed on September 24, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the initial filing on Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on May 19, 2006.The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

2.	Not applicable
3. (a)
 Articles of Incorporation, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North    America, filed on January 3, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

(b)
Bylaws, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

4. (a)(i)
Individual Variable Annuity Contract, L40538-IAI, incorporated by reference as Exhibit 4(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(ii)	Eligible Person Contract Amendment, USA-2034, incorporated by reference as Exhibit 4(a)(ii) to Registrant's initial registration on Form S-1 (File No. 333-230901), filed on April 16, 2019.
(b)(i)
Contract Schedule Pages, S40875-IAI (Base), and S40877-IAI (Index Options), incorporated by reference as Exhibit 4(b) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(ii)
Index Options Contract Schedule Page, S40877-IAI-04, incorporated by reference as Exhibit 4(b)(ii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237628), electronically filed on December 10, 2020.

(iii)
Index Options Contract Schedule Addendum, S40877-IAI-ADD-02, incorporated by reference as Exhibit 4(b)(iii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237628), electronically filed on December 10, 2020.

(c)
Application for Individual Variable Annuity Contract – IAI-APP-02-0419, incorporated by reference as Exhibit 4(c) to Registrant's initial registration on Form S-1 (File No. 333-230901), filed on April 16, 2019.

(d)(i)
Index Performance Strategy Crediting Rider-S40878-02-IAI, incorporated by reference as Exhibit 4(d) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(ii)
Index Performance Strategy Rider III – S40904, incorporated by reference as Exhibit 4(d)(ii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237628), electronically filed on December 10, 2020.

(iii)
Inforce Index Performance Strategy Rider III – S40904-IAI-INFORCE, incorporated by reference as Exhibit 4(d)(iii) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-237628), electronically filed on December 10, 2020.

(e)
Index Protection Strategy Crediting Riders-S40879-IAI and S40899-IAI, incorporated by reference as Exhibit 4(e) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(f)
Index Guard Strategy Crediting Rider-S40889-01-IAI, incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(g)
Index Precision Strategy Crediting Rider, S40891-IAI, incorporated by reference as Exhibit 4(g) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(h)(i)
Income Benefit Rider, S40901-IAI, and schedule page, S40902-IAI, incorporated by reference as Exhibit 4(h) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(ii)
Income Benefit Rider S40901-01-IAI and Income Benefit Rider Amendment, LE40901-IAI, incorporated by reference as Exhibit 4(h)(ii) to Registrant's initial registration on Form S-1 (File No. 333-230901), filed on April 16, 2019.

(iii)	Income Benefit Rider Amendment, LE40901-GUAR, incorporated by reference as Exhibit 4(h)(ii) to Registrant's initial registration on Form S-1 (File No. 333-230901), filed on April 16, 2019.
(i)
Traditional Death Benefit Rider-S40880 incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(j)
Maximum Anniversary Death Benefit Rider- S40897-IAI and S40898-IAI, incorporated by reference as Exhibit 4(j) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

(k)
Inherited IRA/Roth IRA Endorsement-S40713 incorporated by reference as exhibit EX-99.B4.q. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on September 25, 2006.

(l)
Roth IRA Endorsement-S40342 incorporated by reference as exhibit EX-99.B4.l. from Pre-Effective Amendment No. 1 to Registrant's Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on September 25, 2006.

(m)
IRA Endorsement-S40014 incorporated by reference as exhibit EX-99.B4.g. from Pre-Effective Amendment No.1 to Registrant's Form N-4 (File Nos. 333-82329 and 811-05618), electronically filed on December 30, 1999.

(n)
Unisex Endorsement-(S20146) incorporated by reference as exhibit EX-99.B4.h. from Pre-Effective Amendment No.1 to Registrant's Form N-4 (File Nos. 333-82329 and 811-05618), electronically filed on December 30, 1999.

    5.*                     Opinion re Legality, filed herewith
    8.                       Opinion re Tax Matters - not applicable
    9.                       Not applicable
   10.                      Material Contracts – not applicable
   11.                      Not applicable

   12.                         Not applicable
   15.                         Not applicable
   16.                    Not applicable
   21.                    Not applicable.
   23.                     (a)*   Consent of Independent Registered Public Accounting Firm, filed herewith.
           (b)    Consent of Counsel, filed as Exhibit 5 to this Registration Statement.
24.	(a)	Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 24(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.
                   (b)     Form of Board Resolution of the Board of Directors of Allianz Life Insurance Company of North America, effective April 14, 2014, filed on April 14, 2014 as Exhibit 24(d) to Registrant's Post-Effective Amendment No. 2 to Form S-1 (File No. 333-185864), is incorporated by reference.
(c)*	Powers of Attorney, filed herewith
   25.                Not applicable
   26.                Not applicable
99.	(a)	Alternative Minimum Value Exhibit - IXA-032 (05/2020), filed on April 9, 2020 as Exhibit 99(a) to Registrant’s Initial Registration on Form S-1 (File No. 333-237628), is incorporated by reference.
(b)
Appendix B Exhibit – Daily Adjustment Calculation - IXA-010b (05/2021), filed ), filed on April 16, 2021, as Exhibit 99(b) to Registrant's initial registration on Form S-1 (File No. 333-255317), is incorporated by reference.

(c)
Transition Representation Letter - Independent Registered Public Accounting Firm, pursuant to S-K, item 304, incorporated by reference as Exhibit 4(j) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-222817), electronically filed on May 7, 2018.

107.*	Filing Fee Table, filed herewith.

   *  Filed herewith
  ** To be filed by amendment

(b) Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.

ITEM 17.  UNDERTAKINGS.
The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 15th of April, 2022.
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /s/ Jasmine M. Jirele*
       Jasmine M. Jirele
       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 15, 2022.

Signature*	Title
Jasmine Jirele*	Director, President & Chief Executive Officer
Andreas G. Wimmer*	Board Chair
Walter R. White*	Director
Udo Frank*	Director
William E. Gaumond*	Director, Senior Vice President, Chief Financial Officer and Treasurer (principal accounting officer)
Kevin E. Walker* Anna Sophie Herken*	Director Director
Howard E. Woolley*	Director

*By Power of Attorney, filed as Exhibit 24(c) to this Registration Statement.

                                       BY: /s/ Erik T. Nelson
           Erik T. Nelson
                Associate General Counsel, Senior Counsel

FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
5	Opinion of Counsel
23(a)	Consent of Independent Registered Public Accounting Firm
24(c)	Powers of Attorney
107	Filing Fee Table